Exhibit 99.2

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Approved on 26 October 2009 by Resolution of JSC RusHydro Board of Directors	Registered on 19 November 2009
Minutes No. 86 of 27 October 2009	State registration No.:

1	-	0	1	-	5	5	0	3	8	-	E	-	0	3	8	D

Federal Financial Markets Service

(position and signature of the registration agency’s authorized person) Seal of the registration agency

SECURITIES PROSPECTUS

Open joint-stock company RusHydro

19,000,000,000 (nineteen billion) ordinary registered uncertified shares with a par value of 1 (one) rouble each

The Issuer’s website for information disclosure: www.rushydro.ru

The information contained in this Securities Prospectus is subject to disclosure under Russian Federation securities law

THE REGISTRATION AGENCY SHALL NOT BE LIABLE

FOR THE AUTHENTICITY OF INFORMATION

IN THIS SECURITIES PROSPECTUS AND THE FACT

OF ITS REGISTRATION SHALL NOT BE INTERPRETED

AS AN EXPRESSION OF THE AGENCY’S ATTITUDE

TO THE SECURITIES SUBJECT TO PLACEMENT

This is to certify that the Issuer’s financial (accounting) statements for 2005, 2006, 2007 and 2008 are true and the Issuer’s accounting procedures comply with Russian Federation law. While keeping unchanged our opinion about the authenticity of the financial (accounting) statements, we would like to draw attention to the information given in clause 5 of our 20 April 2006 auditor’s report for 2005, clause 5 of our 31 March 2007 auditor’s report for 2006, and clause 5 of our 31 March 2008 auditor’s report for 2007 attached to the Securities Prospectus. Other information on the Issuer’s financial position given in sections III, IV, V and VIII of this Prospectus was checked as to its compliance in all material aspects with the audited financial (accounting) statements for 2005, 2006, 2007 and 2008.

Closed joint-stock company PricewaterhouseCoopers Audit

Director of Closed joint-stock company PricewaterhouseCoopers Audit acting pursuant to Power of Attorney No. GA-802-zao of 1 June 2007
27 October 2009		David Gray
L.S.

JSC RusHydro Acting Management Board Chairman
27 October 2009		V.A. Zubakin
L.S.

JSC RusHydro Chief Accountant
27 October 2009		O.V. Otto
L.S.

Table of contents

Introduction			8

I. Brief information on the members of the Issuer’s management bodies, information on the Issuer’s bank accounts, auditor, appraiser and financial adviser, and also on other signatories of the Prospectus			15
1.1.	Members of the Issuer’s management bodies		15
1.2.	The Issuer’s bank accounts		15
1.3.	The Issuer’s auditor (auditors)		17
1.4.	The Issuer’s appraiser		21
1.5.	The Issuer’s advisers		26
1.6.	Other signatories of the Securities Prospectus		27

II. Brief information on the amount, period, procedure for and terms of placement for each type, category (class) of equity securities subject to placement			28
2.1.	Type, category (class) and form of securities subject to placement		28
2.2.	Par value of each type, category (class) and series of equity securities subject to placement		28
2.3.	The intended monetary value and the amount of equity securities subject to placement		28
2.4.	The price (procedure for price determination) of equity securities subject to placement		28
2.5.	Procedure for and period of the placement of equity securities		28
2.6.	Procedure for and terms of payment for equity securities subject to placement		36
2.7.	Procedure for and terms of concluding agreements in the process of equity securities placement		44
2.8.	The group of prospective buyers of equity securities subject to placement		50
2.9.	The procedure for information disclosure on equity securities placement and the results thereof		51

III. Basic information on the Issuer’s financial and economic position			57
3.1.	Indicators of the Issuer’s financial and economic performance		57
3.2.	The Issuer’s market capitalization		60
3.3.	The Issuer’s obligations		61
	3.3.1.	Accounts payable	61
	3.3.2.	The Issuer’s credit history	63
	3.3.3.	The Issuer’s obligations from the collateral provided to third parties	63
	3.3.4.	The Issuer’s other obligations	63
3.4.	Purposes of the securities issue and potential uses of the proceeds from equity securities placement		64
3.5.	Risks involved in acquisition of the equity securities being placed (fully distributed)		64
	3.5.1.	Sectoral risks	65
	3.5.2.	Country and regional risks	69
	3.5.3.	Financial risks	71
	3.5.4.	Legal risks	72
	3.5.5.	Risks associated with the Issuer’s activities	73

IV. Detailed information about the Issuer			75
4.1.	History of the Issuer’s creation and development		75
	4.1.1.	Data about the corporate name of the issuer	75
	4.1.2.	Information about state registration of the issuer	75
	4.1.3.	Information about the Issuer’s creation and development	75
	4.1.4.	Contact information	78
	4.1.5.	Taxpayer Identification Number	78
	4.1.6.	Affiliates and representative offices of the Issuer	78
4.2.	Core business of the Issuer		80
	4.2.1.	Sectoral affiliation of the Issuer	80
	4.2.2.	Core business of the Issuer	80
	4.2.3.	Materials, goods (raw materials) and suppliers of the Issuer	84
	4.2.4.	Sales market for output (works, services) of the Issuer	84
	4.2.5.	Information about the Issuer’s licences	85
	4.2.6.	Joint activities of the Issuer	90
	4.2.7.	Additional requirements on issuers that are joint-stock investment funds, insurance or credit institutions, or mortgage agents	90
	4.2.8.	Additional requirements on issuers the core business of which is mining operations	90
	4.2.9.	Additional requirements on issuers the core business of which is providing communications services	90
4.3.	Plans for the Issuer’s future activities		91
4.4.	Participation by the issuer in industrial, banking and financial groups, holdings, concerns and associations		92
4.5.	Subsidiaries and dependent companies of the Issuer		93

4.6.	Composition, structure and value of the fixed assets of the Issuer, information about plans to acquire, replace or retire fixed assets, as well as about all encumbrances on the fixed assets of the Issuer		137
	4.6.1.	Fixed assets	137

V. Financial and business activities of the Issuer			138
5.1.	Results of the financial and business activities of the Issuer		138
	5.1.1.	Profits and losses	138
	5.1.2.	Factors affecting the change in the amount of revenues from sale by the Issuer of goods, output, work and services and the profits (losses) of the Issuer from its core activities	139
5.2.	Liquidity of the Issuer, adequacy of capital and current assets		140
5.3.	Size and structure of the Issuer’s capital and current assets		141
	5.3.1.	Size and structure of the Issuer’s capital and current assets	141
	5.3.2.	Financial investments of the Issuer	143
	5.3.3.	Intangible assets of the Issuer	144
5.4.	Information about the Issuer’s policy and costs in the sphere of scientific and technical development, in relation to licences and patents, new developments and research		144
5.5.	Analysis of trends in development in the sphere of the Issuer’s core business		145
	5.5.1.	Analysis of the factors and conditions affecting the Issuer’s activities	146
	5.5.2.	Competitors of the Issuer	150

VI. Detailed information on the members of the Issuer’s management bodies, financial and business performance bodies, and employees (personnel) profiles			152
6.1.	The structure and competencies of the Issuer’s management bodies		152
6.2.	Information on the members of the Issuer’s management bodies		158
6.3.	Information on the amount of remuneration, benefits and/or compensation for each management body of the Issuer		183
6.4.	Information on the structure and competencies of the bodies supervising the Issuer’s financial and business performance		184
6.5.	Information about members of the bodies for control over the financial and economic activity of the Issuer		188
6.6.	Information about the amount of remuneration, privileges, and/or reimbursement of expenses for the control body over financial and economic activity of the Issuer
6.7.	Data on the number and summary data on the education and composition of employees (workers) of the Issuer and on changes in the number of employees (workers) of the Issuer		201
6.8.	Information about any liabilities of the Issuer to its employees (workers) regarding their possible participation in the authorized (reserve) capital (unit trust) of the Issuer		202

VII. Information about the participants (shareholders) of the Issuer and related party transactions conducted by the Issuer			203
7.1.	Information about the total number of shareholders (participants) of the Issuer		203
7.2.	Information about the participants (shareholders) of the Issuer who hold no less than 5 percent of its authorized (reserve) capital (unit trust) or no less than 5 percent of its ordinary shares, as well as information about the participants (shareholders) of such persons who hold no less than 20 percent of the authorized (reserve) capital (unit trust) or no less than 20 percent of its ordinary shares		203
7.3.	Information about the participation of the government or municipality in the Issuer’s authorized (reserve) capital (unit trust) and the availability of special right (gold share)		204
7.4.	Information about restrictions to the participation in the Issuer’s authorized (reserve) capital (unit trust)		206
7.5.	Information about changes in the composition and size of the shares of shareholders (participants) of the Issuer holding not less than 5% of its authorized (reserve) capital (unit trust) or not less than 5% of its ordinary shares		206
7.6.	Information about related party transactions conducted by the Issuer		207
7.7.	Information about the size of accounts receivable		208

VIII. The Issuer’s financial statements and other financial information			210
8.1.	Annual financial statements of the Issuer		210
8.2.	Quarterly financial statements of the Issuer for the past completed accounting quarter		210
8.3.	Consolidated accounts of the Issuer for the three recent completed fiscal years or for each completed fiscal year		210
8.4.	Information about the Issuer’s accounting policy		211
8.5.	Information about the total amount of export and about the share of export in the total sales		211
8.6.	Information about the Issuer’s fixed assets’ value and essential modifications in the list of the Issuer’s property after the date of the end of the most recent completed fiscal year		211
8.7.	Information of the Issuer’s participation in court proceedings when such participation could significantly affect the Issuer’s financial and economic activities		212

IX. Detailed information on the procedure for and the terms of equity securities placement			213
9.1.	Information on securities subject to placement		213

	9.1.1.	General information	213
	9.1.2.	Additional information on the placement of bonds	219
	9.1.3.	Additional information on convertible securities	219
	9.1.4.	Additional information on the Issuer’s options subject to placement	219
	9.1.5.	Additional information on mortgage-backed bonds subject to placement	219
	9.1.6.	Additional information on Russian Depositary Receipts subject to placement	219
9.2.	The offering price (the procedure of determining the offering price) of equity securities subject to placement		219
9.3.	Availability of pre-emptive rights in respect of securities subject to placement		220
9.4.	Restrictions, if any, on acquisition and circulation of equity securities subject to placement		226
9.5.	Information on the dynamics of changes in the prices of Issuer’s equity securities		227
9.6.	Information on arrangers and/or sponsors of equity securities placement		228
9.7.	Information on the group of prospective buyers of equity securities		229
9.8.	Information on the organizers of trade on the securities market, including information on the stock exchanges where equity securities are intended to be placed and/or traded		229
9.9.	Information on a possible change in shareholders’ interest in the Issuer’s authorized capital as a result of equity securities placement		229
9.10.	Information on expenditures related to the issue of securities		230
9.11.	Information on the methods and procedure for the refund of money received in payment for equity securities subject to placement in the event the issue (additional issue) of equity securities is recognized as abortive or invalid, and also in other cases provided for under Russian Federation law		230

X. Additional information on the Issuer and equity securities placed by the Issuer			234
10.1.	Additional information on the Issuer		234
	10.1.1.	Information on the size and structure of the Issuer’s authorized (share) capital (unit fund)	234
	10.1.2.	Information on the change in the Issuer’s authorized (share) capital (unit fund)	235
	10.1.3.	Information on the formation and use of the reserve fund, and also other funds of the Issuer	236
	10.1.4	Information on the procedure for convening and holding a meeting (session) of the Issuer’s highest management body	236
	10.1.5.	Information about commercial organizations in which the Issuer holds at least 5 per cent of the authorized (joint-stock) capital (participation fund) or at least 5 per cent of the ordinary shares	240
	10.1.6.	Information about major transactions concluded by the Issuer	254
	10.1.7.	Information about the Issuer’s credit ratings	255
10.2.	Information about each category (type) of shares of the Issuer		256
10.3.	Information about previous issues of equity securities of the Issuer, with the exception of shares in the Issuer		256
10.4.	Information about the person(s) securing the issue bonds		256
10.5.	Terms and conditions of the surety for fulfilment of the obligations under the issue bonds		256
10.6.	Information about the organization registering rights to the Issuer’s equity securities		257
10.7.	Information about legislative acts regulating import and export of capital that might impact on payment of dividends and interest and other payments to non-residents		257
10.8.	Description of the procedure for taxation of incomes on outstanding and placed equity securities of the Issuer		257
10.9.	Information about declared (accrued) and paid dividends on the Issuer’s shares, as well as about incomes on the Issuer’s bonds		261
10.10.	Other information		264

Introduction

a) Information about securities to be placed by the Issuer under this Prospectus:

Security type (category): (registered) ordinary shares

Form of security: paperless

Number of securities to be placed: 19,000,000,000 (nineteen billion)

Par value: 1 (one) ruble

Placement method: public subscription

Placement Procedure and Timeline:

Shares shall be placed through execution of agreements for purchases of the securities to be placed (hereinafter also: a Share Purchase Agreement).

To persons that exercise the pre-emptrive share purchase rights shares shall be sold in accordance with the procedure as per Clause 8.5 of the Additional Share Issuance Decision. Until the pre-emptive right under Clause 8.5 of the Additional Share Issuance Decision expires, the shares may not be placed other than under the pre-emptive share purchase right.

For the purposes of execution of Share Purchase Agreements other than the pre-emptive right agreements, within 10 (ten) days after the Pre-emptive Right Expiration Date (as defined here below) JSC RusHydro (hereinafter, the Issuer or the Company) shall publish a public call for bids (hereinafter, a Call for Bids) in the Interfax Newsline and in the web site: www.rushydro.ru.

Share Purchase Bid Submission Period

A professional stock broker (a Broker) will be retained to assist the Issuer with the placement of shares under a services agreement. The broker will be one of the Brokers listed below. The information about the Broker retained will be published by the Issue in the Interfax Newsline and in the web site: www.rushydro.ru on or before the Share Purchase Bid Submission Period starting date.

The Issue shall provide the Broker with a list of its interested parties prior to the placement period commencement date and specify the parties in that list that have been approved by Issuer to enter into share purchase transactions with.

Bids may be submitted to the Issuer or the Broker starting on the date of the publication of the Call for Bids in the Interfax Newsline and in the web site: www.rushydro.ru and no later than 10 (ten) days after the date of the publication of the Call for Bids in the Interfax Newsline and in the web site: www.rushydro.ru (hereinafter, the Bid Admission Period).

Potential share purchasers (hereinafter, the Purchaser) may submit their bids between 10:00 and 17:00 Moscow time daily, except weekends, holidays, and non-business days to JSC Central Moscow Depositary at: 34 (stroenie 8) ul. Bolshaya Pochtovaya, Moscow, 105082, Russian Federation, or at the Broker’s address.

Each Bid shall contain the following information:

•	Title: A Bid to Purchase JSC RusHydro Shares;

•	the full name of the Purchaser (a legal entity or an individual);

•	the Purchaser’s taxpayer identification number (if any);

•	the Purchaser’s residence (location) address;

•	for individuals: passport details (date and place of birth, passport series, number, date of issue, and issuing authority);

•

for legal entities: registration details (for Russian entities: details of state registration with the Unified State Register of Legal Entities (date of registration, the registration authority, and the number of the registration certificate);

•	the bidder’s consent to purchase the number of shares stated in the Bid at the offering price set according to the procedure established by the Additional Share Issuance Decision;

•	the number of securities to be purchased to be stated in one of the forms set forth here below:

•	the exact number of shares that the Purchaser undertakes to purchase;

•

the minimum number of shares that the Purchaser undertakes to purchase. Stating the minimum number of shares means the Purchaser’s bid to purchase any number of shares that is not smaller than the minimum number of shares stated;

•

the maximum number of shares that the Purchaser undertakes to purchase. Stating the maximum number of shares means the Purchaser’s bid to purchase any number of shares that does not exceed the maximum number of shares stated;

•

the minimum and the maximum number of shares that the Purchaser undertakes to purchase. Stating the minimum and the maximum number of shares means the Purchaser’s bid to purchase any number of shares that is not smaller than the minimum number of shares stated and does not exceed the maximum number of shares stated;

•

information about the form of payment for the shares to be placed (cash or non-cash); if payment is made with non-cash assets: list and describe the non-cash assets (the non-cash assets acceptable as payment for the shares are listed in Clause 8.6 of the Additional Share Issuance Decision) to be transferred as payment for the shares, namely:

•	if payment for the shares is made with a movable asset: state the asset’s name, cash value, as estimated by the Purchaser, and inventory card (if available);

•

if payment for the shares is made with a real estate asset: state the asset’s name and cash value as estimated by the Purchaser, and provide an abstract from the Unified State Register of Real Estate Ownership Rights and Transactions with information about the real estate asset in question as of the date no later than 30 days prior to the Bid date;

•

if payment for the shares is made with securities: state the security’s type and category, par value, amount, issue registration number, the issuer’s name, and the security’s cash value as estimated by the Purchaser;

•

if payment for the shares is made with property rights: describe the property right, state its cash value estimated by the Purchaser, and provide a document that identifies the property right and certifies the existence thereof;

•

if payment for the shares is made with non-cash assets: for each non-cash asset (civil rights asset) state the cash value estimated by the Purchaser at which the Purchaser undertakes to make the payment for the shares if the Issuer’s Board of Directors agrees with the cash value stated by the Purchaser in its Bid. The cash value may be stated by the Purchaser in Russian rubles in one of the forms set forth here below:

•	the exact amount at which the Purchaser undertakes to make the non-cash payment for the shares;

•

the minimum amount at which Purchaser undertakes to make the non-cash payment for the shares; stating the minimum amount means the Purchaser’s bid to make the non-cash payment for the shares at an estimated price not lower than the amount stated by the Purchaser;

•

the maximum amount at which Purchaser undertakes to make the non-cash payment for the shares; stating the maximum amount means the Purchaser’s bid to make the non-cash payment for the shares at an estimated price not higher than the amount stated by the Purchaser;

•

the minimum amount and the maximum amount at which Purchaser undertakes to make the non-cash payment for the shares; stating the minimum amount and the maximum amount means the Purchaser’s bid to make the non-cash payment for the shares at any estimated cash price not lower than the minimum amount stated by the Purchaser and not higher than the maximum amount stated by the Purchaser;

•

if payment for the shares is made with non-cash assets, the Bid shall contain the Purchaser’s statement that the Purchaser undertakes (or refuses to undertake) to make a cash payment for the shares if the cash value of the asset (non-cash asset) duly estimated by Issuer’s Board of Directors does not match the cash value amount stated by the Purchaser in the Bid;

•

the Purchaser’s tenancy register account with the Issuer’s registered share register into which the shares to be purchased are to be transferred. If the shares are to be registered with the Issuer’s registered share register to the account of a nominee shareholder, state the depositary’s full corporate name (hereinafter, the First-Level Depositary), state registration details (Principal State Registration Number, the registration authority, the date of the state registration and of the entry with the Unified Register of Legal Entities), the Purchaser’s custody account, the number and date of the depositary services agreement between the depositary and the Purchaser (with regard to the shares to be placed). If the Purchaser’s custody account (with regard for the shares to be placed) is maintained by a nominee shareholder that is a depositor with a First-Level Depositary, the Bid shall state the nominee shareholder’s full corporate name, state registration details (the Second-Level Depositary) (Principal State Registration Number, the registration authority, the date of the state registration and of the entry with the Unified Register of Legal Entities), the Purchaser’s custody account, the number and date of the depositary services agreement between the depositary and the Purchaser (with regard to the shares to be placed), the First-Level Depositary’s full corporate name, the details of the inter-depositary agreement between the First-Level Depositary and the Second-Level Depositary (hereinafter, this information shall be stated to the nominee shareholder with which the Purchaser holds a custody account (for the shares to be placed);

•	the Purchaser’s bank details for potential refunds;

•	contact information (the mailing address, the fax number with the international code, and the email address) for sending the reply to the Bid.

The Bid shall be signed by the Purchaser (or an authorized attorney, with the original or notarized copy of the duly executed power of attorney) and, if submitted by a legal entity, sealed by the legal entity’s corporate seal (if it has one).

The Bid shall have the following documents attached:

•	for legal entities: notarized copies of constituent documents and documentary evidence of the authority of the person authorized to act on the legal entity’s behalf without a power of attorney;

•	if payment is made with non-cash assets – the non-cash payment documents as listed above;

•	The Bid may be accompanied with a financial guarantee of the Bidder’s payment obligation, if the Bid is accepted by the Issuer;

•

if the law requires that the Bidder may purchase the number of shares stated in the Bid subject to the anti-monopoly authority’s prior consent, the Bidder shall have a copy of such consent attached to the Bid;

•

if the law requires that the Bidder may purchase the number of shares stated in the Bid subject to the prior approval of Purchaser’s competent management body (Board of Directors or General Meeting of Shareholders), the Bidder shall have a copy of such share purchase approval decision attached to the Bid.

The Issue will reject Bids that do not comply with Russian laws and/or the Additional Share Issuance Decision.

Bids submitted to the Issue shall be registered by the Issuer in a special Bid register (hereinafter, the Issuer’s Register) on the date of receipt. Bids submitted to the Broker shall be registered by the Broker in a special Bid register (hereinafter, the Broker’s Register) on the date of receipt.

Share purchase bids submitted by potential purchases shall be accepted by the Issuer at its discretion.

Based on the information in the Issuer’s Bid Register and the Broker’s Bid Register, the Issuer or the Broker acting on the Issuer’s behalf by virtue of the Issuer’s written request shall send a reply to accept the Bids to the Purchases selected by the Issuer at its discretion from the Purchasers that have submitted Bids meeting the requirements in Clause 8.3 of the Additional Share Issuance Decision. Such reply shall state the number of shares allocated to the bidding Purchaser.

The Bid acceptance shall be delivered to the Purchaser in person or to the Purchaser’s authorized representative (attorney) or sent to the mailing address, fax number or email address stated in the Bid within 3 (three) days following the date of the Issuer’s decision to accept the Bid (hereinafter, the Acceptance Letter Mailing Period).

The decision to accept a Bid may be made by the Issuer within 22 (twenty days) after the Bid Admission Period expiration date (hereinafter, the Acceptance Period). The Issuer’s bid acceptance decisions shall be limited to the number of shares that are outstanding at the time of such decision and are not be allocated to other Purchasers or to the same Purchaser under any Bid previously accepted by the Issuer.

A share purchase agreement shall be deemed executed at the time when the Issuer’s Bid acceptance letter is received by the bidding Purchaser (or the Purchaser’s authorized representative that submitted that the Bid).

When a share purchase agreement is executed, the parties may agree to execute a single-document agreement, as per Article 434 of the RF Civil Code, in as many counterparts as may be agreed by the parties.

Share purchase agreements under which payment for the shares is to be made with real estate assets shall be entered into in compliance with the civil laws for real estate transactions.

In order to have a share purchase agreement executed, the Purchaser shall apply between 10:00 and 17:00 Moscow time daily, except weekends, holidays, and non-business days to JSC RusHydro at: 51 ul. Arkhitektora Vlasova, Moscow, Russian Federation. Agreements shall be executed within the time frame set by the Additional Share Issuance Decision for the Bid Acceptance Period and the Bid Acceptance Letter Mailing Period.

Full payment for the shares purchased shall be made by the Purchaser that receives a Bid Acceptance Letter from the Issuer within 40 (forty) days after the last day of the Bid Acceptance Letter Mailing Period.

The obligation to pay for the shares in cash shall be deemed performed when the relevant cash amount is entered into the Issuer’s bank account specified in Clause 8.6 of the Additional Share Issuance Decision.

The obligation to pay for the shares with non-cash assets shall be deemed performed when the assets are transferred to the Issuer in accordance with the procedure set by Clause 8.6 of the Additional Share Issuance Decision.

If payment for the shares is made with non-cash assets, the Issuer’s Board of Directors shall, within the share placement period and not later than 15 (fifteen) days after the last day of the Bid Acceptance Period, determine the cash value of the assets to be transferred in payment for the additionally issued shares, as per Article 77 of the Federal Law on Joint-Stock Companies, if a share purchase agreement is entered into. If the Issuer does not intend to accept the Purchaser’s Bid, the Issuer’s Board of Directors may decide not to determine the cash value of the assets to be transferred in payment for the shares.

Within 5 (five) days after the Issuer’s Board Directors determines the cash value of the assets, the Issuer shall inform the Purchaser about the cash value of the assets as determined by the Board of Directors by sending a letter to the mailing address, fax number, or email address stated in the Bid. Such letter from the Issuer to the Purchaser’s address shall not be a Bid Acceptance Letter.

In implementing the Share Purchase Agreement, the Purchaser shall make a cash payment to the Issuer’s bank account specified in Clause 8.6 of the Additional Share Issuance Decision, or, if payment is made with non-cash assets, transfer the assets in payment for the shares in accordance with the procedure set by Clause 8.6 of the Additional Share Issuance Decision.

Full payments for the shares purchased shall be made by the Purchasers within the time frame set by the Issuance Decision and the Share Purchase Agreements and before the registration entries are made to the Purchasers’ accounts in the Issuer’s share register system (or those of the nominee shareholders stated in the Purchasers’ Bids). Registration entries may not be made to the Purchasers’ accounts in the Issuer’s share register system (or those of the nominee shareholders stated in the Purchasers’ Bids) before the Additional Share Issuance Period Starting Date or after the Additional Share Issuance Period Ending Date.

If the obligation to pay for the shares purchased is not performed fully or at all by the above date, the Issuer shall have the right to refuse to perform the obligation to transfer the shares to the Purchaser.

If the obligation to pay for the shares is performed by the Purchaser partially, the Issuer may perform its obligation to transfer the shares to the Purchaser within the amount paid by the Purchaser.

If the obligation to pay for the shares is performed by the Purchaser partially or if the Issuer refuses entirely to perform its obligation to transfer the shares if the Purchaser does not make the payment required within the above periods, the cash amounts (or non-cash assets) paid (or transferred) by the Purchaser in payment for the shares shall be returned to the Purchaser in the non-cash form (as per the established procedure) within 60 (sixty) days after the Share Placement Ending Date, to the bank acccount specified in the Bid (as per the procedure for returning non-cash assets to the owner). If the non-cash assets are real estate assets, the real estate assets shall be returned by the Issuer within 90 (ninety) days after the Share Placement Ending Date, as per the real estate asset transaction termination procedure.

The Issuer may decide not to notify the Purchaser of its decision not to perform its obligation to transfer shares (all the shares or, as the case may be, those for which the Purchaser has not paid), however, at the Issuer’s discretion, such notice may be delivered to the Purchaser in person or through its authorized representative or sent to the mailing address, fax, or email address specified in the Bid.

The Issuer’s obligation to transfer the shares to the Purchaser shall be deemed performed when the relevant number of shares is entered into the account of the Purchaser or nominee shareholder specified in the Purchaser’s Bid.

The allocation of additional shares to persons that exercise the pre-emptive right to purchase additional shares shall be performed in accordance with the procedure set forth in Clause 8.5 of the Additional Share Issuance Decision.

Until the pre-emptive right under Clause 8.5 of the Additional Share Issuance Decision expires, the shares may not be placed other than under the pre-emptive share purchase right.

Share placement agreements may be modified and/or terminated for the reasons and in accordance with the procedure set forth in Chapter 29 of the RF Civil Code.

Share placement shall involve pre-emptive share purchase rights.

Securities whose holders are registered by a registrar shall be registered securities.

The person to which the issuer issues a share transfer order to authorize registration of shares in the account of the first purchaser (the registrar, the first purchaser) and other share transfer order terms: Within 5 (five) days after the Share Payment Period Ending Date set by Clauses 8.3 and 8.6 of the Additional Share Issuance Decision, if payment for the shares is made by the Purchaser as per Clause 8.6 of the Additional Share Issuance Decision; not later than 3 (three) days before the Share Placement Period ending date, the Issuer shall send to the Issuer’s registrar (JSC Central Moscow Depositary, PSRN 1027700095730, Share Register Maintenance License No. 10-000-1-00255 dated 13 September 2002, issued by the Federal Securities Markets Commission) a share transfer order to authorize registration of shares in the account of the Purchaser or the nominee shareholder specified by the Purchaser in the Bid.

Within 3 (three) days after receiving the share transfer order and not later than the Share Placement Period Ending Date, the Registrar shall de-register the number of additional-issue shares stated in the share transfer order from the Issuer’s account and enter them in the account of the Purchaser or the nominee shareholder specified by the Purchaser in the Bid.

Shares shall be deemed placed on the date when the share registration entry is made in the account of the Purchaser or the nominee shareholder specified by the Purchaser in the Bid.

Additional shares shall be allocated to the persons with pre-emptrive share purchase rights as per Clause 8.5 of the Additional Share Issuance Decision.

It is planned to place a certain number of shares of this additional issue under the pre-emptive share purchase rights procedure (with the shares purchased by persons with pre-emptrive share purchase rights) outside the Russian Federation by issuing foreign seciruties, governed by foreign law, to certify the holders’ rights to additional-issue shares. Shares of this additional issue will not be allocated to other purchases (outside the pre-emptive share purchase rights procedure) outside the Russian Federation by issuing foreign seciruties, governed by foreign law, to certify the holders’ rights to additional-issue shares.

The shares shall not be placed through subscription trading.

A professional stock broker (hereinbefore and hereinafter, the Broker) will be retained to assist the Issuer with the placement of shares under a services agreement. The Issuer shall retain as Brokers one or several of the entities listed here below:

1) The full corporate name: Troyka-Dialog Financial Broker Private Stock Company

Abbrevitated corporate name: ZAO FB Troyka-Dialog

Address: 4 Romanov pereulok, Moscow, 125009, Russian Federation

Broker License Number: 177-04978-100000

License issued on: 13 April 2001

License valid period: unlimited

Licensing authority: RF Federatl Securities Markets Commission

2) Full corporate name: RF Joint-Stock Commercial Savings Bank (Public Stock Company)

Abbrevitated corporate name: Sberbank Rossii OAO

Address: 19 ul. Vavilova, Moscow 117997 Russia

Broker License Number: 077-02894-100000

License issued on: 27.11.2000

License valid period: unlimited

Licensing authority: RF Federatl Securities Markets Commission

3) Full corporate name: VTB Kapital Private Stock Company

Abbreviated corporate name: ZAO VTB Kapital

Address: 3 (korpus 34) Stolyarny pereulok (office 410), Moscow 123022

Broker License Number: 177-11463-100000

License issued on: 31.07.2008

License valid period: unlimited

Licensing authority: RF Federatl Securities Markets Commission

On or before the starting date of the Share Purchase Bid Submission Period, information as to which of the above Brokers have been retained to assist with the issuance of the shares shall be published by the Issuer in the Interfax Newsline and in the web-site www.rushydro.ru.

The Broker’s principal share placement services shall be to register share purchase bids and to send bid acceptance letters on behalf of the Issuer to the bidders selected by the Issuer at its own discretion.

The Broker shall have no obligation to purchase shares not placed within the period specified.

The Broker shall have no obligation to keep the prices of the shares placed at a certain level within a certain period of time after the placement (price stabilization), or any market-making obligations.

The Broker shall have no right to purchase any additional shares that have been placed (are outstanding) of the same type (category) as those being placed by the Issuer, to be exercised or not exercised depending on the share placement results.

The agreement with the Broker shall be executed after state registration of the share issue but not later than the first date of the Share Purchase Bid Submission Period. The brokerage fee amount shall be set in the agreement and may be dependent on the share placement results, but shall not exceed RUR 1,500,000 (one million five hundred Russian rubles).

It is not planned to offer any outstanding shares of the same type (category) in or outside Russia, by issuing relevant foreign securities.

The Issuer is not a business entity of strategic importance for the country’s national defense and security, and execution of agreements for selling the Issuer’s shares to the first owners during the share placement is not subject to pre-approval under the Federal Law On the Procedures for Making Foreign Investment in Business Entities of Strategic Importance for the Country’s National Defense and Security.

Share Placement Timeline

Share Placement Period Starting Date:

The share placement period for this additional issue (hereinafter, shares, additional shares, securities, securities being placed) of the Issuer’s shares shall be the 15-th (fifteenth) day from the date when information about this issue’s state registration is published in a periodical with a circulation of more than 10,000 (ten thousand) copies (the Vedomosti daily), not later than 10 (ten) days after the date of the state registration of the Additional Share Issuance Decision. The information published shall provide details of access to the share prospectus information for potential owners of the securities issued.

Share Placement Period Ending Date: the earlier of the 306-th (three hundred sixth) day from the date of the state registration of this issue or the date when the last share of this issue is placed.

The share placement period shall be determined by the date of the disclosure of any information about the share issuance.

The disclosure procedure: Information about this issue’s state registration shall be published by the Issuer in a periodical with a circulation of more than 10,000 (ten thousand) copies (the Vedomosti daily), not later than 10 (ten) days after the date of the state registration of the Additional Share Issuance Decision. The information published shall provide details of access to the share prospectus information for potential owners of the securities issued.

Information about this issue’s state registration shall also be published by the Issuer in the ZAO Interfax News Agency’s Newsline (hereinafter, also the Interfax Newsline) and in the Issuer’s web-site, as per Clause 11 Additional Share Issuance Decision.

The Share Placement Period Starting Date shall be the date when the above disclosure obligations are rully performed by the Issuer.

Share Offering Price and Determination Procedure:

The additional shares’ offering price (including offers to those on the list of persons with pre-emptive share purchase rights) shall be determined by the Company’s Board of Directors in compliance with Articles 26 and 77 of the Federal Law On Joint-Stock Companies.

Information about the share offering price (price determination procedure) shall be published by the Issuer in the (Interfax) Newsline or in its web-site. Information about the share offering price (price determination procedure) shall be published by the Issuer on the following dates prior to the Share Placement Period Starting Date:

•	in the (Interfax) Newsline: within one day after the offering price determination decision is made, but not later than Share Placement Period Starting Date;

•	in the web-site www.rushydro.ru – within two days after the offering price determination decision is made, but not later than Share Placement Period Starting Date.;

b) Major information about the Issuer’s securities for which share prospectus shall be registered (if a share prospectus is registered later (after the the state registration of the (additional) share issuance results report):

This prospectus is registered for securities whose details are contained in Chapters II and IX of this Share Issue Prosepctus.

c) The purposes of the share issuance and the uses of the issuance proceeds:

The purpose of the share issuance:

The purpose is to raise additional cash resources.

Apart from raising cash, it is planned to trade JSC RusHydro’s additional shares for shares of power-industry stock companies owned by the Russian Federation and by other entities and assets associated with the operations (and construction operations) of the HPP chain in the Tolmachov River and the 110-kW power transmission line from Apacha to the Tolmachov River Small-Capacity HPP (in the Kamchatka Territory), as well as property rights (including accounts receivable) related to those operations.

The uses of Share Issuance Proceeds:

The Issuer plans to use the share issuance proceeds to fund its investment program which includes construction of new production facilities.

The non-cash resources received in payment for its shares will be used by the Issuer to conduct its Charter activities.

The Issuer’s share issuance is not intended to fund a certain transaction (or inter-related transactions) or other operations (acquisition of assets required for manufacturing certain products (goods) or performing certain work or services; or acquisition of interest in the ownership (share) capital of other entities; reduction or repayment of payables or other obligations).

d) Other information that the Issuer deems important to state in the Introduction:

Any estimates and forecasts contained in this Share Prospectus are valid as of the date of the approval hereof by the Issuer’s Board of Directors. The Issuer declines any obligation to update or revise any estimates or forecasts stated in this Share Prospectus, in order to capture any changes in the Company’s expectations or changes of the events, conditions, or circumstances on which they are based.

This Share Prospectus contains estimates and forecasts by the Issuer’s authorized management bodies about future events and/or actions, the prospects of the sector of the Issuer’s operations, and the Issuer’s operations’ results, including plans, probability of certain events and actions. Investors may not fully rely on the estimates and forecasts provided by the Issuer’s management bodies, as the Issuer’s future actual performance results may differ from the forecasts for many reasons. Purchase of the Issuer’s shares entails risks that are described in this Share Prospectus.

I. Members of the Issuer’s management bodies, the Issuer’s bank accounts data, Auditor, Appraiser, and Financial Advisor, and other Prospectus Signatories

1.1. Members of the Issuer’s management bodies

The Issuer’s management bodies are:

•	a General Meeting of Shareholders, the supreme management body;

•	the Board of Directors;

•	the Executive Board, a collegial executive body;

•	the Chairman of the Executive Board, a sole executive.

The Issuer’s Board of Directors:

Shmatko, Sergei Ivanovich, Chairman of the Board of Directors, b. 1966

Danilov-Daliniyan, Viktor Ivanovich, Deputy Chairman, b. 1938

Ballo, Anatoly Borisovich, b. 1961

Beloborodov, Sergei Sergeevich, b. 1967

Vainzikher, Boris Feliksovich, b. 1968

Volkov, Eduard Petrovich, b. 1938

Zubakin, Vasily Aleksandrovich, b. 1958

Maslov, Sergei Vladimirovich, b. 1960

Serebryannikov, Sergei Vladimirovich, b. 1952

Tatsyi, Vladimir Vitalievich, b. 1960

Khamitov, Rustem Zakievich, b. 1954

Sharonov, Andrei Vladimirovich, b. 1964

Surikov, Oleg Vyacheslavovich, b. 1970

The Issuer’s Executive Board:

Zubakin, Vasily Aleksandrovich, Acting Chairman of the Executive Board, b. 1958

Oksuziyan, Oleg Borisovich, b. 1960

Bogush, Boris Borisovich, b. 1952

Khaziakhmetov, Rasim Magsumovich, b. 1954

Belyaev, Konstantin Vladimirovich, b. 1968

Khamitov, Rustem Zakievich, b. 1954

Gorbenko, Yuri Vasilievch, b. 1958

Konovalov, Andrei Pavlovich, b. 1958

Kuznetsov, David Feliksovich, b. 1963

Sole Executive:

The person acting as Chairman of the Issuer’s Executive Board (sole executive) (by virtue of Management Order No. 338 dated 9 June 2008):

Zubakin, Vasily Aleksandrovich, b. 1958.

As of the date of this Share Prospectus, the Chairman of the Issuer’s Executive Board has not been elected by the Issuer’s Board of Directors.

1.2. The Issuer’s bank accounts

Full business name of the bank: Bank VTB (open joint-stock company)

Abbreviated business name of the bank: JSC Bank VTB

Place of business: 29 Bolshaya Morskaya Str., St. Petersburg, 190000

Bank’s TIN/KPP: 7702070139/997950001

No. and type of account: 40702810700030003502 (settlement account in Russian roubles)

BIC: 044525187

Correspondent account No.: 30101810700000000187

Full business name of the bank: Joint-stock commercial bank Savings Bank of the Russian Federation (open joint-stock company)

Abbreviated business name of the bank: JSC Sberbank of Russia

Place of business: 19 Vavilova Str., Moscow, 117997

Bank’s TIN/KPP: 7707083893/775001001

No. and type of account: 40702810400020107810 (settlement account in Russian roubles)

No. and type of account: 40702840100021007810 (foreign currency transit account in US dollars)

No. and type of account: 40702840800020007810 (foreign currency current account in US dollars)

BIC: 044525225

Correspondent account No. 30101810400000000225

Full business name of the bank: Joint-stock commercial bank Savings Bank of the Russian Federation (open joint-stock company)

Abbreviated business name of the bank: JSC Sberbank of Russia

Place of business: 19 Vavilova Str., Moscow, 117997

Bank’s TIN/KPP: 7707083893/775003009

No. and type of account: 40702810438090001390 (settlement account in Russian roubles)

BIC: 044525225

Correspondent account No. 30101810400000000225

Full business name of the bank: Joint-stock commercial bank Evrofinance Mosnarbank (open joint-stock company)

Abbreviated business name of the bank: JSC JSCB Evrofinance Mosnarbank

Place of business: 29 Novy Arbat Str., Moscow, 121099

Bank’s TIN/KPP: 7703115760/997950001

Nos. and types of accounts:

40702810800205771190 (settlement account in Russian roubles)

40702978100205771198 (foreign currency current account in euros)

40702978000205771188 (foreign currency transit account in euros)

40702840600005771191 (foreign currency settlement account in US dollars)

40702840500005771181 (foreign currency transit account in US dollars)

BIC: 044525204

Correspondent account No. 30101810900000000204

Full business name of the bank: Joint-stock commercial interregional fuel and energy bank Mezhtopenergobank (open joint-stock company)

Abbreviated business name of the bank: JSC Mezhtopenergobank

Place of business: 6 Sadovaya-Chernogryazskaya Str., Moscow, 107078

Bank’s TIN/KPP: 7701014396/775001001

No. and type of account: 40702810500026122417 (settlement account in Russian roubles)

BIC: 044585237

Correspondent account No. 30101810900000000237

Full business name of the bank: Gazprombank (open joint-stock company)

Abbreviated business name of the bank: GPB (JSC)

Place of business: 63 Novocheryomushkinskaya Str., Moscow, 117418

Bank’s TIN/KPP: 7744001497/997950001

Nos. and types of accounts:

40702810400000003242 (settlement account in Russian roubles)

40702810500000013242 (settlement account in Russian roubles)

BIC: 044525823

Correspondent account No. 30101810200000000823

Full business name of the bank: Open joint-stock company Alfa-Bank

Abbreviated business name of the bank: JSC Alfa-Bank

Place of business: 27 Kalanchevskaya Str., Moscow, 107078

Bank’s TIN/KPP: 7728168971/775001001

Nos. and types of accounts:

40702810701200001242 (primary account)

40702810001200001243 (trading account)

40702810101200005149 (primary account)

40702810501200005150 (trading account)

BIC: 044525593

Correspondent account No. 30101810200000000593

1.3. The Issuer’s auditor (auditors)

Full business name	Closed joint-stock company PricewaterhouseCoopers Audit

Abbreviated business name	CJSC PwC Audit

Auditor’s business address	52 Kosmodamianskaya embankment, Bldg. 5, Moscow, 115054

Telephone and fax	(495) 967-60-00; fax: (495) 967-60-01

E-mail	hotline@ru.pwc.com website: www.pwc.com

No., date of issue and validity of the auditing licence	E000376, issued on 20 May 2002 valid until 20 May 2012

Licensor	The Finance Ministry of the Russian Federation

Financial period(s), for which the auditor conducted an independent audit of the Issuer’s business accounts and financial (accounting) statements

The auditor conducted an independent audit of the Issuer’s financial (accounting) statements, drawn up in accordance with the Russian Accounting Standards (RAS), for fiscal 2005, 2006 and 2007. CJSC PwC Audit also audited the Issuer’s consolidated financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for 2005 and consolidated and combined financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for fiscal 2006 and 2007.

The auditor conducted a review of the Issuer’s consolidated interim condensed financial reports prepared in accordance with the International Financial Reporting Standard (IFRS) 34 for the period ended 30 June 2008.

The financial (accounting) statements prepared in accordance with the Russian Accounting Standards (RAS) for the nine months of 2008 and referred to in this Securities Prospectus were not confirmed by an independent auditor.

The auditor CJSC PwC Audit is independent of the Issuer.

Factors that may affect the Auditor’s independence from the Issuer, including information on the existence of material interests linking the Auditor (the Auditor’s officials) with the Issuer (the Issuer’s officials):

Stakes held by the auditor (the auditor’s officials) in the issuer’s authorized (share) capital (unit fund): the Auditor has no shareholding in the Issuer’s authorized capital;

Borrowings provided to the auditor (the auditor’s officials) by the issuer: the Issuer did not extend any loans to the Auditor (the Auditor’s officials);

The existence of close business relations (participation in the promotion of the issuer’s products (services), participation in joint business activities, etc.), and family ties: the Issuer has no close business relations or family ties with the Auditor;

The Issuer’s officials are not simultaneously the Auditor’s officials.

Measures undertaken by the Issuer and the Auditor to reduce the above factors:

The Issuer and the Auditor will act pursuant to effective law, in particular, in accordance with Federal Law No. 119-FZ of 7 August 2001 on Auditing (as amended by Federal Law No. 164-FZ of 14 December 2001 and Federal Law No. 196-FZ of 30 December 2001), article 12 of which stipulates that audits may not be conducted by:

(1) auditors that are the founders (stakeholders) of the audited persons, their heads, accountants and other persons responsible for the arrangement and maintenance of accounting records and drawing up of financial (accounting) statements;

(2) auditors that are close relatives (parents, spouses, siblings, children and also the siblings, parents and children of spouses) of the founders (stakeholders) of the audited persons, their heads, accountants and other persons responsible for the arrangement and maintenance of accounting records and drawing up of financial (accounting) statements;

(3) audit organizations whose heads and other officials are the founders (stakeholders) of audited persons, their officials, accountants and other persons responsible for the arrangement and maintenance of accounting records and drawing up financial (accounting) statements;

(4) audit organizations whose heads and other officials are close relatives (parents, spouses, siblings, children and also the siblings, parents and children of spouses) of the founders (stakeholders) of the audited persons, their officials, accountants and other persons responsible for the arrangement and maintenance of accounting records and drawing up of financial (accounting) statements;

(5) audit organizations in relation to audited persons that are their founders (stakeholders), in relation to audited persons for which these audit organizations are founders (stakeholders), in relation to subsidiaries, branches and representative offices of the said audited persons and also in relation to organizations having common founders (stakeholders) with the audit organization;

(6) audit organizations and individual auditors, which have provided for the period of three years directly preceding the audit, services of restoring and maintaining accounting records, and also drawing up financial (accounting) statements to physical and legal persons, in relation to these persons.

Careful examination of the candidature of the auditor with respect to the auditor’s independence from the Issuer is a key measure undertaken by the Issuer to reduce their mutual dependence. The auditor is fully independent of the Issuer’s management bodies as it is required by article 12 of the Federal Law on Auditing; the size of the auditor’s remuneration was not conditioned by the results of the audit.

The Issuer’s Auditor Selection Procedure

•	an auditor selection bidding procedure and its main terms and conditions:

In accordance with the Federal Law on Auditing (Law No. 307-FZ dated 30 December 2008, auditor candidates were selected on the basis of Federal Law of 21 July, 2005 No. 94-FZ “On Placement of Orders for Goods, Work, and Services for State and Municipal Needs”.

The documents for a public bid process for an agreement for auditing JSC RusHydro’s 2009 financial (accounting) reports of JSC RusHydro according to the Russian accounting standards (hereinafter, the Bidding Documents) were developed in accordance with Federal Law of 21 July, 2005 No. 94-FZ “On Placement of Orders for Goods, Work, and Services for State and Municipal Needs”.

The documents for a public bid process for an agreement for auditing JSC RusHydro’s 2009 financial (accounting) reports of JSC RusHydro according to the Russian accounting standards and the members of the Bid Evaluation Committee were approved by the Audit Committee Decision dated 22 January 2009.

Based on the Bidding Documents approved, the Auditor selection procedures were performed by the Bid Evaluation Committee in February-March 2009 and determined the winner of the public bid process – PricewaterhouseCoopers Audit Private Stock Company (ZAO PwC Audit).

•	Auditor nomination for approval by the General Meeting of Shareholders and the nominating management body:

The Issuer’s Board of Directors shall recommend the candidature of an auditor for approval by a General Meeting of the Issuer’s Shareholders.

In accordance with the requirements of law, the Issuer is obliged to hold an annual audit of its financial statements. A General Meeting of Shareholders annually approves the Company’s auditor to audit and ascertain the Company’s annual financial statements.

CJSC PwC Audit was approved as the Issuer’s Auditor for 2006 by resolution of the Board of Directors of JSC RAO UES of Russia, which performed the functions of a General Meeting of the Company’s Shareholders (Minutes No. 224 of 23 June 2006).

CJSC PwC Audit was approved as the Issuer’s Auditor for 2007 by resolution of the Board of Directors of JSC RAO UES of Russia, which performed the functions of a General Meeting of the Company’s Shareholders (Minutes No. 254 of 22 June 2007).

CJSC PwC Audit was approved as the Issuer’s Auditor for 2008 by resolution of a General Meeting of the Company’s Shareholders (Minutes No. 1 of 26 June 2008).

CJSC PwC Audit was approved as the Issuer’s Auditor for 2009 by resolution of a General Meeting of the Company’s Shareholders (Minutes No. 4 of 10 June 2009).

The Issuer’s Auditor shall audit the Issuer’s financial and business operations in accordance with Russian Federation law on the basis of an agreement concluded with the Auditor.

Information on the Auditor’s work as part of special auditor assignments: no work was carried out by the Auditor as part of special auditor assignments.

The procedure for determining the size of the auditor’s remuneration, and information on any delayed or overdue payments for the auditor’s services:

Payment procedure and the size of monetary remuneration to be paid to audit organizations and individual auditors for conducting audits (including mandatory audits) and the provision of accompanying services shall be defined by audit contracts and may not be made conditional on the fulfilment of any requirements whatsoever set by the audited persons as to the content of conclusions that may be made as a result of the audit.

The amount of payment for the services of the Issuer’s Auditor, approved by an annual General Meeting of the Issuer’s Shareholders for conducting a mandatory annual audit and ascertaining the Issuer’s annual financial statements, shall be determined by the Issuer’s Board of Directors.

The Auditor’s fee amount is determined from the Auditor selection bid process results. Starting in 2009, the Auditor selection bid process is conducted in accordance with Federal Law of 21 July, 2005 No. 94-FZ “On Placement of Orders for Goods, Work, and Services for State and Municipal Needs”.

The actual fee amount paid by the Issuer to the Auditor for the 2006 financial year on which the auditor performed an independent audit of the financial accounting and the financial (business) reporting of the Issuer, as well as the summary (consolidated) financial reporting drawn up in accordance with the International Financial Reporting Standards, was 21 830 000 roubles (including VAT). No payments for the services rendered by the Auditor were deferred or delayed.

The actual fee amount paid by the Issuer to the auditor for the 2007 financial year on which the auditor performed an independent audit of the financial accounting and the financial (business) reporting of the Issuer, as well as the summary (consolidated) financial reporting drawn up in accordance with the International Financial Reporting Standards, was 29 972 000 roubles (including VAT). No payments for the services rendered by the Auditor were deferred or delayed.

The actual fee amount paid by the Issuer to the auditor for the 2008 financial year on which the auditor performed an independent audit of the financial accounting and the financial (business) reporting of the Issuer, as well as the summary (consolidated) financial reporting drawn up in accordance with the International Financial Reporting Standards (for 2006-2008), was 83 780 000 roubles (including VAT). No payments for the services rendered by the Auditor were deferred or delayed.

1.4. The Issuer’s Appraiser

A list of appraisers from which the Appraiser (Appraiser) will be selected to render appraisal services in connection with the share issuance – appraising the market value of assets to be transferred in payment of JSC RusHydro’s additional shares: in accordance with the share issuance decision, the following appraisers may be retained to determine the market value of assets to be transferred in payment for the shares (at the time of approval and execution of the Additional Share Issuance Decision or the Share Prospectus, none of the appraisers has been retained by the Issuer):

	Appraiser’s full name	Member of an appraisers’ self-regulating organization (SRO)		The appraiser’s employer’s full corporate name and acronym, address, and MSRN; the appraiser’s phone and fax number and email address
		Appraisers’ SRO’s full name and address	Appraisers’ SRO’s registration number and the appraiser’s SRO registration number and date
1.

Edomsky, Sergei Rudolfovich

Shaskolsky, Alexei Igorevich

Bogatova, Yekaterina Mikhailovna

Burdaeva, Yekaterina Aleksandrovna

Shablya, Yegor Yaroslavovich

Vasilieva, Polina Sergeevna

Lindkvist, Anna Eduardovna

Biryukov, Vitaly Valeriyevich

Ivanova, Natalya Pavlovna

Dumenkova, Irina Igorevna

Bukharin, Nikolai Alekseevich

Zvidrin, Mikhail Vladimirovich

Demicheva, Svetlana Mikhailovna

Dyadin, Alexander Gennadievich

Bakanova, Ludmila Yevgenievna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow

No 002797, 10.01.2008

No 002795, 10.01.2008

No 002713, 10.01.2008

No 002812, 14.01.2008

No 002794, 10.01.2008

No 002718, 10.01.2008

No 002753, 10.01.2008

No 003225, 28.01.2008

No 002829, 14.01.2008

No 003240, 28.01.2008

No 002173, 24.12.2007

No 004297, 17.04.2008

No 004959, 22.09.2008

No 001680, 29.11.2007

No 004884, 05.09.2008

Institute for Entrepreneurship Studies Limited Liability Company (OOO IPP) Mailing address: 92 ul. Marata, St. Petersburg, 191119 MSRN 1027800561458 + 7 (812) 703-40-41 mail@ipp.spb.ru

2.

Shepelev, Vladimir Borisovich

Abramov, Konstantin Alekseevich

Babanin, Yevgeny Nikolaevich

Baulina, Maya Borisovna

Voronina, Yelena Konstantinovna

Gosteva, Yekaterina Dmitrievna

Dyatlov, Yevgeny Gennadievich

Yerkhova, Darya Andreevna

Zenina, Lilia Vladimirovna

Kurkova, Olga Valerievna

Nikitenko, Oksana Vasilievna

Prosvirnina, Irina Vasilievna

Pushkina, Lidia Sergeevna

Rubicheva, Yekaterina Aleksandrovna

Firsova, Oksana Viktorovna

Khassan, Yelena Vladimirovna

Shkadova, Galina Andreevna

Popova, Yelena Yurievna

Vokhmin, Ivan Vladimirovich

National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow

No 00006, 24.02.2009

No 01529, 26.03.2008

No 1762, 04.12.2008

No 01731, 20.10.2008

No 01815, 04.03.2009

No 01531, 26.03.2008

No 01532, 26.03.2008

No 01533, 26.03.2008

No 01534, 26.03.2008

No 01732, 20.10.2008

No 01535, 26.03.2008

No 01537, 26.03.2008

No 01538, 26.03.2008

No 01817, 04.03.2009

No 01826, 23.03.2009

No 01777, 14.01.2009

No 01825, 23.03.2009

No 01536, 26.03.2008

No 01816, 04.03.2009

OTKRYTIE – Corporate Finances Limited Liability Company (OOO OTKRYTIE – Corporate Finances)

Mailing address:

19 (stroenie 10) Protopopovsky pereulok, Moscow, 129010

MSRN 1027739184307

+ 7 (495) 777-56-09

invest@open.ru

	Gomzin, Lavrentiy Sergeevich Konova, Olga Ivanovna Osoka, Dmitry Nikolaevich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1040, 26.11.2007 No 337, 03.07.2007 No 738, 05.09.2007

3.

Aleksandrov, Sergei Yurievich

Borodin, Ruslan Viktorovich

Galitskaya, Anzhelika Viktorovna

Galitsky, Dmitry Stanislavovich

Yerpulev, Viktor Petrovich

Livshits, Valery Lvovich

Loiko, Violetta Valerievna

Kurykina, Lilia Fyodorovna

Martynov, Alexander Leonidovich

Redkozubova, Lubov Vladimirovna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow

No 003548, 11.02.2008

No 00918, 18.10.2008

No 002179, 24.12.2007

No 002306, 25.12.2007

No 002820, 14.01.2008

No 002223, 24.12.2007

No 004715, 16.06.2008

No 001978, 18.12.2007

No 004033, 18.03.2008

No 002865, 14.01.2008

Otechestvo Private Stock Company (ZAO Otechestvo) Mailing address: 151 prospekt Lenina, Volgograd, 400009 MSRN 1023402456626 + 7 (495) 766-06-91 info@otechestvo-consult.ru

4.

Artyomenkov, Igor Lvovich

Burykhina, Irina Mikhailovna

Glinkina, Oksana Yevgenievna

Ionova, Olesia Aleksandrovna

Kamaeva, Yulia Aleksandrovna

Kuzovenkova, Svetlana Aleksandrovna

Mironov, Valery Viktorovich

Protskova, Larisa Anatolievna

Chernenkova, Olga Sergeevna

Dzhorukhyan, Lusine Lavrentievna

		Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 000002, 09.07.2007 No 004959, 22.09.2008 No 000078, 09.07.2007 No 002953, 17.01.2008 No 005015, 17.10.2008 No 01703, 04.12.2007 No 01986, 18.12.2007 No 01715, 04.12.2007 No 004969, 22.09.2008	International Appraisal Center Private Stock Company (ZAO MCO) Mailing address: 21 (stroenie 1) ul. Novaya Basmannaya, Moscow, 107078 MSRN 1027739313766 + 7 (499) 261-56-53 ivc@valuation.ru
No 001692, 04.12.2007

5.	Smirnov, Alexander Petrovich Drambovich, Nikita Nikolaevich Silina, Ludmila Vasilievna	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1592, 22.01.2008 No 406, 06.07.2007 No 405, 06.07.2007	LAIR Limited Liability Company (OOO LAIR) Mailing address: 40 ul. Furshtatskaya (office 2), St. Petersburg, 191123, MSRN 1027807581141 + 7 (812) 273-71-31 mail@lair.sp.ru
	Guseva, Irina Vasilievna Chevdar, Svetlana Sergeevna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00009, 17.01.2008 No 00509, 18.01.2008

6.

Neyman, Yevgeny Iosifovich

Markova, Svetlana Gennadievna

Chernykh, Nikolai Vyacheslavovich

Suloev, Mikhail Ivanovich

Sherchenkov, Aleksei Aleksandrovich

Yershov, Vladimir Stepanovich

Dubinsky, Vadim Aleksandrovich

Vinokurov, Alexander Anatolievich

Yakubenko, Dmitry Igorevich

Kuzmina, Galina Leonidovna

Arbitman, Lidia Pavlovna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow

No 000339, 17.07.2007

No 000448, 24.07.2007

No 000487, 24.07.2007

No 000690, 15.08.2007

No 000492, 24.07.2007

No 000423, 24.07.2007

No 000420, 24.07.2007

No 000797, 03.09.2007

No 000834, 03.09.2007

No 002496, 29.12.2007

No 000911, 18.09.2007

Integrated Appraisal Professionals Development and Organization Private Stock Company (ZAO ROSECO)

Address: 13 Khonynsky bulvar (office 23), Moscow, 125252

MSRN 1037739311257

+ 7 (495) 984-74-51

roseco@roseco.ru

7.	Batyrov, Andrei Vladislavovich Mironov, Maksim Yevgenievich Lykov, Pavel Alekseevich Moiseenkov, Anton Ruslanovich Straistar, Vasily Viktorovich Zhatkova, Tayisia, Ivanovna Nikolaeva, Inna Valerievna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00597, 26.12.2007 No 00610, 26.12.2007 No 00601, 26.12.2007 No 01640, 05.08.2008 No 01716, 01.10.2008 No 00580, 29.12.2007 No 00581, 29.12.2007

Appraisal, Expert Review, and Consulting Agency Limited Liability Company (OOO Appraisal, Expert Review, and Consulting Agency)

Mailing address:

182 ul. Krasnaya (office 48), Krasnodar, 350063

MSRN 1022301427081

+ 7 (861) 268-66-00

post2005@aoek.ru

	Kulikov, Igor Yurievich Anch, Anatoly Sergeevich	Russian Appraisal Masters’ Association Self-Regulating Organization Not-for-Profit Partnership Address: 1 Klimentovsky pereulok (office 305), Moscow, 115184	No 716, 14.12.2007 No 717, 14.12.2007
	Amelchenko, Viktor Sergeevich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1172, 12.12.2007

8.

Ivanov, Alexander Sergeevich

Baranova, Yelena Sergeevna

Dmitrieva, Yelena Borisovna

Knyazeva, Tatyana Alekseevna

Kuvaldin, Dmitry Andreevich

Kucher, Dmitry Dmitrievich

Landa, Leonid Petrovich

Madekina, Yelena Pavlovna

Marinenko, Alyona Vladimirovna

Martemyanov, Aleksei Vladimirovich

Panina, Marina Mikhailovna

National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow

No 00004, 18.01.2008

No 00932, 18.01.2008

No 00933, 18.01.2008

No 01466, 13.03.2008

No 00003, 18.01.2008

No 01294, 05.02.2008

No 00010, 18.01.2008

No 00934, 18.01.2008

No 01296, 05.02.2008

No 01293, 01.02.2008

Russian Appraisal Private Stock Company (ZAO Rosocenka) Mailing address: 35 (stroenie 49) ul. Nizhnyaya Krasnoselskaya, Moscow, 105066 + 7 (495) 775-00-50 root@rosocenka.com

Pisarev, Andrei Viktorovich

Pyatykhin, Alexander Vladimirovich

Stanyukovich, Vladimir Nikolaevich

Tishakov, Sergei Leontievich

Shemelyov, Yuri Yevgenievich

Balkovaya, Natalya Yevgenievna

Yegorov, Gennady Nikolaevich

Khukhrina, Yekaterina Vladimirovna

No 01295, 05.02.2008 No 00935, 18.01.2008 No 01465, 13.03.2008 No 00931, 18.01.2008 No 00930, 18.01.2008 No 00936, 18.01.2008 No 01223, 23.01.2008 No 00980, 06.12.2008
No 01232, 23.12.2008

	Vorontsova, Olga Sergeevna Inogamov, Sergei Faizullaevich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 001281, 24.10.2007 No 001282, 24.10.2007

	Vorontsov, Maksim Vladimirovich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 2695, 01.10.2008

Rozhkov, Mikhail Yurievich

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

No 719.50, 29.07.2008

9.

Kushlyansky, Oleg Aleksandrovich

Beloshnichenko, Andrei Mikhailovich

Gurevich, Veniamin Lvovich

Yesina, Galina Anatolievna

Pavlenko, Dmitry Petrovich

Chulin, Aleksei Aleksandrovich

Usachova, Yelena Viktorovna

Krasnokutsky, Konstantin

Aleksandrovich

Suprunenko, Galina Ivanovna

Kubatin, Vladimir Ivanovich

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow

No 01894, 13.12.2007

No 01859, 13.12.2007

No 01869, 13.12.2007

No 003570, 11.02.2008

No 003525, 06.02.2008

No 001922, 13.12.2007

No 005117, 28.10.2008

No 005350, 02.02.2009

No 005116, 28.10.2008

No 005115, 28.10.2008

ENPI Consult Private Stock Company (ZAO ENPI Consult) Mailing address: 14 Dukhovskoy pereulok, Moscow, 115191 MSRN 1027700283566 + 7 (495) 954-47-26 npg@npg.ru

10.	Vasenin, Mikhail Yurievich Ikonnikova, Anzhelika Mikhailovna Yermak, Natalya Viktorovna Radionova, Olga Nikolayevna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00008, 24.12.2007 No 01524, 26.03.2008 No 01686, 19.09.2008 No 01652, 03.06.2008	Expert Consulting Group Limited Liability Company (OOO KG Expert) Mailing address: 1/14 ul. Anny Severiyanovoi, Moscow 123100 MSRN 1027739255730 + 7 (495) 707-23-00 info@expertgroup.ru
	Ignatieva, Maya Arturovna Rodionov, Alexander Borisovich Vinogradov, Viktor Vladislavovich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 001530, 21.11.2007 No 003447, 04.02.2008 No 002063, 21.12.2007
	Savichev, Alexander Leonidovich Agafonov, Andrei Gennadievich Nerezenko, Karina Sergeevna	Self-Regulating Inter-regional Appraisal Professionals Association Not-for-Profit Partnership Address: 72 (stroenie 4) Leningradsky prospekt (office 2404), 125315, Moscow	No 06390, 17.12.2007 No 06391, 20.12.2007 No 1196, 17.12.2007

Gubaev, Sergei Mikhailovich

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

No 3777, 15.10.2007

11.	Moshkovich, Boris Yefimovich Kozlov, Nikolai Aleksandrovich Tsvetkova, Maria Aleksandrovna Savikhina, Yelena Nikolayevna

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

			No 900.77, 20.08.2009 No 775.77, 23.10.2008 No 705.78, 09.07.2008 No 799.77, 22.12.2008	ABM Partner Private Stock Company (ZAO ABM Partner) Mailing address: 8 ul. Troitskaya (office 2), Moscow 129090 MSRN 1027700560491 + 7 (495) 785-71-04 info@abm.ru

Potapov, Stepan Vladimirovich

Volkanova, Olga Sergeevna

Danielyan, Dmitry Valerievich

Keda, Aleksei Ivanovich

Koloskov, Sergei Yurievich

Selivanova, Yulia Aleksandrovna

Vakhitov, Airat Ralifovich

Gorlov, Maksim Nikolaevich

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 416, 06.07.2007 No 2179, 26.03.2008 No 1266, 24.12.2007 No 2076, 07.03.2008 No 2182, 26.03.2008 No 2183, 26.03.2008 No 1267, 24.12.2007 No 2739, 22.10.2008

	Khristova, Olga Viktorovna	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 21 ul. Novaya Basmannaya (stroenie 1), 107078 Moscow	No 003469, 04.02.2008

12.

Volovich, Nikolai Vladimirovich

Turova, Yevgenia Yurievna

Kozlova, Yekaterina Yurievna

Boyarov, Vasily Vasilievich

Golyshev, Artyom Andreevich

Polyakova, Yelena Vladimirovna

Pechonkin, Dmitry Vladimirovich

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 44, 04.05.2007 No 290, 04.05.2007 No 687, 27.08.2007 No 560, 02.08.2007 No 559, 02.08.2007 No 2353, 19.05.2008 No 865, 08.10.2008

Institute for Evaluation of Assets and Financial Operations Limited Liability Company (OOO Institute for Evaluation of Assets and Financial Operations)

Mailing address:

10/2 Petrovsko-Razumovskaya alleya, Moscow, 127083,

MSRN 1027000867750

+ 7 (495) 916-91-60

info@instoc.com

	Lalieva, Anna Georgievna Pokrovskaya, Yelena Anatolievna Tomashevskaya, Tatyana Gennadievna	Sibir Appraisers’ Self-Regulating Organization Not-for-Profit Partnership Address: 2 ul. Ugreshskaya (stronie 101), Moscow, 115088	No 315, 10.09.2007 No 314, 10.09.2007 No 313, 10.09.2007

	Slavkin, Roman Anatolievch Kiselyova, Natalya Aleksandrovna	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 21 ul. Novaya Basmannaya (stroenie 1), 107078 Moscow	No 003840, 27.02.2008 No 003510, 06.02.2008

13.	Arzumanov, Elman Vagifovich Dryndina, Svetlana Sergeevna Kochergina, Anna Viktorovna Shevlyakov, Yuri Viktorovich Kalashnikov, Sergei Vladimirivoch Bekeshko, Irina Aleksandrovna	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 1636, 25.01.2008 No 2427, 17.06.2008 No 2730, 20.10.2008 No 2802, 05.12.2008 No 2801, 05.12.2008 No 2800, 05.12.2008

Top Audit Auditing and Consulting Firm Limited Liability Company (OOO AKF TopAudit)

Mailing address:

54 (stroenie 2) ul. Bolshaya Ordynka, Moscow 119017

MSRN 1027739441553

+ 7 (495) 981-41-21

mail@top-audit.ru

14.

Dolmatov, Mikhail Mikhailovich

Kolesnikova, Tatyana Vitalievna

Nevskaya, Yelena Mikhailovna

Kutepova, Alla Viktorovna

Bragina, Oksana Anatolievna

Domke, Anzhela Anatolievna

Gazeeva, Yekaterina Aleksandrovna

Datskiy, Andrei Valerievich

Dolmatova, Alexandra Valerievna

Mityushina, Natalya Nikolaevna

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 2022, 29.02.2008 No 2021, 29.02.2008 No 2724, 16.10.2008 No 2170, 21.03.2008 No 1264, 24.12.2007 No 1265, 24.12.2007 No 2077, 07.03.2008 No 2134, 17.03.2008 No 2171, 21.03.2008 No 2135, 17.03.2008

Central Finance and Appraisal Company Private Stock Company (ZAO Central Finance and Appraisal Company)

Mailing address:

22/2 ul. Bolshaya Nikitskaya, Moscow, 125009

MSRN 1037739245972

+ 7 (495) 937-53-85

sale@cfac.ru

15.	Grebchenko, Konstantin Borisovich Zhuntov, Aleksei Viktorovich Zverev, Aleksei Alekseevich Kharitonov, Ivan Vladimirovich Burlyuk, Pavel Borisovich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow	No 005197, 28.11.2008 No 000804, 03.09.2007 No 004701, 16.07.2008 No 000830, 03.09.2007 No 005559, 07.04.2009	Price Inform Limited Liability Company (OOO Price Inform) Mailing address: 42 Varshavskoye shosse (office 6243), Moscow 115230, MSRN 1026901736190 + 7 (495) 989-14-43 vip@pinco.ru

1.5. The Issuer’s advisers

Financial advisers on the securities market or other persons providing consulting services related to the issue of securities who signed this Securities Prospectus submitted for registration, or any other registered Prospectus of the Issuer’s outstanding securities, were not engaged by the Issuer.

1.6. Other signatories of the Securities Prospectus

The Securities Prospectus was signed by the Issuer’s Chief Accountant:

Surname: Otto

Name: Olga

Patronymic name: Valentinovna

Year of birth: 1969

Position: head of the Department for Corporate Accounting and Reporting – Chief Accountant

Place of work: Russian Federation, Moscow, Arkhitektora Vlasova str., 51, JSC RusHydro

There are no other signatories of the Securities Prospectus who were not mentioned in previous paragraphs of this section.

II. Brief information on the amount, period, procedure for and terms of placement for each type, category (class) of equity securities subject to placement

2.1. Type, category (class) and form of securities subject to placement

Type of securities subject to placement: registered shares

Category: ordinary shares

Form of securities subject to placement: uncertified shares

Securities subject to placement are not the Issuer’s convertible securities or options.

2.2. Par value of each type, category (class) and series of equity securities subject to placement

The par value of securities subject to placement: 1 (one) ruble.

Securities subject to placement are not the Issuer’s convertible securities or options.

2.3. The intended monetary value and the amount of equity securities subject to placement

The amount of equity securities subject to placement: 19,000,000,000 (nineteen billion).

The amount of securities subject to placement at par value: 19,000,000,000 (nineteen billion) with a par value of 1 ruble each to the total par value of 19,000,000,000 (nineteen billion) rubles.

Simultaneously with these securities placement, the Issuer offers to acquire, including that beyond the Russian Federation borders, the Issuer’s earlier placed (outstanding) securities of the same type, category (class) through the placement of corresponding foreign securities.

2.4. The price (procedure for price determination) of equity securities subject to placement

The offering price of the Issuer’s additional shares (including those offered to persons included in the list of shareholders having pre-emptive right to purchase the offered additional shares) shall be fixed by the Company’s Board of Directors in compliance with Articles 36 and 77, the Federal Law On Join-stock Companies.

The Issuer shall publish the Notice of the securities offering price (procedure for the price determination) in a news bulletin and the web-site. The Issuer shall publish Notice of the securities offering price (procedure for the price determination) within the following time-periods prior to the date of the securities placement commencement:

•	in a news bulletin (Interfax) – within 1 day of taking the decision on the offering price determination, though not later than ob the day of securities placement commencement;

•	in the web-site www.rushydro.ru – within 2 days of taking the decision on the offering price determination, though not later than ob the day of securities placement commencement.

2.5. Procedure for and period of the equity securities placement

The dates of the securities placement commencement and completion or the procedure for determining the time-period of securities placement:

The procedure for determining securities placement commencement date:

The commencement date of this additional issue of the Issuer’s additional shares placement shall be the 15th (fifteenth) day from the date of publishing a notice about the state registration of this additional issue of securities in mass media organ whose circulation exceeds 10,000 (ten thousand) copies (Vedomosti newspaper) though not later than 10 (ten) days from the date of the Resolution on the additional securities issue state registration. The Notice to be published shall specify, among other things, the procedure for providing access to the information contained in the Securities Prospectus to the prospective holders of equity securities.

The procedure for determining date of securities placement completion: the date of securities placement completion shall be the earlier of the following dates: 306th day from the date of this additional securities issue state registration or the date of the last security of this issue placement.

The time-period of the securities placement shall be determined according to the dates of any information on the securities issue disclosure.

The procedure for such information disclosure: The Issuer shall publish the Notice on the state registration of the additional issue of securities in mass media organ whose circulation size exceeds 10,000 (ten thousand) copies (Vedomosti newspaper) within 10 (ten) days from the date of the Resolution on the additional securities issue state registration. The Notice to be published shall, among other things, specify the procedure for providing access to the information contained in the Securities Prospectus to the prospective holders of equity securities.

The Issuer shall also disclose information on state registration of the additional issue of securities also by way of placing the Notice in the news bulletin of CJSC Interfax information Agency (hereinafter also referred to as Interfax new bulletin) and in the Issuer’s website in the manner established in clause 11 of the Resolution on the additional securities issuance.

The period for determining the commencement date of the Issuer’s additional shares placement shall be counted from the date of the Issuer’s meeting all the above mentioned obligations related to information disclosure to a full extent.

Availability of a pre-emptive right to purchase offered securities and the date of drawing up a list of persons entitled to such pre-emptive right:

When securities are placed, certain persons shall be entitled to a pre-emptive right to purchase the offered securities.

Date of drawing up a list of persons entitled to pre-emptive right to purchase offered securities: 30.04.2009.

The procedure for notifying the opportunity to exercise a pre-emptive right to purchase the offered securities:

Notification of the opportunity to exercise a pre-emptive right to purchase the offered securities (hereinafter referred to as the “Notice of pre-emptive right”) shall be effected upon state registration of this additional securities issue though not later that upon their placement start in the manner established in the Issuer’s Articles of Association as applied to a notice of holding a general meeting of the Issuer’s shareholders.

According to Article 10, clause 10.11 of the Issuer’s Articles of Association, the Issuer shall publish a notice of holding a general meeting of shareholders in the Vedomosti newspaper and the Company’s web-site.

Therefore, upon the state registration of this additional securities issue though not later that on the additional share issue commencement date, the Issuer shall publish the Notice of pre-emptive right in the Vedomosti newspaper and the Issuer’s web-site at the address: www.rushydro.ru. The Notice of pre-emptive right shall also be published in the news bulletin of CJSC Interfax information Agency within 5 days of the Issuer’s fulfilment to a full extent of the obligations pertaining to the Notice of pre-emptive right, that is, from the later of the following dates: the date of the Notice of pre-emptive right publishing in Vedomosti newspaper or the date of the Notice of pre-emptive right publishing in the Issuer’s web-site at the address: www.rushydro.ru.

The Notice of pre-emptive right shall contain information on the quantity of the offered additional shares, the shares offering price, procedure for estimating the quantity of securities any person having pre-emptive right to purchase them may acquire, the procedure for submitting applications to the Company by such persons and the term within which such applications are to be submitted to the Issuer (hereinafter referred to as the “Term of pre-emptive right validity”).

Procedure for exercising the pre-emptive right to purchase the offered securities including the term of such right validity:

According to Articles 40 and 41 of the Federal Law On Joint-Stock Companies, the Issuer’s ordinary share holders that were entitled to participate in the General Meeting of the Company’s shareholders held on June 10, 2009 where the Resolution On the increase of the Company’s authorized capital was adopted, have a pre-emptive right to purchase the Issuer’s additional shares in the quantity proportionate to the number of the Issuer’s ordinary shares they held.

Certain quantity of this additional issue shares is intended to be placed within the framework of exercising pre-emptive right to purchase the offered shares (that is, through purchasing the shares by the persons entitled to the pre-emptive right to purchase the offered shares) including that beyond the borders of the Russian Federation through the placement in accordance with the foreign laws of respective foreign securities certifying the rights related to the shares.

In the course of exercising pre-emptive right to purchase the offered shares, share purchase agreements shall be entered with the persons entitled to the pre-emptive right to purchase the offered shares including the agreements on the purchase in accordance with the foreign laws of a foreign issuer’s offered foreign securities (hereinafter also the Depository bank) certifying the rights to the Issuer’s shares (hereinafter referred to as the “Depositary receipts”) in the manner provided below.

Since issuance of Depositary receipts is not subject to state registration in the Russian Federation, Depositary receipts shall be only offered beyond the borders of the Russian Federation, may not and will not be offered by the Issuer or openly circulate in the territory of the Russian Federation. Share offering through Depositary receipts placement shall be performed according to an agreement between the Issuer and a Depository bank under which the Depository bank shall issue the Depositary receipts.

Shares shall be placed through Depositary receipts offering only subject to availability with the Issuer of a permit on the placement and/or circulation of securities beyond the borders of the Russian Federation issued in the established manner by the Federal Agency for Financial Markets that is required in compliance with the laws of the Russian Federation for placement and further circulation of this additional issue shares beyond the borders of the Russian Federation.

The Issuer’s shares entering into a bank account (depo account) of the Depository bank, which is under a foreign law is the issuer of respective Depositary receipts, shall be deemed the Issuer’s shares placement through placement of foreign securities.

The Issuer has no plans to offer, simultaneously with the securities placement, the Issuer’s earlier placed (outstanding) securities of the same type, category (class) for acquisition, including that beyond the borders of the Russian Federation, through the placement of appropriate foreign securities.

Additional shares shall be offered to the persons entitled to pre-emptive right to purchase the securities to be placed according to written applications (hereinafter referred to as the “Applications” or “Application” when used in singular) for offered securities submitted by such persons.

The persons having pre-emptive right to purchase the securities shall be entitled to exercise such pre-emptive right to the full extent or partially while purchasing the securities in proportion to the number of the Issuer’s ordinary registered shares they hold.

The term of the pre-emptive right validity shall be 210 (two hundred ten) days. The said validity term shall start upon the Issuer’s fulfilment of the obligations pertaining to the Notice of pre-emptive right to a full extent, that is, from the later of the following dates: the date of the Notice of pre-emptive right publishing in Vedomosti newspaper or the date of the Notice of pre-emptive right publishing in the Issuer’s web-site at the address: www.rushydro.ru.

Till expiration of the pre-emptive right validity term no securities placement shall be permitted otherwise than through purchase thereof on the basis of the pre-emptive right.

A person entitled to pre-emptive right to purchase the offered securities shall submit the Application during the pre-emptive right validity term. The Applicant shall be entitled to exercise his pre-emptive right in full or partially by way of the Application submitting to the Issuer.

The Application shall contain the following information:

•	the headline: “Application for the purchase of JSC RusHydro shares in exercise of pre-emptive right”;

•	full name (full business name) of the person entitled to pre-emptive right to purchase the offered securities;

•	the individual taxpayer number of the person entitled to pre-emptive right to purchase the offered securities (if available);

•	place of residence (place of location) of the person entitled to pre-emptive right to purchase the offered securities;

•	as applied to individuals: passport details (the date and place of birth, the passport series and number, the date of issue and the issuing authority);

•

as applied to legal entities: information on the state registration of the legal entity (including, as applied to the Russian legal entities: information related to the entry in the Unified State Register of Legal Entities (the date, the registration agency, the appropriate certificate number);

•	the quantity of securities to be purchased;

•

information on the way of paying for the offered shares (in monetary or non-monetary assets) and in case of paying for the shares in kind, the list and specification of the non-monetary assets (property) (the list of non-monetary assets that may be paid for shares is provided in clause 8.6 of the Resolution on the additional securities issuance) to be provided in payment for the shares;

•

in case of paying for the offered shares in movable property, the following information shall be provided: denomination of the property unit, the monetary value of the property in the Applicant’s opinion attached with an inventory document (inventory card) of the property unit (if available);

•

in case of paying for the offered shares in real property, the following information shall be provided: denomination of the property unit, the estimated monetary value of the property in the Applicants opinion attached with the extract on the title to the property unit from the Unified register of title to real property and transactions therein drawn up not later than 30 days before the Application submission;

•

in case of paying for the offered shares in securities, the following information shall be provided: type, category (class) , par value, quantity, state registration number of the securities issue, name of the securities Issuer, the estimated monetary value of the securities in the Applicant’s opinion;

•

in case of paying for the offered shares in proprietary rights, the following information shall be provided: the name of the proprietary right, the estimated monetary value of the proprietary right in the Applicant’s opinion attached with a document identifying the proprietary right and confirming the existence thereof;

•

in case of paying for the offered shares in non-monetary assets, the following information shall be provided for each non-monetary asset (object of civil rights): the estimated monetary value of the non-monetary asset in the Applicant’s opinion, according to which estimate the Purchaser undertakes to provide non-monetary assets in payment for the offered shares in the event that the monetary estimation of the said non-monetary assets fixed in the established manner by the Issuer’s Board of Directors complies with the monetary estimation of the said non-monetary assets specified by the Applicant in the Application. The Applicant may specify the monetary estimation in rubles in one of the following ways:

•	exact amount according to which the Applicant undertakes to provide non-monetary assets in payment for the offered shares;

•	minimal amount according to which the Applicant undertakes to provide non-monetary assets in payment for the offered shares.

Specification of a minimal price shall mean the Applicant’s proposal to provide non-monetary assets in payment for the offered shares according to the monetary estimation that does not exceed the one specified by the Applicant;

•

in case of paying for the offered shares in non-monetary assets, the Application shall contain the statement that the Applicant undertakes (or does not undertake) pay for the securities in monetary assets in case that the amount of the monetary estimation fixed in the established manner by the Issuer’s Board of Directors would not comply with the monetary estimation specified by the Applicant in the Application.

•

the number of the Applicant’s personal account in the Register of the Issuer’s registered security holders whereto the purchased shares will be transferred. In case that the shares are to be entered in the Register of the Issuer’s registered security holders to the account of a nominal holder: full business name of the depositary (hereinafter also referred to as the “First-tier Depositary”), information on such depositary registration (OGRN, name of the agency that performed the registration, date of state registration and date of making an entry on the depositary into USRLE), the number of the Applicant’s depo account, the number and date of the depository agreement entered into between the depositary and the Applicant (in respect of the offered securities). When the Applicant’s depo account (in respect of the offered securities) is maintained by a nominal holder, who in his turn is a depositor with the First-tier Depositary, the Application shall contain full business name of the said nominal holder, information on such holder state registration (hereinafter also referred to as the “Second-tier Depositary”) (OGRN, name of the agency that performed the registration, date of state registration and date of making an entry on the depositary into USRLE), the number of the Applicant’s depo account, the number and date of the depository agreement entered into between the depositary and the Applicant (in respect of the offered securities), full business name of the First-tier Depositary, details of inter-depositary agreement entered into between the First-tier Depositary and the Second-tier Depositary (and further such information shall be provided till the nominal holder where the Applicant keeps a depo account (in respect of the offered securities));

•	details of the Applicant account whereto the monetary assets may be paid back;

•	the Applicant’s contact information ( mail address and fax number with area code and e-mail address) for the purposes of letting the Applicant know about the results of the Application consideration;

•	a reference to the document evidencing the paying up of the offered securities attached to the Application.

The Application shall be attached with a document on paying up of the securities.

The Issuer may set a recommended Application form. In such a case, the Application form. Shall be published in the web-site at the address: www.rushydro.ru before the date of the Term of pre-emptive right validity commencement.

The Applicant shall pay for the purchased shares in the manner established in clause 8.6 of the Resolution on the additional securities issuance.

The Application shall be signed by a person entitled to the pre-emptive right to purchase the offered securities (or the Applicant’s authorized representative, while attached with the original copy or notarized and properly executed power of attorney or another document witnessing the representative’s authority) and when applied to legal entities, the Application shall affixed with a seal (if available).

The Applicant shall be responsible for correctness of the information provided in the Application and conformance thereof to the data specified in the register of the Issuer’s shareholders.

The Applications shall be accepted on a daily basis except for Saturdays, Sundays and non-working public holidays from 10 a.m. till 5 p.m. (Moscow time) at the following address: JSC The Central Moscow Depositary, bld. 8, 34 Bolshaya Pochtovaya Street, Moscow, 105082, the Russian Federation

Mail address for sending Applications: JSC The Central Moscow Depositary, bld. 8, 34 Bolshaya Pochtovaya Street, Moscow, 105082, the Russian Federation.

The Applications shall be registered in the registry of received Applications where the date of each Application receipt shall be specified.

The Issuer shall be entitled to deny providing the opportunity of exercising a pre-emptive right to a person that has sent the Application in case that:

•	the Application does not meet the requirements provided for in clause 8.5 of the Resolution on the additional securities issuance;

•	the Application does not allow to identify the person in whose name the Application is submitted as the one entitled to pre-emptive right to purchase the offered securities;

•	the Application has been received by the Issuer upon expiration of the Term of pre-emptive right validity.

In case that the Issuer refuses to satisfy the Application, the monetary assets (non-monetary assets) received by the Issuer as the payment for the shares shall be paid back to the Applicant without cash transfer (in the established manner) within 60 (sixty) days of the Term of pre-emptive right validity expiration date to the bank account specified in the Application (in the manner established for non-monetary assets paying back to the owner). When the non-monetary assets constitute real property, the Issuer shall return the real property within 90 (ninety) days of the Term of pre-emptive right validity expiration date in the manner established for cancellation of transactions in real property .

In case that in the Application a lesser quantity of shares is specified than the quantity of shares paid up for according to the document of paying up for the offered shares, the Issuer shall satisfy such Application in regard to the quantity of shares specified in the Application. In such a case, the Issuer shall within 60 (sixty) days of the Term of pre-emptive right validity expiration date return the monetary assets (non-monetary assets) exceeding the cost of the offered shares specified in the Application and received by the Issuer as the payment for the shares to the bank account specified in the Application (in the manner established for non-monetary assets paying back to the owner). When the non-monetary assets constitute real property, the Issuer shall return the real property within 90 (ninety) days of the Term of pre-emptive right validity expiration date in the manner established for cancellation of transactions in real property.

In case that the quantity of shares specified in the Application exceeds the quantity of shares paid up for according to the document of paying up for the offered shares, it shall be deemed that the Applicant has exercised its pre-emptive right to purchase the offered shares in respect of the paid up quantity of shares.

In case that the quantity of shares specified in the Application exceeds the quantity of shares the Applicant is entitled to purchase, the Application, subject to keeping to all other terms, shall be satisfied to the amount of maximum possible number of integral shares for the person concerned according to the computing procedure below. In such a case, the Issuer shall within 60 (sixty) days of the Term of pre-emptive right validity expiration return the monetary assets (non-monetary assets) exceeding the cost of the shares the Applicant concerned may purchase to the maximum extent the Issuer received as the payment for the shares to the bank account specified in the Application (in the manner established for non-monetary assets paying back to the owner).

When the non-monetary assets constitute real property , the Issuer shall return the real property within 90 (ninety) days of the Term of pre-emptive right validity expiration date in the manner established for cancellation of transactions in real property.

Maximum quantity of additional shares a person may purchase in exercise of its pre-emptive right to purchase the Issuer’s additional shares shall be proportionate to the number of the Issuer’s ordinary registered shares the person held as of April 30, 2009 and estimated according to the following formulae:

X = Y x (19,000,000,000 / 269,695,430,802) where

X means the maximum quantity of additional shares a person entitled to the pre-emptive right to purchase the offered securities may purchase;

Y – the number of the Issuer’s ordinary registered shares the person held as of April 30, 2009 (the date of drawing up a list of persons entitled to participate in the extraordinary general meeting of the Issuer’s shareholders where the Resolution On the increase of the Company’s authorized capital was adopted);

19,000,000,000 (nineteen billion) is the number of the additional ordinary shares the Issuer offers in compliance with the Resolution on the additional securities issuance;

269,695,430,802 (two hundred sixty nine billion six hundred ninety five million four hundred thirty thousand and eighty two) is the number of the ordinary registered shares earlier placed by the Issuer.

If as a result of estimating the number of additional shares to be offered within which a person entitled to the pre-emptive right to purchase shares may exercise such right a fractional number arises, such person shall be entitled to purchase a portion of an offered share (fractional share) corresponding to the fractional portion of the resulting number.

Fractional share shall give its holder the rights normally given by a share of respective class in proportion to the portion of integral share it constitutes.

Fractional share shall circulate like integral shares.

The rights to fractional shares shall be accounted in the registered person’s accounts in the register without rounding off.

When fractional shares arise as a result of shareholders’ exercising their pre-emptive right to purchase shares, the remaining portion of such additional shares shall not be further offered. Upon the Date of additional shares placement completion and upon the state registration of the report on the results of additional issue of the Issuer’s securities, the fractional shares that were not placed shall be cancelled.

An agreement of share purchase entered with a person exercising its pre-emptive right to purchase the offered securities shall be deemed concluded upon the Issuer’s receiving the Application attached with a document on paying up for the securities.

At the same time, when the Application attached with documents on paying up for the securities has been received by the Issuer before the Date of additional shares placement commencement, the Agreement of share purchase shall be deemed concluded on the Date of such additional shares placement commencement.

When an Agreement of share purchase is entered into with a person exercising its pre-emptive right to purchase the offered securities, by mutual consent of the parties thereto and in compliance with Article 434 of the Civil Code of the Russian Federation, the agreement may be executed as an entire document signed by the parties in an agreed number of counterparts.

An Agreement of share purchase with a person exercising its pre-emptive right to purchase the offered securities under which the purchased shares are paid up by real property shall be entered into in compliance with the civil law requirements applicable to transactions in real property.

To sign an Agreement of share purchase the Applicant shall during the Term of pre-emptive right validity on a daily basis except for Saturdays, Sundays and non-working public holidays from 10 a.m. till 5 p.m. (Moscow time) address to: JSC RusHydro, 51 Arkhitektora Vlasova Street, Moscow, the Russian Federation. The Agreement shall be signed within 10 (ten) days of the Applicant’s appealing date provided that by the appealing date the Issuer’s Board of Directors has estimated the market price of the property if the Applicants intends to pay for security in non-monetary assets.

In case that the Applicants intends to pay for security in non-monetary assets, the Issuer’s Board of Directors shall within the Term of pre-emptive right validity though not later than 20 (twenty) days before the Term of pre-emptive right validity expiration shall in compliance with Article 77 of the Federal Law On Joint Stock Companies estimate the monetary value of the property provided as the payment for this additional shares issue in exercise of pre-emptive right to purchase the offered securities.

The Issuer shall within 5 (five) days of taking the relevant decision by the Board of Directors provide the monetary value of the property estimated by the Board of Directors to a respective Applicant through sending a letter at the mail address and (or) fax number and (or) e-mail address specified in the Application.

The shares purchased in exercise of pre-emptive right to purchase the shares of this additional issue shall only be entered upon paying up thereof in full.

The Issuer shall within 2 (two) days of the Term of pre-emptive right validity expiration submit a transfer order under which an entry is to be made in the Applicant’s or a nominal holder’s account specified by the Applicant in the Application to the Issuer’s Registrar (Open Joint Stock Company the Central Moscow Depositary, OGRN 1027700095730, License to keep a register #10-000-1-00255 issued by the Federal Committee for Security Market as at September 13, 2002). The Registrar shall within 3 (three) days of the transfer order receipt write the number of additionally issued securities specified in the transfer order off the Issue’s issuer account and enter the same to the Applicant’s or a nominal holder’s account specified by the Applicant in the Application.

The securities shall be deemed placed upon the date of making an entry on the securities entering to the account of the person exercising the pre-emptive right or the nominal holder specified by the person exercising the pre-emptive right into the register of the shareholders holding the Issuer’s securities.

Term of the said pre-emptive right validity: The said validity term shall commence upon the Issuer’s fulfilment of the obligations pertaining to the Notice of pre-emptive right to a full extent, that is, from the later of the following dates: the date of the Notice of pre-emptive right publishing in Vedomosti newspaper or the date of the Notice of pre-emptive right publishing in the Issuer’s web-site at the address: www.rushydro.ru.

Till expiration of the pre-emptive right validity Term, no securities placement shall be permitted otherwise than through purchase thereof in exercise of the pre-emptive right.

Procedure for summing up the results of exercising the pre-emptive right to purchase the offered securities: the results of exercising the pre-emptive right to purchase the additional shares shall be summed up by the Issuer’s sole executive body within 5 (five) days of the pre-emptive right validity Term expiration.

Procedure for disclosure of information on the results of exercising the pre-emptive right to purchase the offered securities:

The Issuer shall disclose information on the results of exercising the pre-emptive right to purchase the offered securities through publishing a notice within the following time-period from the date of summing up the results of exercising the pre-emptive right:

•	in the news bulletin of Interfax: within 4 (four) days;

•	in the website www.rushydro.ru: within 5 (five) days.

Opportunity to purchase securities beyond the borders of the Russian Federation including that through purchasing foreign securities:

Certain quantity of this additional issue shares is intended to be placed within the framework of exercising pre-emptive right to purchase the offered shares (that is, through purchasing the shares by the persons entitled to the pre-emptive right to purchase the offered shares) including that beyond the borders of the Russian Federation through the placement in accordance with the foreign laws of appropriate foreign securities certifying the title to the additional shares. No shares of this additional issue are intended to be offered to other acquirers (beyond the framework of exercising pre-emptive right to purchase the offered shares) beyond the borders of the Russian Federation through placement in accordance with the foreign laws of appropriate foreign securities certifying the title to the additional shares.

In the course of exercising the pre-emptive right to purchase the offered shares, share purchase agreements shall be entered with the persons entitled to the pre-emptive right to purchase the offered shares including the agreements on the purchase in accordance with the foreign laws of a foreign issuer’s offered foreign securities (hereinafter also the Depository bank) certifying the title to the issuer’s shares (hereinafter referred to as the “Depositary receipts”) in the manner provided below.

Since issuance of Depositary receipts is not subject to state registration in the Russian Federation, Depositary receipts shall be only offered beyond the borders of the Russian Federation, they may not and will not be offered by the Issuer or openly circulate in the territory of the Russian Federation. Share offering through Depositary receipts placement shall be performed according to an agreement between the Issuer and a Depository bank under which the Depository bank shall issue the Depositary receipts.

The shares shall be placed through Depositary receipts offering only subject to availability with the Issuer of a permit on the placement and/or circulation of securities beyond the borders of the Russian Federation issued in the established manner by the Federal Agency for Financial Markets that is required in compliance with the laws of the Russian Federation for placement and further circulation of this additional issue shares beyond the borders of the Russian Federation.

The Issuer’s shares entering into a bank account (depo account) of the Depository bank, which is under a foreign law is the issuer of respective Depositary receipts, shall be deemed the Issuer’s shares placement through placement of foreign securities.

The Issuer has no plans to offer, simultaneously with the securities placement, the Issuer’s earlier placed (outstanding) securities of the same type, category (class) for acquisition, including that beyond the borders of the Russian Federation, through the placement of appropriate foreign securities.

Other material terms of securities placement in the judgement of the Issuer: there are no such other material terms.

Persons providing services to the Issuer in placing and/or arranging the placement of securities:

The Issuer shall place the securities through engagement of a professional participant of the securities market (broker) who shall provide the Issuer with the services related to securities placement under a commercial services contract entered into with the broker (hereinafter referred to as the “Broker”). The Issuer shall engage as a Broker one or a number of the following entities:

1)	Full business name: Close Joint Stock Company Financial Broker Troika Dialog

Brief business name: CJSC FB Troika Dialog

Location: 4 Romanov Lane, Moscow, 125009 the Russian Federation

Number of the License to perform broker operations: 177-04978-100000

Date of the License issuance: April 13, 2001

Term of the License validity: not limited in time

Agency issuing the License: FCFM of Russia

2)	Full business name: Joint Stock Commercial Bank the Savings Bank of the Russian Federation (Open Joint Stock Company)

Brief business name: OJ SC Savings Bank of Russia

Location: 19 Vavilova Street, Moscow, 117997, the Russian Federation

Number of the License to perform broker operations: 077-02894-100000

Date of the License issuance: 27.11.2000

Term of the License validity: not limited in time

Agency issuing the License: FCFS of Russia

3)	Full business name: Close Joint Stock Company VTB Capital

Brief business name: CJSC « VTB Capital

Location: office 410, bld. 34, 3 Stolyarny Lane, Moscow, 123022 the Russian Federation

Number of the License to perform broker operations: 177-11463-100000

Date of the License issuance: 31.07.2008

Term of the License validity: not limited in time

Agency issuing the License: FCFM of Russia

The Issuer shall not later than upon commencement of the time period intended for Offers submitting disclose information on the Brokers to be engaged for the purpose of providing serviced on shares placement in the news bulletin of Interfax and website www.rushydro.ru.

The Broker’s main functions related to providing the Issuer with services on shares placement shall include acceptance and registration of the proposals (Offers) and sending in the Issuer’s name replies on the Offers acceptance to the persons selected by the Issuer at its own discretion from those who submitted the Offers.

The Broker shall not be obliged to acquire the shares that have not been placed within the established period of time.

The Broker shall not be obliged to support (stabilize) prices for the offered securities at a certain level within some period upon completion of the securities placement neither provide services of a market maker.

The Broker shall not be entitled to acquire additional quantity of the securities earlier placed by the Issuer (outstanding ones) of the same type and category (class) as the offered securities, which additional quantity may be sold or not subject the results of the securities placement.

A contract with the Broker shall be entered into upon state registration of the offered shares though not later that upon the end of the period intended for Offers submitting. The amount of Broker’s remuneration shall be fixed in the contract entered into with the Broker and may be subject to the results of the securities placement. In any case, the amount of such remuneration shall not exceed 1,500,000 (one million five hundred thousand) rubles.

2.6. Procedure for and terms of payment for equity securities subject to placement:

Terms of and procedure for securities paying up for:

The securities of this additional issue may be paid for in monetary and non-monetary assets.

The offered shares shall have to be paid up by the Purchasers (Applicants) within the time periods set by the Resolution on the additional securities issuance, Agreements of share purchase though before making a credit entry in the accounts held by the share Purchasers (Applicants) (nominal holders specified by the share Purchasers (Applicants) in the register).

When paying up for the securities in monetary assets, the Purchaser (Applicant) shall transfer the relevant amount of money denominated in the currency units of the Russian Federation to the Applicant’s account specified in clause 8.6 of the Resolution on the additional securities issuance.

The offered shares may be paid up in one or a number of ways provided for in the Resolution on the additional securities issuance with due adherence to the payment procedure established for each type of property accepted as payment for the shares additionally placed by the Issuer.

The obligation to pay for the placed shares shall be deemed fulfilled upon the money entering into the Issuer’s account specified in the Resolution on the additional securities issuance.

The securities of this additional issue shall only be entered in the Purchasers’ (Applicants’) accounts in the register of the Issuer’s registered securities holders (accounts of the nominal holders specified by the Purchasers (Applicants)) upon the securities payment in full.

The additional shares shall be paid up for in monetary assets denominated in rubles of the Russian Federation by non-cash transfer to the Issuer’s settlement account specified in clause 8.6 of the Resolution on the additional securities issuance.

Term of payment: the Applicant shall have to pay for the purchase securities in full within the Term of pre-emptive rights validity. The Purchaser, which has received the Issuer’s reply on the Offer acceptance shall have to pay for the purchase securities in full within 40 (forty) days from the end of the Term for Offers submitting.

No accounts shall be settled in cash.

All accounts settlement shall be effected in non-cash manner.

Procedure for no-cash settlements: settlement through payment orders.

Bank details of the accounts the money shall be transferred to as the payment for the shares:

(1)	Account holder: Open joint-stock Company RusHydro (IIN 2460066195)

Full business name of the credit institution: Joint Stock Commercial Bank the Savings Bank of the Russian Federation (Open Joint Stock Company)

Brief business name of the credit institution: OJ SC Savings Bank of Russia

Location of the credit institution: 19 Vavilova Street, Moscow, 117997, the Russian Federation

Settlement account: # 40702810400020107810

Correspondent account: # 30101810400000000225

BIC 044525225

The Bank’s IIN: 7707083893

The payments shall only be made in non-cash manner.

List of property:

1)	Shares held by the following joint stock companies:

OJSC Boguchanskaya HPP (OGRN 1022400828119);

JSC Geotherm (OGRN 1024101023429);

JSC ZHS (OGRN 1021500822001);

OJSC KamGEK (OGRN 1024101019469);

OJSC Kolimaenergo (OGRN 1024900959467);

OJSC Pavlodolskaya hydropower station (OGRN 1041500751016);

OJSC Trust Gydromontazh (OGRN 1027739318815);

OJSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

2)	Movable property and real property that is to be used for the purposes of electric power generation, transmittance, dispatching, distribution and sale employed in operations of hydropower stations for HPP Cascade (HPP -1, HPP -2, HPP -3) on the River Tolmacheva and 110 kV high-voltage line Apacha-MNRR on the River Tolmacheva (Kamchatka Territory) as well as proprietary rights (including rights of demand) related to the above mentioned operations.

Terms of payment and documents to be executed according to such payment:

The offered shares may be paid up in one or a number of ways provided for in the Resolution on the additional securities issuance with due adherence to the payment procedure established for each type of property accepted as payment for the shares additionally placed by the Issuer.

The obligation to pay for the placed shares shall be deemed fulfilled upon the money entering into the Issuer’s account and (or) non-monetary assets transfer to the Issuer in the manner described below.

The securities of this additional issue shall only be entered in the Purchasers’ (Applicants’) accounts in the register of the Issuer’s registered securities holders (accounts of the nominal holders specified by the Purchasers (Applicants)) upon the securities payment in full though not later than upon the Date of securities placement completion (within the time periods specified in the Resolution on the additional securities issuance).

In case of paying up for shares in non-monetary assets, when the price of the property transferred the Purchaser (Applicant) as the payment for the additional shares exceeds the total cost of the additional shares the Purchaser (Applicant) offered to buy, the Issuer shall return the difference between the cost of the property transferred as payment for the additional shares and the cost of the additional shares the Purchaser (Applicant) offered to buy. The Issuer shall return the said difference to the Purchaser (Applicant) in monetary assets denominated in rubles of the Russian Federation by the transfer thereof to the bank account specified in the Offer (Application), and when such account is not specified in the Offer (Application), to the accounts specified by the Purchaser (Applicant) in the request on the money paying back.

In case of paying up for shares in non-monetary assets, when the price of the property transferred the Purchaser (Applicant) as the payment for the additional shares is less than the cost of the additional shares the Purchaser (Applicant) offered to buy, the Purchaser (Applicant) shall pay the difference between the cost of the additional shares the Purchaser (Applicant) offered to buy and price of the property transferred the Purchaser (Applicant) as the payment for the additional shares in rubles of the Russian Federation. In case that the Purchaser (Applicant) fails to pay the said difference within the time periods established for paying up for the additional shares, the Issuer shall refuse to fulfill the counter-obligation related to transfer of the shares not paid up by the Purchaser (Applicant) and the relevant Agreement of share purchase as applied to the portion of the shares not paid up for by the person purchasing the shares. Such Agreement shall be deemed amended upon entering the paid up quantity of shares to the account of the Purchaser (Applicant) (account of the nominal holder specified by the Purchasers (Applicant) in the Offer (Application).

The offered shares shall be paid up in non-monetary assets in the following ways:

•

in case of paying up for the offered shares through movable property transfer: by signing a Certificate of the property transfer-acceptance by the Issuer and Purchaser (Applicant). In such a case, the date of signing the above Certificate of the property transfer-acceptance shall be deemed the date of paying up for the offered shares of the additional issue;

•

in case of paying up for the offered shares through real property transfer: by signing of an agreement and Certificate of the real property transfer-acceptance by the Issuer and Purchaser (Applicant), drawn up in compliance with the requirements of the laws applicable to state registration of title to real property and transactions therein as well as state registration of the title to the real property transfer. In such a case, the date of state registration of the title to the real property transfer to the Issuer shall be deemed the date of paying up for the offered shares;

•

in case of paying up for the offered shares with securities: by the securities transfer in the manner established by the law. In such a case, the day of making a credit entry to the account held by the Issuer (the Issuer’s depo account with a nominal holder where the Issuer is a depositor) in the register of the Issuer’s shares holders shall be deemed the date of paying up for the offered shares;

•

in case of paying up for the offered shares through proprietary rights transfer: by signing of a document by the Issuer and Purchaser (Applicant) confirming such rights transfer to the Issuer and state registration of the relevant rights (transfer of the relevant rights to the Issuer) in cases provided for by the law. In such a case, the day of such document on transfer-acceptance or the date of state registration of the relevant rights transfer to the Issuer, if such a registration is stipulated by the law, shall be deemed the date of paying up for the offered shares.

Information about the appraiser (appraisers) engaged to estimating market price of the property transferred as the payment for the offered securities:

According to the Resolution on the additional securities issuance, for the purpose of estimating market price of the property transferred as the payment for the offered securities, the following appraisers may be engaged (as of the date of approval and signing of the Resolution on the additional securities issuance and the Securities Prospectus, neither of the mentioned appraisers has been engaged by the Issuer):

	Appraiser’s full name	Member of an appraisers’ self-regulating organization (SRO)		The appraiser’s employer’s full corporate name and acronym, address, and MSRN; the appraiser’s phone and fax number and email address
		Appraisers’ SRO’s full name and address	Appraisers’ SRO’s registration number and the appraiser’s SRO registration number and date
16.

Edomsky, Sergei Rudolfovich

Shaskolsky, Alexei Igorevich

Bogatova, Yekaterina Mikhailovna

Burdaeva, Yekaterina Aleksandrovna

Shablya, Yegor Yaroslavovich

Vasilieva, Polina Sergeevna

Lindkvist, Anna Eduardovna

Biryukov, Vitaly Valeriyevich

Ivanova, Natalya Pavlovna

Dumenkova, Irina Igorevna

Bukharin, Nikolai Alekseevich

Zvidrin, Mikhail Vladimirovich

Demicheva, Svetlana Mikhailovna

Dyadin, Alexander Gennadievich

Bakanova, Ludmila Yevgenievna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow

No 002797, 10.01.2008

No 002795, 10.01.2008

No 002713, 10.01.2008

No 002812, 14.01.2008

No 002794, 10.01.2008

No 002718, 10.01.2008

No 002753, 10.01.2008

No 003225, 28.01.2008

No 002829, 14.01.2008

No 003240, 28.01.2008

No 002173, 24.12.2007

No 004297, 17.04.2008

No 004959, 22.09.2008

No 001680, 29.11.2007

No 004884, 05.09.2008

Institute for Entrepreneurship Studies Limited Liability Company (OOO IPP) Mailing address: 92 ul. Marata, St. Petersburg, 191119 MSRN 1027800561458 + 7 (812) 703-40-41 mail@ipp.spb.ru

17.

Shepelev, Vladimir Borisovich

Abramov, Konstantin Alekseevich

Babanin, Yevgeny Nikolaevich

Baulina, Maya Borisovna

Voronina, Yelena Konstantinovna

Gosteva, Yekaterina Dmitrievna

Dyatlov, Yevgeny Gennadievich

Yerkhova, Darya Andreevna

Zenina, Lilia Vladimirovna

Kurkova, Olga Valerievna

Nikitenko, Oksana Vasilievna

Prosvirnina, Irina Vasilievna

Pushkina, Lidia Sergeevna

Rubicheva, Yekaterina Aleksandrovna

Firsova, Oksana Viktorovna

Khassan, Yelena Vladimirovna

Shkadova, Galina Andreevna

Popova, Yelena Yurievna

Vokhmin, Ivan Vladimirovich

National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow

No 00006, 24.02.2009

No 01529, 26.03.2008

No 1762, 04.12.2008

No 01731, 20.10.2008

No 01815, 04.03.2009

No 01531, 26.03.2008

No 01532, 26.03.2008

No 01533, 26.03.2008

No 01534, 26.03.2008

No 01732, 20.10.2008

No 01535, 26.03.2008

No 01537, 26.03.2008

No 01538, 26.03.2008

No 01817, 04.03.2009

No 01826, 23.03.2009

No 01777, 14.01.2009

No 01825, 23.03.2009

No 01536, 26.03.2008

No 01816, 04.03.2009

OTKRYTIE – Corporate Finances Limited Liability Company (OOO OTKRYTIE – Corporate Finances)

Mailing address:

19 (stroenie 10) Protopopovsky pereulok,

Moscow, 129010

MSRN 1027739184307

+ 7 (495) 777-56-09

invest@open.ru

	Gomzin, Lavrentiy Sergeevich Konova, Olga Ivanovna Osoka, Dmitry Nikolaevich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1040, 26.11.2007 No 337, 03.07.2007 No 738, 05.09.2007

18.	Aleksandrov, Sergei Yurievich Borodin, Ruslan Viktorovich Galitskaya, Anzhelika Viktorovna Galitsky, Dmitry Stanislavovich Yerpulev, Viktor Petrovich Livshits, Valery Lvovich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 003548, 11.02.2008 No 00918, 18.10.2008 No 002179, 24.12.2007 No 002306, 25.12.2007 No 002820, 14.01.2008 No 002223, 24.12.2007	Otechestvo Private Stock Company (ZAO Otechestvo) Mailing address: 151 prospekt Lenina, Volgograd, 400009 MSRN 1023402456626

	Loiko, Violetta Valerievna Kurykina, Lilia Fyodorovna Martynov, Alexander Leonidovich Redkozubova, Lubov Vladimirovna		No 004715, 16.06.2008 No 001978, 18.12.2007 No 004033, 18.03.2008 No 002865, 14.01.2008	+ 7 (495) 766-06-91 info@otechestvo-consult.ru

19.

Artyomenkov, Igor Lvovich

Burykhina, Irina Mikhailovna

Glinkina, Oksana Yevgenievna

Ionova, Olesia Aleksandrovna

Kamaeva, Yulia Aleksandrovna

Kuzovenkova, Svetlana Aleksandrovna

Mironov, Valery Viktorovich

Protskova, Larisa Anatolievna

Chernenkova, Olga Sergeevna

Dzhorukhyan, Lusine Lavrentievna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow

No 000002, 09.07.2007

No 004959, 22.09.2008

No 000078, 09.07.2007

No 002953, 17.01.2008

No 005015, 17.10.2008

No 01703, 04.12.2007

No 01986, 18.12.2007

No 01715, 04.12.2007

No 004969, 22.09.2008

No 001692, 04.12.2007

International Appraisal Center Private Stock Company (ZAO MCO) Mailing address: 21 (stroenie 1) ul. Novaya Basmannaya, Moscow, 107078 MSRN 1027739313766 + 7 (499) 261-56-53 ivc@valuation.ru

20.	Smirnov, Alexander Petrovich Drambovich, Nikita Nikolaevich Silina, Ludmila Vasilievna	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1592, 22.01.2008 No 406, 06.07.2007 No 405, 06.07.2007	LAIR Limited Liability Company (OOO LAIR) Mailing address: 40 ul. Furshtatskaya (office 2), St. Petersburg, 191123, MSRN 1027807581141 + 7 (812) 273-71-31 mail@lair.sp.ru
	Guseva, Irina Vasilievna Chevdar, Svetlana Sergeevna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00009, 17.01.2008 No 00509, 18.01.2008

21.

Neyman, Yevgeny Iosifovich

Markova, Svetlana Gennadievna

Chernykh, Nikolai Vyacheslavovich

Suloev, Mikhail Ivanovich

Sherchenkov, Aleksei Aleksandrovich

Yershov, Vladimir Stepanovich

Dubinsky, Vadim Aleksandrovich

Vinokurov, Alexander Anatolievich

Yakubenko, Dmitry Igorevich

Kuzmina, Galina Leonidovna

Arbitman, Lidia Pavlovna

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow

No 000339, 17.07.2007

No 000448, 24.07.2007

No 000487, 24.07.2007

No 000690, 15.08.2007

No 000492, 24.07.2007

No 000423, 24.07.2007

No 000420, 24.07.2007

No 000797, 03.09.2007

No 000834, 03.09.2007

No 002496, 29.12.2007

No 000911, 18.09.2007

Integrated Appraisal Professionals Development and Organization Private Stock Company (ZAO ROSECO)

Address: 13 Khonynsky bulvar (office 23), Moscow, 125252

MSRN 1037739311257

+ 7 (495) 984-74-51

roseco@roseco.ru

22.	Batyrov, Andrei Vladislavovich Mironov, Maksim Yevgenievich Lykov, Pavel Alekseevich Moiseenkov, Anton Ruslanovich Straistar, Vasily Viktorovich Zhatkova, Tayisia, Ivanovna Nikolaeva, Inna Valerievna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00597, 26.12.2007 No 00610, 26.12.2007 No 00601, 26.12.2007 No 01640, 05.08.2008 No 01716, 01.10.2008 No 00580, 29.12.2007 No 00581, 29.12.2007	Appraisal, Expert Review, and Consulting Agency Limited Liability Company (OOO Appraisal, Expert Review, and Consulting Agency) Mailing address: 182 ul. Krasnaya (office 48),

	Kulikov, Igor Yurievich Anch, Anatoly Sergeevich	Russian Appraisal Masters’ Association Self-Regulating Organization Not-for-Profit Partnership Address: 1 Klimentovsky pereulok (office 305), Moscow, 115184	No 716, 14.12.2007 No 717, 14.12.2007	Krasnodar, 350063 MSRN 1022301427081 + 7 (861) 268-66-00 post2005@aoek.ru

	Amelchenko, Viktor Sergeevich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 1172, 12.12.2007

23.

Ivanov, Alexander Sergeevich

Baranova, Yelena Sergeevna

Dmitrieva, Yelena Borisovna

Knyazeva, Tatyana Alekseevna

Kuvaldin, Dmitry Andreevich

Kucher, Dmitry Dmitrievich

Landa, Leonid Petrovich

Madekina, Yelena Pavlovna

Marinenko, Alyona Vladimirovna

Martemyanov, Aleksei Vladimirovich

Panina, Marina Mikhailovna

Pisarev, Andrei Viktorovich

Pyatykhin, Alexander Vladimirovich

Stanyukovich, Vladimir Nikolaevich

Tishakov, Sergei Leontievich

Shemelyov, Yuri Yevgenievich

Balkovaya, Natalya Yevgenievna

Yegorov, Gennady Nikolaevich

Khukhrina, Yekaterina Vladimirovna

National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow

No 00004, 18.01.2008

No 00932, 18.01.2008

No 00933, 18.01.2008

No 01466, 13.03.2008

No 00003, 18.01.2008

No 01294, 05.02.2008

No 00010, 18.01.2008

No 00934, 18.01.2008

No 01296, 05.02.2008

No 01293, 01.02.2008

No 01295, 05.02.2008

No 00935, 18.01.2008

No 01465, 13.03.2008

No 00931, 18.01.2008

No 00930, 18.01.2008

No 00936, 18.01.2008

No 01223, 23.01.2008

No 00980, 06.12.2008

No 01232, 23.12.2008

Russian Appraisal Private Stock Company (ZAO Rosocenka) Mailing address: 35 (stroenie 49) ul. Nizhnyaya Krasnoselskaya, Moscow, 105066 + 7 (495) 775-00-50 root@rosocenka.com

	Vorontsova, Olga Sergeevna Inogamov, Sergei Faizullaevich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 001281, 24.10.2007 No 001282, 24.10.2007

	Vorontsov, Maksim Vladimirovich	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt (entrance 2, 4-th floor, office 2404), 125315, Moscow	No 2695, 01.10.2008

Rozhkov, Mikhail Yurievich

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

No 719.50, 29.07.2008

24.

Kushlyansky, Oleg Aleksandrovich

Beloshnichenko, Andrei Mikhailovich

Gurevich, Veniamin Lvovich

Yesina, Galina Anatolievna

Pavlenko, Dmitry Petrovich

Chulin, Aleksei Aleksandrovich

Usachova, Yelena Viktorovna

Krasnokutsky, Konstantin Aleksandrovich

Suprunenko, Galina Ivanovna

Kubatin, Vladimir Ivanovich

Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow

No 01894, 13.12.2007

No 01859, 13.12.2007

No 01869, 13.12.2007

No 003570, 11.02.2008

No 003525, 06.02.2008

No 001922, 13.12.2007

No 005117, 28.10.2008

No 005350, 02.02.2009

No 005116, 28.10.2008

No 005115, 28.10.2008

ENPI Consult Private Stock Company (ZAO ENPI Consult) Mailing address: 14 Dukhovskoy pereulok, Moscow, 115191 MSRN 1027700283566 + 7 (495) 954-47-26 npg@npg.ru

25.	Vasenin, Mikhail Yurievich Ikonnikova, Anzhelika Mikhailovna Yermak, Natalya Viktorovna Radionova, Olga Nikolayevna	National Collegium of Appraisal Professionals Self-Regulating Organization Not-for-Profit Partnership (NKSO) Address: 34B Sofiyskaya naberezhnaya, 115035, Moscow	No 00008, 24.12.2007 No 01524, 26.03.2008 No 01686, 19.09.2008 No 01652, 03.06.2008	Expert Consulting Group Limited Liability Company (OOO KG Expert) Mailing address: 1/14 ul. Anny Severiyanovoi, Moscow 123100 MSRN 1027739255730 + 7 (495) 707-23-00 info@expertgroup.ru
	Ignatieva, Maya Arturovna Rodionov, Alexander Borisovich Vinogradov, Viktor Vladislavovich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok, 107078 Moscow	No 001530, 21.11.2007 No 003447, 04.02.2008 No 002063, 21.12.2007
	Savichev, Alexander Leonidovich Agafonov, Andrei Gennadievich Nerezenko, Karina Sergeevna	Self-Regulating Inter-regional Appraisal Professionals Association Not-for-Profit Partnership Address: 72 (stroenie 4) Leningradsky prospekt (office 2404), 125315, Moscow	No 06390, 17.12.2007 No 06391, 20.12.2007 No 1196, 17.12.2007

Gubaev, Sergei Mikhailovich

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

No 3777, 15.10.2007

26.	Moshkovich, Boris Yefimovich Kozlov, Nikolai Aleksandrovich Tsvetkova, Maria Aleksandrovna Savikhina, Yelena Nikolayevna

Inter-Regional Self-Regulating Not-for-Profit Organization – Professional Experts and Appraisers Society Not-for-Profit Partnership

(MSNO-NP OPEO)

Address:

6a Chetvyortaya ulitsa Vosmogo marta, Moscow

125167

			No 900.77, 20.08.2009 No 775.77, 23.10.2008 No 705.78, 09.07.2008 No 799.77, 22.12.2008	ABM Partner Private Stock Company (ZAO ABM Partner) Mailing address: 8 ul. Troitskaya (office 2), Moscow 129090 MSRN 1027700560491 + 7 (495) 785-71-04 info@abm.ru

Potapov, Stepan Vladimirovich

Volkanova, Olga Sergeevna

Danielyan, Dmitry Valerievich

Keda, Aleksei Ivanovich

Koloskov, Sergei Yurievich

Selivanova, Yulia Aleksandrovna

Vakhitov, Airat Ralifovich

Gorlov, Maksim Nikolaevich

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 416, 06.07.2007 No 2179, 26.03.2008 No 1266, 24.12.2007 No 2076, 07.03.2008 No 2182, 26.03.2008 No 2183, 26.03.2008 No 1267, 24.12.2007 No 2739, 22.10.2008

	Khristova, Olga Viktorovna	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 21 ul. Novaya Basmannaya (stroenie 1), 107078 Moscow	No 003469, 04.02.2008

27.

Volovich, Nikolai Vladimirovich

Turova, Yevgenia Yurievna

Kozlova, Yekaterina Yurievna

Boyarov, Vasily Vasilievich

Golyshev, Artyom Andreevich

Polyakova, Yelena Vladimirovna

Pechonkin, Dmitry Vladimirovich

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 44, 04.05.2007 No 290, 04.05.2007 No 687, 27.08.2007 No 560, 02.08.2007 No 559, 02.08.2007 No 2353, 19.05.2008 No 865, 08.10.2008

Institute for Evaluation of Assets and Financial Operations Limited Liability Company (OOO Institute for Evaluation of Assets and Financial Operations)

Mailing address:

10/2 Petrovsko-Razumovskaya alleya, Moscow, 127083,

MSRN 1027000867750

+ 7 (495) 916-91-60

	Lalieva, Anna Georgievna Pokrovskaya, Yelena Anatolievna Tomashevskaya, Tatyana Gennadievna	Sibir Appraisers’ Self-Regulating Organization Not-for-Profit Partnership Address: 2 ul. Ugreshskaya (stronie 101), Moscow, 115088	No 315, 10.09.2007 No 314, 10.09.2007 No 313, 10.09.2007	info@instoc.com
	Slavkin, Roman Anatolievch Kiselyova, Natalya Aleksandrovna	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 21 ul. Novaya Basmannaya (stroenie 1), 107078 Moscow	No 003840, 27.02.2008 No 003510, 06.02.2008

28.	Arzumanov, Elman Vagifovich Dryndina, Svetlana Sergeevna Kochergina, Anna Viktorovna Shevlyakov, Yuri Viktorovich Kalashnikov, Sergei Vladimirivoch Bekeshko, Irina Aleksandrovna	Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 1636, 25.01.2008 No 2427, 17.06.2008 No 2730, 20.10.2008 No 2802, 05.12.2008 No 2801, 05.12.2008 No 2800, 05.12.2008

Top Audit Auditing and Consulting Firm Limited Liability Company (OOO AKF TopAudit)

Mailing address:

54 (stroenie 2) ul. Bolshaya Ordynka, Moscow 119017

MSRN 1027739441553

+ 7 (495) 981-41-21

mail@top-audit.ru

29.

Dolmatov, Mikhail Mikhailovich

Kolesnikova, Tatyana Vitalievna

Nevskaya, Yelena Mikhailovna

Kutepova, Alla Viktorovna

Bragina, Oksana Anatolievna

Domke, Anzhela Anatolievna

Gazeeva, Yekaterina Aleksandrovna

Datskiy, Andrei Valerievich

Dolmatova, Alexandra Valerievna

Mityushina, Natalya Nikolaevna

		Appraisal Professionals Community Not-for-Profit Partnership (NP SMAOs) Address: 72 (stroenie 4) Leningradsky prospekt, 125315, Moscow	No 2022, 29.02.2008 No 2021, 29.02.2008 No 2724, 16.10.2008 No 2170, 21.03.2008 No 1264, 24.12.2007 No 1265, 24.12.2007 No 2077, 07.03.2008 No 2134, 17.03.2008 No 2171, 21.03.2008 No 2135, 17.03.2008

Central Finance and Appraisal Company Private Stock Company (ZAO Central Finance and Appraisal Company)

Mailing address:

22/2 ul. Bolshaya Nikitskaya, Moscow, 125009

MSRN 1037739245972

+ 7 (495) 937-53-85

sale@cfac.ru

30.	Grebchenko, Konstantin Borisovich Zhuntov, Aleksei Viktorovich Zverev, Aleksei Alekseevich Kharitonov, Ivan Vladimirovich Burlyuk, Pavel Borisovich	Russian Appraisers’ Society All-Russia Public Organization (OOO ROO) Address: 2A Pervyi Basmannyi pereulok (office 5), 107078 Moscow	No 005197, 28.11.2008 No 000804, 03.09.2007 No 004701, 16.07.2008 No 000830, 03.09.2007 No 005559, 07.04.2009	Price Inform Limited Liability Company (OOO Price Inform) Mailing address: 42 Varshavskoye shosse (office 6243), Moscow 115230, MSRN 1026901736190 + 7 (495) 989-14-43 vip@pinco.ru

2.7. Procedure for and terms of entering into agreements in the process of equity securities placement

Additional shares shall be placed through entering into agreements of the offered shares purchase (hereinafter referred to as the “Agreement of share purchase”).

The shares shall be offered to the persons exercising their pre-emptive right to purchase the offered securities in accordance with the procedure specified in clause 8.5 of the Resolution on the additional securities issuance.

Till expiration of the term of pre-emptive right to purchase offered securities validity as established by clause 8.5 of the Resolution on the additional securities issuance, no securities placement shall be permitted otherwise than through purchase thereof in exercise of the said pre-emptive right.

For the purpose of entering into Agreements of share purchase beyond the framework of exercising the pre-emptive right, OJSC RusHydro (hereinafter also referred to as “the Issuer” or “the Company”) shall within 10 (ten) days of the date of the pre-emptive right validity completion (as the Term is determined below) publish in the Interfax news bulletin and website www.rushydro.ru an invitation to make proposals (Offer) on the purchase of the offered securities (hereinafter referred to as the “Invitation to make offers”) addressed to indefinite range of persons.

The period of submitting offer to purchase the shares (hereinafter also referred to as the “Offers”):

The shares shall be placed through engagement of a professional participant of the securities market (Broker) who shall provide the Issuer with the services related to securities placement under a commercial services contract entered into with the Broker. Such person shall be one of the Brokers specified below.

The Issuer shall not later than on the starting day of the period for offer submitting disclose information on the Broker to be engaged to provide services related to securities placement in the Interfax news bulletin and website www.rushydro.ru.

The Issuer shall submit the Broker a list of interested persons before the date of eth shares placement commencement and specify those in the list entering into transactions with whom has been approved by the Issuer.

Offers may be submitted to the Issuer or the Broker within the period starting from the date of publishing the Invitation to make Offers in the Interfax news bulletin and website www.rushydro.ru till 10 (ten) days from the date of publishing the Invitation to make Offers in the Interfax news bulletin and website www.rushydro.ru (hereinafter referred to as the “Term of offers collection”)

Potential Purchaser of the shares (hereinafter referred to as the “Purchaser’) may submit an Offer on a daily basis except for Saturdays, Sundays and non-working public holidays from 10 a.m. till 5 p.m. (Moscow time) at the following address: OJSC The Central Moscow Depositary, bld. 8, 34 Bolshaya Pochtovaya Street, Moscow, 105082, the Russian Federation or at the Broker’s address.

Each offer shall include the following information:

•	the headline: “Offer for acquisition of JSC RusHydro shares”;

•	the prospective buyer’s full business name (last name, name, patronymic);

•	the prospective buyer’s taxpayer identification No. (if available);

•	the prospective buyer’s place of residence (business);

•	for individuals – passport details (the date and place of birth, passport series and No., the date of issue and the issuing authority);

•

for legal entities – information on incorporation (including for Russian legal entities – information on the state registration of the legal entity/entry in the Unified State Register of Legal Entities (the date, the registration agency, the certificate No.);

•	the offeror’s consent to acquire placed shares in an amount indicated in the offer at the offering price set in the Resolution on the additional issue of securities;

•	the amount of shares to be acquired. This amount can be expressed in one of the following ways:

•	the exact amount of shares (in numerical expression), which the offeror undertakes to acquire;

•

the minimum amount of shares, which the offeror undertakes to acquire. The indication of the minimum amount implies the offeror’s bid to acquire any amount of placed shares at least equalling the indicated minimum amount;

•

the maximum amount of shares, which the offeror undertakes to acquire. The indication of the maximum amount implies the offeror’s bid to acquire any amount of placed shares not exceeding the indicated maximum amount;

•

the minimum and the maximum amount of shares, which the offeror undertakes to acquire. The indication of the minimum and the maximum amount implies the offeror’s bid to acquire any amount of placed shares at least equalling the indicated minimum amount and not exceeding the indicated maximum amount;

•

information on the way of paying up for the offered shares (in monetary or non-monetary assets); and in case of paying up for the offered shares in non-monetary assets: a list and specification of the non-monetary assets (property) (a list of non-monetary assets that may be paid for shares is provided in clause 8.6 of the Resolution on the additional securities issuance) to be provided in payment for the shares, i.e.:

•

in case of paying for the offered shares in movable property, the following information shall be provided: denomination of the property unit, the estimated monetary value of the property in the Purchaser’s opinion attached with an inventory document (inventory card) of the property unit (if available);

•

in case of paying for the offered shares in real property, the following information shall be provided: denomination of the property unit, the estimated monetary value of the property in the Purchaser’s opinion attached with an extract on the title to the property unit from the Unified register of title to real property and transactions therein drawn up not later than 30 days before the Offer submission;

•

in case of paying for the offered shares in securities, the following information shall be provided: type, category (class) , par value, quantity, state registration number of the securities issue, name of the securities issuer, the estimated monetary value of the securities in the Purchaser’s opinion

•

in case of paying for the offered shares in proprietary rights, the following information shall be provided: the denomination of the proprietary right, the estimated monetary value of the proprietary right in the Purchaser’s attached with a document identifying the proprietary right and confirming the existence thereof;

•

in case of paying for the offered shares in non-monetary assets, the following information shall be provided for each non-monetary asset (object of civil rights): the estimated monetary value of the non-monetary asset in the Purchaser’s opinion, according to which estimate the Purchaser undertakes to provide non-monetary assets in payment for the offered shares in the event that the monetary estimation of the said non-monetary assets fixed in the established manner by the Issuer’s Board of Directors complies with the monetary estimation of the said non-monetary assets specified by the Purchaser in the Offer. The Purchaser may specify the monetary estimation in rubles of the Russian Federations in one of the following ways:

•

exact amount according to which the Purchaser undertakes to provide non-monetary assets in payment for the offered shares. Specification of the minimal amount shall mean the proposal of the Purchaser, which submitted and Offer, to provide non-monetary assets in payment for the offered shares according to the monetary estimation that is not lesser than the one specified by the Purchaser;

•

minimal and maximum amounts according to which the Applicant undertakes to provide non-monetary assets in payment for the offered shares. Specification of the minimal and maximum amounts shall mean the proposal of the Purchaser, which submitted and Offer, to provide non-monetary assets in payment for the offered shares according any monetary estimation that is not lesser than the minimal amount specified by the Purchaser and does not exceed the maximum amount specified by the Purchaser;

•

in case of paying for the offered shares in non-monetary assets, the Offer shall contain the statement that the Purchaser undertakes (or does not undertake) to pay for the securities in monetary assets in case that the amount of the monetary estimation fixed in the established manner by the Issuer’s Board of Directors would not comply with the monetary estimation specified by the Purchaser in the Offer;

•

the personal/corporate account No. in the register of holders of the Issuer’s registered securities to accumulate the shares placed. In the event that shares are intended to be credited to the nominee account in the register of holders of the Issuer’s registered securities – the full business name of the depositary, information on the depositary’s state registration (principal state registration No., the state registration agency, the date of state registration and the date of making an entry in the Unified State Register of Legal Entities), the No. of the prospective buyer’s custody account, the No. and the date of the depositary agreement concluded between the depositary and the prospective buyer (in respect of shares);

•	the prospective buyer’s bank details for money refund;

•	contact data (postal address and fax with the indication of the international code) for sending a reply about the offer acceptance.

The offer shall be signed by the prospective buyer (or the prospective buyer’s authorized person with the attached original or a notarized copy of duly executed power of attorney or another document confirming the representative’s powers) and for legal entities shall include the impression of a seal (if available).

Each Offer shall be attached with the following documentation:

•

as applied to legal entities: notarized copies of the constituent documents and the documents proving the authority of the person entitled to operate in the name of legal entity with no power of attorney;

•	in case of paying in non-monetary assets: the documents mentioned above as applicable for paying up for shares in non-monetary assets.

•

the Offer may be accompanied with provision of financial guarantees ensuring fulfillment of the obligations by the person submitting the Offer on paying up for the shares in case of the Offer accepting by the Issuer.

•

in case that in compliance with the legal requirements the person submitting the Offer purchases the number of shares specified in the Offer with preliminary consent of an antimonopoly authority, the person submitting the Offer shall have to attach the Offer with a copy of the relevant approval of the antimonopoly authority.

•

in case that in compliance with the legal requirements the person submitting the Offer purchases the number of shares specified in the Offer with preliminary consent of the Purchaser’s competent governing body (Board of Directors, General meeting of shareholders), the person submitting the Offer shall have to attach the Offer with a copy of the relevant approval of the transaction related to the offered shares acquisition.

The Issuer shall deny accepting the Offer if the Offer does not comply with requirements of the Russian Federation legislation and (or) the Resolution on the additional securities issuance.

The Offers submitted to the Issuer shall be registered by the Issuer in a special journal for registration of the submitted proposals (hereinafter referred to as “the Issuer’s Registration Book”) on the day of their submitting. The Offers submitted to the Broker shall be registered by the Broker in a special journal for registration of the submitted proposals (hereinafter referred to as “the Broker’s Registration Book”) on the day of their submitting. The Offers to purchase the offered shares submitted by potential Purchasers shall be accepted by the Issuer at its own discretion.

According to the data in the Issuer’s Registration Book and the Broker’s Registration Book, the Issuer or the Broker shall in the name of the Issuer and in pursuance of the Issuer’s written direction send replies about acceptance of the proposal (the Offer) (acceptance) selected by the Issuer at its own discretion out of the Purchasers submitting the Offers complying with the requirements contained in clause 8.3. of the Resolution on the additional securities issuance. Such reply shall contain the number of the shares provided to the Purchaser submitting the Offer.

The reply about acceptance of the Offer (acceptance) shall be delivered personally to the Purchaser or the Purchaser’s representative or sent at the mail address and (or) fax number and (or) e-mail address specified in the Offer within 3 (three) days of the Issuer’s taking the decision on the Offer acceptance (hereinafter also referred to as the “Term of acceptance forwarding”).

The Issuer shall take a decision on the Offer acceptance within 22 days of the Term of offer collection expiration (hereinafter also referred to as the” Acceptance term”). The Issuer shall only take a decision on the Offer acceptance in respect with the number of additional shares, which as of the decision taking time are not placed or may not be provided to another or the same Purchaser according to the Offer earlier accepted by the Issuer.

Agreement of share purchase shall be deemed entered into upon the receipt by the Purchaser (the Purchaser’s authorized representative submitting the Offer) of the Issuer’s reply about the Offer acceptance.

When an Agreement of share purchase is entered into, the agreement may by mutual consent of the parties thereto and in compliance with Article 434 of the Civil Code of the Russian Federation be executed as an entire document signed by the parties thereto in an agreed number of counterparts.

The Agreement of share purchase under which the offered shares are paid up in real property shall be entered into in compliance with the civil law requirements to the transactions in real property

The Purchaser may sign the Agreement of share purchase on a daily basis except for Saturdays, Sundays and non-working public holidays from 10 a.m. till 5 p.m. (Moscow time) at the address: JSC RusHydro, 51 Arkhitektora Vlasova Street, Moscow, the Russian Federation.

The Agreement shall be signed within time periods set by the Resolution on the additional securities issuance in respect of the Acceptance term and the Term of acceptances forwarding.

The Purchasers that have received the Issuer’s reply about acceptance of their Offers for the purchase of shares shall pay for the shares in full within 40 (forty) days from the date of the Term of acceptances forwarding expiration.

The obligation to pay for the offered shares in monetary assets shall be deemed fulfilled upon the money entering into the Issuer’s account indicated in clause 8.6 of the Resolution on the additional securities issuance.

The obligation to pay for the offered shares in non-monetary assets shall be deemed fulfilled upon the transfer of the property to the Issuer in the manner established in clause 8.6 of the Resolution on the additional securities issuance.

When the offered shares are paid up for in non-monetary assets, the Issuer’s Board of Directors within the term of the shares placement though not later than within 15 (fifteen) days from the date of the Offers collection Term expiration shall in compliance with Article 77 of the Federal Law On Joint Stock Companies estimate the monetary value of the property transferred as the payment for shares of this additional issue. At the same time, the Issuer’s Board of Directors shall be entitled to avoid considering the issue of estimating the monetary value of the property transferred as the payment for the offered shares if the Issuer does not intend to accept the Purchaser’s Offer.

The Issuer shall within 5 (five) days from the date of taking the decision by the Board of Directors provide the monetary value of the property estimated by the Board of Directors to the pertinent Purchaser through sending a letter at the mail address and (or) fax number and (or) e-mail address specified in the Offer. Such Issuer’s letter to the Purchaser shall not be deemed an acceptance of the Offer.

In pursuance of the Agreement of share purchase, the Purchaser shall transfer the money to the Issuer’s settlement account specified in clause 8.6 of the Resolution on the additional securities issuance or in case of shares paying up in non-monetary assets transfer property as the payment for the shares in the manner established in clause 8.6 of the Resolution on the additional securities issuance.

The Purchasers of the shares shall pay for the shares in full within the time period set by the Resolution on the additional securities issuance and the Agreements of share purchase before making credit entries in the Purchasers’ accounts in the register of the Issuer’s shareholders (or those kept with the nominal holder specified by the Purchaser in the Offer)

In case of the obligation to pay for the offered shares is not fulfilled by the Purchaser or fulfilled partially within the specified period of time, the Issuer shall be entitled to refuse fulfilling the counter-obligation related to transfer of the shares to the Purchaser.

In case of the obligation to pay for the offered shares is partially fulfilled by the Purchaser, the Issuer shall be entitled to fulfill the counter-obligation related to transfer of the shares to the Purchaser in the quantity paid up by the Purchaser.

In the event that a Purchaser fulfils partially its obligation to pay for the purchased shares or the Issuer completely refuses to fulfil its counter- obligation to transfer the shares, the money (non-monetary assets) received as partial fulfilment of the obligation to pay for the shares or, correspondingly, all the money non-monetary assets) paid by the Purchaser for the shares shall be refunded to the Purchaser (in the established manner) within 60 (sixty) days form the Date of the shares placement completion through the transfer to the account specified in the Offer (in the manner established for non-monetary assets return to the owner).

When the non-monetary assets constitute a real property, the Issuer shall return the real property within 90 (ninety) days form the Date of the shares placement completion in the manner established for cancellation of transactions in real property.

The Issuer shall be entitled to avoid sending the Purchaser a notice of refusal to meet the counter-obligation related to transfer of the shares (all of them or those not paid by the Purchaser, respectively), though at the Issuer’s discretion such notice may for the purpose of the Purchaser informing be delivered to the Purchaser personally or through the Purchaser’s authorized representative or sent at the mail address and (or) fax number and (or) e-mail address specified in the Offer.

The Issuer’s obligation related to transfer of the offered securities to the Purchaser shall be deemed fulfilled upon making a credit entry on placement of the relevant quantity of the offered securities in the account of Purchaser or the nominal holder specified by the Purchaser in the Offer.

The additional shares shall be distributed to the persons exercising the said pre-emptive right to purchase additional shares in the manner established in clause 8.5 of the Resolution on the additional securities issuance.

Till expiration of the Term of pre-emptive right to purchase offered securities validity as established in clause 8.5 of the Resolution on the additional securities issuance, no securities shall be offered otherwise that through exercising the said pre-emptive right.

The agreements entered into in relation to shares placement shall be amended and/or terminated on the grounds and in the manners provide for in Section 29 of the RF Civil Code.

The securities placement shall provide for exercising a pre-emptive right to purchase the securities.

The securities shall be registered ones; the register of the securities holders shall be maintained by a registrar.

The entity to whom the Issuer issues (forwards) a transfer order serving the ground for making a credit entry in the account of the first purchaser (registrar, first purchaser) and other terms of the transfer order issuance:

The Issuer shall within 5 (five) days from the date of the term for securities paying up expiration as established in clauses 8.3 and 8.6 of the Resolution on the additional securities issuance provided that the Purchaser has paid for the offered shares in the manner established in clause 8.6. of the Resolution on the additional securities issuance though not later than 3 (three) days before the Date of securities placement completion send the Issuer’s Registrar (Joint Stock Company the Central Moscow Depositary, OGRN 1027700095730, License to keep a register #10-000-1-00255 issued by the Federal Committee for Security Market as at September 13, 2002) a transfer order serving the ground for making a credit entry in the account of the Purchaser or a nominal holder specified by the Purchaser in the Offer.

The Registrar shall within 3 (three) days of the transfer order receipt though not later than on the Date of securities placement completion write the number of this additional issue securities specified in the transfer order off the Issue’s issuer account and enter the same to the account of the Purchaser or the nominal holder specified by the Purchaser in the Offer.

The shares shall be deemed placed upon the date of making an entry on the securities entering to the account of the Purchaser or the nominal holder specified by the Purchaser in the Offer into the register of the shareholders holding the Issuer’s securities.

The additional shares shall be distributed to the persons exercising the said pre-emptive right to purchase additional shares in the manner established in clause 8.5 of the Resolution on the additional securities issuance.

Certain quantity of this additional issue shares is intended to be placed within the framework of exercising pre-emptive right to purchase the offered shares (that is, through purchasing the shares by the persons entitled to the pre-emptive right to purchase the offered shares) including that beyond the borders of the Russian Federation through the placement in accordance with the foreign laws of appropriate foreign securities certifying the rights related to the additional shares.

It is not intended to place the shares of this additional issue to other purchasers (beyond the framework of exercising pre-emptive right to purchase the offered shares) beyond the borders of the Russian Federation through the placement in accordance with the foreign laws of appropriate foreign securities certifying the rights related to the shares.

The securities shall not be offered by subscription through bids.

The Issuer shall place the securities through engagement of a professional participant of the securities market (broker) who shall provide the Issuer with the services related to securities placement under a commercial services contract entered into with the broker (hereinafter referred to as the “Broker”). The Issuer shall engage as a Broker one or a number of the following entities:

1)	Full business name: Close Joint Stock Company Financial Broker Troika Dialog

Brief business name: CJSC FB Troika Dialog

Location: 4 Romanov Lane, Moscow, 125009 the Russian Federation

Number of the License to perform broker operations: 177-04978-100000

Date of the License issuance: April 13, 2001

Term of the License validity: not limited in time

Agency issuing the License: FCFM of Russia

2)	Full business name: Joint Stock Commercial Bank the Savings Bank of the Russian Federation (Open Joint Stock Company)

Brief business name: OJ SC Savings Bank of Russia

Location: 19 Vavilova Street, Moscow, 117997, the Russian Federation

Number of the License to perform broker operations: 077-02894-100000

Date of the License issuance: 27.11.2000

Term of the License validity: not limited in time

Agency issuing the License: FCFS of Russia

3)	Full business name: Close Joint Stock Company VTB Capital

Brief business name: CJSC « VTB Capital

Location: office 410, bld. 34, 3 Stolyarny Lane, Moscow, 123022 the Russian Federation

Number of the License to perform broker operations: 177-11463-100000

Date of the License issuance: 31.07.2008

Term of the License validity: not limited in time

Agency issuing the License: FCFM of Russia

The Issuer shall not later than upon commencement of the time period intended for offer submitting disclose information on the Brokers to be engaged for the purpose of providing serviced on shares placement in the Interfax news bulletin and website www.rushydro.ru.

The Broker’s main functions related to providing the Issuer with services on shares placement shall include acceptance and registration of the proposals (Offers) and sending in the Issuer’s name replies on the Offers acceptance to the persons selected by the Issuer at its own discretion from those who submitted the Offers.

The Broker shall not be obliged to acquire the shares that have not been placed within the established period of time.

The Broker shall not be obliged to support (stabilize) prices for the offered securities at a certain level within some period upon completion of the securities placement neither provide services of a market maker.

The Broker shall not be entitled to acquire additional quantity of the securities earlier placed by the Issuer (outstanding ones) of the same type and category (class) as the offered securities, which additional quantity may be sold or not subject the results of the securities placement.

A contract with the Broker shall be entered into upon state registration of the offered shares though not later that upon the end of the period intended for offer submitting. The amount of Broker’s remuneration shall be fixed in the contract entered into with the Broker and may be subject to the results of the securities placement. In any case, the amount of such remuneration shall not exceed 1,500,000 (one million five hundred thousand) rubles.

The Issuer does not intend to concurrently with the securities placement offer the Issuer’s earlier placed (outstanding) securities of the same type, category (class), including that beyond the borders of the Russian Federation through the placement of appropriate foreign securities.

The Issuer is not an economic entity of strategic importance in terms of ensuring defense and security of the country, and conclusion of agreements with purposes of alienating the Issuer’s securities by their first owners, in the course of their placement, shall not require adopting a resolution on preliminary approval of such agreements in accordance with Federal law on Procedure for effecting foreign investment in economic companies of strategic importance for ensuring defense and security of the country.

2.8. The group of prospective Purchasers of the offered equity securities

Not specified in respect of the securities placement through public offering.

2.9. The procedure for disclosure of information on equity securities placement and the results thereof

(1) Upon passing the resolution on securities placement, the Issuer shall disclose information about passing the resolution on enlarging the charter capital through additional shares placement in statements of material facts: “Information on the stages of the procedure for the issue of securities” – “Information on passing the resolution on securities placement” and “Information on resolutions passed by general meetings” within the following timeframe since the date of drafting the minutes of the said general meeting of shareholders:

•	in a newswire (Interfax) - within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet.

(2) Information on the approval by the Board of Directors of the Resolution on the Additional Issue of Securities shall be disclosed by the Issuer in the form of a published statement of material fact: “Information on the stages of the procedure for the issue of securities” – “Information on approving the resolution on additional securities issue” within the following timeframe since the date of drafting the minutes (expiry date specified by Russian Federation law for drawing up protocols) of the Board of Directors meeting, which has passed the decision to approve the Resolution on the Additional Issue of Securities:

•	in a newswire (Interfax) - within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this period, since the date of its publishing in the Internet.

(3) Information about state registration of the additional issue of shares shall be disclosed by the Issuer in the form of a published statement of material fact: “Information on the stages of the procedure for the issue of securities” – “ Information on state registration of the additional issue of securities” , in the form of the Resolution on the Additional Issue of Securities and Securities Issue Prospectus by publishing it on the website www.rushydro.ru.

Information on state registration of the additional issue of securities and procedure for access to information contained in the Securities Issue Prospectus shall be published by the Issuer within the following timeframe beginning from the date of posting information about state registration of the Issuer’s additional securities issue on the registration agency website or the date on which the Issuer receives a written notice from the registration agency on state registration of the additional issue of securities by mail, fax, electronic mail or through delivery by hand, whichever of the said dates comes earlier:

•	in a newswire (Interfax) - within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

•	in the Vedomosti newspaper – within 10 (ten) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet.

Within 2 (two) days of the date of publishing information on state registration of the Issuer’s additional securities issue on the registration agency’s website or the date on which the Issuer receives the registration agency’s written notice of state registration of its additional securities (shares) issue by mail, fax, electronic mail or through delivery by hand, whichever date comes earlier, the Issuer shall publish the text of the registered Resolution on the Additional Issue of Securities at the website address: www.rushydro.ru. The text of the Resolution on the Additional Issue of Securities shall be accompanied with the state registration number of the additional securities issue along with the date of the issue’s state registration and the name of the relevant registration agency, which carried out state registration of the Resolution on the Additional Issue of Securities .

The text of the registered Resolution on the Additional Issue of Securities shall be available on www.rushydro.ru since the expiry date specified for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet and until the redemption (cancellation) of all securities of this issue (additional issue).

Within 2 (two) days of the date of publishing information about state registration of the Issuer’s additional securities issue on the registration agency’s website or the date on which the Issuer receives the registration agency’s written notice of state registration of its additional securities issue by mail, fax, electronic mail or through delivery by hand, whichever of the dates comes earlier, the Issuer publishers the text of the registered Securities Issue Prospectus at the website address: www.rushydro.ru. The text of the Securities Issue Prospectus shall be accompanied with the state registration number of the additional securities issue, in relation to which the Securities Issue Prospectus was registered, the date of its registration and the name of the registration agency, which carried out the registration of the Securities Issue Prospectus.

The text of the registered Securities Issue Prospectus shall be available on the website: www.rushydro.ru beginning from the expiry date set for its posting in the Internet, and if it is published in the Internet after the expiration of such date, from the date of its publication in the Internet and within 6 months since the text of the registered report on the results of securities issue (additional issue) has been published in the Internet.

Starting from the date of publishing information on state registration of the additional shares issue, all persons concerned may acquaint themselves with the Resolution on the Additional Securities Issue and Securities Issue Prospectus and also obtain copies thereof at the following address:

51 ul. Architektora Vlasova, Moscow (at the office of the OJSC RusHydro sole executive body).

Starting from the date of publishing information on state registration of the additional shares issue, any person concerned may obtain copies of the Resolution on the Additional Securities Issue and Securities Issue Prospectus at the above mentioned address at a charge not exceeding the cost of the said documents copies making.

(4) A notice of the possibility of exercising a pre-emptive right to purchase securities subject to placement (hereinafter the Notice of the Pre-Emptive Right) shall be delivered after state registration of the present additional issue of securities and no later than the commencement date for their placement, in a procedure stipulated by the Issuer’s Charter for notices of holding general meetings of shareholders.

In accordance with clause 10.11, article 10 of the Issuer’s Charter, a notice of holding a General Meeting of Shareholders shall be published by the Issuer in the newspaper Vedomosti and be also posted on the Company’s website.

Proceeding from the above-mentioned, the Issuer publishes, after state registration of the additional issue of shares and no later than the Commencement Date for the placement of additional shares, a Notice of the Pre-Emptive Right in the newspaper Vedomosti, and also posts the Notice of the Pre-Emptive Right on the Issuer’s website at: www.rushydro.ru.

The Notice of the Pre-Emptive Right shall also be published in the newswire of the information agency CJSC Interfax within 5 days since the date on which the Issuer meets its obligations in full relating to noticing of the pre-emptive right, that is from the date the Issuer performs the last of the following actions: publication of the Notice of the Pre-Emptive Right in the newspaper Vedomosti and posting of the Notice of the Pre-Emptive Right on the Issuer’s website at: www.rushydro.ru.

The Notice of the Pre-Emptive Right shall contain information on the quantity of additional shares subject to placement, their offering price, the procedure for determining the quantity of securities, which may be purchased by each person enjoying a pre-emptive right for their acquisition, the procedure for such persons to submit applications to the Company and the timeframe for submitting such applications to the Issuer.

(5) At the stage of shares placement the Issuer discloses information in the form of:

•	Statement of securities placement commencement date;

•	Statement of change in the securities placement commencement date;

•	Statement of securities offering price (pricing procedure);

•

Statement of material fact: “Information on the stages of the procedure for the issue of securities” – “Information on the commencement of securities placement”, “Information on the stages of the procedure for the issue of securities” – “Information on the termination of securities placement”;

•	Statement of securities placement suspension;

•	Statement of securities placement resumption;

(A) Statement of securities placement commencement date shall be published by the Issuer in a newswire and on the Internet website. Statement of securities placement commencement date shall be published by the Issuer within the following timeframe before the securities placement commencement date:

•	in a newswire (Interfax) - within 5 days prior to the date of securities placement commencement;

•	on the website www.rushydro.ru in the Internet – within 4 days prior the date of securities placement commencement.

(B) In case the Issuer decides to change the date of placement commencement, the Issuer shall publish a statement of the change in the securities placement commencement date in a newswire (Interfax) and on the website www.rushydro.ru in the Internet within 1 (one) day prior the occurrence of such date.

(C) The Statement of securities offering price (pricing procedure) shall be published by the Issuer in a newswire and on the website in the Internet.

Information on securities offering price (pricing procedure) shall be published by the Issuer within the following timeframe prior to the date of securities placement commencement:

•	in a newswire (Interfax) – within 1 (one) day since the date of taking decision on determining the offering price, but not later than the date of securities placement commencement;

•	on the website www.rushydro.ru in the Internet – within 2 days since the date of taking decision on determining the offering price, but not later than the date of securities placement commencement.

(D) The Issuer also discloses in the form of statement of material fact (“Information on the stages of the procedure for the issue of securities” – “Information on the commencement of securities placement”, “Information on the stages of the procedure for the issue of securities” – “Information on the termination of securities placement”) information on securities placement (commencement of placement and termination of placement).

Information on securities placement (commencement of placement and termination of placement) shall be disclosed by the Issuer within the following timeframe beginning from the date on which the offering of shares commences, respectively:

•	in a newswire (Interfax) - within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

The text of the statement of material fact shall be available at www.rushydro.ru in the Internet within 6 (six) months since the expiry date set for its posting in the Internet, and if it is posted in the Internet after the expiration of such date, since the date of its publishing in the Internet.

E) In the event that the Issuer resolves during the securities placement period to make amendments and/or addenda to the resolution on the additional issue of securities and/or Securities Prospectus and/or in the event that the Issuer receives during the securities placement period a written demand (instruction, order from the governmental body authorized by the Russian legislation to sanction a suspension of securities placement (hereinafter referred to as the Authorized Body), the Issuer shall suspend the placement of securities and publish a notice of the suspension of securities placement within the following timeframe from the date of drawing up the minutes (the date of expiry of the period established by the Russian legislation for drawing up such minutes) of the meeting (session) held by the Issuer’s authorized management body to decide on making amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus, and in the event of changes in the terms established by the Resolution of the placement of securities, from the date of drawing up the minutes (the date of the expiry of the period established by the Russian legislation for drawing up such minutes) of the meeting (session) held by the Issuer’s authorized management body to decide on such changes, or the date the Issuer receives from the Authorized Body a written demand (instruction, order) on the suspension of share placement by post, fax, e-mail or delivery by hand, depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

In the event that the placement of shares is suspended as a result of a decision made by the registration agency on suspending the issue of securities, the Issuer shall disclose information on securities issue suspension in the form of a statement of material fact “Information on the stages of the procedure for the issue of securities” – “Information on the suspension and resumption of the issue of securities” in accordance with the procedure and format specified in chapter VI of the Statute

F) After amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus are registered during the share placement period or a decision is made on the refusal to register such amendments and/or addenda, or the Issuer receives during the share placement period a written notice (instruction, order) from the Authorized Body on the permission to resume the placement of securities (termination of the grounds for suspending the placement of securities), the Issuer shall publish a notice on the resumption of securities placement in the newswire and post it on the website.

The Issuer shall publish a notice on the resumption of securities placement within the following timeframe from the date the information on the registration of amendments and/or addenda to the Resolution on the additional issue of securities and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus or the refusal to register such amendments and/or addenda is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency on the registration of amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus or the refusal to register such amendments and/or addenda or the date the Issuer receives a written notice (instruction, decision) from the Authorized Body on the permission to resume the placement of securities (termination of the grounds for suspension of the placement of securities) by mail. Fax. E-mail and delivery by hand depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The Issuer shall resume the placement of securities only publishing a notice on the resumption of securities placement in the newswire and posting it on its website.

G) The Issuer shall also disclose information on the suspension and resumption of the issue of shares in the form of statements of material facts.

The Issuer shall disclose statements of material facts “Information on Suspension and Resumption of the Issue of Securities” within the following timeframe from the occurrence of any material fact:

•	in the newswire (Interfax) no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The date on which information on the suspension of the issue of shares is posted on the registration agency’s website or the date the Issuer receives a written notice from the registration agency on suspension of the issue of shares by post, fax, e-mail or delivery by hand, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on suspension of the issue of shares.

The date on which information on the resumption of the issue of shares is posted on the registration agency’s website or the date the Issuer receives a written notice from the registration agency on resumption of the issue of shares by post, fax, e-mail or recorded delivery, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on the resumption of the issue of shares.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

6) The procedure for the disclosure of information of the results of the exercise of the pre-emptive right to purchase the securities subject to placement.

The Issuer shall disclose information on the results of the exercise of the pre-emptive right to purchase securities in the form of a notice within the following timeframe from the date the results of the exercise of the pre-emptive right are summed up:

•	in the newswire (Interfax) – within 4 (four) days;

•	on the website at www.rushydro.ru – within 5 (five) days.

7) The Issuer shall disclose information on the state registration of the report on the results of the additional issue of securities in the form of statements of material facts “Information on the Stages of the Procedure for the Issue of Securities” – “Information on the State Registration of the Report on the Results of the Issue of Securities” within the following timeframe from the date the information on the state registration of the report on the results of the additional issue of the Issuer’s securities (shares) is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency on state registration of the report on the results of the additional issue of securities (shares) by post, fax, e-mail or delivery by hand , depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months staring from from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

Within no more than 2 (two) days from the date information on state registration of the report on the results of the additional issue of the Issuer’s securities (shares) is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency about state registration of the report on the results of the additional issue of securities (shares) by post, fax, e-mail or recorded delivery, depending on whichever date comes earlier, the Issuer shall post the text of the registered report on the results of the additional issue of securities (shares) on the website at: http://www.rushydro.ru.

The text of the officially registered report on the results of the additional issue of securities should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

During the stage of the state registration of the Report on the results of the additional issue of shares the Issuer shall also disclose information by posting the said Report on its website at www.rushydro.ru.

Starting from the date of the publication of the Information on the state registration of the report on the results of the additional issue of securities, all interested parties can find out more about the said report, as well as avail themselves of its copy, at the following address:

51 Arkhitektora Vlasova Street, Moscow, Russia (premises of JSC Rushydro’s sole executive body).

Starting from the date of the publication of the Information on the official registration of the report on the results of the additional securities issue, any interested party can call to the said address to acquire a copy of the report on the results of the additional issue of securities for an amount not to exceed the said document’s copying costs.

8) Information on recognizing the additional issue of shares as failed or invalid shall be published by the Issuer in the form of statements of material facts “Information on Recognizing the Issue of Securities as Failed or Invalid” within the following timeframe from the occurrence of the material fact:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The date the information on recognizing the additional issue of the Issuer’s securities (shares) as failed is posted on the registration agency’s website or the date the Issuer receives from the registration agency by post, fax, e-mail or delivery by hand a written notice on recognizing the additional issue of securities (shares) as failed, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on recognizing the additional issue of securities (shares) as failed.

The date on which the Issuer receives an enforced judicial act (court ruling, judgment, order) on recognizing the additional issue of securities (shares) as invalid (the enforcement date for the judicial act (court ruling, judgment, order) received by the Issuer) shall be deemed as the date of occurrence of the material fact disclosing information on recognizing the additional issue of securities (shares) as invalid.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

9) The Issuer shall disclose information in the form of statements of material facts in other cases specified in the Statute.

The Issuer shall publish a statement of material facts within the following timeframe from the occurrence of the material fact:

•	in the newswire (Interfax) – no later than (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

10) The Issuer shall disclose information in the form of a quarterly report in accordance with the procedure specified in the Statute.

Quarterly reports shall be drawn up following the results of each quarter. A quarterly report shall be submitted to the registration agency no later than within 45 (forty-five) days from the end date of the reporting quarter.

Within a period of no more than 45 (forty-five) days from the end of the corresponding quarter, the Issuer shall post the text of a quarterly report on its website at: http://www.rushydro.ru.

The text of the Statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 3 (three) years starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

No later than 1 (one) day from the date the text of a quarterly report is posted on the website, the Issuer shall publish in the newswire (Interfax) a notice on the procedure for access to information contained in the quarterly report.

11) The Issuer shall disclose information in the form of statements of material facts which may have material effect on the value of the Issuer’s securities.

Information disclosures which may have material effect on the value of the Issuer’s securities shall be published within the following timeframe from the occurrence of the corresponding event:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of each the statement of material facts which may have material effect on the value of the Issuer’s securities should be available on the Issuer’s website at www.rushydro.ru from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

12) The Issuer shall disclose information on its Articles of Association with all amendments and/or addenda made thereto by posting it on the website at: http://www.rushydro.ru.

Should amendments and/or addenda be made to the Issuer’s Articles of Association (adoption of a restated version of the Articles of Association), the Issuer shall post the text of the Articles of Association with the amendments and/or addenda made thereto (the text of the restated version of the Articles of Association) on the website at: http://www.rushydro.ru no later than 2 (two) days from the date the Issuer receives a written notice (certificate) from the Authorized Body on state registration of such amendments and/or addenda (state registration of the restated version of the Articles of Association) and in the event that amendments and/or addenda to the Articles of Association of a joint-stock company acquire legal force for third parties from the date of notification by the Authorized Body in cases specified by federal laws – no later than 2 (two) days from the date of such notification.

Should a restated version of the Issuer’s Articles of Association be adopted, the old version of the Articles of Association shall be freely accessible on the website at: http://www.rushydro.ru within a period of no less than 3 (three) months from the date the restated version of the Issuer’s Articles of Association is posted on the website.

The Issuer shall publish the texts of internal documents regulating the activities of its bodies on the website at: http://www.rushydro.ru no later than 2 (two) days from the date of drawing up the minutes (the date of expiry of the period prescribed by Russian Federation law for drawing up minutes) of the General Meeting of Shareholders (the meeting of the Board of Directors), which made a decision on approving the corresponding internal document.

Should amendments and/or addenda be made to internal documents regulating the activities of the Issuer’s bodies (adoption of restated versions of internal documents), the Issuer shall post the texts of these internal documents with the amendments and/or addenda made thereto (the texts of the restated versions of these internal documents) on the website at: http://www.rushydro.ru no later than 2

(two) days from the date of drawing up the minutes (the date of expiry of the period prescribed by the Russian Federation law for drawing up minutes) of the meeting (session) of the Issuer’s authorized management body which made a decision on making amendments and/or addenda to these internal documents (adoption of restated versions of these internal documents).

Should a restated version of the Issuer’s internal document be adopted, the old version of this internal document shall be freely accessible on the website at: http://www.rushydro.ru within a period of no less than 3 (three) months from the date the restated version of the Issuer’s corresponding internal document is posted on the website.

Forms, methods and timeframe of information disclosure:

The Issuer shall provide for information disclosure at each stage of the share issue procedure, and shall also disclose information in the form of quarterly reports and statements of material facts in the form of data that may significantly affect the value of the Issuer’s securities, in accordance with the procedure defined by Federal Law No. 39-FZ of 22 April 1996 on the Securities Market (as amended and complemented thereafter), Federal Law No. 208-FZ of 26 December 1995 on Joint-Stock Companies (as amended and complemented thereafter), and also the Statute on Information Disclosure by the Issuers of Equity Securities as approved by Order No. 06-117/pz-n of 10 October 2006 issued by the Federal Financial Markets Service of Russia (hereinafter referred to as the Statute). Should at the occurrence of an event information on which has to be disclosed by the issuer under effective federal laws and also regulatory legal acts of the federal executive agency for the securities market, a different procedure and timeframe for information disclosure on this event be in place as compared with the procedure and timeframe stipulated by the Resolution on the additional issue of securities and the Securities Prospectus, information on such event shall be disclosed in accordance with the procedure and within the timeframe specified by federal laws and also regulatory legal acts of the federal executive agency for the securities market effective as of the occurrence of such event.

All information subject to disclosure by the Issuer in the Internet under the Statute and other regulatory legal acts of the federal executive agency for the securities market shall be available within the timeframe stipulated by these regulatory legal acts on the website at: http://www.rushydro.ru.

The Issuer shall provide any interested person with access to information contained in each of the statements, including each statement of material facts, published by the Issuer in accordance with the Statute, and also in the registered Resolution on the additional issue of securities, the Securities Prospectus and amendments and/or addenda thereto, the report on the results of the additional issue of securities, a quarterly report and also other documents whose mandatory disclosure is provided for under section VIII of the Statute, by way of placing their copies at the address (place of business) of the Issuer’s continuing executive body indicated in the Unified State Register of Legal Entities.

The Issuer shall submit a copy of each statement, including a copy of each statement of material facts, published by the Issuer in accordance with the Statute, and also a copy of the registered Resolution on the additional issue of securities, the Securities Prospectus and amendments and/or addenda thereto, the report on the results of the additional issue of securities, a copy of a quarterly report and also a copy of other documents whose mandatory disclosure is provided for under section VIII of the Statute, to the holders of the Issuer’s securities and other interested persons at their request for a fee not exceeding the expenses on the execution of such copies, within a period of no more than 7 (seven) days from the date the request is made.

Bank details of the Issuer’s settlement account (accounts) to pay for the expenses on copying the above-mentioned documents and the amount (the procedure for determining the amount) of such expenses shall be published by the Issuer on the website at: http://www.rushydro.ru.

The Issuer shall provide the copies of the documents, which are not subject to permanent storage by the Issuer under Russian Federation law, upon request from the interested persons during the storage period established for such documents.

The copies provided by the Issuer shall be certified by the Issuer’s authorized person.

Should the last day of the period, during which the Issuer shall, in accordance with the Statute, disclose information or provide a copy of the document containing information subject to disclosure, fall on a day-off or a non-working holiday, the working day immediately following it shall be the day of expiry of such a period.

Information shall be disclosed by way of publications in a periodic newsletter(s).

The name of such newsletter(s): the Vedomosti newspaper.

Information shall be disclosed by way of posting it on a website.

The website is available at www.rushydro.ru

The Issuer shall disclose information in the form of a quarterly report and statements of material fact (events, acts) affecting the Issuer’s financial and economic activities.

The Issuer and/or the registrar in charge of keeping the register of the Issuer’s shareholders shall, upon request from an interested party, provide such party with a copy of the present Resolution on the additional issue of securities for an amount fee not to exceed the document’s copying costs.

III. Basic information on the Issuer’s financial and economic standing

3.1. Indicators of the Issuer’s financial and economic performance

The data on the dynamics describing the Issuer’s financial standing are provided for each completed financial year since the Issuer has been in business for less than 5 years as well as that for the last completed reporting period preceding the Securities Prospectus approval date.

The Issuer was established and registered as a legal entity on December 26, 2004. Under the Regulations on Accounting and Financial Reporting in the Russian Federation (Order No. 34n of the Russian Finance Ministry as of July 29, 998), the first reporting year for a newly established or reorganized Company is the period from the date of its state registration to 31 December inclusive, and for a new entity established after October 1 (October 1 included) – the period from the date of its state registration to 31 December of next year inclusive. Therefore, financial statements have been drawn up and submitted by the Issuer since 2005.

The table below provides indicators demonstrating the Issuer’s financial standing over 2005-2008 and the first half-year 2008.

#	Item	Meas. unit		31 12. 2005	31.12.2006	31.12.2007	31.12.2008	30.06.2009
1	The Issuer’s net asset value	1. thous. rubles		2. 104,548,259	3. 141,734,822	4. 176,755,185	410,184,335	438,567,764
2	Debt to equity and reserves	5.	%	6. 0.7	7. 11.2	8. 9.8	7.,6	8.0
3	Short-term debt to equity and reserves	9.	%	10. 0.7	11. 1.1	12. 0.8	3.3	3.8
4	Debt service ratio		%	28,049.8	312.8	195.5	720.5	1, 429.4
5	Overdue debt	13.	%	14. -	15. -	16. -	-	-
6	Receivables turnover	17. times		18. -	19. 0.24	20. 0.86	0,88	0.48
7	Share of dividends in profit	21.	%	22. 95.0	23. 76.2	24. 13.0	0	0
8	Labour productivity	25. thous. rbl 26. /person		27. -	162,792	135,597	11, 743	7, 419
9	Depreciation to sales ratio	28.	%	29. -	30. 0.6	31. 0.3	11.9	10.5

Note:

The ratios are calculated based on the methods recommended by the Statute on Information Disclosure by the Issuers of Equity Securities, approved by Russian FFMS order No. 06-117/pz-n of 10 October 2006 on Approval of the Statute on Information Disclosure by the Issuers of Equity Securities.

Analysis of the Issuer’s solvency and financial position proceeding from the economic analysis into the dynamics of the above indicators

Net asset value is an important indicator characterizing the Issuer’s economic position. This indicator is used to assess the Issuer’s financial stability and the degree of its financial reliability. A large value of net assets as compared with the total value of the Issuer’s property, the book value of its assets characterizes the Issuer’s financial stability and considerably influences the Issuer’s relationships with creditors.

Net asset value is used to assess the operations of companies. In particular, the authorized capital of a company increases (decreases) depending on net asset value. The calculation method is based on the book value of assets and liabilities. In economic terms, net asset value is the value of the Issuer’s property remaining after the Issuer meets the claims of all its creditors (repays all debts) in the case of one-time settlement of all liabilities.

The analysis of the Issuer’s financial statements for the period from 01.01.2005 till 30.06.2009 shows an increase in the net asset value.

The value of the Issuer’s net assets increased as of 31 December 2006 as compared with 31 December 2005 after its equity capital was increased by 37,394,517,000 rubles as a result of placement of the Issuer’s additionally issued shares in the fourth quarter of 2006 in favour of OJSC RAO UES of Russia and the receipt of net profit.

The value of the Issuer’s net assets increased by 35,020,363,000 rubles in 2007 as compared to 2006 due to:

•

placement of the second additional issue of the Issuer’s shares in favour of OJSC RAO UES of Russia, the Russian Federation and the option programme operator LLC EZOP (the share issue was completed in October 2007). The offering price of additional shares was set by an independent appraiser at 1.73 rubles per 1 (one) share. The authorized capital grew by 15,909,614,000 rubles;

•	net profit in the amount of 7,496,731,000 rubles received by the Issuer as a result of performance in 2007.

The value of the Issuer’s net assets increased in the first nine months of 2008 as compared to 2007 due to the Issuer’s reorganization through affiliation of the following entities with the Issuer: OJSC Bureiskaya HPP, OJSC Volzhskaya HPP, OJSC Votkinskaya HPP, OJSC Dagestan Regional Generating Company, OJSC Zhigulevskaya HPP, OJSC Zagorskaya PSPP, OJSC Zeiskaya HPP, OJSC Zelenchukskiye HPPs, OJSC Kabardino-Balkarian Hydrogeneration Company, OJSC Kabbalk HPP, OJSC Kamskaya HPP, OJSC Cascade of VV HPPs, OJSC Nizhegorodskaya HPP, OJSC Saratovskaya HPP, OJSC North Ossetian Hydrogeneration Company, OJSC Stavropolskaya Electric power Generating Company, OJSC Sulakenergo, OJSC Cheboksarskaya HPP, OJSC Neporozhny SShHPP, COJSC EOZ, OJSC Cascade of NCh HPPs, OJSC Irganaiskaya HPP, OJSC State Holding Company HydroOGK, OJSC Minority Holding Company HydroOGK (hereinafter referred to as the affiliated Subsidiaries and Dependent Companies, SDCs).

The increase in the Issuer’s net assets as of 30.06.2009 as compared to 31.12.2008 is caused by the growth of the equity capital by 28,384,317 thous. rubles as a result of the placement in the first half-year 2009 of an additional issue of the Issuer’s shares to the amount of 9,99,960 thous. rubles (including 9,99,960 thous. rubles in favor of the Russian Federation) and the net profit earned over the first half-year 2009 in the amount of 18,347,500 thous. rubles.

The ratio of debt to equity and reserves characterizes the share of borrowings in the total amount of funds invested in the Company.

The dynamics of this ratio shows that the share of borrowings increased in 2006 as compared with 2005. Debts on credits and loans stood at 450,716,000 rubles as of the end of 2005 (short-term liabilities). Debts on credits and loans as of the end of 2006 amounted to 14,578,032,000 rubles, including target long-term credits and loans in the amount of 14,300,000,000 rubles to finance the Issuer’s investment programme and short-term debts on interest in the amount of 278,032,000 rubles (with maturities in subsequent years).

This ratio declined in 2007 as compared with 2006 due to the increase in the Issuer’s equity capital as a result of the additional issue of shares in 2007.

The share of borrowings decreased in the first nine months of 2008 as compared with 2007 due to the Issuer’s reorganization: the Issuer’s equity capital was increased after the affiliation of subsidiaries and dependent companies therewith.

The certain growth of the ratio over 6 months of 2009 as compared to 2008 is caused by the increase in short-term liabilities:

•	earning revenues from the placement of an additional share issue the additional issue to be registered in the second half-year 2009);

•	an increase in tax and duty arrears: the entire indebtedness is the current one to be redeemed in future periods in compliance with the Tax Code.

The ratio of short-term debt to equity and reserves changed insignificantly over 2005 – 2007. This ratio growth as of 31.12.2008 was caused by the Issuer’s reorganization, as a result of which the Issuer assumed the short-term debts of affiliated subsidiaries and dependent companies under transfer deeds.

The debt service ratio indicates the amount of rubles available with the Company per ruble of debt obligations subject to repayment in the reporting period. The highest ratio was registered in 2005 due to a small amount of interest-bearing obligations maturing in the reporting period (2,228,000 thous. rubles).

The debt service ratio declined in 2007 as compared to 2006 as a result of the increase in liabilities and interest falling due in that period (under the terms of contracts): 487,482,000 thous. rubles in 2006 as compared with 4,464,381,000 thous. rubles in 2007.

The ratio analysis shows its growth in 2008 as compared with 2007 due to an increase in the Issuer’s net profit and depreciation deductions.

The ratio growth in the first half-year 2009 is caused by the decline in liabilities and interest due to redemption over the period (under the terms of contracts): 3,305,223 thous. rubles in 2008 and 1,426,361 thous. rubles in the first half-year 2009.

Over the entire period of the Issuer’s existence, its overdue debt has been equal to zero.

The level of solvency and financial stability of the Company depends on the rate of receivables turnover, a ratio that characterizes the efficiency of the Company’s operation. The receivables turnover ratio shows the average period of receivables collection. Growth of the receivables turnover ratio is considered a positive result for the Company.

In 2005, the receivables turnover ratio was equal to zero since the Issuer derived no revenues from its core business. The ratio increased in 2007 in comparison with 2006 as the Issuer’s revenues from core business (electric power and capacity generation and sale) grew faster than receivables. The ratio stayed the same in decreased in the first nine months of 2008 as compared with 2007. The ratio decline over the first half-year 2009 was caused by the growth in receivables: the decreased solvency of the Issuer’s counterparties in core business (electric power and capacity generation and sale) and the increase in SDC debts due to implementation of the Holding’s investment program.

The share of dividends in the profit of a Company is determined by the distribution of the Company’s profit and identifies the source of the profit earning by the Issuer’s shareholders, i.e. through growth in the market value of the Company’s shares or dividend payments.

Analysis of dividend to net profit ratio

Year	Net profit, mln rubles	Amount of dividends, mln rubles	Share, %
2005	625	594	95.0
2006	1,504	1,147	76.2
2007	8,616	1,119	13.0

The analysis shows that while the proportion of dividends in the Issuer’s profit decreased in 2006 as compared with 2005, their amount in terms of value increased 93% (1.9 times as much). In 2007, the proportion of dividends in the net profit decreased due to the growth in the Issuer’s net profit; however, in terms of value, the dividends calculated for 2007 were only

2.4% lower than the dividends accrued over 2006. In 2008 (dividends were not paid out according to Minutes #4 as of 10.06.2009 of the Annual general meeting of shareholders) and in the first half-year 2009, the Issuer did not declare or pay out any dividends.

Labour productivity index shows the amount of ruble proceeds per employee. Over the periods under review, the labour productivity reached its highest level in 2006. According to the results of 2007 performance, the labour productivity declined 1.2 times. As of 31.12.2008, the labour productivity was 11,743 thous. rubles per employee, that is, declined 15.6 times as compared to 2007. The significant decline of the index was caused by the Issuer’s reorganization through affiliation of subsidiaries and dependent companies starting from 9 January 2008 (staff increase). In 2007 the average size of the Issuer’s staff was 308 whereas in over 2008 the staff grew up to 5,238. According to performance results of the first half-year 2009, the index was equal to 7,419 thous. rubles per employee that was a decline as compared to 2008 since the index was calculated for a half-year. According to performance results of the entire year of 2009 the index is expected to grow as compared to 2008.

The depreciation to sales ratio declined by 0.3 in 2007 as compared with 2006 as sales revenues grew considerably in 2007 on 2006. Over 2008, the ratio increased to 11.9 as a result of the Issuer’s reorganization through affiliation of subsidiaries and dependent companies. According to performance results of the first half-year 2009, the depreciation to sales ratio amounted to 10.5 (the decline was caused by the increase in revenues as compared to 2008 due to the inclusion of investment factor into the electric power (capacity) tariff to a larger extent.

On the whole, the analysis of the Issuer’s financial performance let us state that the Issuer’s financial standing over the period under review was stable. The Issuer is capable of meeting its obligations in due time.

3.2. The Issuer’s market capitalization

Information on the Issuer’s market capitalization for the past five completed financial years with indication of the market capitalization data as of the closing date of each financial year and the closing date of the latest completed reporting period:

The Issuer’s market capitalization is the aggregate market value of all of the Issuer’s outstanding shares determined by stock exchange prices. The Issuer’s shares were not traded on the organized market in the 2005-2007 completed financial years. Therefore, it is not possible to determine the Issuer’s market capitalization for 2005-2007 using the methods specified in the Statute on Information Disclosure by the Issuers of Equity Securities, approved by Federal Financial Markets Service of Russia Order No. 06-117/pz-n of 10 October 2006.

On 11 February 2008, the Issuer’s shares were listed on the Russian Trading System (RTS) and MICEX Stock Exchanges.

The Issuer’s market capitalization over 2008 and as of the end-date of the last completed reporting period before the Securities Prospectus approval, is calculated as applied to the Issuer’s ordinary shares as the number of the Issuer’s ordinary shares multiplied by the market price of one share disclosed by the arranger of trade on the securities market OJSC The Russian Trading System Stock Exchange and determined in accordance with the Procedure for calculating the market value of equity securities and investment units of the unit investment funds listed by the trading arranger as approved by Federal Securities Market Commission of Russia Order # 03-52/ps of 24 December 2003.

Index	31.12.2005.	31.12.2006.	31.12.2007	31.12.2008	31.03.2009	30.06.2009	30.09.2009
The Issuer’s market capitalization, thous. rbl	104,548 259	141 734,822	176,755,185	147,988,491	190,309,311	295,757,608	265,428,791

Data source: RTS official website: www.rts.ru

3.3. The Issuer’s obligations

3.3.1. Accounts payable

Item	As of:
	31.12.2005	31.12.2006	31.12.2007	31.12.2008
Total payables (the amount of the Issuer’s long-term and short-term debts net of income, deferred income due to shareholders (founders) and provisions for future expenses and payments), thous. rubles	751,110	15,098,922	17,285,982	31,013,462
Total overdue payables, thous. rubles	-		-	-

Debt securities were not issued by the Issuer.

Structure of the Issuer’s accounts payable for the latest completed financial year and the latest completed reporting period before the Securities Prospectus approval date:

Payables	Total as of 31.12.2008	Including by maturity		Total as of 30.06.2009	Including by maturity
		Up to one year	Over one year		Up to one year	Over one year
Payables due to suppliers and contractors, thous. rubles	1,740,302	1,739,286	1,016	1,862,878	1,759,838	103,040
Including overdue payables, thous. rubles	-	-	-	-	-	-
Payables due to employees, thous. rubles	6,398	6,398	-	129,489	129,489	-
Including overdue payables, thous. rubles	-	-	-	-	-	-
Payables due to budget and government extra-budgetary funds, thous. rubles	4,063,545	4,063,545	-	5,827,319	5,827,319	-
Including overdue payables, thous. rubles	-	-	-	-	-	-
Credits, thous. rubles	12,905,538	34,714	12,562,824	13,027,767	35,343	12,677,424
Including overdue credits, thous. rubles	-	-	-	-	-	-
Loans, total, thous. rubles	5,730,870	730 870	5, 000,000	5, 713,170	713,170	5,000,000
Including overdue loans, thous. rubles	-	-	-	-	-	-
Including bonds payable, thous. rubles	-	-	-	-	-	-
Including overdue bonds payable, thous. rubles	-	-	-	-	-	-
Other payables, thous. rubles*	6,566,809	6,452,195	114,614	7,644 553	7 644 553	-
Including overdue payables, thous. rubles	-	-	-	-	-	-
Total, thous. rubles	31 013 462	13 335 008	17 678 454	34 205 176	16 424 712	17 780 464
Including total overdue payables, thous. rubles	-	-	-	-	-	-

Information on the Issuer’s creditors accounting for at least 10% of the Issuer’s total payables for the latest completed reporting period before the Securities Prospectus approval date:

Creditor’s full and abbreviated business name	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

Creditor’s place of business	One Exchange Square, EC2A 2JN, London, UK

Amount of payables (share in the total amount of payables)	6,530,380 (19.09%)

Amount and terms of overdue payables (interest rate, penalties, fines)	None

The Creditor is not affiliated with the Issuer.

Creditor’s full and abbreviated business name	MORGAN STANLEY BANK INTERNATIONAL LIMITED

Creditor’s business name	20 Cabot Square, Canary Wharf, London, E 14 4QE, UK

Amount of payables (share in the total amount of payables)	4,546,019 (13.29%)

Amount and terms of overdue payables (interest rate, penalties, fines)	None

The Creditor is not affiliated with the Issuer.

Creditor’s full and abbreviated business name	JSC RusHydro Management Company (RusHydro MC)

Creditor’s place of business	51 Arkhitektora Vlasova Street, Moscow

Amount of payables (share in the total amount of payables)	5,185,129 (15.15%)

Amount and terms of overdue payables (interest rate, penalties, fines)	None

The Creditor is affiliated with the Issuer.

The Issuer’s stake in the affiliated party’s authorized capital as of 30.06.2009: – 100%.

The proportion of the affiliated party’s ordinary shares held by the Issuer 30.06.2009: – 100%.

The affiliated party’s stake in the Issuer’s authorized capital – 0%.

The proportion of the Issuer’s ordinary shares held by the affiliated party – 0%.

3.3.2. The Issuer’s credit history

Fulfilment by the Issuer of obligations under credit and/or loan agreements effective before or as of the closing date of the latest completed reporting period preceding the Securities Prospectus approval date, with the principal amount under such agreements equalling or exceeding 5% of the book value of the Issuer’s assets as of the closing date of the latest completed reporting quarter preceding the conclusion of the corresponding agreement, and also under other credit and/or loan agreements deemed essential by the Issuer:

Obligation	Creditor’s name	Principal debt, roubles		Credit (loan) term/ redemption term	Delay, if any, in fulfilment of obligation to pay principal and/or interest, period of delay, days
2005
-	-	-		-	-
2006
Credit	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT	6,300,000,000		08.09.2006/ last interest payment in 2020	None
Loan	RusHydro MC	5,000,000,000		01.06.2006/ 29.06.2011	None
Credit[1]	Morgan Stanley	3,000,000,000		18.12.2006/18.12.2013	None
2007
Loan[2]	CF Structured Products B.V.	1,514,784,000	*	15.02.2007/15.02.2013	None
Credit	Morgan Stanley	1,500,000,000		27.04.2007/27.04.2014	None
2008
-	-	-		-	-

*	The amount of principal under the agreement – $60 million (at the exchange rate set by the Central Bank of Russia as of 30 September 2008).

Bonds were not issued by the Issuer.

3.3.3. The Issuer’s obligations from the collateral provided to third parties

The total amount of the Issuer’s obligations resulting from the collateral provided by the Issuer, including the total amount of third-party liabilities, for which the Issuer provided collateral to third parties, including in the form of pledge or guarantee (the data are given as of the closing date of each completed financial year):

	31 December 2005	31 December 2006	31 December 2007	30.09.2008
Total obligations of the Issuer from the collateral provided by the Issuer, thous. roubles	-	5,113,062	11,298,766	13,428,965
Total third-party obligations, for which the Issuer provided collateral to third parties, including in the form of pledge or guarantee, thous. roubles	-	5,113,062	17,412,822,	21,835,276

Over the period of its incorporation, the Issuer has not provided any collateral in the form of pledge to third parties.

For the latest completed financial year and the latest completed reporting period before the Securities Prospectus approval date, no obligations emerged for the Issuer on the provision of collateral to third parties, including collateral in the form of pledge or guarantee equalling no less than 5% of the book value of the Issuer’s assets as of the closing date of the latest completed quarter preceding the provision of collateral.

3.3.4. The Issuer’s other liabilities

[1]	The obligation emerged by virtue of legal succession under the obligations of JSC Saratovskaya HPP which was affiliated with RusHydro.
[2]	The obligation emerged by virtue of legal succession under the obligations of JSC Cascade of Nizhne-Cherekskiye HPPs which was affiliated with RusHydro.

According to the data available in the Issuer’s financial statements (accounting reports), as of the end-date of the recent reporting period completion, the Issuer has no agreements including futures transactions that are not reflected in the Issuer’s balance sheet and could materially affect its financial position, liquidity, sources of financing and terms of their use, performance results and expenses.

3.4. Purposes of the securities issue and potential uses of the proceeds from equity securities placement

The purpose of the securities issue:

Extra cash raising.

Along with monetary assets, it is supposed to provide as payment for OJSC RusHydro additional shares equity stakes in a number of joint stock companies of the power industry owned by the Russian Federation and those possessed by other entities, as well as property employed in the operations (including construction ones) of hydropower stations for HPP Cascade on the River Tolmacheva and 110 kV high-voltage line Apacha-MNRR on the River Tolmacheva (Kamchatka Territory) as well as proprietary rights (including rights of demand) related to the above mentioned operations.

Potential uses of the proceeds from securities placement:

The Issuer plans to allocate proceeds earned as a result of securities issue for financing of its investment programme implementation providing for construction of new generating capacities.

The Issuer plans to use non-monetary assets received as payment for the offered securities for the purposes of other businesses provided for in the Issuer’s Articles of Association.

The Issuer is not placing securities for the purpose of financing a particular deal (related transactions) or another operation (acquisition of assets required for the output of particular products (goods, works, services); acquisition of stakes in the authorized (share) capital (shares) of another organization; reduction or redemption of the Issuer’s payables or other obligations).

3.5. Risks involved in acquisition of the equity securities being placed (fully distributed)

The developing wholesale and retail electricity and capacity markets are characterized by a higher level of risk as compared with the developed markets of other products and services, and involve considerable legal, economic and political risks (the latter being of major social importance for the country). Information uncertainty resulting from ever changing factors may affect the Issuer’s performance, the possibility of selling its assets and repaying its obligations on time. Investors should reckon with this uncertainty when assessing their own risks and making investment decisions. Besides, some risks, which are immaterial at the time of this Securities Prospectus, may become material in the future.

The Issuer carries out permanent work to identify and assess risks for the purpose of their minimization.

The Issuer’s risk management policy provides for upgrading existing and building new power generation facilities.

Securing the adequate reliability level to ensure steady operation of hydropower plants (HPPs) and achieve strategic development goals will require implementation of programmes for the comprehensive replacement of the Company’s fixed assets in the next 15 years. The Issuer’s specialists have worked out a long-term programme of the Company’s technical upgrading and rehabilitation until 2020, which aims at:

•

enhancing equipment reliability, safety and efficiency by completely replacing the Company’s worn-out capital and auxiliary equipment, increasing the technical and economic performance of HPPs to operate successfully on a competitive electricity market;

•	reducing repair costs;

•	raising operating efficiency by implementing lower costs and higher effectiveness programmes;

•	pursuing a weighed financial policy;

•	analyzing the electricity market situation on a regular basis;

•	creating a competitive environment in the works and services procurement sphere.

The Issuer’s risk management policy:

The Issuer’s risk management policy implies measures to timely identify and avoid potential risks to minimize losses.

The Issuer’s activities to manage specific risks are given below in sections 3.5.1-3.5.5.

3.5.1. Branch risks

The Issuer is exposed to branch risks mostly due to the tariff system adopted in the sector and aimed at solving of political tasks of reducing social tensions through managing electric power tariffs rather than economic problems (production and investment stimulation).

The Company manages this risk by formulating economically substantiated tariffs while taking into account possible fluctuations in electric power generation and through negotiating a realistic budgeted balance sheet with the Federal Tariff Service. Despite the changes in the rules governing the new wholesale electric power and capacity market (NWECM), the existing tariffs fail to ensure a sufficient rate of return margin in electric power sales and obtaining the required investment resources.

The most significant for the Issuer developments in the electric power sector are as follows:

•	termination of JSC RAO UES of Russia;

•	creation of a competitive electric power and capacity market.

Since 2001 the Russian electric power system has been significantly reformed and restructured. The purpose of the reforms and restructuring is, among others, making changes in the regulatory and legal basis of the electric power sector regulation, development of a competitive electric power and capacity market and progressive expansion of the said competitive markets aimed at reducing the electric power share sold at regulated prices (tariffs).

It is planned that as a result of the electric power system reformation, by 2001 a free market of electric power generation and supply, electric capacity and the associated services (except for the Far East and power supply to households) will be developed; and since that time wholesale prices of electric power and capacity are supposed to be quoted on a demand-and-supply basis. At the same time, this restructuring and liberalization process does not cover power supply for domestic use purposes where tariff regulation is still applied. Moreover, no free service market for power transmission, distribution, dispatcher services provision and other supply-related operations is supposed to be created. As a result of the reform, the Russian open joint stock company for power industry and electrification OJSC RAO UES of Russia, formerly the major state-owned power holding, has been divided like a number of other power companies engaged in the following operations performing: electric power generation, distribution and sale to end users, repair and technical maintenance. Today supply and repair-and-maintenance companies compete with each other in their respective fields.

Within the framework of the ongoing reform, the norms regulating the Russian electric power market including those related to the market liberalization, setting electric power tariffs, capacity market functioning and relationships between power producers ad consumers are being considerably amended. Besides, the reform of the electric power sector resulted in the liquidation on July 1, 2008 of OJSC RAO UES of Russia that used to hold a domination position in terms of expertise, experience and skills in the electric power field. While liquidation of this electric power monopoly was one of the reform targets, the absence of OJSC RAO UES of Russia may become an uncertainty factor in the market.

Since the formal start of the reform in July of 2001, the time-limits of the reform stages implementation as well as frameworks of such stages have been changed several times, and the Government’s operating plan on liberalization of the electric power and capacity market for nondomestic use is unlikely to be executed within the established term and the declared goals are unlikely to ever be achieved.

As a result of the reformation process and due to the uncertainty connected with the process eventual completion and final extent, the Russian electric power market has been changed dramatically and keeps operating in the situation of relative uncertainty. Along with the existing risks inherent in the Russian electric power supply market, many other operational, commercial, technological, managerial, regulatory and other risks may occur which are hard or may not be predicted and which are beyond the Issuer’s control. Such changes and associated uncertainty may have considerable adverse effect on the Issuer’s business, income and performance results.

In the Issuer’s estimate, deterioration of the situation in the sector may be linked to:

1. Operational (production) risks related to physical wear, operating conditions violation and radical changes in the operating parameters of equipment. These risks may result in equipment breakdowns (accidents) and buildings destruction. Systemic accidents may split the power system, cause rolling blackouts and make basic equipment operate in emergency modes.

The operation of basic equipment at hydropower plants is quite intensive and accelerates the process of equipment wear and tear. The poor condition of equipment due to its physical and functional deterioration is the primary cause for the emergence of production risks, the main of which are:

•

the threat of failure by a hydropower plant to perform in full the power grid’s operating and regulating functions (frequency and voltage control, etc.), resulting in the hydropower plant’s inability to tap the potential brought about by electricity sector reform;

•	deterioration of HPP operational and economic performance indicators;

•	the onset of unfavourable environmental consequences;

•	the threat of accidents resulting from the shortfall of electricity generation and in grave environmental and social consequences;

•	the risk of injuries and occupational disease for the Company’s personnel.

Measures to manage this risk:

The management of production risks of JSC RusHydro affiliates is part of the Issuer’s system of making technical and economic decisions in the process of planning the programmes of technical impacts on equipment (within the framework of the prospective programmes of technical upgrading and rehabilitation, repairs and maintenance).

JSC RusHydro is actively introducing risk management methods, including an automated system of production risk management, to raise the efficiency of the management of risks related to the reliable operation of the Company’s production assets.

There is an average statistical probability of equipment breakdown. All of the Issuer’s basic production assets have been insured. Apart from that, the Company is carrying out a whole range of measures to ensure the proper reliability of its equipment and structures, namely:

•	repairs are carried out in full;

•	the Company is implementing a long-term programme of technical upgrading and rehabilitation for the planned period of 2006-2020 as approved by the Company’s Board of Directors;

•	the Company is introducing modern diagnostic techniques excluding the stoppage of equipment;

•	the Company constantly optimizes the structure and the amount of spare parts;

•	the Company has introduced tenders for the selection of service and supply companies to raise the quality of services and materials, the responsibility of counterparties and cut costs.

As there exists a probability of the occurrence of systemic accidents, the Company has introduced and is modernizing an automated safety system in accordance with modern requirements to ensure systemic reliability. The centralized automated safety system is designated to ensure systemic reliability across the entire power system in case of the occurrence of local accidents.

JSC RusHydro manages risks in the sphere of compliance with industrial safety rules as part of its production risk management system through the observance of federal legislation on industrial safety and by using the mechanism of production control of compliance with JSC RusHydro industrial safety requirements which is based on this legislation.

2. Environmental risks express themselves in the possibility of oil leakages from the HPP hydropower units into the river, excess of dam (reservoir) marks in headwater or tailwater sections.

Fines for possible oil leakages cannot seriously influence the Company’s financial solvency so this risk can be considered as insignificant. Also, in the process of implementing measures stipulated by the long-term programme of technical upgrading and rehabilitation, the Issuer is replacing the elements and parts of hydropower turbines with modern and highly environmentally friendly equipment.

The excess of the reservoir level in the upper or lower mark can result in the flooding of the near-shore zones where production and dwelling facilities as well as natural complexes are located. The reservoir level is regulated in strict compliance with the schedule approved by the interdepartmental operational group. To prevent flooding, protective dams and facilities are used while their owners are responsible for keeping them in proper condition and timely strengthen collapsing dam sections. For its part, the Company uses meteorological forecasts during high-water periods to promptly notify water consumers of possible river levels so that they could take necessary protective measures.

JSC RusHydro is introducing an environmental management system in compliance with the ISO-14001-2004 international standard to further improve its environmental activities.

3. Risks related to the construction of alternative power facilities by large consumers. The reform of the Russian electric power sector aims, among other things, to create a competitive environment in the sphere of electricity generation and supply in Russia. The construction of alternative power facilities by large consumers can result in the decrease of the volume of electricity generation and sale by the Issuer in the future.

The Issuer’s measures to manage this risk:

The Issuer is carrying out active work with consumers to build long-term mutually advantageous relations and neutralize this risk.

The Issuer’s additional measures to reduce the above risks:

•	raising operational efficiency with the implementation of the programmes of cuts in production costs and saving;

•	carrying out work to increase the share of long-term power supply contracts in the total volume of contracts signed;

•	the conduct of a weighed financial policy by the Issuer.

4. The risk of uncertainty of power generation (the risk of water content). The risk of uncertainty of power generation for the Issuer involves the impossibility to estimate exactly the volume of generated power in the medium- and long-term perspective. Mainly, this risk has effect on the fulfilment of obligations for power supply for a new wholesale electricity and capacity market.

The Issuer’s measures to manage this risk:

This risk is minimized within the framework of the unified sales service of JSC RusHydro with a package of measures to:

•	prepare proposals on changing the regulatory framework in terms of the freedom of one-day power generation planning by HPPs and the filing of price proposals for the whole volume;

•	protect the interests of HPPs in interdepartmental operational groups under the Federal Agency for Water Resources;

•	conclude hedging bilateral contracts on the day-ahead market (including contracts on the purchase of power to meet obligations).

Considering the above-mentioned, the Issuer believes that a possible deterioration of the situation in the electric power sector, negative changes in the process of operation and production and the construction of alternative power facilities by large consumers can affect the Issuer’s activities but cannot seriously influence the Issuer’s ability to fulfil obligations on securities.

Risks related to a possible change in the prices of raw materials, services used by the Issuer in its activities (separately on the domestic and external markets) and their influence on the Issuer’s activities and the fulfilment of the Issuer’s obligations in relation to securities

The Issuer does not use fuel for the generation of electric power. The Issuer is developing the untapped energy potential of Russian rivers and other renewable energy sources, producing environmentally clean energy and simultaneously making it possible to release hydrocarbon fuels for other purposes in the future.

In this connection, the Issuer is not exposed to the risks of potential changes in the prices of raw materials and services.

The risks of increases in the prices of equipment and other material and technical resources used by the Issuer in its activities

These risks are largely associated with inflationary processes in the economy and can be minimized with the following measures:

•

raising operational efficiency based on the programmes of cuts in production costs implementation (the creation of a competitive environment in the sphere of the purchase of works and services, the optimization of spending on repairs and maintenance, capital construction, etc.);

•

the conduct of a weighed financial policy as regards compliance with payment discipline to minimize the risks of insolvency and ensure the Issuer’s financial stability and observe business planning standards.

Risks related to a possible change in the prices of the Issuer’s products and/or services (separately on the domestic and external markets) and their influence on the Issuer’s activities and the fulfilment of the Issuer’s obligations as regards its securities

The risks associated with a possible change (decrease) in the selling prices of electricity on the wholesale market (the day-ahead market, the balancing market) are among the main risks for the Issuer.

The Issuer sells the entire “liberalized” volume of electric power on the wholesale market at free, unregulated prices, which creates the risk of losses that the Issuer may sustain if the average-weighted selling price falls below the level of variable expenses on electricity production. At the same time, there is a risk that the Issuer may increase expenses on the purchase of electric power to meet its obligations under regulated contracts (contracts on the sale of electric power (capacity) at tariffs approved by the Federal Tariff Service of Russia), in the event that electricity selling prices go up on the wholesale market.

Under the schedule of the wholesale market liberalization approved by Russian Government Resolution No. 205 of 7 April 2007, the volumes of electric power (capacity) sold on the wholesale market at regulated prices are intended to decline gradually. Starting from 1 July 2008, electric power (capacity) sold at regulated prices accounts for 75% of electricity production and consumption balance. However, as electricity sales at free, unregulated prices are gradually increased, the risks associated with larger expenses on the purchase of electric power under regulated contracts will become less pronounced and will lose their relevance by 2011 when the wholesale electricity (capacity) market is fully liberalized.

The transitional model of the electric capacity market launched on 1 July 2008 implies the sale of electric power capacity by the Issuer at prices not lower than the level of semi-fixed costs (the tariffs of electric capacity) and, therefore, the risk of price changes on the electric capacity market is insignificant.

Since the establishment of JSC RusHydro as a consolidated operational company, the tariffs of HPPs (PSPPs) have seen the fastest growth in the sector mainly due to the inclusion of the investment component in electricity rates, which is a logical result of underestimated requirements for the financing of the production needs of HPPs in previous years.

The influence of a possible deterioration of the situation in the sector on the Issuer’s activities and its ability to fulfil its obligations in relation to securities

The Issuer is Russia’s largest hydropower company, playing a key role in the country’s economy. The Issuer believes that any possible deterioration of the situation in the Issuer’s sector, negative changes in the process of operation and production and the construction of alternative electricity facilities by large consumers can affect the Issuer’s operations but cannot seriously influence the fulfilment of the Issuer’s obligations in relation to securities.

3.5.2. Country and regional risks

Risks associated with the political and economic situation in the country (countries) and the region where the Issuer is registered as a taxpayer and/or carries out its core activities provided that the Issuer’s core business in that country (region) yielded 10% or more of revenues for the latest completed reporting period preceding the Securities Prospectus approval date.

Country risks

The effects of the global financial crisis, financial problems and increased awareness of the risks of investing in emerging market economies reduce the amount of foreign investment in Russia and adversely affect the Russian economy. Besides, taking into account large amounts of natural gas and oil produced in Russia for exports, the Russian economy is especially exposed to changes in the world prices of natural gas and oil. That is why the declining world oil prices adversely affect the development of the Russian economy. These developments may limit the Issuer’s access to capital and adversely affect the purchasing power of the Issuer’s consumers.

The Issuer is taking all efforts to reduce the effect of these factors on its activities by optimizing the use of credit leveraging amid the crisis.

Regional risks

1. The Issuer is registered as a taxpayer in the Krasnoyarsk Territory, which was formed on 7 December 1934. The Krasnoyarsk Territory covers an area of 2,339,700 square kilometres or 13.7% of the territory of the Russian Federation.

The Krasnoyarsk Territory holds the 2nd place in the Russian Federation in terms of area after the Republic of Sakha (Yakutia) and the 13th place in term of population.

Electric power engineering is one of the leading sectors in the Krasnoyarsk Territory. In terms of installed capacity and output, the electric power sector accounts for about 10% of the total output of products (works, services) in the key industry sectors in the region.

2. The constituent entities of the Russian Federation accounting for more than 10% of the Issuer’s revenues in the latest completed reporting period preceding the securities prospectus approval date are the Samara Region, the Volgograd Region, the Republic of Khakassia.

The Samara and Volgograd Regions are some of the most developed industrial regions in Russia with developed infrastructure. Therefore, the Issuer’s activities in these regions are not exposed to risks related to stoppage in transportation due to remoteness and/or rough terrain. Apart from that, the Volga area is traditionally highly attractive in terms of investment for domestic and foreign investors.

The Republic of Khakassia is located in the southwestern part of East Siberia on the left bank of the Yenisei River. The republic extends 460 km from north to south and 200 km from west to east (in its broadest part). The republic borders on the Krasnoyarsk Territory in the north, east and south-east, the Kemerovo Region in the west, the Republic of Tyva in the south and the Republic of Altai in the south-west. The Republic of Khakassia covers an area of 61,900 square kilometres and has a population of 583,200 people.

Industry is a key sector of the economy in the Republic of Khakassia, accounting for about 37.5% of the gross regional product and a considerable part of tax payments to the republic’s budget (40.3%).

The basis of the region’s industry is formed by non-ferrous metallurgy, electric power generation and the fuel industry, which account for over 77% of regional industrial output. The power sector contributes 19% to industrial production in the region. The power system of the Republic of Khakassia comprises the Sayano-Shushenskaya HPP, the Mainskaya HPP and three electric power plants with an aggregate capacity of 7,016 MW. Of this capacity, the Sayano-Shushenskaya HPP and the Mainskaya HPP, which are owned by the Issuer, account for 6,721 MW (96%). Therefore, the Issuer holds the dominant position in electric power generation in the Republic of Khakassia, providing for the reliable operation and development of industry and other branches of the economy in the region.

The following risks arise in connection with the accident in and shutdown of the Sayano-Shushenskaya HPP in the Republic of Khakassia:

•	reduction in tax payments to the regional consolidated budget;

•	social tension occurrence in the region;

•	likely non-fulfillment of obligations under contracts for electric power supply to customers;

•	likely loss of jobs in the region.

The Issuer’s planned actions in case of its business being adversely affected by changing situations in the country (countries) or region (regions).

For the purpose of minimizing risks related to the accident in the Sayano-Shushenskaya HPP, the Issuer makes the following provisions:

•	the work related to the power station restoration performed by the Sayano-Shushenskaya HPP personnel is in progress;

•

efforts are taken to introduce amendments and supplement to the laws of the Russian Federation and corporate standards related to technical regulation as applied to safety and reliability of electric power facilities;

•

a program of social support «Sayan, we stand together!» is implemented, within its framework donations are collected by Sozidaniye charitable foundation to provide help to the families of those who died or suffered as a result of the accident in Sayano-Shushenskaya HPP;

•

the Issuer has fulfilled all the obligations pertaining to lump-sum payments intended for the families of those who died as a result of the accident in Sayano-Shushenskaya HP. Such payments amount to nearly 110,000,000 rubles and include 38,170 rubles payable to each affected family for funerals arrangements, material aid to such families in the amount of two average monthly earnings of the dead person and material assistance to the amount of 1,000,000 rubles;

•

personal scholarships, non-government pensions and material aid to dependants are provided; lump-sum payments to those who were injured during the accident range from 50,000 to 150.000 rubles; bank loans of the families where someone died as a result of the accident are redeemed; members of such families are provided with jobs with the HPP and other power companies. % apartments have already been allocated and another 14 apartments are now selected in coordination with such families members;

•

in order to monitor health condition and give recommendations on preventive care, an extraordinary medical examination is arranged for employees of Neporozhny Sayano-Shushenskaya HPP Branch and OJSC «Sayano-Shushensky Hydroenergoremont. A program for rehabilitation and recreation of the persons who do not meet the criteria of such aid provision applied by the Social insurance foundation’

•

a system of rendering psychological assistance to individuals has been established. Professional psychologists train local specialists and teachers in particular techniques of aid provision to casualties and children. 43 teachers and 29 psychologists have already been trained. By now, such aid has been provided to over 513 adults and 103 children.

Changes in the situation in the country and regions of the Issuer’s operations, the nature and frequency of such changes and associated risks are hardly predictable, as well as their influence on the Issuer’s future activities. Most of these risks can hardly be controlled by the Issuer due to their global scope. In the event that the situation in Russia or regions is destabilized, threatening to adversely affect the Issuer’s operations, the Issuer will take anti-crisis measures to maximally reduce negative impacts on its activities.

Risks related to possible military conflicts occurrence, announcement of the state of emergency or strikes in the country and region where the Issuer was registered as a taxpayer and/or runs its core business:

In case of any military conflicts occurrence, the Issuer is exposed to the risks related to dangers threatening the employees’ health and breakdown of its key assets.

Political situation in the region of the Issuer’s registration and most regions where the Issuer runs its business is quiet, possibility of military conflicts occurrence, announcement of the state of emergency or strikes in these regions is minimal, except for the southern regions of the Russian Federation.

Due to eventual aggravation of the conflict between Georgia and Ossetia, the described risk may occur in the Republic of North Ossetia-Alania, where the Issuer runs its business. In case of such risk occurrence, the Issuer will make any provisions to minimize the consequences of such risk occurrence that will include:

•	evacuation of the personnel and construction machines and equipment located in close proximity;

•	enhancing security of the Issuer’s facility for the purpose of preventing dangerous situations arising.

Risks associated with the geographical position of the country and the region, in which the Issuer is registered as a taxpayer and/or carries out its core business, including the increased danger of natural calamities, possible stoppage in transportation due to remoteness and/or rough terrain, etc.

The regions of the Issuer’s activities are characterized by the developed transport infrastructure and are not exposed to risks associated with stoppage in transportation.

The following can be referred to risks associated with the geographical position of regions: the danger of sustaining losses (for example, as a result of the suspension of fixed assets) due to seismic activity, avalanches, mudslides, and also other unfavourable weather conditions (hurricanes, strong snowfalls, frosts, etc.).

3.5.3. Financial risks

The Issuer’s exposure to risks associated with changes in interest rates and the exchange rate in connection with the Issuer’s activities or hedging operations carried out by the Issuer to reduce the adverse effects of the said risks

The Issuer’s loan portfolio includes borrowings raised at floating interest rates (MOSPRIME). Therefore, the Issuer is exposed to risks associated with changes in interest rates. An extremely unfavourable situation has emerged on the financial markets today and for the medium-term perspective, as a result of which the refinancing rate of the Central Bank of Russia tends to grow while interest rates on commercial bank loans have risen dramatically.

For the purpose of reducing the adverse effects of short-term interest rate volatility on its activities, the Issuer has concluded swap deals to fix interest rates on loans raised by the Issuer.

The Issuer’s financial position, its liquidity, the sources of financing and the results of its business depend to extremely low extent on changes in the exchange rate as the Issuer sells electric power on the domestic market and makes settlements with suppliers, computes and accepts payments from electricity consumers in the currency of the Russian Federation – the rouble. The scope of the Issuer’s activities on the external market as of the Securities Prospectus approval date is insignificant.

The Issuer’s intended measures in the event that changes in the exchange rate and interest rates may adversely affect the Issuer’s operations:

Actually all of the Issuer’s obligations are denominated in the currency of the Russian Federation – the rouble. That is why the Issuer estimates the risk of its exposure to changes in the exchange rate as insignificant. Nevertheless, the Issuer has concluded forward contracts on foreign currency supply for payments scheduled in 2009 to cut expenses on the fulfilment of its obligations.

The risk of inflation

The level of inflation directly depends on the political and economic situation in the country. In the conditions of the global financial crisis, inflation in Russia remains at a high level. As the Issuer carries out its operations in the Russian Federation, inflation affects its activities as well. The growth of inflation will lead to an increase in interest rates.

Inflation may adversely affect the Issuer’s financial and economic performance owing to the following risks:

•	the risk of losses from real devaluation of receivables as a result of a substantial postponement or delay in payments;

•	the risk of an increase in interest due to payment;

•	the risk of an increase in the production cost of goods, products, works or services due to higher prices of energy products, transport expenses, wages and salaries, etc.;

•	the risk of a decrease in the real value of funds attracted to implement an investment programme.

The risk of inflation may emerge when money incomes depreciate faster in terms of real purchasing power than they grow in nominal terms. The growth of inflation considerably affects the Issuer’s financial performance. It may push up the company’s costs (due to growth in the prices of energy products, commodity stocks and supplies) and, as a result, cause a decline in the company’s profits and profitability. Besides, rising inflation will increase the cost of borrowings for the Issuer and may result in the shortage of working capital.

Critical inflation levels (in the Issuer’s opinion) and the Issuer’s intended measures to cut inflation risks:

Considering that tariffs may not be raised by more than 7-10% annually until 2012 due to effective limitations and taking into account the level of potential returns on the Issuer’s operations, the Issuer will face difficulties if inflation becomes no less than 20% per annum.

Liquidity risk

The continuing global liquidity crisis, which started in mid-2007, has narrowed possibilities for borrowing money on capital markets, reduced liquidity in the Russian banking sector and pushed up interbank credit rates. The uncertainty on the global financial market has also caused the bankruptcies of banks and prompted the need of measures to bail out banks in the United States, Western Europe and Russia. The Issuer’s debtors may also suffer from the liquidity crunch and this factor will primarily affect their ability to repay debts.

The company has introduced a flexible system of cash flow planning in all areas of its activities. The system envisages planning periods of 20 years, five years, twelve months and one quarter with a monthly breakdown.

Prudent liquidity risk management techniques include measures to maintain the sufficient amount of cash and highly liquid assets to keep the Issuer’s ability to meet its current obligations. The Issuer invests temporarily available cash in short-term financial instruments, mainly in bank deposits.

The company has introduced a system of control over the conclusion of transactions, stipulating the use of “standard financial terms” (the payment structure, the term of payment, the percentage ratio of advance and final payments, etc.) in relations with counterparties. Therefore, the Issuer regulates the velocity of capital turnover.

The Company’s cash flows, liquidity risks and financial solvency are managed by the Company’s Treasury. Financial operations (short-term and long-term borrowings, the investment of temporarily available cash, insurance) are managed on a centralized basis.

3.5.4. Legal risks

Legal risks associated with the Issuer’s operations

In connection with the accident in Neporozhny Sayano-Shushenskaya HPP that occurred on 17.08.2009 (hereinafter referred to as the accident) a significant number of court proceedings are predicted to happen on the following judicial matters:

•	compensation for harm caused to life and health, compensation for moral injury;

•	compensation for losses caused by the accident;

•	termination of effective contracts;

•

the insurer compelling aimed at paying insurance indemnity in compliance with the provisions of the property insurance contract (as applied to insurance of the property possessed by Neporozhny Sayano-Shushenskaya HPP, the Company’s Branch) in case of the insurer’s refusal to pay the above insurance indemnity in full (or partially);

•	other court proceedings.

In connection with the accident, prosecution authorities and other control and supervisory authorities (Rostechnadzor, Rosprirodnadzor et al.) perform inspection of the Issuer’s operations. According to such inspections results, certain decisions may be taken on bringing to trial of the Company and/or the Company’s officials.

Electric power generation, purchase and sale constitute the Issuer’s core business, therefore legal risks related to legal regulation of such business may considerably affect the Issuer’s standing, i.e., result in a decline of the Issuer’s profit. The decline in the Company’s net profit may, in turn, cause reduction of the payable dividends.

Changes in judicial practice on the matters related to the Issuer’s operations may cause an increase in expenses on the engagement of qualified professionals as well as result in judgments unfavorable for the Company that may negatively affect the results of the Issuer’s performance.

Risks associated with changes in the currency-related legislation

Since the Issuer is engaged in export and import transactions to an insignificant extent, the risks associated with changes in the currency regulations may be considered as those of negligible importance.

Risks associated with changes in the tax legislation

The taxation system existing in the Russian Federation incorporates numerous taxes and frequently changing regulatory framework. The Russian tax legislation allows for various interpretations and is subject to frequent amending. In certain instances, the laws may contain indefinite wording and conflicting provisions allowing for various construing of the same issue. As a result, sometimes, tax authorities of various standing interpret the same provisions of regulatory documents in different ways. Therefore, there exists a possibility that operations and actions that have never before been contested may any time be contested. Tax inspections may review operations for three calendar years preceding the year of the inspection. Under certain conditions, the earlier periods may be subjected to inspection as well.

Changes in the tax legislation providing for an increase in tax rates or alteration of procedure for and term of tax calculation and payment may result in a decline in the Company’s net profit that, in turn, may cause reduction of the payable dividends.

Such risks are considered insignificant.

Change of requirements pertaining to the Company’s core business licensing may cause an extension of the time-period for preparing the documents necessary to extend a license validity term as well as make the Company comply with the imposed requirements. Nevertheless, such risk should be considered insignificant, except where certain requirements may be developed in respect of licensing certain operations or extension of a license validity term that could not be satisfied by the Company due to associated excessive costs and would entail termination of such operations by the Company’s.

3.5.5. Risks associated with the Issuer’s operations

With an institute of self-regulated organizations (SRO) arising, starting from 01.01.2010 licensing of construction operations will be replaced by a certificate of permit to be issued by SRO. This means that after 01.01.2010 the Issuer’s license to construct buildings and facilities, except of facilities of seasonal or auxiliary purposes, is to be replaced by a certificate of permit to perform construction operations. Minimal requirements to the issuance of such certificate of permit to perform construction operations are yet to be approved by the Government of the Russian Federation in compliance with clause 5, Article 55 of the RF Urban Development Code.

In the first quarter of the year 2009, the Issuer obtained a license to collect, use, decontaminate, move and deploy hazardous waste. The license availability entitles the Issuer’s subsidiaries to obtain in an established manner the limits on the waste deployment that allow mitigating the risk of above-normal payments for environment pollution through waste deployment. In the second quarter of the year 2009, most of the subsidiaries received in the established manner the documents on approval of the limits on the waste deployment, and due to this fact the share of above-normal payments in total payments for pollution decreased as compared to those in the first quarter of the year 2009.

Risks associated with the possibility of the loss of consumers accounting for no less than 10% of the Issuer’s revenues from the sale of products (works, services)

This risk is insignificant as the Issuer sells the entire volume of electricity generated by it on the wholesale market.

Other risks associated with the Issuer’s activities

Risks related to third-party actions

The Issuer is exposed to risks associated with third-party actions during the fulfilment of repair works at HPPs:

1.	The failure to fulfil obligations within the timeframe stipulated in a contract may cause a delay in putting generating equipment into service and affect electric power generation.

2.	If the obligations to carry out work on schedule as stipulated by contracts are breached on a large scale, this breach may extend the term of repairs and cause the wear of fixed assets. As a result, this may affect the reliable operation of electric power plant equipment.

3.	With their improper work organization and repairs, counterparties may damage power plant equipment and prompt emergency shutdown of equipment, as a result of which electric power generation may be affected.

The Issuer’s measures to manage this risk:

•	insuring electric power equipment against damage or third-party actions;

•	admitting only skilled personnel to work;

•	claim-related work with counterparties in breach of work schedules to make them pay penalties for the breach of obligations under contracts;

•	monthly monitoring of work fulfilment at power plants.

This Section only describes the risks considered material by the Issuer. Perhaps, there exist other risks that were not mentioned in this Section. Other risks the Issuer is not aware or those not considered material by the Issuer at present, in perspective may adversely affect the Issuer’s business.

IV. Detailed information about the Issuer

4.1. History of the Issuer’s creation and development

4.1.1. Data about the corporate name of the issuer

Full corporate name of the Issuer:

Joint-Stock Company RusHydro.

Abbreviated corporate name of the Issuer:

•	in Russian: OAO “Pyc po”,

•	in English: JSC RusHydro.

The Issuer does not have at its disposal any information about the name of the Issuer being similar to the name of any other legal entity.

The corporate name of the Issuer is not registered as a trade mark or service mark.

Information about changes in the corporate name of the Issuer since its incorporation:

Previous full (abbreviated) corporate name of the Issuer: Joint-Stock Company Federal Hydrogeneration Company (JSC HydroOGK).

The grounds for and date of the changes in the full and abbreviated corporate names of the Issuer: state registration on 4 July 2008 of a restated version of the Articles of Association of the Issuer, approved by resolution of the Annual General Meeting of the Shareholders of the Issuer on 25 June 2008 (Minutes No. 1 of 26 June 2008).

The organizational and legal form of the Issuer has not changed since its incorporation.

4.1.2. Information about state registration of the issuer

Principal state registration number of the legal entity (PSRN)	1042401810494

Date of state registration	26 December 2004

Name of the registration agency in accordance with the data indicated in the certificate of entry in the Unified State Register of Legal Entities	Inspectorate of the Ministry for Taxes and Levies of the Russian Federation for the Zheleznodorozhny District of the City of Krasnoyarsk, Krasnoyarsk Territory

4.1.3. Information about the Issuer’s creation and development

Term of existence of the Issuer from the date of its state registration to the date of approval of the securities prospectus by the Board of Directors of the Issuer – 4 years and 2 full months.

The Issuer is set up for an indefinite period.

Brief description of the history of the Issuer’s creation and development

JSC RusHydro was set up in accordance with Russian Federation Government Resolution No. 526 of 11 July 2001 “Main lines of reform of the electricity sector of the Russian Federation” and Russian Federation Government Directive No. 1254-r of 1 September 2003 (as amended on 25 October 2004, No. 1367-r), as a 100% subsidiary of JSC RAO UES of Russia.

The Issuer underwent state registration on 26 December 2004.

In 2005, the Board of Directors of JSC RAO UES of Russia approved the target model of JSC RusHydro as an Operating company managing its affiliates set up on the basis of JSC-HPPs in the process of reorganization of subsidiaries and dependent companies through their merger with JSC RusHydro (Minutes No. 204 of 30 September 2005 – 4 October 2005).

On 27 April 2007, the Board of Directors of JSC RAO UES of Russia approved the plan for accelerated consolidation of the Issuer into a unified Operating company, providing for affiliation with JSC RusHydro of subsidiary JSC-HPPs (less construction projects and infrastructure subsidiaries), other JSC-HPPs, as well as JSC State Holding Company RusHydro and JSC Minority Holding Company RusHydro which split off JSC RAO UES of Russia as a result of its reorganization (Minutes No. 250 of 27 April 2007).

The establishment of the Operating company JSC RusHydro with direct participation in the authorized capital of the Issuer by shareholders in its subsidiaries and dependent companies (SDCs), as well as by shareholders in JSC RAO UES of Russia (through JSC Minority Holding Company RusHydro and JSC State Holding Company RusHydro) was completed during 2007-2008 by way of reorganization in the form of affiliation with JSC RusHydro of the following joint-stock companies (hereinafter referred to as the Affiliated Companies):

JSC Bureiskaya HPP, JSC Volzhskaya HPP, JSC Votkinskaya HPP, JSC Dagestan Regional Generation Company, JSC Zhigulevskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Zelenchukskiye HPPs, JSC Kabardino-Balkarian Hydrogeneration Company, JSC KabbalkHPP, JSC Kamskaya HPP, JSC Cascade of VV HPPs, JSC Cascade of NChHPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC North Ossetian HGC, JSC Stavropol Electricity Generation Company, JSC Sulakenergo, JSC Cheboksarskaya HPP, JSC Neporozhny SShPP, CJSC EOZ, JSC Irganaiskaya HPP, JSC State Holding Company RusHydro, and JSC Minority Holding Company RusHydro.

For performance of work to determine fair financial terms and conditions for the reorganization of JSC RAO UES of Russia, the following consortia of investment banks were engaged:

•

with respect to conversion ratios for shares in the Affiliated Companies, with the exception of JSC State Holding Company RusHydro and JSC Minority Holding Company RusHydro, into shares of the Issuer – a consortium consisting of KIT FINANCE INVESTMENT BANK (JSC), LLC IFC METROPOL, and BNP PARIBAS SA;

•

with respect to conversion ratios for shares in JSC Minority Holding Company RusHydro and JSC State Holding Company RusHydro into shares of the Issuer – a consortium consisting of JPMorgan plc, KIT FINANCE INVESTMENT BANK (JSC), and LLC IFC METROPOL.

The consortia of investment banks developed proposals on the financial terms and conditions for the reorganization with respect to fair conversion ratios for the shares in the Affiliated Companies into shares of the Issuer at the time of the affiliation.

The resolution on the reorganization was adopted by the Extraordinary General Meeting of Shareholders of the Company held on 12 October 2007 (Minutes dated 16 October 2007).

Structure of JSC RusHydro after the reorganization

On completion of the reorganization, JSC RusHydro combined over 50 HPPs in 18 constituent entities of the Russian Federation with an aggregate installed capacity of over 25 GW.

The Issuer’s strategic goals are the main benchmarks for both its daily operations and further development. They focus the Issuer on what is needed to implement its mission.

The strategic goals are formulated on the basis of analysis of opportunities, the role and potential of the Issuer, external factors, possibilities and threats for implementation of the Issuer’s mission, as well as the best national and global practices in using hydro and other renewable energy resources.

The strategic goals of the Issuer are:

•

growth of the Issuer’s value, meaning a steady rise in income, higher profitability, expansion and qualitative update of the Issuer’s portfolio of assets to better meet shareholder interests, make the Issuer and its projects more appealing to investors and enable assessment of resource use efficiency and management quality;

•

creation of an enabling environment for higher system reliability and safety, for maintaining sustainable operation of the Unified Energy System, safe operation of equipment and hydro-engineering structures and prevention of threats to human life;

•	sustainable development of renewable electricity generation to promote growth of the Issuer’s value while also creating an infrastructure base for economic development of regions.

Mission of the Issuer:

In accordance with the Issuer’s Board of Directors resolution of 19 October 2007, the Issuer’s mission is to make efficient use of hydro-resources, create the conditions for UES reliability, and make expanded use of renewable energy sources to the benefit of shareholders and the public.

The Issuer’s management is striving to achieve long-term harmonious growth of the Company in order to transform it into a leading global renewable energy company.

Other information about the Issuer’s activities which is important for decision-making on acquiring the Issuer’s securities: not available.

4.1.4. Contact information

Issuer’s location:	51 Respubliki Str., Krasnoyarsk, Krasnoyarsk Territory

Issuer’s postal address:	51 Arkhitektora Vlasova Str., Moscow, 117393

Telephone:	(495) 225-32-32

Fax:	(495) 225-37-37

E-mail address:	contact@gidroogk.ru

Issuer’s website for information disclosure in respect of the Issuer, and securities issued and/or to be issued	www.rushydro.ru

Special unit of the Issuer (third party) for shareholder and investor relations (if relevant)

Corporate Governance Department of JSC RusHydro

Location: 51 Arkhitektora Vlasova Str., Moscow, Russian Federation

Telephone, fax: (495) 225-32-32

E-mail address: SmirnovaUV@gidroogk.ru

Website: www.rushydro.ru

Target Communications Department of JSC RusHydro

Location: 51 Arkhitektora Vlasova Str., Moscow, Russian Federation

Telephone, fax: (495) 225-32-32

E-mail address: DruzyakaEV@gidroogk.ru

Website: www.rushydro.ru

4.1.5. Taxpayer Identification Number

The tax authorities allocated to the issuer Taxpayer Identification Number: 2460066195

4.1.6. Affiliates and representative offices of the Issuer

No.	Affiliate/representative office	Location
1	Affiliate Bureiskaya HPP	Talakan, Bureisky District, Amur Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Gorbenko, Yuri Vasilyevich
	Term of CEO’s power of attorney	31 December 2009

2	Affiliate Volzhskaya HPP	1a Lenina Av., Volzhsky, Volgograd Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Klimenko, Andrei Viktorovich
	Term of CEO’s power of attorney	31 December 2009

3	Affiliate Votkinskaya HPP	Chaikovsky, Perm Territory, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Byakov, Alexei Georgiyevich
	Term of CEO’s power of attorney	31 December 2009

4	Dagestan affiliate	73 “A” Dakhadayeva Str., Makhachkala, Republic of Dagestan, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Gamzatov, Timur Gamzatovich
	Term of CEO’s power of attorney	31 December 2009

5	Affiliate Zhigulevskaya HPP	Zhigulevsk, Samara Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Dolgikh, Vera Nikolayevna
	Term of CEO’s power of attorney	31 December 2009

6	Affiliate Zagorskaya PSPP	100, Bogorodskoye, Sergievo-Posadsky District, Moscow Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Magruk, Vladimir Ivanovich
	Term of CEO’s power of attorney	31 December 2009

7	Affiliate Zeiskaya HPP	Zeya, Amur Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Savelyeva, Irina Dmitriyevna
	Term of CEO’s power of attorney	31 December 2009

8	Affiliate Irganaiskaya HPP	Shamilkala, Untsukul District, Republic of Dagestan, Russian Federation
	Opening date	27 May 2008
	Full name of CEO	Aliyev, Nurmagomed Aliyevich
	Term of CEO’s power of attorney	31 December 2009

9	Kabardino-Balkarian affiliate	1 “A” Mechiyeva Str., Kashkhatau, Chereksky District, Republic of Kabardino-Balkaria, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Sottayev, Ali Abdulayevich
	Term of CEO’s power of attorney	31 December 2009

10	Affiliate Kamskaya HPP	Kamskaya HPP, Perm, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Bologov, Sergei Nikolayevich
	Term of CEO’s power of attorney	31 December 2009

11	Karachayevo-Cherkessian affiliate	Pravokubansky, Karachayevo-Cherkessian Republic, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Saratikyan, Grigor Aslibekovich
	Term of CEO’s power of attorney	31 December 2009

12	Affiliate Cascade of Verkhnevolzhskiye HPPs	Rybinsk, Yaroslavl Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Derezhkov, Andrei Vladimirovich
	Term of CEO’s power of attorney	31 December 2009

13	Affiliate Cascade of Kubanskiye HPPs	360 A, Vodoprovodnaya Str., Nevinnomyssk, Stavropol Territory, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Macheyev, Viktor Alexandrovich
	Term of CEO’s power of attorney	31 December 2009

14	Affiliate Corporate Hydropower University	8A Vernadskogo Av., Moscow, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Aksenova, Yelena Anatolyevna
	Term of CEO’s power of attorney	31 December 2009

15	Affiliate Nizhegorodskaya HPP	Zavolzhye, Gorodetsky District, Nizhny Novgorod Region, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Dikov, Yevgeny Alexandrovich
	Term of CEO’s power of attorney	31 December 2009

16	Affiliate Novosibirskaya HPP	4 Novomorskaya Str., Novosibirsk, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Sershun, Viktor Ivanovich
	Term of CEO’s power of attorney	31 December 2009

17	Affiliate Saratovskaya HPP	Saratovskaya HPP, Balakovo, Saratov Region, Russian Federation
	Full name of CEO	Odintsova, Lyudmila Viktorovna
	Term of CEO’s power of attorney	31 December 2009

18	Affiliate Neporozhny Sayano-Shushenskaya HPP	Cheryomushki, Sayanogorsk, Republic of Khakassia, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Kyari, Valeriy Arturovich
	Term of CEO’s power of attorney	31 December 2010

19	North Ossetian affiliate	63 Vaso Abaeva Str., Vladikavkaz, Republic of North Ossetia-Alania, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Totrov, Vitaly Borisovich
	Term of CEO’s power of attorney	31 December 2009

20	Affiliate Cheboksarskaya HPP	34 Naberezhnaya Str., Novocheboksarsk, Chuvash Republic, Russian Federation
	Opening date	11 September 2007
	Full name of CEO	Dorofeyev, Vladimir Georgiyevich
	Term of CEO’s power of attorney	31 December 2009

4.2. Core business of the Issuer

4.2.1. Sectoral affiliation of the Issuer

Codes of the core businesses of the Issuer according to the All-Russia Classifier of Economic Activities (OKVED):

40.10.12, 40.10.14, 40.10.42, 40.10.44, 51.56.4, 71.3, 71.14, 74.20.55, 80.22.22

4.2.2. Core business of the Issuer

JSC RusHydro operates to implement government hydropower policy, create the conditions for efficient operation of the wholesale electricity market, effectively operate and provide centralized process control of hydropower facilities, carry out a unified strategy in the sphere of investments and capital raising for tackling system-wide tasks of hydropower development, develop and implement scientific and technical policy and introduce state-of-the-art equipment and technology, renewables included.

The Issuer’s core business priorities since its inception have been:

•	electricity (capacity) production;

•	electricity (capacity) supply to (sale on) the wholesale electricity market;

•	electricity procurement (purchase) from the wholesale electricity market;

•	performance of operations determining the conditions for parallel work in accordance with the modes of the Unified Energy System of Russia within the scope of contractual relations;

•	operation of utilities equipment in accordance with effective regulatory requirements, timely and quality repairs thereto, technical upgrading and rehabilitation of electricity-generating facilities;

•	operation of electricity-generating facilities not on the balance sheet of the Company under contracts with their owners;

•	training in and checking on knowledge of rules, regulations and instructions for technical operation, labour protection, industrial and fire safety;

•	arrangement of energy-saving operating modes for utilities equipment, observance of contractual energy supply timelines;

•	deployment of new equipment and technologies ensuring efficient, safe and environment-friendly operation of the Issuer’s facilities;

•	concentration of scientific, technical and production potential on development and deployment of state-of-the-art equipment, technology and materials;

•	development and implementation of programmes to harness renewable (non-traditional) energy sources;

•	exercise of the powers of executive bodies in joint-stock and other economic entities in the manner provided for under effective laws and concluded contracts;

•	investment activities;

•	trust management of property;

•	agency activities;

•	foreign trade activities;

•	environmental activities;

•	activities associated with environmental impact minimization, environment and natural resources management;

•	development and implementation of scientific and technical, economic and social programmes;

•	operation of buildings and structures;

•

organization and performance of defence measures with respect to various aspects of mobilization readiness, civil defence, emergency response and protection of information constituting state secrets, in accordance with Russian Federation law;

•	other activities.

As the Issuer was founded and incorporated as a legal entity on 26 December 2004, comparative data are presented on the reasons for changes in sales revenues from work and services in the complete 2005, 2006 and 2007 fiscal years, as well as the first 9 months of 2008 (the last complete reporting period for which the reporting date fell due before the Securities Prospectus was approved).

Indicator	2005	2006	2007	2008	1st half-year 2009
Line of business: Sale of thermal and electric power including sales on the wholesale electric power (capacity) market and electric power losses in grid

Revenues (income) from the given business line, thousand rubles	-	5,464,197	41,794,446	45,398,734	39,081,022

Share of revenues (income) from the given business line in total revenues (income) of the Issuer, %	-	99.5	100.00	99.78	99.8

Core business lines (activities, products (work, services) accounting for at least 10 percent of the Issuer’s total revenues (income) in 2005, 2006, 2007, 2008 and the first half-year 2009:

Description of changes in the amount of revenues (income of the Issuer) from the core business and the reasons for such changes:

In 2005, the Issuer did not have any revenues from its core activities, since it did not enjoy the status of a participant in the Wholesale electricity (capacity) market (hereinafter referred to as the WEM).

By order of the Federal Tariff Service of Russia No. 96-e/7 of 25 April 2006, the Issuer was awarded the status of a participant in the WEM.

In accordance with Russian Federation Government resolution of 3 August 2006, construction of the most important hydropower facilities was financed in 2007 by transferring to the Issuer an investment component in the tariff (hereinafter referred to as the Target Investment Funds), formed within the subscription payment of JSC RAO UES of Russia. The TIF volume transferred to the Issuer in 2007 amounted to 5.86 billion roubles.

As the TIF transfer mechanism, the Ministry for Industry and Energy and the Federal Tariff Service of Russia included an investment component in the Issuer’s tariff for supplying electricity to the WEM. At the same time, by decision of the Ministry for Industry and Energy, Target Investment Funds may be distributed only in relation to groups of supply points registered to the Issuer, and distribution of Target Investment Funds into the investment components of the tariffs set for JSC-HPPs that are SDCs of the Issuer is not permitted.

In accordance with subclauses 16 and 17 of the WEM Rules, a necessary condition for the Federal Tariff Service of Russia to establish a WEM supply tariff for the Issuer is possession by right of ownership or on other legal grounds of generating equipment meeting the quality requirements set for the WEM participants.

Fulfilment of the abovementioned requirements became possible through consistent conclusion by the Issuer, beginning from April 2006, of contracts with SDC-HPPs for lease and operation of generating equipment. In accordance with these contracts, the right of ownership of the electric and thermal power produced was transferred to the Issuer.

Since 1 May 2006, the Issuer has been producing and selling electricity (capacity) at supply point groups of JSC Cascade of VV HPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP; since 1 October 2006, additionally, at supply point groups of (SDC-HPPs) JSC Volzhskaya HPP, JSC Zhigulevskaya HPP, JSC Zeiskaya HPP, JSC Sayano-Shushenskaya HPP, and JSC Stavropol Electricity Generation Company. Thus, during 2006, JSC RusHydro leased generating equipment from 8 SDC-HPPs.

From 1 January 2007, the Issuer concluded lease and services contracts with 15 SDC-HPPs: JSC Cascade of VV HPPs, JSC Nizhegorodskaya HPP, JSC Volzhskaya HPP, JSC Zhigulevskaya HPP, JSC Cheboksarskaya HPP, JSC Saratovskaya HPP, JSC Votkinskaya HPP, JSC Kamskaya HPP, JSC Stavropol Electricity Generation Company, JSC Sulakenergo, JSC Zelenchukskiye HPPs, JSC Neporozhny SShPP, JSC Bureiskaya HPP, JSC Zeiskaya HPP, and JSC Dagestan Regional Generation Company.

From the date of the contracts for lease and operation of generating equipment, all the 15 companies listed above ceased to be the WEM participants. From 1 January 2007, the Issuer became a WEM participant for SPG registered with respect to the assets received on lease.

The reasons for the change in the amount of the Issuer’s revenues (income) from its core business in 2007 compared with 2006 are:

•	conclusion of contracts for lease and operation of generating equipment with 15 SDC-HPPs from the beginning of the year as against 8 such HPPs from mid-2006;

•

an excess of actual generation over analogous indicators of previous periods owing to unusually warm weather in the European part of Russia and the associated winter high water on the Volga-Kama Cascade.

The Issuer conducts its core business only in the Russian Federation.

The Issuer’s core business does not have a clearly manifested seasonal character.

General structure of the Issuer’s production costs over the last completed financial year and the last completed reporting period before the date of this Securities Prospectus approval

Cost item	2008	1st half-year 2009
Raw and other materials, %	0.9	0.9
Acquired component parts, semi-finished goods, %	-	-
Outsourced production jobs and services, %	9.3	8.0
Fuel, %	-	-
Energy, %	30.2	18.0
Labor, %	7. 7	11.2
Loan interest, %	-	-
Rental, %	0.2	2.0
Social allocations, %	1.2	1.9
Fixed asset depreciation, %	19.3	23.8
Taxes included in production costs, %	15.6	18.9
Other costs:	5.4	10.9
Intangible asset depreciation, %	-	-
Remuneration for rationalization proposals, %	-	-
Compulsory insurance payments, %	1.8	1.6
Entertainment costs, %	0.04	0.05
Other, %	13.8	15.2
Total costs of production and sale of output (works, services) (production costs), %	100	100.0
For reference: sales revenues from products (work, services), % of production costs	161.9	227.3

The analysis of the above data shows growth in each cost item in relative terms that is primarily caused by the decline in the share of purchased electric power (capacity) in total cost amount (this decline in volume of purchased electric power is connected with the rise of the liberalized share of the market: 40% in 2009, 20% in 2008). The reduction of production-related work and services costs is caused by the costs transfer to future periods.

The Issuer does not offer new product types (work, services) of material importance in the market of its core business.

The Issuer does not develop new product types (work, services).

The standards (rules) in accordance with which the financial statements are drawn up and the calculations included in this Securities Prospectus are made:

•	Federal Law on Financial Accounting No. 129-FZ dated 21 November 1996;

•	Regulations on financial accounting “Accounting of inventories” PBU 5/01, approved by order of the Ministry of Finance of the Russian Federation No. 44n dated 9 June 2001;

•	Regulations on financial accounting “Corporate accounting” PBU 4/99, approved by order of the Ministry of Finance of the Russian Federation No. 43n dated 6 July 1999;

•	Regulations on financial accounting “Corporate costs” PBU 10/99, approved by order of the Ministry of Finance of the Russian Federation No. 33n dated 6 May 1999;

•	Regulations on financial accounting “Corporate accounting policy” PBU 1/98, approved by order of the Ministry of Finance of the Russian Federation No. 60n dated 9 December 1998;

•	Regulations on financial accounting “Asset accounting” PBU 6/01, approved by order of the Ministry of Finance of the Russian Federation No. 26n dated 30 March 2001;

•	Regulations on financial accounting “Post balance sheet events” PBU 7/98, approved by order of the Ministry of Finance of the Russian Federation No. 56n dated 25 November 2001;

•

Regulations on financial accounting “Accounting of loans and credits and servicing expenses thereof” PBU 15/01, approved by order of the Ministry of Finance of the Russian Federation No. 60n dated 2 August 2001;

•	Regulations on financial accounting “Corporate incomes” PBU 9/99, approved by order of the Ministry of Finance of the Russian Federation No. 32n dated 6 May 1999;

•	Regulations on financial accounting “Intangible asset accounting” PBU 14/2007, approved by order of the Ministry of Finance of Russia No. 153n dated 27 December 2007;

•	Other regulatory and legal documents.

4.2.3. Materials, goods (raw materials) and suppliers of the Issuer

The Issuer had no suppliers accounting for at least 10 percent of all supplies of goods and materials in the complete 2007 fiscal year or in the first 9 months of 2008.

There were no changes in the prices of the main goods and materials (raw materials) of the Issuer over the last complete fiscal year or the last complete reporting period before approval of the Securities Prospectus. No raw materials (in the form of fuel) were used by the Issuer to produce electric power. The Issuer exploits the unused power potential of Russian rivers and other renewable energy sources.

Over the last complete fiscal year and the last complete reporting period, the Issuer’s supplies did not include any imports.

4.2.4. Sales market for output (works, services) of the Issuer

The Issuer conducts its business on the territory of several constituent entities of the Russian Federation. The Issuer’s core business is currently production and sale of electricity (capacity).

In accordance with RF Government Resolution No. 529 dated 31 August 2006 “On improvement of the procedure for the functioning of the wholesale electricity (capacity) market”, the Issuer conducts its sales of electricity (capacity) in the following segments of the wholesale market:

Regulated contracts (RCs):

The trade in electricity (capacity) is conducted on the terms and conditions of regulated contracts concluded on the wholesale electricity (capacity) market at regulated prices (tariffs) approved by the Federal Tariff Service of the Russian Federation. The volume of the RC portfolio complies with the magnitude in the balance of electricity and capacity supplies of the Federal Tariff Service of the Russian Federation for 2007 (base volume), minus the liberalized share approved by RF Government Resolution No. 205 dated 7 April 2007 (from 1 January 2008, the reduction in the RC volumes amounted to 15% of the forecast balance of electricity (capacity), and from 1 July 2008 – 25%). From 2011, a 100% liberalization of the wholesale electricity (capacity) market is proposed.

Competitive trade in generating capacity, competitive price bid selection:

In accordance with RF Government Resolution No. 476 dated 28 June 2008 “On introduction of amendments into certain Resolutions of the Government of the Russian Federation on organizing competitive trade in generating capacity on the wholesale electricity (capacity) market”, as well as in accordance with RF Government Resolution No. 205 dated 7 April 2007, from 1 July 2008, the Issuer is conducting competitive trading in generating capacity in the amount of 25% of the available capacity of the generating equipment, as booked on the balance of supplies of electricity (capacity) of the Federal Tariff Service of the Russian Federation for 2007-2008. Competitive trading in generating capacity is conducted on the basis of competitive price bid selection. The rules of the wholesale electricity (capacity) market envisage the possibility of sale/purchase of capacity under free bilateral contracts (FBC) for electricity and capacity. On concluding free bilateral contracts for electricity (capacity), participants on the wholesale market determine their partners in accordance with the current portfolio of Regulated contracts (“linkage” to Regulated contracts) and independently determine the supply prices and volumes under the contracts.

Day ahead market:

The volume of electricity generated above the volumes of the Regulated contracts is sold at free prices on the Day ahead market and deficient volumes are purchased on the Day ahead market to secure Regulated contracts. The rules of the wholesale electricity (capacity) market envisage the possibility of sale/purchase of electricity under free bilateral contracts. Within the scope of free bilateral contracts, participants on the wholesale market determine their partners under the contracts, and the supply prices and volumes.

Balancing market:

Deviations by the actual schedule for production of electric power from the planned production are traded on the balancing market at prices formed on the basis of competitive price bid selection.

4.2.5. Information about the Issuer’s licences

In its activities, the Issuer does not make use of partially tradable facilities; does not perform banking operations, insurance activities or activities of a professional participant on the securities market; is not an investment fund, so no information is given about licences for these types of activity.

The Issuer does not conduct mining operations or render communications services, so no information is given about licences for these types of activity.

The Issuer performs individual types of activity that, in accordance with Russian Federation law, are possible only on the basis of licences. The Issuer has received the following licences:

JSC RusHydro:

Number: GT No. 0013787 Reg. No. 3102

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Number: GT No. 0016417 Reg. No. 3188

Date of issue: 24 December 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Measures and (or) provision of services to protect state secrets

Number: ASS-24-032935

Date of issue: 24 November 2008

Term of validity: until 24 November 2013

Licensor: Federal Transport Supervision Agency

Types of activity: Carriage of passengers by road transport on the territory of the Russian Federation

Number: LO-50-01-000408

Date of issue: 19 November 2008

Term of validity: until 19 November 2013

Licensor: Ministry of Health of the Moscow Region

Types of activity: Provision of health services

Number: 2/27546

Date of issue: 9 October 2008

Term of validity: until 9 October 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 2/27545

Date of issue: 9 October 2008

Term of validity: until 9 October 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 2/27954

Date of issue: 1 November 2008

Term of validity: until 1 November 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 2/27930

Date of issue: 1 November 2008

Term of validity: until 1 November 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 2/27931

Date of issue: 1 November 2008

Term of validity: until 1 November 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 2/28336

Date of issue: 25 November 2008

Term of validity: until 25 November 2013

Licensor: RF Ministry of Emergency Situations

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: GS-1-77-01-1027-0-2460066195-037084-1

Date of issue: 12 December 2008

Term of validity: until 12 December 2013

Licensor: Ministry for Regional Development of the Russian Federation

Types of activity: Construction of buildings and structures, except for seasonal or auxiliary buildings

Number: 004289-R

Date of issue: 24 January 2008

Term of validity: 24 January 2013

Licensor: Federal Technical Regulation and Metrology Agency

Types of activity: Measuring means maintenance

Number: KRR No. 01950 PG

Date of issue: 25 September 2008

Term of validity: until 31 December 2030

Licensor: Subsoil Use Administration of the Krasnoyarsk Territory (Krasnoyarsknedra)

Types of activity: Construction and operation of the shore spillway of the Sayano-Shushenskaya HPP on the right bank of the River Yenisei

Number: ABN No. 00486 PG

Date of issue: 16 July 2008

Term of validity: until 28 March 2033

Licensor: Subsoil Use Administration of the Republic of Khakassia (Khakasnedra)

Types of activity: Construction and operation of underground structures not connected with mining operations (road tunnel with civil defence facility 05 and cement drainage galleries) on the left bank of the River Yenisei

Number: LO-19-01-000034

Date of issue: 18 August 2008

Term of validity: until 7 March 2013

Licensor: Ministry of Health of the Republic of Khakassia

Types of activity: Provision of health services

Affiliate Novosibirskaya HPP:

Number: GT No. 0013775 Reg. No. 3102/5

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Number: NOV 00026 BRGZKh

Date of issue: 26 December 2006

Term of validity: until 28 March 2009

Licensor: Upper Ob Water Basin Administration of the Federal Water Resources Agency

Types of activity: Hydro-electric generation (without water intake), discharge of waste water (River Ob)

Number: EV-66-000764 (K)

Date of issue: 17 August 2007

Term of validity: until 17 August 2012

Licensor: Federal Service for Environmental, Technological and Nuclear Supervision

Types of activity: Operation of explosion-dangerous production facilities

Number: 2/21902

Date of issue: 30 October 2007

Term of validity: until 30 October 2012

Licensor: Ministry of the Russian Federation for Civil Defence, Emergencies and Disaster Relief

Types of activity: Performance of installation, maintenance and servicing of means for ensuring fire safety of buildings and structures

Number: 3/07778

Date of issue: 29 December 2007

Term of validity: 29 December 2012

Licensor: Ministry of the Russian Federation for Civil Defence, Emergencies and Disaster Relief

Types of activity: Operation of fire-dangerous production facilities

Affiliate Bureiskaya HPP:

Number: GT No. 0013772 Reg. No. 3102/2

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Votkinskaya HPP:

Number: GT No. 0013783 Reg. No. 3102/13

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Kamskaya HPP:

Number: GT No. 0013786 Reg. No. 3102/16

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Cascade of Verkhnevolzhskiye HPPs:

Number: GT No. 0013774 Reg. No. 3102/4

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Nizhegorodskaya HPP:

Number: GT No. 0013776 Reg. No. 3102/6

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Zhigulevskaya HPP:

Number: GT No. 0013782 Reg. No. 3102/12

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Cheboksarskaya HPP:

Number: GT No. 0013777 Reg. No. 3102/7

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Saratovskaya HPP:

Number: GT No. 0013784 Reg. No. 3102/14

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Number: NVG-01478G

Date of issue: 4 September 2006

Term of validity: 3 September 2011

Licensor: Ministry of Transport of the Russian Federation. Federal Agency for Geodesy and Cartography

Types of activity: Geodesic operations

Affiliate Volzhskaya HPP:

Number: GT No. 0013771 Reg. No. 3102/1

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Zagorskaya PSPP:

Number: GT No. 0013785 Reg. No. 3102/15

Date of issue: 20 August 2008

Term of validity: until 12 May 2011

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Zeiskaya HPP:

Number: GT No. 0013773 Reg. No. 3102/3

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Neporozhny Sayano-Shushenskaya HPP:

Number: GT No. 0013780 Reg. No. 3102/10

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Affiliate Cascade of Kubanskiye HPPs:

Number: GT No. 0013781 Reg. No. 3102/11

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Karachayevo-Cherkessian affiliate:

Number: GT No. 266660 Reg. No. 2872/88

Date of issue: 23 May 2008

Term of validity: until 23 May 2011

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Dagestan affiliate:

Number: GT No. 0013778 Reg. No. 3102/8

Date of issue: 20 August 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

North Ossetian affiliate:

Number: GT No. 0013779 Reg. No. 3102/9

Date of issue: 5 March 2008

Term of validity: until 27 December 2010

Licensor: Centre for Licensing, Certification and Protection of State Secrets, the Federal Security Service of Russia

Types of activity: Work using information constituting state secrets

Issuer’s forecast with regard to the probability of the given licences being prolonged:

On expiry of the term of validity of the licences listed above, the Issuer plans to take all possible steps to extend them or to receive new licences. Failure to prolong some of the licences or obtain new ones might exert a substantial adverse impact on the Issuer’s activities and financial performance. The likelihood of this factor is low.

4.2.6. Joint activities of the Issuer

The Issuer does not conduct joint activities with other organizations.

4.2.7. Additional requirements on issuers that are joint-stock investment funds, insurance or credit institutions, or mortgage agents:

The Issuer is not a joint-stock investment fund, an insurance or credit institution, or a mortgage agent.

4.2.8. Additional requirements on issuers the core business of which is mining operations:

Mining operations, including extraction of precious metals and precious stones, do not constitute the core business of the Issuer or of its subsidiaries and dependent companies.

4.2.9. Additional requirements on issuers the core business of which is providing communications services:

Provision of communications services does not constitute the core business of the Issuer.

4.3. Plans for the Issuer’s future activities

Brief description of the Issuer’s plans for its future activities:

In accordance with the Articles of Association, the objectives of the Issuer’s activities are:

•	to implement government policy in hydro power;

•	to create the conditions for efficient functioning of the wholesale electricity market;

•	to ensure effective operations and centralized technological management of hydropower facilities;

•	to implement a unified strategy in the sphere of investments and raising capital for resolving system-wide problems of hydropower development;

•	to develop and implement scientific and technical policy and introduce advanced new types of equipment and technology, including by developing renewable energy sources;

•	to generate a profit.

Sources of future incomes:

The Issuer plans in the future to gain profits from its core activities: production and sale of electricity and capacity on the retail and wholesale markets for electricity and capacity, as well as provision to consumers of electricity and capacity supply services.

Plans for organizing new production, scaling up or reducing production, developing new types of output, rehabilitating and upgrading fixed assets:

The Investment Programme of JSC RusHydro for 2010-2012, approved by resolution of the Management Board of JSC RAO UES of Russia on 15 September 2009, envisages:

1.	Introduction of additional capacity in a volume of 3,687 MW.

2.	Financing of JSC RusHydro investment projects to the sum of 249.8 billion roubles.

Structure of investments (billion roubles, %):

The plans for the Issuer’s future activities are also embodied in an in-house document developed by the Issuer – Regulations on Technical Policy, which determines the main aims, priorities, principles and restrictions on management of productive assets of existing hydropower plants and requirements on technical solutions for planned ones and those under construction, designed to achieve the Issuer’s strategic objectives.

On the basis of the Regulations on Technical Policy, the Issuer has drawn up a long-term programme for technical upgrading and rehabilitation for the period up to 2020 for the purpose of:

•	Raising the reliability, safety and efficiency of equipment by means of complete renewal of the main and auxiliary equipment that has outlived its service life.

•	Raising the performance characteristics of HPPs for functioning under the conditions of a competitive electricity market.

•	Reducing the volume of maintenance works as a result of:

•

a transition from a system of scheduled maintenance to on-condition maintenance and age repair of equipment by introducing diagnostic systems for exercising control over the main and auxiliary equipment;

•

replacement of equipment with new equipment having a longer inter-repair cycle and a lower volume of routine maintenance, introduction of a system of aftersales servicing of the new and modernized equipment involving the manufacturing plants and service organizations.

Comprehensive automation of all production processes, with an integral unified system of management of HPPs based on microprocessors and modern software implementing optimization algorithms for controlling power equipment.

Sources of future incomes:

The Issuer plans to further gain profits from its core business: generation and sale of electric power and capacity on the retail and wholesale electric power and capacity markets and form services provision to consumers of electric power and capacity.

Possible change of the core business:

The Issuer does not plan to change its core business.

4.4. Participation by the issuer in industrial, banking and financial groups, holdings, concerns and associations

The Issuer participates in the following associations:

Association	Joining date	Association’s purposes
Siberian Energy Association	1 qu. 2008

•   representation and protection of the interests of its Members before the executive authorities of the Russian Federation, including on adoption of tariff-balance decisions by the federal executive authority for rate regulation;

•   provision to the Members of organizational, informational, analytical, methodological, legal and other assistance;

•   increase in the prestige and reliability of and mutual trust between the Members, expansion of business partnership between the Members, as well as contacts between their heads and specialists;

•   expansion of cooperation between the Members and executive authorities of the Russian Federation and federal level energy companies; assistance to Members of and Participants in the Association in consolidating their resources for implementing comprehensive programmes for development of energy supply systems and subsequent coordination of their activities;

•   development and extension to the activities of regulated entities of model rules for management of tariffs and subsequent support thereof.

4.5. Subsidiaries and dependent companies of the Issuer

As of the approval date of the securities prospectus, the Issuer has the following subsidiaries and dependent companies3:

Full business name	Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market

Abbreviated business name	JSC OGK-1

Location	1 Odesskaya Str., Bldg. 1, Tyumen, Tyumen Region, 625023, Russia

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds more than 20% of the company’s voting shares

Participation share of the Issuer in the authorized capital of the dependent company	21.71%

Proportion of ordinary shares in the dependent company belonging to the Issuer	21.71%

Participation share of the dependent company in the authorized capital of the Issuer	0.0168%

Proportion of ordinary shares in the Issuer belonging to the dependent company	0.0168%

Core business of the company	Production of electric and thermal energy

Significance of the company for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Dod Evgeny Vyacheslavovich (Chairman)	1973	None	None
Yushin Sergey Alexandrovich	1972	None	None
Smirnova Yulia Vsevolodovna	1978	None	None
Terebulin Sergey Sergeevich	1978	0.00004	0.00004
Ballo Anatoly Borisovich	1961	None	None
Shulginov Nikolai Grigoryevich	1951	None	None
Tuzov Mikhail Yuryevich	1966	None	None
Shtykov Dmitry Viktorovich	1976	None	None
Demin Andrey Alexandrovich	1974	None	None
Goncharov Yuriy Vladimirovich	1977	None	None
Kovalchuk Boris Yuryevich	1977	None	None

Members of the collegial executive body (of the Management Board)
Sokolov Leonid Dmitriyevich	1950	None	None
Rakhmatullin Rifat Emirkhanovich	1955	None	None
Palei Vladimir Antselevich	1956	None	None
Makarov Dmitry Alexandrovich	1970	None	None
Kirov Sergei Anatolyevich	1976	None	None
Yanson Sergei Yuryevich	1970	None	None
Milyaev Roman Gareyevich	1957	None	None
Mintyukov Alexei Pavlovich	1972	None	None
Tolstoguzov Sergey Nikolaevich	1964	None	None
Rumyantsev Sergey Yuryevich	1956	None	None
Nikitin Aleksandr Valeryevich	1966	None	None

[3]	The ownership interests of subsidiaries and dependent companies in the authorized capital of JSC RusHydro are calculated proceeding from the total number of actually outstanding shares in JSC RusHydro, including the additional securities issue of 2008. (The authorized capital of the Issuer on the date of approval of the securities prospectus was divided into 245,014,059,191 ordinary shares, moreover, on the date of approval of the securities prospectus, the Issuer placed additional ordinary shares numbering 9,999,959,476 (the report on the results of the additional issue of securities and amendments to the Articles of Association in relation to an increase in the authorized capital were not registered on the date of prospectus approval. After state registration of the report on the results of the additional issue of securities and the amendments to the Articles of Association, the authorized capital of the Issuer will be divided into 255,014,018,667 ordinary shares and will amount to 255,014,018,667 roubles).

Person fulfilling the functions of the sole executive body

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
JSC INTER RAO UES	Russian Federation, Moscow, Krasnopresnenskaya, 12	None	None

Full business name	Open Joint-Stock Company Kolimaenergo

Abbreviated business name	JSC Kolimaenergo

Location	84 Proletarskaya Str., Bldg. 2, Magadan

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	64.27%

Proportion of ordinary shares in the dependent company belonging to the Issuer	64.27%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electric and thermal energy

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Ustyugov Dmitry Vladimirovich (Chairman)	1976	None	None
Smirnova Yulia Vsevolodovna	1978	None	None
Anoprienko Tatiana Alexeevna	1965	None	None
Desyatov Yevgeny Valeryevich	1968	None	None
Luzin Viktor Ermilovich	1953	None	None
Suprun Viktor Ermilovich	1955	None	None
Khoroshilov Igor Nikolaevich	1982	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Murin Leonid Arkadyevich	1954	None	None

Full business name	Joint-Stock Company Gidroremont-VKK

Abbreviated business name	JSC Gidroremont-VKK

Location	8A Vernadskoro ave., Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Maintenance, upgrading and rehabilitation of thermal and electrical engineering equipment of power plants and industrial enterprises, renovation of buildings and structures

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Popov Viktor Nikolaevich (Chairman)	1964	None	None
Dorofeev Nikolai Pavlovich	1960	None	None
Nikitin Alexei Valeryevich	1975	None	None
Kozlov Antony Vladimirovich	1977	None	None
Vislovich Alexander Ivanovich	1976	0.00037	0.00037
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Khantsev Alexei Vladimirovich	1967	None	None

Full business name	Zaramag Hydroelectric Station Open Joint-Stock Company

Abbreviated business name	JSC ZHS

Location	2 Energetikov Quarter, Alagir, Alagir District, Republic of North Ossetia-Alania

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	95.46%

Proportion of ordinary shares in the dependent company belonging to the Issuer	95.46%

Participation share of the dependent company in the authorized capital of the Issuer	0.1006%

Proportion of ordinary shares in the Issuer belonging to the dependent company	0.1006%

Core business	Performing the functions of the Customer, performance of technical supervision during design and construction of the Zaramagskiye HPPs

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Gorev Ilya Yevgenyevich (Chairman)	1978	None	None
Telitsina Anna Sergeyevna	1979	None	None
Bychko Mikhail Alexandrovich	1971	None	None
Grin Irina Alexandrovna	1978	None	None
Ustyugov Dmitry Vladimirovich	1976	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Joint-Stock Company RusHydro Management Company (RusHydro MC)	51 Arkhitektora Vlasova str., Moscow, Russian Federation	None	None

Full business name	Joint-Stock Company RusHydro Management Company

Abbreviated business name	RusHydro MC

Location	51 Arkhitektora Vlasova str., Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Exercise of the powers of executive bodies in joint-stock and other commercial entities in the manner envisaged by law and agreements concluded

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Stafiyevsky Valentin Anatolyevich (Chairman)	1939	None	None
Dmitrenko Tatiana Gerasimovna	1948	None	None
Terebulin Sergei Sergeyevich	1978	0.00004	0.00004
Koroleva Anna Mikhailovna	1982	None	None
Teplov Andrey Yuryevich	1978	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vasily Alexandrovich Zubakin	1958	None	None

Full business name	Closed Joint-Stock Company HydroEngineering Siberia

Abbreviated business name	CSC HydroEngineering Siberia

Location	86 Lenina Str., Bldg. 1, Krasnoyarsk, Krasnoyarsk Territory, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	99%

Proportion of ordinary shares in the dependent company belonging to the Issuer	99%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer and General Contractor for construction of power facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Shervarli Dmitry Yevgenyevich (Chairman)	1975	None	None
Koroleva Anna Mikhailovna	1982	None	None
Khechinashvili Aleksandr Konstantinovich	1959	0.00002	0.00002
Monchinsky Stanislav Sergeyevich	1962	None	None
Kabanova Larisa Vladimirovna	1977	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Joint-Stock Company RusHydro Management Company (RusHydro MC)	51 Arkhitektora Vlasova str., Moscow, Russian Federation	None	None

Full business name	Open Joint-Stock Company Malaya Mezenskaya PES

Abbreviated business name	JSC Malaya Mezenskaya PES

Location	St. Petersburg, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business

Creation and launching of new equipment and technologies ensuring efficient, safe and environmentally friendly operation of industrial facilities, arrangement of the conditions for development of the power complex

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Ponkratiev Pavel Alexandrovich (Chairman)	1981	None	None
Kozlov Antony Vladimirovich	1977	None	None
Vladimir Viktorovich Valyagin	1981	None	None
Zakharov Aleksandr Konstantinovich	1979	None	None
Khaziakhmetov Timur Rasimovich	1976	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Stepan Nikolayevich Savchenkov	1958	None	None

Full business name	Joint-Stock Company Scientific Research Institute of Energy Structures

Abbreviated business name	JSC NIIES

Location	7a Stroitelny Proyezd, Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business

Scientific research in the sphere of power and hydraulic engineering, development of clean energy on the basis of governmental and industry scientific and technical programmes, introduction of R&D results at existing power plants, ones under construction, and other facilities of the fuel power complex, as well as at water, transport and other facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Viktor Nikolayevich Popov (Chairman)	1964	None	None
Yulia Vladimirovna Petrova	1981	None	None
Lunatsi Mikhail Ernestovich	1960	None	None
Klochkov Roman Viktorovich	1969	None	None
Bychko Mikhail Aleksandrovich	1971	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Yuli Borisovich Shpolyansky	1958	None	None

Full business name	Joint-Stock Company VNIIG

Abbreviated business name	JSC VNIIG

Location	21 Gzhatskaya Str., St. Petersburg, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	R&D and implementation activities in the electric power, power and hydraulic engineering spheres

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Viktor Nikolayevich Popov (Chairman)	1964	None	None
Mikhail Ernestovich Lunatsi	1960	None	None
Yulia Vladimirovna Petrova	1981	None	None
Vislovich Aleksandr Ivanovich	1976
Bychko Mikhail Aleksandrovich	1971	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Yevgeny Nikolayevich Bellendir	1957	None	None

Full business name	Open Joint-Stock Company Gidroinvest

Abbreviated business name	JSC Gidroinvest

Location	51 Arkhitektora Vlasova, Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	1.8066%

Proportion of ordinary shares in the Issuer belonging to the dependent company	1.8066%

Core business	Performing the functions of the Customer for projects for rehabilitation, technical upgrading and new construction of power facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexander Ivanovich Vislovich (Chairman)	1976	None	None
Dmitry Vladimirovich Ustyugov	1976	None	None
Tatiana Gerasimovna Dmitrenko	1948	None	None
Dmitry Sergeyevich Borisov	1981	None	None
Alla Sakhibzadovna Kazaryan	1957	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vladimir Viktorovich Valyagin	1981	None	None

Full business name	Open Joint-Stock Company UES Power Facilities Building Complex

Abbreviated business name	JSC ESCO UES

Location	33 Arkhitektora Vlasova Str., Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for technical upgrading and new construction projects for power facilities, as well as other industrial and civil facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexei Viktorovich Maslov (Chairman)	1981	None	None
Yulia Vladimirovna Petrova	1981	None	None
Kochiev Anatoly Mukhtarovich	1970	None	None
Bychko Mikhail Aleksandrovich	1980	None	None
Moskvin Aleksey Aleksandrovich	1971	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Alexander Sergeyevich Larin	1981	None	None

Full business name	Open Joint-Stock Company Lengidroproekt

Abbreviated business name	JSC Lengidroproekt

Location	22 Prospekt Ispytatelei, St. Petersburg

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for projects for rehabilitation, technical upgrading and new construction of power facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Viktor Nikolayevich Popov	1964	None	None
Gennady Georgiyevich Lapin	1949	None	None
Sergei Modestovich Voskresensky	1956	None	None
Bychko Mikhail Petrovich	1971	None	None
Yulia Vladimirovna Petrova	1981	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Sergei Modestovich Voskresensky	1956	None	None

Full business name	Private Company Limited by Shares HYDROOGK POWER COMPANY LIMITED

Abbreviated business name	HYDROOGK POWER COMPANY LIMITED

Location	Republic of Cyprus, 16 Kyriakos Matisis Avenue, Nicosia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	99.99% (100% – 1 share)

Proportion of ordinary shares in the dependent company belonging to the Issuer	99.99% (100% – 1 share)

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Investment activities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

A Board of Directors is not envisaged by the Articles of Association

Members of the collegial executive body (of the Management Board)

No collegial executive body is envisaged by the Articles of Association

Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Director – Svetlana Anatolyevna Sokolova	1978	None	None

Full business name	Private Company Limited by Shares HYDROOGK ALUMINIUM COMPANY LIMITED

Abbreviated business name	HYDROOGK ALUMINIUM COMPANY LIMITED

Location	Republic of Cyprus, 16 Kyriakos Matisis Avenue, Nicosia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	99.99% (100% – 1 share)

Proportion of ordinary shares in the dependent company belonging to the Issuer	99.99% (100% – 1 share)

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Investment activities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

A Board of Directors is not envisaged by the Articles of Association

Members of the collegial executive body (of the Management Board)

No collegial executive body is envisaged by the Articles of Association

Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Director – Svetlana Anatolyevna Sokolova	1978	None	None

Full business name	Closed Joint-Stock Company Boguchanskaya HPP Building Sponsor

Abbreviated business name	CJSC Boguchanskaya HPP Building Sponsor

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory, Russia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	51%

Proportion of ordinary shares in the dependent company belonging to the Issuer	51%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Construction

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexander Vladimirovich Romanov (Chairman)	1974	None	None
Alexander Konstantinovich Khechinashvili	1959	None	None
Sergei Sergeyevich Terebulin	1978	None	None
Lavrentieva Elena aleksandrovna	1980	None	None
Chertkova Svetlana Vladimirovna	1976	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Viktor Alexandrovich Uporov	1952	None	None

Full business name	Closed Joint-Stock Company Boguchanskaya HPP Building Owner

Abbreviated business name	CJSC Boguchanskaya HPP Building Owner

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory, Russia

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds more than 20% of the company’s voting shares

Participation share of the Issuer in the authorized capital of the dependent company	49%

Proportion of ordinary shares in the dependent company belonging to the Issuer	49%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Construction

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Anastasiya Yevgenyevna Kononenko	1983	None	None
Viktor Anatolyevich Lukichev	1959	None	None
Zakharov Yuriy Yuryevich	1978	None	None
Korotaev Evgeny Vitalyevich	1982	None	None
Metelev Nikolay Nikolaevich	1954	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vsevolod Dmitriyevich Kalmykov	1958	None	None

Full business name	Closed Joint-Stock Company Boguchany Aluminium Smelter Building Sponsor

Abbreviated business name	CJSC Boguchany Aluminium Smelter Building Sponsor

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory, Russia

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds more than 20% of the company’s voting shares

Participation share of the Issuer in the authorized capital of the dependent company	49%

Proportion of ordinary shares in the dependent company belonging to the Issuer	49%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Construction

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexander Konstantinovich Khechinashvili	1959	None	None
Svetlana Anatolyevna Sokolova	1978	None	None
Zakharov Yuriy Yuryevich	1976	None	None
Korotaev Evgeny Vitalyevich	1970	None	None
Kharitoncev Aleksandr Olegovich	1974	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vasily Vasilyevich Sobolev	1955	None	None

Full business name	Closed Joint-Stock Company Boguchany Aluminium Smelter Building Owner

Abbreviated business name	CJSC Boguchany Aluminium Smelter Building Owner

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory, Russia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	51%

Proportion of ordinary shares in the dependent company belonging to the Issuer	51%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Construction

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Oleg Vasilyevich Melnikov	1976	None	None
Alexander Olegovich Muravyov	1977	None	None
Artyom Sergeyevich Lyashchuk	1975	None	None
Vaschenko Tatiana Mikhailovna	1978	None	None
Lapshev Sergey Viktorovich	1971	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Oleg Vasilyevich Melnikov	1976	None	None

Full business name	Open Joint-Stock Company Geotherm

Abbreviated business name	JSC Geotherm

Location	60 Akademika Korolyova Str., Petropavlovsk-Kamchatsky, Russia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	71.61%

Proportion of ordinary shares in the dependent company belonging to the Issuer	71.61%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexander Ivanovich Vislovich (Chairman)	1976	None	None
Belyaev Dmitry Alexandrovich	1983	None	None
Yevgeny Valeryevich Druzyaka	1972	None	None
Yevgeny Valeryevich Desyatov	1968	None	None
Suprun Mikhail Pavlovich	1982	None	None
Pavel Alexandrovich Ponkratyev	1952	None	None
Vladimir Vasilyevich Balakayev	1954	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Boris Yevgenyevich Parshin	1958	None	None

Full business name	Experimental-industrial Verchne-Mutnovsky GeoPP Open Joint Stock Company

Abbreviated business name	EI Verchne-Mutnovsky GeoPP JSC

Location	60 Akademika Korolyova Str., Petropavlovsk-Kamchatsky, Russia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	48.04%

Proportion of ordinary shares in the dependent company belonging to the Issuer	48.04%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Sergei Sergeyevich Terebulin (Chairman)	1978	None	None
Yulia Vsevolodovna Smirnova	1978	None	None
Alexander Grigoryevich Matveyev	1976	None	None
Viktor Yermilovich Luzin	1953	None	None
Alexei Gennadyevich Dubonosov	1976	None	None
Marina Mikhailovna Lukyanova	1973	None	None
Sokolova Marina Ivanovna	1963	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Maxim Leonidovich Bezotechestvo	1969	None	None

Full business name	Open Joint-Stock Company Zagorskaya GAES-2

Abbreviated business name	JSC Zagorskaya GAES-2

Location	100, Bogorodskoye, Sergiyev-Posad District, Moscow Region, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for projects for technical upgrading and new construction of industrial and civil facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Kochiev Anatoly Mukhtarovich (Chairman)	1959	None	None
Evstafieva Anastasia Igorevna	1977	None	None
Nasrullakh Ramazanovich Ramazanov	1964	None	None
Bannikova Valeriya Viktorovna	1984	None	None
Aleksandr Konstantinovich Zakharov	1979	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Joint-Stock Company RusHydro Management Company (RusHydro MC)	51 Arkhitektora Vlasova, Moscow, Russian Federation	None	None

Full business name	Joint-Stock Company Nizhne-Bureiskaya HPP

Abbreviated business name	JSC Nizhne-Bureiskaya HPP

Location	49 Sovetskaya Str., Novobureisky, Bureisky District, Amur Region, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as other industrial and civil facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors
Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Gorbenko Yuriy Vasilyevich (Chairman)	1958	None	None
Belyaev Dmitry Alexandrovich	1983	None	None
Yudina Galina Petrovna	1943	None	None
Kabanova Larisa Vladimirovna	1977	None	None
Dmitrienko Anastasia Vladimirovna	1983	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Garkin Aleksandr Sergeevich	1953	None	None

Full business name	Open Joint-Stock Company Nizhne-Zeiskaya HPP

Abbreviated business name	JSC Nizhne-Zeiskaya HPP

Location	225/3 Zeiskaya Str., Blagoveshchensk, Amur Region, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as other industrial and civil facilities

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Dmitry Vladimirovich Ustyugov (Chairman)	1976	None	None
Valyagin Vladimir Viktorovich	1972	None	None
Igor Alexandrovich Koblyuk	1957	None	None
Mardanshina Irina Vladimirovna	1978	None	None
Dmitrienko Anastasia Vladimirovna	1983	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Garkin Aleksandr Sergeevich	1953	None	None

Full business name	Open Joint-Stock Company Turboremont-VKK

Abbreviated business name	JSC Turboremont-VKK

Location	1a Prospekt Lenina, Volzhsky, Volgograd Region

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Maintenance, upgrading and rehabilitation of thermal and electrical engineering equipment of power plants and industrial enterprises

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Popov Viktor Nikolaevich (Chairman)	1964	None	None
Maslov Aleksey Viktorovich	1981	None	None
Antony Vladimirovich Kozlov	1977	None	None
Vladimir Viktorovich Valyagin	1981	None	None
Yusupov Timur Maratovich	1961	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Nikolai Mikhailovich Gorin	1959	None	None

Full business name	Open Joint-Stock Company Elektroremont-VKK

Abbreviated business name	JSC Elektroremont-VKK

Location	Zhigulevskaya HPP, Zhigulevsk, Samara Region

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Maintenance, upgrading and rehabilitation of thermal and electrical engineering equipment of power plants and industrial enterprises

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Popov Viktor Nikolaevich (Chairman)	1964	None	None
Alexei Sergeyevich Timokhin	1979	None	None
Antony Vladimirovich Kozlov	1977	None	None
Yusupov Timur Maratovich	1961	None	None
Sergei Prokofyevich Olizko	1962	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Sergei Prokofyevich Olizko	1962	None	None

Full business name	Open Joint-Stock Company Prometei

Abbreviated business name	JSC Prometei

Location	Gunib, Gubninsky District, Republic of Dagestan, Russia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Supply (sale) of electricity at set tariffs in accordance with dispatch schedules for electric loads

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Nadezhda Anatolyevna Kreneva (Chairman)	1962	None	None
Timur Gamzatovich Gamzatov	1965	None	None
Yulia Vsevolodovna Smirnova	1978	None	None
Melnikov Aleksey Aleksandrovich	1981	None	None
Goyzenband Aleksandr Arkadyevich	1970	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Timur Gamzatovich Gamzatov	1960	None	None

Full business name	Sayano-Shushensky Automobile-Transport-Centre, Open Joint-Stock Company

Abbreviated business name	SSATC JSC

Location	Cheremushki, Sayanogorsk, Republic of Khakassia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Carriage of freight and passengers by motor transport

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Suprun Mikhail Pavlovich (Chairman)	1949	None	None
Vladimir Viktorovich Valyagin	1981	None	None
Borisov Dmitry Sergeevich	1978	None	None
Alexander Viktorovich Lozhkin	1955	None	None
Robert Vazykhovich Safargaleyev	1955	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Alexander Viktorovich Lozhkin	1955	None	None

Full business name	Joint–Stock Company “Hydrogeneration Company of Karachaevo-Cherkessia”

Abbreviated business name	JSC Hydrogeneration Company of Karachaevo-Cherkessia

Location	34 Prospekt Lenina, Cherkessk, Republic of Karachayevo-Cherkessia

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Supply (sale) of electric and thermal power at set tariffs in accordance with dispatch schedules for electric and heat loads

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Dolmatov Aleksey Anatolyevich (Chairman)	1962	None	None
Andrei Sergeyevich Lavrov	1977	None	None
Evstafieva Anastasia Igorevna	1979	None	None
Moskvin Aleksey Vasilyevich	1978	None	None
Klochkov Roman Viktorovich	1969	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Grigor Aslibekobivh Saratikyan	1955	None	None

Full business name	Open Joint-Stock Company Regional Energy Marketing and Investment Corporation

Abbreviated business name	JSC REMIK

Location	11 Promyshlenny Per., Zeya, Zeisky District, Amur Region, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Installation, set up and maintenance of power equipment and facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Viktor Nikolaevich Popov (Chairman)	1960	None	None
Antony Vladimirovich Kozlov	1977	None	None
Alla Sakhibzadovna Kazaryan	1957	None	None
Yusupov Timur Maratovich	1955	None	None
Popov Pavel Borisovich	1976	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vitaly Nikolayevich Zilberblyum	1974	None	None

Full business name	Open Joint-Stock Company Sayano-Shushensky Gidroenergoremont

Abbreviated business name	JSC SShGER

Location	Cheremushki, Sayanogorsk, Republic of Khakassia, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business

Technical maintenance of power equipment in accordance with the effective regulatory requirements, performance of timely and quality repairs thereto, technical upgrading and rehabilitation of power facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Viktor Nikolayevich Popov (Chairman)	1964	None	None
Melnikov Aleksey Aleksandrovich	1978	None	None
Timokhin Aleksey Sergeevich	1949	None	None
Antony Vladimirovich Kozlov	1977	None	None
Yusupov Timur Maratovich	1969	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Valery Arturovich Kyari	1949	None	None

Full business name	JSC “Yuzhno-Yakutsky HPC”

Abbreviated business name	JSC “Yuzhno-Yakutsky HPC”

Location	4 Lineinaya Str., Aldan, Republic of Sakha (Yakutia)

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for construction of power facilities and other industrial and civil facilities, including design, survey, research and development

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Yuri Vasilyevich Gorbenko (Chairman)	1958	None	None
Yulia Vsevolodovna Smirnova	1978	None	None
Igor Vasilyevich Chepchuk	1967	None	None
Zakharov Aleksandr Konstantinovich	1959	None	None
Kozlov Evgeny Ivanovich	1965	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
oint-Stock Company RusHydro Management Company (RusHydro MC)	51 Arkhitektora Vlasova, Moscow, Russian Federation	None	None

Full business name	Open Joint-Stock Company Tcheremushki Athletic Sport Complex

Abbreviated business name	JSC Tcheremushki Athletic Sport Complex

Location	Cheremushki, Sayanogorsk, Republic of Khakassia, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Leasing out tools and equipment for leisure and holiday purposes, including sports equipment

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Suprun Mikhail Pavlovich (Chairman)	1955	None	None
Vladimir Yevgenyevich Kulakov	1979	None	None
Petrova Yulia Vladimirovna	1981	None	None
Luzin Viktor Ermilovich	1953	None	None
Vladimir Viktorovich Plotnikov	1960	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vladimir Viktorovich Plotnikov	1960	None	None

Full business name	Open Joint-Stock Company Sulak GidroCascad

Abbreviated business name	JSC Sulak GidroCascad

Location	10 Magomeda Gadzhiyeva Str., Komsomolskoye, Kizilyurt District, Republic of Dagestan

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as industrial and other facilities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Sergei Sergeyevich Terebulin (Chairman)	1978	None	None
Stafievsky Valentin Anatolyevich	1939	None	None
Dmitry Sergeyevich Borisov	1981	None	None
Belyaev Dmitry Aleskandrovich	1983	None	None
Dolmatov Aleksey Anatolyevich	1962	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Nurmagomed Aliyevich Aliyev	1954	None	None

Full business name	Open Joint-Stock Company New Binary Power Plant

Abbreviated business name	JSC New Binary Power Plant

Location	7 Krzhizhanovskogo Str., Bldg. 2, Moscow

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electric and thermal energy

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Pavel Alexandrovich Ponkratyev (Chairman)	1954	None	None
Alexander Ivanovich Vislovich	1976	None	None
Dmitrienko Anastasia Vladimirovna	1983	None	None
Smolin Dmitry Vyacheslavovich	1978	None	None
Yuli Borisovich Shpolyansky	1958	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Limited Liability Company Management Company Razvitiye (LLC MC Razvitiye)	7 Krzhizhanovskogo Str., Bldg. 2, Moscow	None	None

Full business name	Open Joint-Stock Company ChirkeiGESstroy

Abbreviated business name	JSC ChirkeiGESstroy

Location	Shamilkala, Untsukul District, Republic of Dagestan

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	74.99%

Proportion of ordinary shares in the dependent company belonging to the Issuer	74.99%

Participation share of the dependent company in the authorized capital of the Issuer	0.0108%

Proportion of ordinary shares in the Issuer belonging to the dependent company	0.0108%

Core business	Engineering surveys for construction of buildings and structures of responsibility level I and II in accordance with state standards

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Martsinkovsky Gennadiy Olegovich	1968	None	None
Valentin Anatolyevich Stafiyevsky	1939	None	None
Alexander Ivanovich Vislovich	1976	None	None
Dmitry Sergeyevich Borisov	1981	None	None
Popov Viktor Nikolaevich	1964	None	None
Idrisov Akhiyad Ilyasovich	1954	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Mukhudin Sadrudinovich Mukhudinov	1950	None	None

Full business name	Open Joint-Stock Company Jarky

Abbreviated business name	JSC Jarky

Location	41 Sovetsky Micro-district, Sayanogorsk, Republic of Khakassia, Russian Federation

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds over 20 percent of the shares in the company.

Participation share of the Issuer in the authorized capital of the dependent company	25.001%

Proportion of ordinary shares in the dependent company belonging to the Issuer	25.001%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Tourism and leisure

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Dmitry Sergeyevich Borisov	1981	None	None
Dmitry Sergeyevich Kazachenko	1979	None	None
Sergei Yevgenyevich Kolesnikov	1969	None	None
Alexei Anatolyevich Bazavluk	1979	None	None
Viktor Sergeyevich Gostev	1948	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Vera Alexeyevna Gavrilenko	1968	None	None

Full business name	Open Joint-Stock Company Energy Main Computer Center

Abbreviated business name	JSC EMCC

Location	7 Kitaigorodsky Proyezd, Moscow, Russian Federation

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds over 20 percent of the shares in the company

Participation share of the Issuer in the authorized capital of the dependent company	42.53%

Proportion of ordinary shares in the dependent company belonging to the Issuer	42.53%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Design, development and introduction of information technologies for the business and financial activities of companies

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Azbukin Vladimir Mikhaylovich	1962	None	None
Akimov Leonid Yuryevich	1970	None	None
Esin Mikhail Pavlovich	1961	None	None
Smagin Andrey Viktorovich	1973	None	None
Piotrovich Nikolay Borisovich	1975	None	None
Smirnova Yulia Vsevolodovna	1978	None	None
Vislovich Aleksandr Ivanovich	1976	0.00037	0.00037
Garald Ivanovich Bandurin	1967	None	None
Smolyarov Dmitry Arkadyevich	1967	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Konstantinov Oleg Konstantinovich	1960	None	None

Full business name	Open Joint-Stock Company Urals Energy Management Company

Abbreviated business name	JSC UEMC

Location	4 Universitetskaya Str., Surgut, Tyumen Region, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	20.66%

Proportion of ordinary shares in the dependent company belonging to the Issuer	20.66%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Exercise of the powers of sole executive bodies in joint-stock and other commercial entities in the manner envisaged by law and agreements concluded

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Vladimir Viktorovich Valyagin	1981	None	None
Smirnova Yulia Vsevolodovna	1978	None	None
Irina Vladimirovna Grave	1972	None	None
Roza Zhalmuratovna Kalybayeva	1983	None	None
Novoselov Dmitry Borisovich	1959	None	None
Nikolaev Vladimir Nikolaevich	1978	None	None
Piotrovich Nikolay Borisovich	1976	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Yekaterina Ilyinichna Novokreshchenykh	1979	None	None

Full business name	RusSUNHydro Limited

Abbreviated business name	RusSUNHydro Ltd

Location	42 Nestoros, Kaimakli, 1026 Nicosia, Cyprus

Grounds for recognition of the company as dependent on the Issuer	The company is dependent on the Issuer since the Issuer holds over 20 percent of the shares in the company.

Participation share of the Issuer in the authorized capital of the dependent company	50%

Proportion of ordinary shares in the dependent company belonging to the Issuer	50%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Investment activities

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Vyacheslav Yuryevich Sinyugin	1969	None	None
Shiv Vikram Khemka	1960	None	None
Venkatesvaran Sivakumar Vaidianatan	1965	None	None
Igor Valeryevich Gundobin	1954	None	None
Dmitry Mikhailovich Manakov	1970	None	None
Vasily Alexandrovich Zubakin	1958	0.0123	0.0123
Sergei Alexeyevich Pavlenko	1966	None	None
Andrei Leonidovich Stremousov	1965	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Sergei Alexeyevich Pavlenko	1966	None	None

Full business name	Limited Liability Company Index Energetiki – RusHydro

Abbreviated business name	LLC Index Energetiki – RusHydro

Location	101 Prospekt Vernadskogo, Bldg. 3, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	-

Participation share of the dependent company in the authorized capital of the Issuer	0.58%

Proportion of ordinary shares in the Issuer belonging to the dependent company	0.58%

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Sergei Sergeyevich Terebulin	1978	None	None
Yevgeny Nikolayevich Miroshnichenko	1980	None	None
Vadim Sergeyevich Pushkarev	1981	None	None
Person fulfilling the functions of the sole executive body
General Director – Vladimir Viktorovich Valyagin	1981	None	None

Full business name	Open Joint-Stock Company Power Sales Company RusHydro

Abbreviated business name	JSC ESC RusHydro

Location	21 Gzhatskaya Str., St. Petersburg, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Significance for the activities of the Issuer	Does not exert any substantial influence on activities of the Issuer

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Alexander Olegovich Muravyov (Chairman)	1977	None	None
Alla Sakhibzadovna Kazaryan	1957	None	None
Alexander Ivanovich Vislovich	1976	0.00037	0.00037
Anastasiya Igorevna Yevstafyeva	1977	None	None
Yevgeny Nikolayevich Miroshnichenko	1980	None	None
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full and abbreviated business names	Location	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Open Joint-Stock Company RusHydro Management Company (JSC RusHydro MC)	8A Prospekt Vernadskogo, Moscow, Russian Federation	None	None

Full business name	Open Joint-Stock Company Nizhne-Kureyskaya HPP

Abbreviated business name	JSC Nizhne-Kureyskaya HPP

Location	51 Respubliki Str., Krasnoyarsk, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as other industrial and civil facilities

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Bychko Mikhail Aleksandrovich	1971	None	None
Melts Mikhail Isaakovich	1958	None	None
Koroleva Anna Mikhailovna	1982	None	None
Vislovich Aleksandr Ivanovich	1976	0.00037	0.00037
Lavrov Andrey Sergeevich	1977	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Bardyukov Vadim Grigoryevich	1954	None	None

Full business name	Open Joint-Stock Company Far East Wind Power Plant

Abbreviated business name	JSC Far East Wind Power Plant

Location	19 Uborevicha str., Vladivostok, Primorsky krai, Russian Federation

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as other industrial and civil facilities

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Ponkratyev Pavel Aleksandrovich	1952	None	None
Gavrilov Aleksey Vladimirovich	1959	None	None
Gavrilov Andrey Aleksandrovich	1980	None	None
Vislovich Aleksandr Ivanovich	1976	0.00037	0.00037
Kozlov Antony Vladimirovich	1977	None	None
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Gavrilov Aleksey Vladimirovich	1959	None	None

Full business name	Limited liability company Direction in Restoration and Reconstruction of Sayano-Shushenskaya HPP

Abbreviated business name	LLC Direction in Restoration and Reconstruction of SS HPP

Location	Russian Federation, Khakasiya, Sayanogorsk, pgt Cheremushki

Grounds for recognition of the company as dependent on the Issuer

The company is a subsidiary of the Issuer since the Issuer by virtue of its predominant ownership interest in the company’s authorized capital, is able to determine the resolutions adopted by the company

Participation share of the Issuer in the authorized capital of the dependent company	100%

Proportion of ordinary shares in the dependent company belonging to the Issuer	100%

Participation share of the dependent company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the dependent company	None

Core business	Production of electricity

Significance for the activities of the Issuer	Performing the functions of the Customer for projects for technical upgrading and new construction of power facilities, as well as other industrial and civil facilities

Members of the Board of Directors

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
Svetlitskiy Stanislav Yuryevich	1967	None	None
Kuzichev Mikhail Vasilyevich	1951	None	None
Novoselov Andrey Aleksandrovich	1959	None	None
Bogush Boris Borisovich	1952	0.00001	0.00001
Gorbenko Yuriy Vasilyevich	1958	0.00056	0.00056
Members of the collegial executive body (of the Management Board)
No collegial executive body is envisaged by the Articles of Association
Person fulfilling the functions of the sole executive body
The powers of the sole executive body are exercised by a management company

Full name	Year of birth	Share in the Issuer’s authorized capital (unit fund)	Share of the Issuer’s ordinary shares
General Director – Khorokhov Aleksandr Vasilyevich	1954	None	None

4.6. Composition, structure and value of the fixed assets, information about plans to acquire, replace or retire the fixed assets, as well as about all encumbrances on the Issuer’s fixed assets

4.6.1. Fixed assets

In accordance with the financial (accounting) statements 2005 to 2008, the Issuer has the following groups of fixed assets on its balance sheet:

Group of fixed asset items	Initial (replacement) cost, rubles	Accumulated depreciation, rubles
Reporting date: 31.12.2005
Buildings	-	-
Structures	-	-
Equipment	194 508	41 840
Other	7 399 831	192 693
Total	7 594 339	234 533
Reporting date: 31.12.2006
Buildings	370 636 998	2 637 414
Structures	1 756 853 072	12 546 875
Equipment	579 695 207	16 847 111
Other	7 438 842	1 651 000
Total	2 714 624 119	33 682 400
Reporting date: 31.12.2007
Buildings	434 983 316	12 756 665
Structures	1 765 612 273	50 080 077
Equipment	989 296 375	76 672 893
Other	16 546 380	4 161 949
Total:	3 206 438 343	143 671 584
Reporting date: 31.12.2008
Buildings	34 774 138 382	570 105 678
Structures	171 013 441 944	3 023 706 148
Equipment	45 222 120 456	3 773 600 749
Other	840 496 768	142 021 087
Total:	251 850 197 551	7 509 433 662
Reporting date: 30.06.2009
Buildings	34 398 353 176	865 884 123
Structures	174 329 246 321	4 693 215 862
Equipment	45 998 885 670	5 831 571 509
Other	1 085 056 731	242 221 174
Total:	255 811 541 898	11 632 892 668

Depreciation accrual methods by group of fixed asset items:

Depreciation is carried out by groups of fixed asset items by the straight line method, proceeding from the service life of these items.

Results of the latest revaluation of the fixed assets and fixed assets leased on a long-term basis, as carried out within a period of the 5 last complete fiscal years:

Since the Issuer’s inception, specifically the period from 26 December 2004 until approval of the Securities Prospectus, no fixed asset revaluation was undertaken.

Plans to acquire, replace or retire fixed assets worth 10 or more percent of the value of the fixed assets of the Issuer, and other fixed assets, at the Issuer’s discretion:

The Issuer has no plans to acquire, replace or retire fixed assets worth 10 or more percent of the value of its fixed assets.

All facts of encumbrance on the fixed assets of the Issuer (indicating the nature of the encumbrance, the time the encumbrance arose, its term of validity and other terms and conditions at the Issuer’s discretion): As of the closing of the quarter, there are no encumbrances on the fixed assets of the Issuer.

V. Data related to the Issuer’s financial and business operations

5.1. Results of the Issue’s financial and business performance

5.1.1. Profit and losses

Information about the trends in indicators related to the Issuer’s profits and losses are provided for each completed financial years since the Issuer has been in its current business for less than 5 years as well as for the last completed reporting period before the date of the Securities Prospectus approval.

Indicator	31 December 2005		31 December 2006	31 December 2007
Revenues, thousand rubles *	709,039	*	5,494,223	41,797,725
Gross profit, thousand rubles	610,854	*	(457,558)	8,503,886
Net profit (undistributed profit/uncovered losses), thousand rubles	624,825		1,504,245	8,615,731
Returns on equity, %	0.60		1.06	4.87
Returns on assets, %	0.59		0.95	4.44
Net yield ratio	-		27.40	20.61
Output (sales) returns, %	-		(8.30)	20.35
Capital turnover, times	-		0.04	0.22
Sum of uncovered losses as of the reporting date, thousand rubles	-		-	-
Ratio of uncovered losses as of the reporting date to the balance sheet total, %	-		-	-

*	–“Revenues” line reflects dividends receivable in the amount of 709,039 thousand rubles.

Note: in calculation of the given indicators, the technique recommended by the Regulations on disclosure of information by issuers of equity securities approved by Order of the Federal Financial Markets Service No. 06-117/pz-n as of 10 October 2006 was applied.

Economic analysis of the Issuer’s profitability/loss ratio based on dynamics of the provided indicators:

The Issuer’s revenues have been growing over the last 5 years: in 2006 the increase in revenues as compared to that in 2005 amounted to 4,785,184 thousand rubles; according to the results of 2007, the revenues of the Issuer increased by 36,303,502 thousand rubles and according to the results of 2008 by 20,079,461 thousand rubles.

In 2005, the gross profit of the Issuer amounted to 610,854 thousand rubles. According to the results of 2006, the Issuer received a gross loss to the amount of 457,558 thousand rubles. According to the results of 2007 gross profit amounted to 8,503,886 thousand rubles, according to the results of 2008 – 23,658,705 thousand rubles and according to the results of the first half-year 2009 – 21,922,498 thousand rubles. The increase in gross profit resulted from the substantial growth of revenues in connection with the Issuer’s operations expansion.

Throughout the periods under review, the Issuer’s net profit ratio demonstrated a constant increase: from 2005 till 2008 the indicator grew by 15,825,413 thousand rubles.

Returns to equity ratio shows the profit received per each unit of invested funds. At the end of 2005, the indicator made 0.6%, at the end of 2006 –1.06% and at the end of 2007 – 4.87%. The indicator growth resulted from the increase in Issuer’s net profit. At the end of 2008, the indicator made 4.01%. Such decline as compared to 2007 was caused by the growth of the Issuer’s equity capital due to additional share issues undertaken in 2008.

Return on net assets reflects the effectiveness of the way the funds possessed by the enterprise owners are used and serves as the main criterion for assessing the level of the shares on the stock exchange. Return on net assets in terms of net profit must ensure payback on shareholder funds invested in the enterprise. This coefficient shows the profit received by the company from each ruble invested in assets. Return on assets, characterizing the effectiveness with which the enterprise’s property is used, amounted, at the end of 2005, to 0.59%, at the end of 2006 – to 0.95%, and at the end of 2007 – to 4.44%. The analysis of these indicators dynamics shows the increase in the return on assets as a result of growing net profit of the Issuer. At the end of 2008 the indicator was 3.73%. The decline was caused by the assets grow as a result of the Issuer’s financial and business performance.

The net profit margin, which demonstrates the efficiency of total capital use including its raised part, amounted, as of 31 December 2006, to 27.4, and as of 31 December 2007, to 20.61. The decline in this indicator is connected with the net profit growth rate lagging behind that of revenues. As of 31 December 2008 the indicator amounted to 26.59.

The return on sales (of the products) ratio reflects the Company’s income per each ruble earned. In 2007, this ratio grew up by 28.65% as compared to that in 2006 (8.3%). The profitability growth according to the results of 2008 as compared to that in 2007 was caused by inclusion of the investment component into the tariff to a larger extent: 16,772.7 million rubles in 2008 against 5,864 million rubles in 2007.

The capital turnover ratio reflecting intensity of the enterprise’s funds use and its business activity also grew 5.5-fold according to the results of 2007 performance. The indicator grew due to the increase in revenues from core business in 2007. In 2008 the indicator declined as a result of the Issuer’s financial and business performance.

In the opinion of the Issuer’s management bodies, the factors behind the rise in the Issuer’s profits reflected in the financial statements for each complete financial year are as follows:

In 2005, the Issuer did not perform any operating activities.

The factors behind the Issuer’s receipt of a net profit in 2006 are:

•	launch of the Issuer’s operating activities;

•	a sufficiently high tariff level for electric and thermal power;

•	efficient activities of the Issuer on the wholesale electricity (capacity) market;

•	effective cost management.

The factors behind the Issuer’s receipt of net profit in 2007-2008 are:

•	a sufficiently high tariff level for electric and thermal power;

•	efficient activities of the Issuer on the wholesale electricity (capacity) market;

•	effective cost management;

•	effective labour organization.

The opinions of the Company’s management bodies coincide concerning the above reasons and/or their degree of influence on the Issuer’s financial and business activities.

The members of the Issuer’s management bodies have no special opinion regarding the above-mentioned reasons and/or their degree of influence on the Issuer’s financial and business activities reflected in the Minutes of the meeting of the Issuer’s management body that considered the relevant matters and do not insist on such a (different) opinion being reflected in this Securities Prospectus.

5.1.2. Factors affecting the change in the amount of revenues from the sale of the Issuer’s goods, products, work and services and profits (losses) of the Issuer’s core business

Factors that affected the change in the revenues amount

Factor	Factor impact intensity
	2005	2006	2007	2008	1st half- year 2009
Government authorities’ resolutions	High	High	High	High	Moderate
The Issuer’s efficient operation on wholesale electric power and capacity market	Low	Low	Moderate	Moderate	Moderate
Inflation	Low

Factors that affected the change in the profit amount

Factor	Factor impact intensity
	2005	2006	2007	2008	1st half- year 2009
Government authorities’ resolutions	High	High	High	High	Moderate
The Issuer’s efficient operation on wholesale electric power and capacity market	Low	Low	Moderate	Moderate	Moderate
Inflation	Low
Efficient cost management	Moderate	Moderate	High	High	High

Factors that affected the change in the prime cost

Factor	Factor impact intensity
	2005	2006	2007	2008	1st half- year 2009
Government authorities’ resolutions	Moderate
The Issuer’s efficient operation on wholesale electric power and capacity market	Low
Inflation	Low
Efficient cost management	Moderate	Moderate	High	High	High

The opinions of the Company’s management bodies coincide concerning the above reasons and/or their degree of influence on the Issuer’s financial and business activities.

The members of the Issuer’s management bodies have no special opinion regarding the above-mentioned reasons and/or their degree of influence on the Issuer’s financial and business activities reflected in the Minutes of the meeting of the Issuer’s management body that considered the relevant matters and do not insist on such a (different) opinion being reflected in this Securities Prospectus.

5.2. The Issuer’s liquidity, capital and current assets adequacy

#	Indicator	31.12.2005	31.12.2006	31.12.2007	31.12.2008	30.16.2009
1	Working capital, thous. rubles	369,946	12,983,794	47,328,918	68,149,564	93,416,226
2	Net fixed assets index	1.00	0.91	0.76	0.86	0.81
3	Current liquidity ratio	1.47	17.97	39.74	6.70	7.29
4	Acid ratio	1.46	17.92	39.64	6.65	7.22
6	Equity-assets ratio	0.99	0.90	0.91	0.93	0.93

Note: the method used for calculating these indicators was that recommended by the Regulations on disclosure of information by issuers of equity securities, approved by Order of the Federal Financial Markets Service of 10 October 2006 No. 06-117/pz-n.

Economic analysis of the liquidity and solvency of the Issuer, equity capital adequacy for performance of short-term liabilities and coverage of current operating costs of the Issuer on the basis of economic analysis of the dynamics of these indicators:

Working capital means the current assets remaining at the disposal of the organization in the event of a one-time redemption in full of the organization’s short-term debt. According to the results of the Issuer’s performance over the three completed financial years, its working capital increased substantially: from 369,946 thous. rubles in 2005 to 68,149,564 thous. rubles in 2008. The rise in the indicator resulted from fund raising by through issuance of additional shares.

The net fixed assets index characterizes the ratio between non-current assets to be financed from stable sources and these sources size. Since the Issuer’s incorporation, this index has declined from 1 to 0.81 as a result of the Issuer’s equity capital growth (through issuance of additional shares).

The liquidity ratios growth was caused by increase in short-term financial investments and other accounts receivable (interest-free bills of exchange) intended for financing the OJSC RusHydro investment program.

The current liquidity ratio, which makes it possible to assess the current assets per ruble of current liabilities, as of 31 December 2006 stood at 17.97 and as of 31 December 2007 – at 39.74, which is substantially above the norm. The current liquidity ratio allows assessing the amount of current assets per one ruble of current liabilities. As at 31.12.2006 it was equal to 17.97 and as at 31.12.2008 it made 6.7 that considerably exceeds the normative value.

The acid ratio is analogous to the current liquidity ratio in terms of assessing the assets liquidity though it is calculated for a narrower range of current assets where with the least liquid component, i.e., production stocks, are excluded from the calculation. At the end of 2006 it amounted to 17.92 and at the end of 2008 –6.65 that considerably exceeds the normative value as well.

The equity to assets ratio reflects the proportion of the organization’s assets covered in account of its equity capital. Over the period under review, this ratio value changed insignificantly: at the end of 2005 – 0.99, at the end of 2006 – 0.90, and at the end of 2007 – 0.91 and at the end of 2008 – 0.93. The ratio reflects financial independence of the organization. Thus, as at 2008 closing date the Issuer’s shareholders possessed 91% of the organization’s property value.

According to the results of performance in 2005-2008, the Issuer’s managers consider the enterprise as financially solvent. The Issuer’s managers also believe that the Issuer is capable to cover its short-term liabilities in due time.

The Company’s management bodies are of the same opinion about the above mentioned factors and/or extent of their impact upon the Issuer’s financial and business indicators. Neither of the management bodies’ members shared the dissenting opinion about the above mentioned factors and/or extent of their impact upon the Issuer’s financial and business indicators reflected in the Minutes of the Issuer’s management bodies meeting where such issues were considered. And neither of them insist on such (dissenting) opinion inclusion in this Securities Prospectus.

5.3. Size and structure of the Issuer’s capital and current assets

5.3.1. Size and structure of the Issuer’s capital and current assets

Capital structure	31.12.2005	31.12.2006	31.12.2007	31.12.2008	30.06.2009
Authorized capital, thous. rubles	103,951,323	140,954,760	156,864,374	245,014,059	255,014,019
Reserve capital, thous. rubles	-	31,241	106,453	970,610	1,793,122
Additional capital, thous. rubles	-	391,080	12,005,098	92,369,450	92,343,619
Retained net profit, thous. rubles	596,936	357,741	7,779,260	71,749 820	89,337,496
Total capital	104,548,259	141,734,822	176,755,185	410,103,,939	438,488,256

Structure of current assets	31.12.2005	31.12.2006	31.12.2007	31.12.2008	30.06.2009
Stocks, thous. rubles	175	49,115	104,651	717,039	1,164,290
including:
raw and other materials and analogous values, thous. rubles	2	24,754	30,235	623,52	650,050
goods for resale, thous. rubles	-	-	-	1,993	898
deferred expenditures, thous. rubles	173	24,361	74,416	9,794	513,342
Value added tax on acquired values, thous. rubles	9,836	20,807	36,788	300,497	302,525
Accounts receivable, thous. rubles	588,503	22,636,097	48,449,768	70,025,616	80,883,760
Short-term financial investment, thous. rubles	450,076	6,097,515	14,117,927	23,036,307	31,276,790
Cash, thous. rubles	100,355	88,182	1,905,766	5,179,445	14,791,133
Other current assets	-	-	-	134	134
Total	1,148,945	28,891,716	64,614,900	99,259,038	128,418,632

Sources of current asset financing:

•	own sources;

•	accounts payable;

•	short-term credits.

Issuer’s policy for financing current assets:

Current assets are financed out of the Issuer’s own funds and raised funds.

Factors that might entail a change in the current asset financing policy and assessment of the likelihood of their emergence:

The Issuer’s policy in relation to financing of current assets proceeds from the principle of maximum reliability of the Issuer. The Issuer’s activities are financed out of equity capital and short-term credits and accounts payable.

A substantial proportion of the Issuer’s own funds is invested in non-current assets. A factor that might entail a change in the policy for financing current assets is an improvement in the financial status of the Issuer.

Assessment of the likelihood of factors emerging that might entail a change in the current assets financing policy:

In the opinion of the Issuer, there is little likelihood of material factors emerging that might entail substantial changes in the working capital financing policy, apart from those mentioned above.

5.3.2. The Issuer’s financial investment

List of the Issuer’s financial investments accounting for 10 and over percent of total financial investments as of the end of the last financial year preceding the date of the Securities Prospectus approval.

Financial investments accounting for 10 and over percent of total financial investments as of 31.12.2008:

1) Type of securities: ordinary registered shares

Full business name of the Issuer: Joint-Stock Company Kolimaenergo

Brief business name: JSC Kolimaenergo

Location: Bld. 2, 84 Proletarskaya Street, Magadan

State registration number of equity securities issue: 1-01-00335-A, 1-01-00335-A-008D

Date of state registration of the securities issue: 29.08.2003 (for issue 1-01-00335-A) and 27.06.2006 (for issue 1-01-003350-A-008D)

Registration authority performing state registration of the equity securities issue: The RF Federal Committee for Securities Market (for issue 1-01-00335-A) and the RF Federal Agency for Financial Markets (for issue 1-01-003350-A-008D)

Number of securities held by the Issuer: 7,850,852,648

Total par value of the securities held by the Issuer: 7,850,852,648 rubles

Total book value of the securities held by the Issuer: 8,885,714,000 rubles

Dividends on preference shares or the procedure for setting thereof, payments date: the Company has not issued any preference shares.

The amount of declared dividends on ordinary shares for the current year (if the data on the amount of declared dividends on ordinary shares for the current year are unavailable indicate the dividends on ordinary shares for the preceding year), payments date: No dividends for the last years have been were paid by JSC Kolimaenergo.

The amount of the Issuer’s investment in JSC Kolimaenergo shares has not increased; in 2008, JSC Kolimaenergo authorized capital was increased through additional shares issuance; the number of shares held by the Issuer did not increase (the share in JSC Kolimaenergo authorized capital decreased).

No reserves have been created against devaluation of securities.

2) Type of securities: ordinary registered shares

Full business name of the Issuer: Open Joint-Stock Company First Generating Company on the Wholesale Electric Power Market

Brief business name: OJSC OGK-1

Legal address: Bld. 1, 1 Odesskaya Street, 625023 Tyumen, the Russian Federation

Actual address: 13/17 Bolshaya Cheremushkinskaya Street, 117447 Moscow

State registration number of the equity securities issue: 1-02-65107-D

Date of state registration of the securities issue: 15.07.2007

Registration authority performing state registration of the equity securities issue: the RF Federal Agency for Financial Markets

Number of securities held by the Issuer: 9,693,041,512

Total par value of the securities held by the Issuer: 5,525,033,661.84 rubles

Total book value of the securities held by the Issuer: 28,798,026,332.15 rubles

No preference shares have been issued by the Company. According to Article 7 of OJSC OGK-1 Articles of Association, the date of the dividends payment is fixed by the General meeting of OJSC OGK-1 shareholders within 60 days of taking the decision on the payment thereof.

Amount of declared dividends on ordinary shares for the current year: (if the data on the amount of declared dividends on ordinary shares for the current year are unavailable indicate the dividends on ordinary shares for the preceding year), payments date: No dividends were paid in 2008.

The amount of the Issuer’s investment in OJSC OGK-1 has not increased since no increase OJSC OGK-1 authorized capital took place in 2008.

No reserves have been created against devaluation of securities.

The financial accounting standards (rules) according to which the Issuer made calculations reflected in this clause of the Securities Prospectus:

PBU 19/02 Financial investment accounting approved by Order of the RF Ministry of Finance # 126n as of 10.12.2002

5.3.3. Intangible assets of the Issuer

Information on the composition, initial (replacement) value of intangible assets and the amount of depreciation accrued is provided for each completed financial year, since the Issuer has been in his business for less than 5 years:

Group of intangible assets	Initial (replacement) value, rubles	Accrued depreciation, rubles
Reporting date: 31.12.2005
Intangible assets were unavailable
Reporting date: 31.12.2006
Intangible assets were unavailable
Reporting date: 31.12.2007
Intangible assets were unavailable
Reporting date: 31.12.2008
Intangible assets were unavailable	-	-
Expenses on research, development and engineering work	45,833,333	0
Patents	182,637	67,262
R&D	6,561,166	0
Other	4,206,129	1,621,403
Total:	56,783,265	1,688,665

The financial accounting standards (rules) in accordance with which the Issuer presents the information about its intangible assets:

•	PBU 4/99 “Corporate accounting” (approved by Order of the Ministry of Finance of Russia dated 6 July 1999 No. 43n);

•	Regulations on financial accounting “Intangible asset accounting” PBU 14/2007 (approved by Order of the Ministry of Finance of Russia No. 153n dated 27 December 2007).

5.4. Information on the Issuer’s politics and costs related to scientific and technical development, licences, patents and new research and developments

The Issuer conducts research on a regular basis for the purpose of finding way of improving operating procedures (investigation of material properties, equipment condition, testing, etc.) with the aim of enhancing reliability, safety and efficiency of HPP operation.

In 2008, the following research was conducted in the field of scientific and research development:

•	Rationale of hydropower development extent within the framework of the Russian energy strategy

•	Analysis of unconventional power stations stability factors within the energy system framework.

•	Definition and validation of possible and feasible share of unconventional power stations in the generating facilities structure.

•	Mathematical modeling of unconventional power stations and the modeling results.

•

Formalization of the task of integrated optimization of various type generating facilities (HPP, NPP, TPP) development and functioning within the framework of the Unified Energy System of Russia, working out its mathematical description and the task accomplishment technique.

In 2008 the expenses on research on account of the Issuer’s own funds amounted to 92,748 thousand rubles, VAT included.

In 2009, the following research was conducted in the field of scientific and research development:

•	Analysis of unconventional power stations stability within the energy system framework.

•	Definition and validation of possible and feasible share of unconventional power stations in the generating facilities structure.

•

Formalization of the task of integrated optimization of various type generating facilities (HPP, NPP, TPP) development and functioning within the framework of the Unified Energy System of Russia, working out its mathematical description and the task accomplishment technique.

In 2009 the expenses on research on account of the Issuer’s own funds amounted to 52,392 thousand rubles, VAT included.

Over the period from 2004 till 2007, no research was conducted in the field of scientific and research development.

Over the period from 2004 till 2009, the Issuer did not develop any intellectual property items that may be subject to legal protection (including patents for invention, useful model, industrial prototype, state registration of trademarks and service trademarks, denomination of a good origin location). At the same time, OJSC RusHydro by way of legal succession received the following patents from OJSC Neporozhny Sayano-Shushenskaya HPP:

•	Invention Patent # 2224226. Appliance for monitoring layer deformations in solid body;

•	Invention Patent # 2226678. Device for pressure measuring in pipelines;

•	Invention Patent # 2263744 Appliance for deep soil freezing;

•	Invention Patent # 2172801. Technique for improvement of hydropower facility foundation operating properties;

•	Invention Patent # 2224067. Concrete dam, method of the dam construction, method of the dam operation, and device for concrete temperature regulation on the dam exterior wall side.

Risk factors related to eventual expiration of the Issuer’s major patents or licenses to use trademark validity terms: non-existent.

5.5. Analysis of trends in the Issuer’s core business development

Key factors affecting the state of the industry:

Over the last 5 years, the following trends may be identified as having been common to the industry as a whole:

•	a substantial growth of energy consumption since the end of the 1990s, and a corresponding rise in electricity production;

•	greater payment discipline among electricity consumers;

•	better financial performance of energy companies;

•	a lower level of cross-subsidies;

•

launch of large-scale work on technical upgrading and modernization of the main equipment of energy companies (power plants, electricity grids and the like) thanks to the reform of JSC RAO UES of Russia and appearance of new investors in the electricity sector;

•	higher economically justified tariffs for electricity in connection with the planned transfer to a free tariff-setting market in the electricity sector;

•	stabilization of the political and the socio-economic situation in the country and the region;

•	dynamically evolving legislation in the sphere of the production and sale of electricity;

•	industry personnel with higher qualifications;

•	a federal law has been passed on Energy Saving and Higher Energy Efficiency.

Key development trends in the branch of the Issuer’s core business:

The global financial crisis that affected Russia in 2008 increased uncertainty of hydropower development prospects:

•	The extent of possible decline in electric power consumption and prospects of its recovery are uncertain.

•

Processes pertaining to transition to a target model of electric power and capacity markets and development of a necessary regulatory framework are not completed; the crisis developments require the government’s wider participation in the branch regulation including price rise containment.

•	Recovery of capital markets that provide for investment in the branch will take time.

•	The extent of government support of electric power industry on account of government’s sources has declined.

At the same time:

•

The federal government develops technologies for long-term forecasting and planning of the power sector developments (The Energy Strategy for the Russian Federation for the period till 2030 is developed; General plan of electric power facilities deployment for the period till 2020, the Concept of long-term social and economic development of the Russian Federation for the period till 2020 and regional development strategies are adopted)

•	Due to the sector reformation and transition to the sector target structure, the extent of cross-subsidization is declining and investment process is reviving.

•

The government attaches more attention to efficiency and expansion of RER use; a number of relevant policy documents have been adopted. Nevertheless, to achieve the planned level of RER development, regulatory documents providing for RER projects recoupment (first of all, those setting the rate of market price premium for RER-generators) are to be adopted.

•

In view of the global financial crisis, a number of regulatory acts on support provision to the Russian economy, the power sector included, have been adopted. The Issuer is included in the list of strategic enterprises of the country that allows relying on implementation of the government support arrangements, etc.

•

Large-scale re-equipment of power companies and their basic equipment (power stations, electrical grids, etc.) upgrading have started due to OJSC RAO UES of Russia reformation and new investors’ entering the electric power sector.

5.5.1. Analysis of the factors and conditions affecting the Issuer’s operations

The factors and conditions affecting the Issuer’s performance and the performance results, forecast regarding on duration of the given factors and conditions existence:

Factors and conditions affecting the Issuer’s performance and the performance results include the following:

Reliability and safety of equipment and hydraulic power facilities (HPF)

Physical wear and tear and technological obsolescence of fixed assets, severization of requirements to reliable and accident-free functioning of the UES of Russia, rising demand for regulating capabilities of the daily consumption schedule for the European part of the UES of Russia, rising threat of man-made accidents occurrence with serious consequences as a result HPF and generating equipment breakdown, and higher seismic rating in the areas where the Issuer’s HPPs are located require special attention be attached to reliability and safety of the Issuer’s assets and funds.

Seasonal factor

The volume of electric power generated by the Issuer to a great extend depends on available water inflow to the basins of the rivers where the Issuer’s generating facilities are located, forecast reliability and decisions of the authorities regulating water-related business relationships in the Russian Federation.

Tariff making

A number of the Issuer’s facilities are deployed in the Far East where no liberalization of electric power and capacity markets is expected in foreseeable future. Taking into account the government’s policy aimed at acceleration of social and economic development in the Far East, tariff making mechanisms would unlikely provide for profitability of HPP operation in the region. At the same time, the existence of liberalized wholesale market in other regions may not ensure the Issuer’s profit in the amount sufficient for cross-subsidization of the Far Eat region.

Pace of the Russian hydropower potential development

Hydropower resources with underused potential are mostly located in the Russian regions where major consumers and required infrastructure are unavailable at present and tariff making model does not provide for achieving necessary rate of investment yield. At the same time, the development of such territories is one of the Russian regional policy key strands.

State participation in the Issuer’s capital

The specific nature of the Issuer’s business is and will further be determined by two major factors: compulsory satisfaction of the objectives of public importance and making simultaneous provisions for the Issuer’s business value growth.

Formation of a new model for the markets

The market model taking shape will, in the long term, determine the effectiveness with which power plants function using renewable energy sources, the rise in development of their use, and the degree of compensation for the unique contribution of HPPs to ensuring system reliability.

Corporate reorganization of the industry and the company

Termination of the activities of JSC RAO UES of Russia, entry of shares on to the stock market, and appearance of a large number of different groups of shareholders demand that the company and its activities be more open.

Development of the production of electricity on the basis of alternative renewable energy sources (wind, tidal, geothermal and others)

Focus on developing production of electricity using renewable energy sources in the world, assistance by the developed countries in developing renewable energy, the need for diversification of energy sources and a reduced impact on the environment, alongside the existence of the substantial undeveloped potential of renewable energy sources in Russia, create the preconditions for development electricity generation using this type of source of crude energy.

Capabilities of mate branches

Over the recent decades, the scientific research, design and exploration, machine building and construction establishments have suffered significant losses due to low demand for their products and services. In the short term, the Issuer will need to secure large-scale design and exploration work, construction-related services, equipment and materials supply. The limitations resulting from shortage of goods and services in relevant markets may significantly affect the pace of the Issuer’s development.

Supply of personnel

One of the most acute problems facing large-scale development of the hydropower industry is the shortage of engineering and technical personnel, the interrupted professional succession and degradation of the personnel training system for the industry as a consequence of the crisis processes taking place in the country’s economy and the life of society.

Global warming

The problem of climate change is exerting a growing impact on the Issuer’s activities, this being manifested in greater difficulties in predicting water regimes as a consequence of the rise in divergences from annual average hydrographs and weather conditions.

Actions taken by the Issuer and actions the Issuer plans to take in the future for making efficient use of these factors and conditions:

•

presentation to the state and the regions of opportunities and projects for industrial, infrastructural and social development under which hydropower plants would be required and the demand for them would be constantly reproduced;

•

finding of a strategy for balanced development that meets the interests of all groups of shareholders, of appropriate new schemes for financing and division of ownership, including determination of the forms of and procedure for state participation in projects implemented;

•	formation of a market model favouring the use of renewable energy sources and providing for adequate compensation for the Issuer’s contribution to ensuring system reliability;

•

acquisition of competences for working under conditions of openness, satisfaction of the requirements of the investment community and minority shareholders, as well as use of best practices of corporate governance;

•

formation of mechanisms providing for development of electricity production on the basis of renewable energy sources and efficiency of projects of this type, allowing a substantial increase in their share in the country’s energy balance;

•	overcoming of trends towards growing obsolescence and physical wear and tear of equipment, greater reliability and safety of hydraulic structures;

•

formation of an efficient system of interaction with the main players on resource markets, risk diversification through development of internal related businesses, organization of support for industry science and innovative technologies;

•

creation of an effective system for training engineering personnel, including a system for collaboration with industry-related educational institutions, as well as mechanisms stimulating an inflow of personnel into the industry and development of professional knowledge and skills;

•	creation of the conditions for overcoming entry barriers, including acquisition of competences for working on foreign markets and expanding business contacts;

•	participation in the short term in creation of a system for forecasting and observations of water resources and, in the long term, expanded use of renewable energy sources.

Methods used by the Issuer and methods the Issuer plans to use in the future to reduce the adverse effect of factors and conditions impacting on the activities of the Issuer:

•	strategic planning;

•	investment planning;

•	business planning;

•	budget planning;

•	tax planning;

•	corporate governance;

•	application of the latest company manager incentive systems;

•	development of a modern system for distribution of electricity;

•	more stringent financial control and introduction of a cost-cutting programme.

Material events/factors that could cause material adverse effect upon the Issuer’s capability to further achieve as high results as those achieved over the last reporting period include the following:

Unfavorable tariff-related decisions including setting tariff rates insufficient for financing of required expenditures on re-equipment and completion of the Issuer’s facilities construction; taking unfavorable decisions on participation of Sayano-Shushenskaya HPP in the electric power and capacity market (necessity in fulfillment obligations under Regulated agreements, etc.)

High capital intensity and long terms of HPP construction projects implementation

Projects for hydropower stations construction constitute the basis of the Issuer’s development. But such projects are highly capital intensive and suggest long terms of implementation. Moreover, the costs associated with construction of HPP electric power supply networks are most cases too high as well. Therefore, such projects normally are not very cost-effective.

The severe structural crisis that arrived to Russia in 2008 may considerably reduce the predicted demand for electric power due to both: decline in investment into new production facilities establishment and shutdown of the currently operating though inefficient in crisis situation facilities the existent generating capacity was intended for.

Failure to adopt necessary regulatory acts pertaining to electric power and capacity markets.

Today the hydraulic power industry may not be considered a means of containing growth in tariffs and prices for electric power in crisis situation. Moreover, no adequate remuneration of the Issuer for the provided system-level services currently exists.

Unavailability of efficient mechanisms for provision of state support to RER use.

Due to high investments required to create power plants for RER-based power stations and unavailability with Russia of efficient state mechanisms for support provision to the use and development of technologies related to RER-based electric power generation, the RER-bases power stations are not cost-effective today. A failure to adopt necessary regulatory and legal acts will contain the development of this sphere in the Russian Federation.

Material events/factors that might improve the results of the Issuer’s activities and the likelihood of their onset and their duration:

The material events/factors that might improve the results of the Issuer’s activities include factors affecting the industry as a whole. The following are required of the Issuer for more efficient functioning under the new conditions:

•

to elaborate and implement Comprehensive long-term programmes for technical upgrading and rehabilitation, including ones ensuring a rise in installed capacity, manoeuvrability and control of the operating regimes of equipment, automation of technological processes and application of new technologies allowing to avoid dangers connected with wear and tear and obsolescence of equipment and reduce the possibility of accidents and raise the efficiency of existing structures;

•

to resolve the problems facing the management of the Issuer in view of the need to satisfy demands made by the investment community on public companies, which would make it possible to increase operating efficiency, improve corporate governance and the quality of decisions made in relation to strategic initiatives and plans of the Issuer;

•	to stimulate demand for HPP electricity on the part of big consumers, formation of strategic alliances with federal level companies interested in implementation of cluster development projects;

•

to assist in formation of organizational schemes for management of regional development – of corporations for development of regions, as well as adoption of a market model providing an opportunity for concluding bilateral electricity sale and purchase agreement in non-price zones, as well as an opportunity to conclude export contracts;

•	to promote adoption of rules for the capacity and system services markets ensuring adequate compensation for the contribution made by HPPs and PSPPs to ensuring system reliability and safety;

•

to promote adoption of legislative acts designed to provide government support for use of renewable energy sources, as well as to use the economic mechanisms envisaged by existing international agreements on combating climate change, including the Joint Implementation mechanism envisaged by the Kyoto Protocol;

•	the Company’s management must make efforts to elaborate financial and legal schemes for implementing mega-projects of a system-wide nature.

The Issuer assesses the likelihood of the onset of such events/factors as medium.

Implementation of the given measures in the short term will allow the Issuer to retain its leading positions on the electricity sales market and to achieve substantial advantages in the long term over potential competitors.

5.5.2. Competitors of the Issuer

Information about the main existing and potential competitors of the Issuer with respect to its core business:

Main competitors	Description	Sphere of competition
FGUP Rosenergoatom

Competitor’s advantages: extensive geographical coverage in the European part of the Russian Federation, close to optimal loading. Competitor’s disadvantages: low manoeuvrability and low effect from the Balancing Market, not present in Siberia or the Far East.

In relation to trade – may take place only given a substantial excess of supply over demand. In relation to development – struggle for state finances.

Thermal generating companies (OGKs, TGKs)

Competitor’s advantages: extensive geographical coverage, the main generators in the Russian Federation (70%), possibility of submitting price applications on the spot market and priority loading under a heating cycle.

Competitor’s disadvantages: comparatively low manoeuvrability, rising prices for fuel and gas restrictions.

In relation to trade – competition over volume during certain hours of the day under the heating cycle.

JSC TGK-1 (≈2,900 MW per HPP), JSC TGK-8 (≈350 MW), other TGK with HPPs	Competitor’s advantages: possibility of hedging risks associated with lack of fuel and water. Competitor’s disadvantages: mainly small HPPs with high production cost.	In relation to trade – competition over volume during certain hours of the day. In relation to development – competition for the right to develop hydro-potential.

HPPs not belonging to RusHydro and other OGKs and TGKs

Irkutskenergo (over 9,000 MW per HPP), Krasnoyarskaya HPP (6,000 MW), Tatenergo (over 1,200 MW) and others. Advantages – possibility of hedging risks associated with lack of fuel and water.

Disadvantages – sale on the retail market, high social and partnership obligations.

In relation to trade – competition over volume during the high-water period. In relation to development – competition with shareholders in private HPPs for the right to develop hydro-potential.

Far East heat generation	Coal TPPs in the process of reform will become SDCs of a Unified Procurer (FEEC). Competitor’s disadvantages: mainly small TPPs with high production cost.	In relation to trade – competition for a place in the Preliminary Dispatch Schedule. In relation to development – competition over new investment projects for export sales of electricity and sales to new energy-intensive consumers.

JSC INTER RAO UES (since 2008 controlled by FGUP Rosenergoatom)

Import-export operator and management company of generating facilities in Russia and abroad. Advantages: full use of the generator’s possibilities and the ESK. Disadvantages: regulated activities, fall in export opportunities under deficit conditions.

In relation to trade – virtually no competition. Competition for the right to be the government agent for implementation of international projects, as well as competition for the possibility of participating in alliances and consortia.

The Issuer has not competitors abroad at the present time.

Within the scope of the JSC RusHydro strategy for international activities, it must strive to become an organization investing in generating capacity using renewable energy sources, taking an active part in their development, design, construction and, subsequently, operation on various geographical markets, depending on how promising they are, including ones outside the Russian Federation. The Issuer must develop technologies for creating regional and public wealth, capitalizing its participation in such projects and ensuring an improvement in its business reputation, long-term harmonious growth of value, higher capitalization of the RusHydro brand and fulfilment of the Issuer’s mission.

In this connection, the Issuer predicts appearance in the future of the following competitors abroad: EdF, Statkraft, Iberdrola, Enel, Eon, Lahmeyer International, Mott MacDonald, SNC-Lavalin, Hindustan Construction Co (HCC), VA TECH Hydro, North American Hydro, GE Energy Financial Services, Electricité du Laos, Electricité du Vietnam, NHPC and NTPC.

List of factors in the Issuer’s competitiveness, with a description of their degree of influence, in the opinion of the Issuer, on the competitiveness of the output (works, services) it produces:

1. Environmentally friendly production of electricity, since hydro-resources are renewable and the most environmentally friendly source of energy, use of which reduces atmospheric emissions by thermal power plants and preserves stocks of hydrocarbon fuel.

2. High manoeuvrability, since it is precisely HPPs that are the most manoeuvrable and capable, if necessary, of increasing their output substantially within just a few minutes to cover peak loads.

3. Absence of a fuel component in production costs, creating independence from energy source price changes and, as a consequence, the possibility of long-term price guarantees for consumers.

All the above factors equally exert a substantial influence on the competitiveness of the output (works, services) produced.

VI. Detailed information on persons that are members of the Issuer’s management bodies, bodies for control over its economic and financial activities and brief information on the Issuer’s employees (staff)

6.1. The structure and competencies of the Issuer’s management bodies

Full description of the structure and competencies of the Issuer’s management bodies as per the Issuer’s Articles of Association.

Under Article 9 (1), the Issuer’s management bodies shall be:

•	General Meeting of Shareholders;

•	Board of Directors;

•	Management Board

•	Chairman of the Management Board

The competence of the General Meeting of Shareholders of the Issuer is laid down in Article 10 of the Issuer’s Articles of Association:

“10.2. The General Meeting of Shareholders shall have the competence to:

(1)	amend the Company’s Articles of Association or approve a restated version of the Articles of Association;

(2)	reorganize the Company;

(3)	liquidate the Company, appoint a liquidation commission, and approve an interim and final liquidation balance sheets;

(4)	determine the number, par value, class (type) of authorized shares and rights attaching thereto;

(5)	increase the Company’s authorized capital by way of raising the par value of shares or by placing additional shares;

(6)	decrease the authorized capital of the Company by way of reducing the par value of shares, acquiring by the Company of part of the shares in order to reduce their total number, and by way of redeeming the shares acquired or bought out by the Company;

(7)	split and consolidate shares in the Company;

(8)	pass a resolution on placement by the Company of bonds convertible into shares and other investment securities convertible into shares;

(9)	elect directors of the Company and terminate their powers;

(10)	elect Internal Audit Commission members and terminate their powers;

(11)	approve the Company’s Auditor;

(12)	approve annual reports, annual financial statements, including an income statement (profit and loss accounts) of the Company, as well as distribute profits (including pay (declare) dividends, with the exception of profits distributed as dividends for the first three, six or nine months of the financial year) and losses the Company incurred in the financial year;

(13)	pay (declare) dividends for the first three, six or nine months of the financial year;

(14)	take decisions to approve material transactions as provided for by Article 79 of the Federal Law on Joint-Stock Companies;

(15)	take decisions to approve transactions as provided for by Article 83 of the Federal Law on Joint-Stock Companies;

(16)	take decisions to participate in financial-industrial groups, associations and other groups of commercial organizations;

(17)	approve internal documents governing the activities of the Company management and supervisory bodies;

(18)	pass resolutions on payment of remuneration and (or) compensation to Internal Audit Commission members;

(19)	pass resolutions on payment of remuneration and (or) compensation to Directors;

(20)	pass resolutions on other matters as provided for by the Federal Law on Joint-Stock Companies.”

By virtue of Article 10 (3) of the Issuer’s Articles of Association, matters relegated to the terms of reference of the General Meeting of Shareholders may not be referred to the Board of Directors, the Management Board or the Chairman of the Management Board of the Company. The General Meeting of Shareholders may not consider and make decisions on any issues outside its terms of reference under the Federal Law on Joint-Stock Companies.

The competence of the Board of Directors of the Issuer is laid down in Article 12 of the Issuer’s Articles of Association:

“12.1. The Board of Directors of the Company shall exercise general management of the Company’s activities except for the matters relegated to the terms of reference of the General Meeting of Shareholders by the Federal Law on Joint-Stock Companies and these Articles of Association.

The Board of Directors shall have the competence to:

(1)	determine priority areas of the Company’s activities and approve long-term programs of the Company development (including the Company’s investment program);

(2)	convene annual and extraordinary General Meetings of Shareholders, and pass resolutions on issues related to the calling, preparing and holding General Meetings of Shareholders;

(3)	place the Company’s bonds and other investment securities, unless otherwise provided for by the Federal Law on Joint-Stock Companies and by these Articles of Association;

(4)	approve decisions on the issue of securities, prospectuses of securities, reports on acquisition of shares from the Company’s shareholders, reports on redemption of shares, reports on the results of requests by the Company’s shareholders concerning buyout of shares held by them;

(5)	assess the price (cash value) of property, placement and buyout price of investment securities as provided for by the Federal Law on Joint-Stock Companies, as well as in addressing issues referred to in Subclauses 7, 20 and 21, Clause 12.1 hereof;

(6)	acquire shares, bonds and other securities issued by the Company as provided for by the Federal Law on Joint-Stock Companies;

(7)	dispose (realise) the Company’s shares acquired by the Company as a result of purchase or buyout of shares from the Company’s shareholders or otherwise in accordance with laws and regulations of the Russian Federation;

(8)	determine the number of members in the Company Management Board, elect the Management Board members, determine remuneration and compensation payable to them, terminate their powers, including to pass a decision on termination of their contracts;

(9)	elect the Chairman of the Management Board of the Company and terminate his powers, including to pass a decision terminating his work contracts, apply disciplinary penalties and incentives to the Chairman of the Management Board in accordance with labour laws of the Russian Federation, pass decisions on nominating the Chairman of the Management Board for national awards;

(10)	authorize the Chairman of the Management Board and members of the Management Board holding posts in management bodies of other entities, as well as other paid positions in other entities;

(11)	elect the Chairman and deputy Chairman of the Board of Directors and terminate their powers;

(12)	form committees of the Company’s Board of Directors, elect Board of Directors committee members, and approve regulations on the committees of the Company’s Board of Directors;

(13)	elect and terminate powers of the Secretary of the Company’s Board of Directors;

(14)	approve (adjust) the Company’s key performance indicators, the business plan of the Company, and review reports on their implementation;

(15)	determine remuneration payable to the Auditor;

(16)	give recommendations to the General Meeting of Shareholders on the size of dividends on shares and the procedure for dividend payment;

(17)	approve internal documents of the Company establishing the procedure for the formation and use of the funds of the Company, and pass decisions on the use of the Company’s funds;

(18)	approve internal documents of the Company, other than internal documents subject to the approval by the General Meeting of Shareholders or relegated to the terms of reference of executive bodies of the Company, and approve internal documents drafted for the purpose of compliance with the requirements of laws and regulations of the Russian Federation and securities market organizer’s regulations for issuers whose shares are traded on the stock market;

(19)	establish affiliates and open representative offices of the Company, liquidate them, make amendments to the Company Articles of Association concerning the establishment of affiliates and opening of representative offices (including changes in names and locations of affiliates and representative offices of the Company) and their liquidation;

(20)	participation by the Company in other entities, changes in ownership interests (number of shares, size of ownership interest or share), encumbrance of shares and interests, and termination of participation by the Company in other entities;

(21)	give prior approval of decisions on the Company entering into:

(a)	transactions with non-circulating assets of the Company in excess of 10 (ten) per cent of the balance sheet value of such assets of the Company as of the date of the decision to enter into said transaction;

(b)	transactions (several associated transactions) involving disposal or potential disposal of the Company’s property consisting of fixed assets, intangible assets, and construction in progress in cases (amounts) and in a manner subject to individual resolutions to be passed by the Company Board of Directors;

(22)	determine the Company’s lending policy insofar as issue of loans by the Company, entering into credit agreements and loan agreements, issue of guarantees, assumption of liabilities under a bill (issue of promissory notes or bills of exchange) and pass decisions on the Company effecting the said transactions where the procedure for making decisions thereon is not defined in the lending policy of the Company, and pass decisions in accordance with the accepted lending policy;

(23)	give prior approval of decisions on the Company entering transactions related to gratuitous assignment of property (title) to third parties in cases (amounts) to be determined by an individual resolution of the Company’s Board of Directors;

(24)	approve major transactions as specified in Chapter X of the Federal Law on Joint-Stock Companies;

(25)	approve transactions as specified in Chapter XI of the Federal Law on Joint-Stock Companies;

(26)	approve the Company’s registrar and terms and conditions of the contract therewith, as well as early termination of such contract;

(27)	approve the procedure for the Company’s relationships with business entities in which the Company owns shares or interests;

(28)	define the attitude of the Company (representatives of the Company), including instructions to participate or not to participate in voting on items on the agenda, vote for or against or abstain from voting with respect to the following items on the agenda of the management bodies of subsidiaries and dependent companies (hereinafter the SDC (SDCs)):

(a)	determination of the agenda for a general Meeting of Shareholders (members) of an SDC (unless consideration of such matters is mandatory under Clause 1 of Article 47, Articles 53 and 55 of the Federal Law on Joint-Stock Companies);

(b)	reorganization or liquidation of an SDC;

(c)	determination of the number, par value, class (type) of authorized shares in SDCs and of rights attaching thereto;

(d)	increase in the authorized capital of an SDC by way of augmenting the par value of shares or by way of placing additional shares;

(e)	placement of SDC securities convertible into ordinary shares;

(f)	splitting or consolidation of SDC shares;

(g)	approval of major transactions to be entered into by SDCs;

(h)	participation by an SDC in other entities (joining an existing entity or establishing a new one), and acquisition, disposal or encumbering of shares and interests in the authorized capital of entities in which an SDC participates, changing of interests in the authorized capital of the relevant entity;

(i)

SDC entering into transactions (including several associated transactions) that involve disposal or potential disposal of the SDC’s property comprising fixed assets, intangible assets, and construction in progress designated for production, transmission, dispatching and distribution of electricity and heat in cases (amounts)

subject to the manner of the relations between the Company and entities in which the Company is a member that is subject to approval by the Company’s Board of Directors;

(29)	determine the attitude of the Company (representatives of the Company) concerning the following items on the agenda of SDC Board of Directors meetings (including whether to vote on items on the agenda, vote for or against or abstain from voting):

(a)	determination of the attitude of SDC representatives on items on the agenda of management bodies of the SDC’s subsidiaries and dependent companies with respect to entering into (approval of) transactions (including several associated transactions) involving disposal or potential disposal of property comprising fixed assets, intangible assets or construction in progress designated for production, transmission, dispatching and distribution of electricity and heat in cases (amounts) subject to the manner of the relations between the Company and entities in which the Company is a member that is subject to approval by the Company’s Board of Directors;

(b)	determination of the attitude of SDC representatives on items on the agenda of management bodies of the SDC’s subsidiaries and dependent companies engaged in production, transmission, dispatching, distribution and sale of electricity and heat, relating to reorganization, liquidation, increase of the authorized capital by way of augmenting the par value of shares or by way of placing additional shares or issuing securities convertible into ordinary shares;

(30)	determine the policy of the Company in the area of insurance coverage for the Company and approve the Insurer for the Company;

(31)	define the procurement policy of the Company, including the Regulations on the Procedure for the Regular Procurement of Goods, Works and Services, and take decisions in accordance with the approved Regulations;

(32)	approve the procedure for the selection of the appraisers and (or) candidate appraiser(s) to estimate the value of shares, property and other assets of the Company as provided for by the Federal Law on Joint-Stock Companies, these Articles of Association, and individual resolutions of the Company’s Board of Directors;

(33)	approve a collective bargaining agreement and agreements entered into by the Company with non-commercial organizations on aspects of social security for Company employees;

(34)	take decisions on other matters included in the terms of reference of the Board of Directors by the Federal Law on Joint-Stock Companies and these Articles of Association.

12.2. Matters included in the terms of reference of the Company’s Board of Directors may not be referred to the Chairman of the Management Board and the Management Board.”

The competence of the Management Board of the Issuer is laid down in Article 18 of the Issuer’s Articles of Association:

Under Article 18 (2) of the Issuer’s Articles of Association, the terms of reference of the Management Board of the Company shall include the following matters:

“(1)	development and submission to the Board of Directors of priority lines of the Company’s activities and long-term implementation plans;

(2)	preparation of reports on the implementation of decisions passed by the General Meeting of shareholders and the Company’s Board of Directors;

(3)	submission to the Company’s Board of Directors of reports on reaching basic performance indicators by the Company and implementation of the Company’s business plan;

(4)	approval (adjustment) of the Company’s budget;

(5)	determination of the position of the Company (representatives of the Company), including instructions on whether or not to take part in voting on an agenda item, to vote for, against or abstain from voting on the following item on the agenda for the management bodies of subsidiaries and dependent companies (hereinafter the SDC (SDCs)):

•	approval (adjustment) of the key performance targets (KPT) of SDCs and consideration of reports on their fulfilment;

(6)	nomination by the Company of persons to be elected to the sole executive bodies, other management bodies, control bodies, and nomination of auditor for organizations in which the Company participates in cases and according to a procedure determined by the Company’s Board of Directors;

(7)	passing decisions on matters relegated to the terms of reference of the top management bodies of business entities in which 100 (one hundred) percent of the authorized capital is held by the Company;

(8)	decisions on other issues of management of the Company’s day-to-day operations pursuant to resolutions of the General Meeting of Shareholders and the Company’s Board of Directors, and issues referred to the Management Board by the Chairman of the Management Board.”

The competence of the Chairman of the Management Board of the Issuer is laid down in Article 19 of the Issuer’s Articles of Association:

“19.1. Relegated to the terms of reference of the Chairman of the Management Board shall be all matters related to the management of the Company’s day-to-day operations with the exception of any issues falling within the terms of reference of the General Meeting of Shareholders, the Board of Directors or the Management Board of the Company.

The Chairman of the Company’s Management Board shall act on behalf of the Company without a power of attorney, including as follows:

(1)	enter into transactions on behalf of the Company, issue powers of attorney, and open the Company’s settlement and other accounts with banks;

(2)	dispose of the Company’s property at his discretion subject to restrictions stipulated by the effective laws and regulations and these Articles of Association;

(3)	hire and dismiss employees of the Company, and apply incentives and disciplinary penalties to them;

(4)	organize the work of the Company’s Management Board and chair its meetings;

(5)	submit proposals to appoint or dismiss members of the Management Board for approval by the Board of Directors;

(6)	approve personnel arrangements and salaries of the Company’s employees;

(7)	distribute duties among the deputies of the Chairman of the Management Board;

(8)	ensure the implementation of the Company’s plans of action necessary to reach its objectives;

(9)	approve regulations for the Company’s affiliates and representative offices, and appoint directors of the Company’s affiliates and representative offices;

(10)	make arrangements for keeping the Company’s records and accounts;

(11)	issue orders, approve directives and other internal documents of the Company related to matters relegated to the terms of reference of the Chairman of the Management Board, and give instructions binding upon all employees of the Company;

(12)	address other matters in the day-to-day operations of the Company with the exception of issues relegated to the terms of reference of the General Meeting of Shareholders, the Board of Directors and the Management Board of the Company.”

The Code of Corporate Governance of the Issuer was approved by the Issuer’s Board of Directors (Minutes No. 66 of 31 October 2008).

The text of this internal document is freely accessible at: http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Kodeks_Korporativnogo__upravleniya_OAO_RusGidro__-_2008.pdf

The activities of the Issuer’s management bodies are regulated by the following internal documents of the Issuer:

•

Regulations on the Procedure for the Preparation and Holding of a General Meeting of Shareholders, approved by resolution of the Board of Directors of JSC RAO UES of Russia acting as the General Meeting of Shareholders of the Issuer (Minutes No. 254 of 22 June 2007).

•

Regulations on the Procedure for the Preparation and Holding of the Meeting of the Board of Directors of the Company, approved by resolution of the Board of Directors of JSC RAO UES of Russia acting as the General Meeting of Shareholders of the Issuer (Minutes No. 254 of 22 June 2007).

•

Regulations on the Strategy Committee under the Board of Directors of the Company, approved by the Board of Directors of the Company (Minutes No. 5 of 25 April 2005), with amendments approved by the Board of Directors of the Company (Minutes No. 35 of 20 July 2007).

•	Regulations on the Reliability Committee under the Board of Directors of the Company, approved by the Board of Directors of the Company (Minutes No. 13 of 16 December 2005).

•	Regulations on the Management Board of the Open Joint-Stock Company RusHydro, approved by resolution of the Annual General Meeting of Shareholders of JSC RusHydro (Minutes No. 1 of 26 June 2008).

•

Regulations on the Audit Commission under the Board of Directors of the Company, approved by resolution of the Management Board of JSC RAO UES of Russia acting as the General Meeting of Shareholders of the Company (Minutes No. 1187pr/3 of 6 April 2005).

•	Regulations on the Internal Audit and Risk Management Department, approved by the Board of Directors of the Company (Minutes No. 37 of 15 August 2007).

•	Regulations on the Audit Committee under the Board of Directors of the Company, approved by the Board of Directors of the Company (Minutes No. 45 of 26 December 2005).

•	Regulations on the Personnel and Remuneration Committee under the Board of Directors of the Company, approved by the Board of Directors of the Company (Minutes No. 59 of 18 July 2008).

•	Regulations on the Investment Committee under the Board of Directors of the Company, approved by the Board of Directors of the Company (Minutes No. 59 of 18 July 2008).

•	Procedure for interaction between JSC RusHydro and entities with JSC RusHydro participation, approved by the Board of Directors of the Company (Minutes No. 66 of 31 October 2008).

The full texts of the effective versions of the Issuer’s Articles of Association and internal documents regulating the activities of the Issuer’s bodies are freely accessible on the website at: http://www.rushydro.ru/investors/disclosure/regulations

6.2. Information on the members of the Issuer’s management bodies

Data on the members of the Issuer’s Board of Directors4

Shmatko, Sergei Ivanovich, Chairman

Year of birth	1966

Education

Higher, Urals State University, Department of Mathematics and Mechanics, Department of Political Economics, graduation year 1990;

University of Marburg, Department of Economics, graduation year 1992; Military College of the General Staff, Higher Academic Courses in Defence and Security of the Russian Federation, graduation year 2004

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2002-2005

State Conversion Fund, Chairman

June 2005 – June 2008

CJSC Atomstroiexport, President

January 2008 – June 2008

JSC Atomenergoprom, Deputy Director

June 2008 – up to date

Ministry of Energy of the Russian Federation, Minister

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

[4]	The ownership interests of the members of management and control bodies of JSC RusHydro in the authorized capital of JSC RusHydro are calculated proceeding from the total number of actually outstanding shares in JSC RusHydro, including the additional securities issue of 2008. (The authorized capital of the Issuer on the date of approval of the securities prospectus was divided into 245,014,059,191 ordinary shares, moreover, on the date of approval of the securities prospectus, the Issuer placed additional ordinary shares numbering 9,999,959,476 (the report on the results of the additional issue of securities and amendments to the Articles of Association in relation to an increase in the authorized capital were not registered on the date of prospectus approval. After state registration of the report on the results of the additional issue of securities and the amendments to the Articles of Association, the authorized capital of the Issuer will be divided into 255,014,018,667 ordinary shares and will amount to 255,014,018,667 roubles).

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Sharonov, Andrei Vladimirovich

Year of birth	1964

Education

Higher, Ordzhonikidze Ufa Aeronautical Institute, graduation year 1986, electrician engineer

Russian Public Service Academy under the President of the Russian Federation, jurisprudence, graduation year 1996

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

June 2003 – April 2004

First Deputy Minister of Economic Development and Trade of the Russian Federation

April 2004-2005

Deputy Minister of Economic Development and Trade of the Russian Federation

2005-2007

State Secretary/Deputy Minister of Economic Development and Trade of the Russian Federation

2007 – up to date

Troika Dialog Investment Company, Managing Director

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Ballo, Anatoly Borisovich

Year of birth	1961

Education	Higher, 1983 – Moscow Financial Institute, international financial relationships

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2002-2005

JSC Vneshtorgbank, Head of the Department of Design, Structural, and Trade Financing

2005 – up to date

State Corporation Bank of Development and External Economic Activity, Member of the Management Board – Deputy Chairman of the Management Board

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Surikov Oleg Vyacheslavovich

Year of birth	1970

Education	Higher, Moscow Pedagogical Institute History of State and Law and social-politic disciplines Moscow State University

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order	2005 – 2008 RAO UES of Russia 08.2008 – up to date JSC MSC Norilsky Nickel Corporate Department, Director

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Beloborodov, Sergei Sergeyevich

Year of birth	1967

Education	Higher, 1991 – Moscow Institute of Physics and Technology 1993 – Michigan Technological University

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2003-2005

LLC EvroSibEnergo, General Director

2005-2006

LLC Bazovyi Element, Advisor of the Office of the Management Board

2006 – up to date

LLC GAZENERGOPROM Corporation, First Deputy General Director, General Director

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Vainzikher, Boris Felixovich

Year of birth	1968

Education	Higher, 1993 – St. Petersburg State Technical University; specialty: turbomachinery industry 2002 – Open Business School, Open University, Great Britain, specialty: management

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2002-2005

JSC Kirishskaya SDPP, Executive Director, General Director

2005-2007

JSC RAO UES of Russia, Member of the Management Board, Technical Director

2007

JSC Silovye Mashiny, General Director

2007-2008

JSC RAO UES of Russia, Member of the Management Board, Technical Director

2008 – up to date

JSC TGK-1, General Director

The shares of this person in the authorized capital of the Issuer	0.008%

The shares of this person in the Issuer’s ordinary stock	0.008%

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Volkov, Eduard Petrovich

Year of birth	1938

Education	Higher, Moscow Power Engineering Institute, thermal-power engineer

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order	2004-2008 Krzhizhanovsky Power Engineering Institute, Executive Director 2004-2008 Moscow Power Engineering Institute, Head of Chair

The shares of this person in the authorized capital of the Issuer	0.000033%

The shares of this person in the Issuer’s ordinary stock	0.000033%

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Danilov-Danilyan, Viktor Ivanovich

Year of birth	1938

Education	Higher, Lomonosov Moscow State University, graduation year 1960, mathematician, Doctor of Science (economics), Professor, Corresponding Member of Russian Academy of Sciences

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2003 – up to date

Institution of the Russian Academy of Sciences, Water Issues Institute, Russian Academy of Sciences, Director

2005 – up to date

Peoples’ Friendship University of Russia, Head of Chair

2006 – up to date

Encyclopedia Publishing House, Infra-M Publishing Group, Editor-in-Chief

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Zubakin, Vasily Alexandrovich

Year of birth	1958

Education

Higher, Omsk Polytechnical Institute, graduation year 1980;

Postgraduate course in Plekhanov Moscow Institute of National Economy, graduation year 1986, Candidate of Science (economics);

Doctorate in the Plekhanov Russian Economic Academy, graduation year 1993, Doctor of Science (economics)

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

July 2004 – June 2006

JSC RAO UES of Russia, member of the Management Board, Head of Department, Reform Management Centre

June 2006 – January 2007

JSC HydroOGK, member of the Management Board

January 2008 – up to date

JSC HydroOGK MC, General Director

(off-hour job)

January 2007 – June 2008

JSC RusHydro, Deputy Chairman of the Management Board

June 2008 – up to date

JSC RusHydro, Acting Chairman of the Management Board

The shares of this person in the authorized capital of the Issuer	0.0123%

The shares of this person in the Issuer’s ordinary stock	0.0123%

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Maslov, Sergei Vladimirovich

Year of birth	1960

Education	Higher, Moscow State Law Academy, lawyer; graduation year 2004

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order	February 2001 – October 2008 JSC Transnefteprodukt, President April 2008 – up to date CJSC St. Petersburg International Commodity and Raw Materials Exchange, President

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Serebryannikov, Sergei Vladimirovich

Year of birth	1952

Education	Higher, Moscow Power Engineering Institute, electrical engineer, graduation year 1975

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2004-2005

State Educational Institution for Higher Professional Education, Moscow Power Engineering Institute (Technical University), Prorector for Research

2005 – up to date

SEIHPE MPEI (TU), Rector

2004 – up to date

SEIHPE MPEI (TU), Head of Chair, Professor (off-hour job)

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Tatsiy, Vladimir Vitalyevich

Year of birth	1960

Education	Higher, Moscow Power Engineering Institute, cryophysics engineer, graduation year 1984

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

September 2003 – November 2007

Joint-Stock Bank of Gas Industry Gazprombank (CJSC), Vice President – Head of Deposit Centre

November 2007 – up to date

JSC Gazprombank, First Vice President – Head of Deposit Centre

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Khamitov, Rustem Zakiyevich

Year of birth	1954

Education	Higher, Bauman Moscow State Technical University mechanical engineer

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order	October 2003 – March 2004 RF Ministry of Taxes and Levies, Head of the Department of Largest Taxpayers March 2004 – up to date Federal Agency of Water Resources, Head

The shares of this person in the authorized capital of the Issuer	None

The shares of this person in the Issuer’s ordinary stock	None

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

Information on members of the Issuer’s Management Board

Vasily Aleksandrovich Zubakin – Acting Management Board Chairman

Year of birth	1958

Education

Higher education, graduated in 1980 from the Omsk Polytechnic Institute;

Post-graduate studies at the Plekhanov Moscow Institute of the National Economy, graduated in 1986, Candidate of Sciences (Economics)

PhD studies at the Plekhanov Russian Academy of Economics, graduated in 1993, Doctor of Sciences (Economics)

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

July 2004 – June 2006

JSC RAO UES of Russia, Management Board Member

Head of Capital Management Department, Head of the Department for Restructuring Processes at the Center for Reform Management

2006 to present

RusHydro MC, First Deputy General Director, General Director

2006 to present

JSC RusHydro, Member of the Management Board, Deputy Management Board Chairman, Acting Management Board Chairman

The person’s stake in the Issuer’s authorized capital	0.0123%

The proportion of the Issuer’s ordinary shares held by such person	0.0123%

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Rustem Zakiyevich Khamitov

Year of birth	1954

Education	Higher education, the Bauman Moscow Higher Technical School, a degree in mechanical engineering

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

October 2003 – March 2004

State Tax Service of Russia, Head of the Department for Major Taxpayers

March 2004 – 2009

Head of the Federal Agency for Water Resources

2009 – to present

JSC RusHydro – Member of the Management Board, Deputy Management Board Chairman

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Oleg Borisovich Oksuzyan

Year of birth	1960

Education	Higher education, graduated in 1982 from the Novorossiysk Higher Engineering Marine School, the Academy of the National Economy under the Government of the Russian Federation, graduated in 2002

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

1998 – 2004

JSC RAO UES of Russia, Director for Corporate Governance

2004-2008

JSC RAO UES of Russia

Deputy Managing Director of Hydrogeneration business unit

2005-2007

RusHydro MC

Deputy General Director for Corporate Governance

2005 to present

JSC RusHydro, Management Board Member, Executive Director for Corporate Governance

The person’s stake in the Issuer’s authorized capital	0.007%

The proportion of the Issuer’s ordinary shares held by such person	0.007%

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Boris Borisovich Bogush

Year of birth	1952

Education	Higher education, graduated from the Togliatti Polytechnic Institute in 1975 with a degree in mechanical engineering

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

2002 – 2005

OJSC Volga HydroEnergy Cascade Managing Company, Deputy General Director – Director for Production

2004 – 2005

JSC RAO UES of Russia, Hydrogeneration business unit, Head of the Department for Production and Technical Policy

2005-2007

RusHydro MC, Deputy Head of the Production business unit

2005 to present

JSC RusHydro, Head of the Department for Production and Technical Policy, Member of the Management Board, Managing Director, Head of the Production business unit

The person’s stake in the Issuer’s authorized capital	0.00001

The proportion of the Issuer’s ordinary shares held by such person	0.00001

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Rasim Magsumovich Khaziakhmetov

Year of birth	1954

Education	Higher education, graduated from the Kazan branch of the Moscow Energy Institute in 1977

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

2001 – 2005

OJSC Volga HydroEnergy Cascade Managing Company, General Director

2005 – 2007

RusHydro MC, Deputy General Director, Head of the Production business unit

2005 to present

JSC RusHydro, Member of the Management Board, Deputy General Director, Managing Director, Head of the Engineering business unit

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Konstantin Vladimirovich Belyayev

Year of birth	1968

Education	Higher education, graduated from the All-Russian Correspondence Financial and Economic Institute in 1997

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

2001-2007

OJSC Svyazinvest, Chief Accountant, Deputy General Director

2007

CJSC Systema-Telecom, Deputy Head of the Directorate for Asset Management

2007 to present

JSC RusHydro, Member of the Management Board, Executive Director for Organizational Development and Control

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Yuri Vasilyevich Gorbenko

Year of birth	1958

Education	Higher education, Krasnoyarsk Institute of Construction Engineering, graduated in 1982; degree in construction engineering, Academy of National Economy under the RF Government, graduated in 2004 majoring in Corporate development management programme, Candidate of Sciences (Econ.)

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order	1998-2009 JSC RusHydro – Director of the JSC RusHydro branch Bureiskaya HPP 2007 to present JSC RusHydro, Member of the Management Board, Executive Director for Far East Division

The person’s stake in the Issuer’s authorized capital	0.00056%

The proportion of the Issuer’s ordinary shares held by such person	0.00056%

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Andrei Pavlovich Konovalov

Year of birth	1958

Education	Higher education, Leningrad Institute of Construction Engineering, graduated in 1981; Academy of National Economy under the RF Government, MBA Finance Management

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

1995-2008

OJSC Krasnoyarskaya HPP, First Deputy General Director, Director for Economics and Finance

2008 – 2009

JSC Irkutskenergo, First Deputy General Director, Director for Economics and Finance, General Director, Member of the Management Board

2009 to present

JSC RusHydro, Member of the Management Board

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

David Felixovich Kuznetsov
Year of birth	1963

Education	Higher education, graduated from the Plekhanov Moscow Institute of the National Economy in 1988, majoring in mathematics in economy

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

2002-2006

JSC Alfa-Bank, CIB Alfa-Bank,

Head of Department for Corporate Customers of the Gas Industry, Chief of Unit for Corporate Customers of the Gas Industry, Chief of Unit for Customer Relations with companies of the Gas Industry and construction Complex, Senior Vice President

2006 – to date

LLC Levit, Director of Moscow representative office, Deputy General Director

2009 to present

JSC RusHydro, Member of the Management Board

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company	None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government	No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations	The person did not hold any such posts

Data on the Issuer’s sole executive body (Chairman of the Management Board):

As of the date when this security paper offering was made, the Chairman of the Issuer’s Management Board had not been elected and the powers of the Chairman of the Management Board were executed by the Acting Chairman of the Management Board

Zubakin, Vasily Alexandrovich, Acting Chairman of the Management Board

Year of birth	1958

Education

Higher, Omsk Polytechnical Institute, graduation year 1980;

Postgraduate course in Plekhanov Moscow Institute of National Economy, graduation year 1986, Candidate of Science (economics);

Doctorate in the Plekhanov Russian Economic Academy, graduation year 1993, Doctor of Science (economics)

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

July 2004 – June 2006

JSC RAO UES of Russia, member of the Management Board, Head of Department, Reform Management Centre

June 2006 – January 2007

JSC HydroOGK, member of the Management Board

January 2008 – up to date

RusHydro MC, General Director

(off-hour job)

January 2007 – June 2008

JSC RusHydro, Deputy Chairman of the Management Board

June 2008 – up to date

JSC RusHydro, Acting Chairman of the Management Board

The shares of this person in the authorized capital of the Issuer	0.0123%

The shares of this person in the Issuer’s ordinary stock	0.0123%

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	None

The shares of this person in the authorized (reserve) capital (unit fund) of subsidiaries and dependent companies of the Issuer	None

The shares of this person in the ordinary stock of a subsidiary or a dependent company of the Issuer (for the subsidiaries and dependent companies of the Issuer, which are joint-stock companies)	None

The number of the shares of a subsidiary or a dependent company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this subsidiary or dependent company belonging to him

None

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution for administrative offences in the sphere of finances, taxes and dues, or security market or criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided for by Russian Federation insolvency (bankruptcy) laws

Has not occupied any such position

6.3. Information on the amount of remuneration, benefits and/or compensation for each management body of the Issuer

Remuneration for members of the Board of Directors

In the completed fiscal year of 2008, remunerations and compensations to the members of the Issuer’s Board of Directors were paid in accordance with the Regulations on Payment of Remuneration and Compensation to Members of the Board of Directors of JSC RusHydro, approved by the Annual General Meeting of Shareholders of JSC RusHydro (Minutes No. 1 of 26 June 2008).

As to payment of remunerations and compensations, these Regulations shall not apply to members of the Board of Directors that are the sole executive body of the Company or members of the collegial executive body of the Company, as well as to the members of the Company Board of Directors that hold government offices or offices of civil service.

A member of the Board of Directors shall be paid remuneration for participation in a meeting of the Board of Directors (irrespective of the format in which the meeting is held) in the amount equivalent to 10 (ten) minimum monthly tariff rates of a first-grade worker as set by the Industry Tariff Agreement in the electricity sector of the Russian Federation (hereinafter referred to as the Agreement) on the day on which the meeting of the Company Board of Directors is held, subject to indexation provided for under the Agreement, within seven calendar days after the meeting of the Board of Directors of the Company was held.

The amount of remuneration paid to the Chairman (Deputy Chairman) for each meeting at which he/she acted as Chairman of the Board of Directors shall be increased by 50%.

Members of the Board of Directors shall be paid an additional remuneration if the General Meeting of Company Shareholders adopts a resolution to pay out dividends on ordinary shares in the Company for the fiscal year (with regard for interim dividends, if a relevant resolution was adopted by the General Meeting of Company Shareholders).

Members of the Board of Directors shall be paid an additional remuneration in the event of an increase in the amount of market capitalization of the Company during the term of the Board of Directors.

Information on the types of remuneration, including wages, bonuses, commission fees, privileges and/or compensations for expenses, as well as other pecuniary provisions paid by the Issuer during the latest completed fiscal year:

The Issuer’s management body	Type of remuneration	2008, roubles
Board of Directors	Remuneration for participation in meetings	10,181,387.59
	Wages	-
	Bonuses	-
	Commission fees	-
	Benefits and/or compensations for expenses	-
	Other remunerations	-

This fiscal year, remunerations and compensations to the members of the Issuer’s Board of Directors are paid in accordance with the Regulations on Payment of Remuneration and Compensation to Members of the Board of Directors of JSC RusHydro, approved by the Annual General Meeting of Shareholders of JSC RusHydro (Minutes No. 1 of 26 June 2008).

The Issuer has made no additional agreements with members of the Board of Directors regarding payment of remunerations or other pecuniary provisions this fiscal year.

Remuneration for Members of the Management Board

In fiscal 2008, remunerations and compensations to members of the Issuer’s Management Board were paid in accordance with the terms and conditions of employment contracts and the Regulations on Material Incentives for Top Managers of JSC RusHydro, approved by resolution of the Company Board of Directors on 21 June 2007 (Minutes No. 34 of 21 June 2007).

Information on the types of remuneration, including wages, bonuses, commission fees, privileges and/or compensations for expenses, as well as other pecuniary provisions paid by the Issuer during the latest completed fiscal year:

The Issuer’s management body	Type of remuneration	2008, roubles
Management Board	Wages	29,294,217.55
	Bonuses	28,053,221.94
	Commission fees	-
	Benefits and/or compensations for expenses	2,212,400.00
	Other remunerations	-

This fiscal year, remunerations and compensations to members of the Issuer’s Management Board are also paid in accordance with the terms and conditions of employment contracts and the Regulations on Material Incentives for Top Managers of JSC RusHydro, approved by resolution of the Company Board of Directors on 21 June 2007 (Minutes No. 34 of 21 June 2007).

The Issuer has made no additional agreements with members of the Management Board regarding payment of remunerations or other pecuniary provisions this fiscal year.

6.4. Information on the structure and competencies of the bodies supervising the Issuer’s financial and business performance

The structure and competencies of the bodies supervising the Issuer’s financial and business performance are specified in Article 20 of the Issuer’s Articles of Association:

“20.1. The Company’s Internal Audit Commission shall be elected annually by the General Meeting of Shareholders to exercise control over the financial and economic activities of the Company.

The Internal Audit Commission shall consist of 5 (five) members.

20.2. By decision of the General Meeting of Shareholders the powers of all and any members of the Internal Audit Commission of the Company may be early terminated.

In the event of the Company’s Internal Audit Commission or any of its members being elected at an extraordinary General Meeting of Shareholders, the Internal Audit Commission shall be deemed elected for a period up to the date of the Annual General Meeting of Shareholders.

20.3. The Company’s Internal Audit Commission shall have the competence to:

(1) confirm the reliability of information contained in the annual report, balance sheet, and the profit and loss account of the Company;

(2) analyze the financial condition of the Company, identify existing reserves for improving the financial condition of the Company, and develop recommendations for the management bodies of the Company;

(3) organize and conduct audits of the financial and economic activities of the Company, in particular:

audits of financial, accounting, payment-and-settlement and other documents of the Company related to its financial and economic activities in respect of its compliance with the laws of the Russian Federation, these Articles of Association and internal documents of the Company;

control over the preservation and use of fixed assets;

control over compliance with the established procedure for charging insolvent debtors’ liabilities to the losses of the Company;

control over the Company’s expenditures in accordance with the approved financial documents of the Company;

control over formation and use of the reserve fund and other specialized funds of the Company;

checking if dividends on the Company’s shares, interest on bonds and return on other securities are correctly and timely calculated and paid;

checking if earlier prescriptions to remedy violations or defects revealed by previous audits have been satisfied;

other actions (measures) related to the audits of financial and economic activities of the Company.”

Information on the system of internal audit of the Issuer’s financial and business performance: Information on the internal audit service, its term of office and key personnel:

The Issuer’s Internal Audit and Risk Management Department (hereinafter referred to as the Department) was established by JSC RusHydro Management Board Chairman Order No. 73 of 28 March 2007 on the Approval of the Organizational Structure of JSC RusHydro.

As of the Prospectus approval date, the Department’s term of service was 11 (eleven) full months.

The key officer of the Department is its head – Zakharov, Vadim Anatolyevich.

Main functions of the internal audit service:

In accordance with the Regulations on the Internal Audit and Risk Management Department approved by the Issuer’s Board of Directors (Minutes No. 38 of 15 August 2007), the main goals and objectives of the Department shall be as follows:

•	exercising control over compliance of the financial and business transactions entered into by the Company, its branches or structural subdivisions with the Company’s interests;

•	verification of the Company’s bookkeeping and operation-related information submitted by subdivisions of the Company’s management structure or the Company’s branches;

•	arrangement of the Company’s property auditing;

•

evaluation and analysis of the Company’s financial standing in the aggregate and that of the Company’s branches or structural subdivisions according to the directions issued by the Chairman of the Company’s Management Board;

•	exercising control over transactions of interest and material transactions;

•	monitoring procedures for internal control over the Company’s operation and analysis of the Company’s internal control system efficiency;

•	development and introduction of methodologies for internal control system arrangement in the Company, the Company’s branches and structural subdivisions;

•	identification, classification and analysis of risks connected with financial and economic activities, drafting proposals on the risk mitigation;

•	cooperating with the Company’s Internal Audit Commission and outside auditors;

•

timely provision of information to the Chairman of the Company’s Management Board on the detected deviations or violations in the Company’s operation and submitting proposals on rectification of deviations or elimination of violations in the Company’s operation detected as a result of inspection and monitoring violations and drawbacks, and provision of recommendations on management efficiency upgrading;

•

analysis and development of arrangements aimed at upgrading efficiency and productivity of the Company’s financial and economic activities, assessment of applicability of the approved standards, regulations and techniques practiced in the Company;

•	exercising internal control in the Company’s subsidiaries and dependent companies (SDCs) through the SDCs Internal Audit Commissions;

•	arrangement of cooperation with the Accounts Chamber of the Russian Federation and other governmental agencies of financial control;

•	cooperating with the Audit Committee under the Company’s Board of Directors;

•

exercising control over the Board of Directors members’, the Company’s management bodies’ and other officers’ complying with norms of the effective legislation and special requirements provided for in the Company’s internal documents for the purposes of preventing conflict of interests and constraining insider information abuse.

Accountability of the internal audit service, cooperation with the executive bodies of the Issuer’s management system and the Issuer’s Board of Directors, interaction between the internal and external audit services of the Issuer:

In accordance with the Regulations on the Department, this structural subdivision shall be guided by:

•	resolutions of the Company’s Board of Directors;

•	resolutions of the Company’s Management Board, orders and directions issued by the Chairman of the Company’s Management Board.

The organizational structure and the staffing table of the Department shall be approved by the Chairman of the Company’s Management Board.

Head of the Department shall be appointed and dismissed by the Chairman of the Company’s Management Board.

Main objectives and functions of the Department shall be as follows:

•

evaluation and analysis of the Issuer’s financial standing in the aggregate and that of the Issuer’s branches or structural subdivisions according to the directions issued by the Chairman of the Issuer’s Management Board;

•	cooperating with the Issuer’s Internal Audit Commission and outside auditors;

•

timely provision of information to the Chairman of the Company’s Management Board on the detected deviations or violations in the Company’s operation and submitting proposals on rectification of deviations or elimination of violations in the Company’s operation detected as a result of inspection and monitoring violations and drawbacks, and provision of recommendations on management efficiency upgrading;

•	cooperating with the Audit Committee under the Issuer’s Board of Directors;

•

exercising control over the Board of Directors members’, the Company’s management bodies’ and other officers’ complying with norms of the effective legislation and special requirements provided for in the Company’s internal documents for the purposes of preventing conflict of interests and constraining insider information abuse.

To fulfil the assigned functions, the Department shall employ the following procedures for internal control over the Company’s activities:

•

analysis of the results obtained through the Company auditing, exercising control over drafting and implementation of action plans aimed at remedying violations detected in the course of audit inspections;

•

consideration under instructions of the Chairman of the Company’s Management Board, the Management Board or the Board of Directors of draft resolutions to be issued by the Company’s governing bodies to verify their compliance with the Company’s financial and economic interests;

The head of the Company’s Department shall:

•

submit proposals to the Chairman of the Management Board and to the Audit Committee under the Company’s Board of Directors on the basic lines of the Department activities for the current period and for a long term;

•

exercise control over execution of the orders issued by the Chairman of the Management Board, resolutions of the Company’s Management Board, Board of Directors, recommendations and instructions given by the Company’s Auditor and the Audit Committee under the Company’s Board of Directors;

•	submit proposals to the Chairman of the Company’s Management Board on rewarding the Department employees or imposing disciplinary penalties for poor workmanship;

•	submit proposals to the Chairman of the Management Board on appointment, rotation or dismissal of the Department employees;

•	submit proposals to the Chairman of the Audit Committee under the Company’s Board of Directors on considering any issues referred to the Committee’s competence;

•	represent the Company’s interests on the basis of the Power of Attorney issued by the Chairman of the Management Board.

The head of the Department shall:

•	submit written reports on the Department’s operation to the Chairman of the Company’s Management Board in accordance with the Chairman’s instructions and according to Article 6 hereof;

•	keep the Audit Committee under the Company’s Board of Directors or, in its absence, the Company’s Board of Directors informed about detected material violations;

•	once (1) a quarter submit information (report) according to the attached form to the Audit Committee under the Company’s Board of Directors.

The head of the Department shall draw up an operation plan for the Department on the basis of his/her own proposals, those provided by the Company’s Board of Directors (represented by the Audit Committee under the Company’s Board of Directors), the Chairman of the Company’s Management Board and the Company’s Internal Audit Commission. The operation plan for the Department shall be approved by the Chairman of the Company’s Management Board.

The Department shall draw up a report on the monitoring of the Company’s financial and economic operation and submit it for consideration to the Chairman of the Company’s Management Board and the Company’s Management Board.

The semi-annual reports shall be submitted for consideration to the Chairman of the Company’s Management Board. The annual reports shall be submitted for consideration to the Audit Committee under the Company’s Board of Directors.

In accordance with the Regulations on the Internal Audit and Risk Management Department, an important function of the Department is cooperation with outside auditors of the Company The Department shall analyze the results of audits of the Company’s activities, exercise control over drafting and implementation of action plans aimed at remedying violations detected in the course of audit inspections; the head of the Department shall exercise control over the execution of instructions given by the Company’s Auditor.

Information on the Issuer’s internal document establishing rules for preventing confidential (insider) information abuse:

Regulations on the Insider Information of JSC RusHydro were approved by the Company Board of Directors, Minutes No. 68 of 01 December 2008.

The full text of the effective Regulations on the Insider Information of JSC RusHydro is available at:

http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie_ob_insajderskoj_informaczii_OAO_GidroOGK.pdf

6.5 Information about members of the bodies for control over the financial and economic activity of the Issuer

Information about members of the Auditing Committee of the Issuer

Kochanov Andrei Aleksandrovich

Year of birth	1972

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2005

JSC RusHydro, Leading Expert at the Department for Strategy and Development Projects

2005-2006

JSC HydroWGC MC, Principal Expert, Development Strategy Department

2006-2007

JSC Boguchanskaya HPP, Deputy General Director for Economics

2007

JSC RusHydro MC, Leading Expert, Internal Audit and Risk Management Department

2008 – to date

JSC RusHydro, Head of the Department for the Organization and Execution of Control Measures in the Companies, Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Tikhonova Maria Gennadyevna

Year of birth	1980

Educational background	Volgo-Vyatskaya Academy of State Service, graduated in 2002, majoring in management; Higher School of Economics, MBA Finance Management Programme

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2003 – 2005

JSC Nizhnovenergo, Nizhegorodenergosbyr branch, engineer of the group for customer relations

2005 – 2008

Federal Energy Agency, Leading Expert, Chief expert – Deputy Head of Department for Legal Support and Property Relations in Rosenergo Fuel and Energy Complex

2008 – to date

Russian Federation Ministry of Energy, Department of Economic Regulation and Property|Relations in Fuel and Energy Complex – Head of section

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Gataulin Denis Vladislavovich

Year of birth	1978

Educational background	Higher education, Moscow State Institute of International Relations, year of graduation 2000

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2001-2005

JSC RAO UES of Russia, Leading Specialist, Principal Specialist of the Corporate Policy Department, Deputy Head of the Corporate Policy Department of Hydrogeneration Business Unit

2005

JSC RusHydro, Deputy Head of the Corporate Governance Department

2005-2007

JSC HydroOGK MC, Deputy Head of the Corporate Governance Department; Head of the Office of Corporate Audit and Financial Control in the Department of Assets and Business Processes; Head of the Office of Corporate Audit and Financial Control in the Department of Management and Control of Capital

2007 – to date

JSC RusHydro, Deputy Head of the Capital Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Kovaleva Marina Alexandrovna

Year of birth	1982

Educational background	Higher education Higher School of Economics State University, graduated in 2005 majoring in stock markets and finance management

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order	2004-2005 OJSC Rusich Center Bank, expert of the Precious Metals Department 2005 JSC International Bank of the Christ the Savior Cathedral (MBHSS), leading expert of the Precious Metals Department

2005-2009 JSC RusHydro, expert, leading expert, Chief of Section in Department of Investment Planning 2008 – to date Ministry of Energy of the Russian Federation

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Kolyada Andrei Sergeevich

Year of birth	1984

Educational background	Higher, in 2007 graduated from the State University of Management, specializing in corporate management

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2007 – 2008

Federal Property Management Agency, 1st grade expert of Fuel and Energy Property Unit of the Commercial Sector Companies Department

2008 – to date

Federal Property Management Agency, leading expert of Fuel and Energy and Coal Industry Unit of the Infrastructural Industries and Military Industrial Complex Companies Department;

Federal Property Management Agency, head expert of Fuel and Energy and Coal Industry Unit of the Infrastructural Industries and Military Industrial Complex Companies Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Information about officers of the Internal Audit and Risk Management Department

Zakharov Vadim Anatolyevich

Year of birth	1971

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2002-2004

Ministry of Transport of the Russian Federation, Head of the Supervision and Auditing, and Organization and Inspection Department

2004

Ministry of Transport of the Russian Federation, Advisor

2004-2006

JSC ZhASO Insurance Company, Deputy General Director for Economy and Finance

2007 – up to date

JSC RusHydro, Head of the Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Ukraintsev Petr Yurievich

Year of birth	1965

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2003-2005

CJSC Agroimpeks, General Director

2005-2007

JSC HydroWGC MC, Principal Expert, Design Group for the Boguchanskaya HPP

2007-2008

JSC RusHydro MC, Deputy Head of the Internal Audit and Risk Management Department

2008 – up to date

JSC RusHydro, Deputy Head of the Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Kochanov Andrei Aleksandrovich

Year of birth	1972

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2003-2004

JSC ARS-Consult, Head of the Department of In-House Quality Control

2004-2005

JSC RAO UES of Russia, Leading Expert at the Development Projects Department, BU Hydrogeneration

2005-2005

JSC RusHydro, Leading Expert at the Department for Strategy and Development Projects

2005-2006

JSC HydroWGC MC, Principal Expert, Development Strategy Department

2006-2007

JSC Boguchanskaya HPP, Deputy General Director for Economics

2007

JSC RusHydro MC, Leading Expert, Internal Audit and Risk Management Department

2008 – up to date

JSC RusHydro, Head of the Department for the Organization and Execution of Control Measures in the Companies, Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Batrakov Aleksandr Vladimirovich

Year of birth	1983

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

2005-2007

JSC Mosenergo, Leading Specialist, Principal Specialist, Deputy Head of Department for Wholesale Market Activities

2007

JSC MC RusHydro, Leading Specialist, Internal Audit and Risk Management Department

2008 – up to date

JSC RusHydro, Head of the Office of Corporate Risk Management, Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Kartsev Dmitrii Alekseevich

Year of birth	1975

Educational background	Higher education, Candidate of Science (Economics)

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

10.2000 – 06.2004

JSC RAO UES of Russia, Principal Specialist, Financial Audit Department

06.2004 – 07.2008

JSC RAO UES of Russia, Leading Expert, Internal Audit Department

07.2008 – up to date

JSC RusHydro, Principal Expert, Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Babaev Konstantin Vladimirovich

Year of birth	1983

Educational background	Higher education

Positions occupied in the Issuer and other organizations during the past 5 years and at present, in chronological order

08.2003-11.2006

LLC Raduga-HIT, Design Engineer

11.2006-03.2007

JSC Mosenergo, Principal Specialist, Office for WEM Activities

03.2007-02.2008

JSC Mosenergo, Commercial Dispatcher, Directorate for WEM Activities

02.2008-07.2008

JSC Mosenergo, Principal Specialist, Office for WEM Activities

07.2008 – up to date

JSC RusHydro, Principal Expert, Internal Audit and Risk Management Department

The share of this person in the authorized capital of the Issuer	Does not have any

The share of this person in the Issuer’ ordinary stock	Does not have any

The number of the Issuer’s shares of each category (type) that can be purchased by such person as the result of exercising the right regarding the Issuer’s options belonging to him	Does not have any

The share of this person in the authorized (reserve) capital (unit fund) of affiliated and associated companies of the Issuer	Does not have any

The shares of this person in the ordinary stock of an affiliated or associated company of the Issuer (for the affiliated or associated companies of the Issuer that are joint-stock companies)	Does not have any

The number of the shares of an affiliate or associated company of the Issuer in each category (type) that can be purchased by such person as the result of exercising the right regarding the options of this affiliate or associated company belonging to him

Does not have any

The character of any sibs with other members of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity	This person is not a sib for any other member of the Issuer’s management bodies and/or bodies for the control of the Issuer’s financial and economic activity

Information about prosecution of the member of the Issuer’s body for control of its economic and financial activity for administrative offences in the sphere of finances, taxes and dues, or security market or for criminal offences (record of conviction) in the sphere of economy or offences against the state

Has not been prosecuted

Information about positions of the member of the Issuer’s body for control of its economic and financial activity in the management bodies of commercial organizations in a period when bankruptcy procedures were initiated with respect to such organizations and/or one such procedure was launched as provided by the legislation of the Russian Federation bankruptcy laws

Has not occupied any such position

Elena Yevgenyevna Nikolayeva

Year of birth	1966

Education

Higher education. Graduated in 1990 from the Urals State University, faculty of mechanics and mathematics, faculty of political economy;

Graduated in 1992 from the University of Marburg, faculty of economics;

Graduated in 2004 from the Military Academy of the General Staff of the Russian Armed Forces, higher academic courses in “Defense and Security of the Russian Federation”

Posts held at the Company (the Issuer) and other organizations in the past five years and currently in chronological order

2002-2005

State Conversion Fund, Chairman

June 2005 – June 2008

CJSC Atomstroyexport, President

January 2008 – June 2008

OJSC Atomenergoprom, Deputy Director

June 2008 to present

Energy Minister of the Russian Federation

The person’s stake in the Issuer’s authorized capital	None

The proportion of the Issuer’s ordinary shares held by such person	None

The quantity of the Issuer’s shares of each category (class), which the person may acquire through the exercise of the person’s option rights	None

The person’s stake in the authorized (share) capital (unit fund) of the Issuer’s subsidiaries and dependent companies	None

The proportion of ordinary shares held by the person in a subsidiary or a dependent company of the Issuer (for the Issuer’s subsidiaries and dependent companies that are joint stock companies)	None

The quantity of shares of each category (class) in a subsidiary or a dependent company of the Issuer, which the person may acquire through the exercise of the person’s option rights to shares of the Issuer’s subsidiary or dependent company

None

The nature of any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities	The person does not have any kinship with other persons that are members of the Issuer’s management bodies and/or the bodies of control over the Issuer’s financial and economic activities

Information on penalties for offences in the sphere of finances, taxes, the securities market or criminal liability (record of conviction) for crimes in the economic sphere or crimes against government

No record of such offences

Information on posts held in the management bodies of commercial organizations during the period when bankruptcy proceedings were instituted against these organizations and/or one of the bankruptcy procedures stipulated by the law of the Russian Federation on bankruptcy (insolvency) was introduced in relation to such organizations

The person did not hold any such posts

6.7. Data on the number and summary data on the education and composition of employees (workers) of the Issuer and on changes in the number of employees (workers) of the Issuer

Data on the Issuer’s average number of employees (workers), as of the end of each completed fiscal year:

Characteristic	31.12.2005	31.12 2006	31.12.2007	31.12.2008
Average number of employees, persons	29	59	262	5512.44
The percentage of college-educated employees, %	98	100	78	56.18
The amount of money paid as wage, rub.	46,606,300	33,991,000	286,318,100	3,150,601,115
The amount of money chnnelled for social security, rub.	0	0	2,201,000	327,772,413
Total amount of money spent, rub.	46,606,300	33,991,000	288,519,100	3,249,995,535

The increase in the indices in 2008 relative to 2007 is due to the Issuer’s restructuring in the form of consolidation of subsidiaries and associates with the Issuer, resulting in that these subsidiaries and associates became branches of JSC RusHydro and their employees entered the staff of JSC RusHydro.

The officers that exercise a significant influence on the financial and business activity of the Issuer (key officers) are:

Acting Chairman of the Issuer Management Board: Zubakin Vasily Aleksandrovich (his personal data are given in item 6.2. of the Issue Prospectus);

The Issuer’s Chief Accountant: Otto Olga Valentinovna (her personal data are given in item 1.6 of the Issue Prospectus).

The Issuer’s employees did not establish a trade union committee between the time when the Issuer was registered as a legal entity and 31.12.2008. As a result of the consolidation of subsidiaries and associates with the Issuer in the process of the Issuer’s restructuring the employees of such subsidiaries and associates entered the staff of the Issuer, still remaining members of various trade unions created in the subsidiaries and associates before their consolidation with the Issuer.

6.8. Information about any liabilities of the Issuer to its employees (workers) regarding their possible participation in the authorized (reserve) capital (unit trust) of the Issuer

The Issuer is not under any obligation to the employees (workers) nor has any agreements regarding their possible participation in the authorized (reserve) capital (unit trust) of the Issuer (acquisition of the Issuer’s shares), including any agreements that involve the issue or giving the Issuer’s options to its employees (workers).

Information on granting or the possibility granting Issuer’s options to the staff (employees) of the Issuer

The Board of Directors of the Issuer approved on 18 May 2007 Basic Provisions of the option programme (Option Programme) in which top managers and other employees of the Issuer may take part. Option Programme provides for granting members of the Issuer Management Board and other key personnel of the Group option for shares at the established selling price. In 2007 for the purposes of the Option Programme JSC RusHydro placed a block of shares to the value of 1.16% of the current authorized capital of JSC RusHydro.

VII. Information about the Issuer’s participants (shareholders) and transactions of interest effected by the Issuer

7.1. Information about the total number of the Issuer’s shareholders (participants)

Total number of the Issuer’s participants as of the reporting period end date: 311 936.

Total number of the entities registered in register of shareholders as of the reporting period end date: 311 936.

The total number of the Issuer’s nominee shareholders: 39.

7.2. Information about the Issuer’s participants (shareholders) holding at least 5 percent of the Issuer’s authorized (reserve) capital (unit trust) or at lest 5 percent of the Issuer’s ordinary shares, and information about such entities’ participants (shareholders) of holding at least 20 percent of the authorized (reserve) capital (unit trust) or at least 20 percent of their ordinary shares

Information about the Issuer’s participants (shareholders) holding at least 5 percent of the Issuer’s authorized (reserve) capital (unit trust) or at lest 5 percent of the Issuer’s ordinary shares as of the reporting period end date:

Full and brief business names	The Russian Federation represented by the Federal Agency for State Property Management

Identification number	7710723134

Location	9 Nikolsky Lane, Moscow, 103865 Russia

The share of participant (shareholder) in the Issuer’s authorized capital	60.3823%

Percentage of the Issuer’s ordinary shares held by the participant	60.3823%

Entities holding at least 20 percent of the authorized (reserve) capital (unit trust) or at least 20 percent of the given entity’s (shareholder’s) ordinary shares – non-existent.

The Issuer’s shares accounting for at least 5 percent of the Issuer’s authorized capital and at least 5 percent of the Issuer’s ordinary shares registered in the Issuer’s shareholder register in favour of nominee shareholders:

Full and brief company names	Close Joint Stock Company Depositary and Clearing Company (CJSC DCC)

Location	Building B, 31 Shabolovka St., 115162 Moscow, Russia

Phone and fax numbers, e-mail address	Phone/fax: (495) 956-09-99, 411-83-38, 232-68-04, 411-83-37, E-mail address: dcc@dcc.ru

License number, date of issue, and validity term of the license of a professional market participant, license issuing authority	License # 177-06236-000100 to perform depository operations of a professional market participant issued on 9.10.2002, by RF Federal Commission on the Securities Market for an indefinite term

Number of the Issuer’s ordinary shares registered in the shareholders register in favour of a nominee shareholder	25,5192,700,100

Full and brief company names	Close Joint Stock Company National Depositary Center (NDC)

Location	Building 2, 2 Paveletskaya Square, Moscow, Russia

Phone and fax numbers, e-mail address	Phone: (495) 234-42-80, Fax: (495) 956-09-38, e-mail address: info@ndc.ru

License number, date of issue, and validity term of the license of a professional market participant, license issuing authority	License to perform depositary operations # 177-03431-000100, issued on 4.12.2000 by the Federal Service for Financial Markets for an indefinite term
Number of the Issuer’s ordinary shares registered in the shareholders register in favour of a nominee shareholder	23,400,766,376

Full and brief company names	ING BANK (EURASIA) CJSC (CLOSE JOINT STOCK COMPANY)

Location	36 Krasnoproletarskaya St., 127473 Moscow, Russia

Phone and fax numbers, e-mail address	Phone: +7 495 755 5400 Fax: +7 495 755 5499 e-mail address: russia@ingnank.com

License number, date of issue, and validity term of the license of a professional market participant, license issuing authority	License for exercising depository activity no. 177-03728-000100, issued by the Federal Commission for Securities Market for an indefinite term

Number of the Issuer’s ordinary shares registered in the shareholders register in favour of a nominee shareholder	29,682,678,158

7.3. Information about the share of the government or municipal entity in the Issuer’s authorized (reserve) capital (unit trust) and availability of special right (gold share)

Share in the Issuer’s capital held by the government (federal): 60.3823%

Name of the entity managing the government’s share package and the entities performing functions of the Issuer’s shareholder on behalf of the Russian Federation: Federal Agency for State Property Management (Rosimushchestvo).

Location of the entity managing the government’s share package and the entities performing functions of the Issuer’s shareholder on behalf of the Russian Federation: 9 Nikolsky per., 103865 Moscow, Russia.

The share of the Issuer’s capital held by the Russian Federation constituents:

Name of the entity managing the share package held by the Russian Federation constituent and the entity performing functions of the Issuer’s shareholder on behalf of the Russian Federation constituent

Location of the entity managing the share package held by the
Russian Federation constituent and the entity performing
functions of the Issuer’s shareholder on behalf of the Russian
Federation constituent

		Share in the Issuer’s authorized capital, %
Ministry of Property Relations for the Moscow Region	54 Yubileiny Avenue, 143969 Reutov, the Moscow Region	0.000001

The Chukotka Autonomous District represented by the Department for finance, economy and property relations for the Chukotka Autonomous District as an authorized agency	2 Otke Street, 689000 Anadyr, the Chukotka Autonomous District	0.0047

Total share of the Issuer’s capital held by the Russian Federation constituents:		0.004701

Share in the Issuer’s authorized capital held by municipal entities:

Name of the entity managing the share package held by municipal authority and the entity performing functions of the Issuer’s shareholder on behalf of the municipal entity	Location of the entity managing the share package held by municipal authority and the entity performing functions of the Issuer’s shareholder on behalf of the municipal entity	Share in the Issuer’s authorized capital, %
Committee for Municipal Property Management of Zeya Town	217 Mukhina St., Zeya, Amur Region, 676246 Russia	0.0005
Ashilta Settlm. Administration	Ashilta Settlm. , Untsukulsky District, Republic of Dagestan, 368240 Russia	0.0024
Administration of Verkhny Chiryurt-Gelbakh Settlm.	Verkhny Chiryurt Settlm. , Izilyurtovsky District, Republic of Dagestan, 368100 Russia, 2-11-38	0.0145
Gergebil Settlm. Administration	Gergebil Settlm. , Gergebilsky District, Republic of Dagestan, 368250 Russia	0.0080
Gimry Settlm. Administration	Gimry Settlm. , Untsukulsky District, Republic of Dagestan, 368240 Russia	0.0208
Novo-Chirkei Settlm. Administration	Novochirkey Settlm. , Untsukulsky District, Republic of Dagestan, 368106 Russia	0.0187
Salta Settlm. Administration	Salta Settlm. , Gunibsky District, Republic of Dagestan, 368340 Russia	0.0016
Untsukul Settlm. Administration	Untsukul Settlm. , Untsukulsky District, Republic of Dagestan, 368240 Russia	0.0042
Chirkata Settlm. Administration	Chirkata Settlm. , Gumbetovsky District, Republic of Dagestan, 368933 Russia	0.0168
Chirkei Settlm. Administration	Chirkei Settlm. , Buinaksky District, Republic of Dagestan, 368114 Russia	0.0729
Administration of Bureisky District, Amur Region	Sovietskaya St. 49, Novobureisk Settl., Amur Region, 676701 Russia	0.0006
Administration of Stary Bavtugai Village Municipality, Kizilyurt Town, Republic of Dagestan	Omara Chokhskogo St. 1a, Stary Bavtugai Settlm. , Kizilyurt Town, Republic of Dagestan, 368101 Russia	0.0094
Administration of Settlement “Khvartikuninsky Village Soviet”	Khvartikuni Settlm. , Gergebilsky Distr., Republic of Dagestan, 368258 Russia	0.0080
Administration of Municipal entity Zubutly-Miatlinsky settlement board, Kizilyurt district, Republic of Dagestan	Lenina Street, Settlement Zubutly-Miatly, Kizilyurt district, Republic of Dagestan	0.0001
Municipal entity urban district, the town of Surgut presented by the Surgut Administration	8, Engelsa Street, Surgut HMAO-Yugra, 628408 Tyument region
Total share in the Issuer’s authorized capital held by municipal entities		0.1832

Special right for the participation of the Russian Federation, he Russian Federation constituents and municipal entities in the Issuer management (“golf share”) – unavailable

7.4. Information about restrictions to the participation in the Issuer’s authorized (reserve) capital (unit trust)

The Issuer’s Articles of Association do not introduce any restrictions on the number of shares held by an individual shareholder and/or their total face value, and/or the maximum number of votes granted to an individual shareholder.

Neither the legislation of the Russian Federation nor other laws or regulations of the Russian Federation impose any restrictions on the shares of foreign persons in the Issuer’s authorized capital.

Other restrictions on the participation in the Issuer’s authorized (reserve) capital (unit trust):

In accordance with Art. 9 (part II) of the Federal Law on Specifics of Electric Engineering Operation in the Transitional Period and Amendments to Some Legislative Acts of the Russian Federation, as well as on the Assuming Inoperative Some Legal Acts of the Russian Federation in the Context of Adoption of the Federal Law on Electric Power Industry in the Process of Restructuring of the Russian Open Joint Stock Company of Electric Power Industry and Electrification Unified Energy System of Russia, the share of the Russian Federation (if this share exceeds 50%) in the authorized capital of the joint stock companies that have ownership or other proprietary rights under federal laws of hydropower plants that are in operation as of the date when this Federal Law entries into force and in the authorized capital of entities (or their legal successors), with respect to which such joint stock companies are affiliates, shall not decrease.

7.5. Information about changes in the composition and size of the shares of shareholders (participants) of the Issuer holding not less than 5% of its authorized (reserve) capital (unit trust) or not less than 5% of its ordinary shares

Lists of the Issuer’s shareholders (participants) holding no less than 5% of the Issuer’s authorized (reserve) capital and no less than 5% of the Issuer’s ordinary shares as of the date of the list of persons eligible to participate in each General Meeting of Shareholders (Participants) of the Issuer held for each completed fiscal year preceding the date of approval of the Issue Prospectus, as the Issuer has conducted its business less than 5 years, according to the list of persons eligible to participate in each of such meetings:

In the 2005 and 2006 completed fiscal years of the activity of the Issuer JSC RAO UES of Russia was the sole participant of the Issuer and in virtue of Art. 47 (item 3) of the Federal Law on Joint Stock Companies the lists of persons eligible to participate in the General Meeting of Shareholders of the Issuer in this period were not compiled by the Issuer. The functions of the General Meeting of the Issuer’s Shareholders were exercised by the Management Board of JSC RAO UES of Russia, and starting 1 July, 2005, by the Board of Directors of JSC RAO UES of Russia. The list of persons eligible to participate in the General Meeting of the Shareholder of the Issuer was for the first time compiled by the Issuer as of 27.08.2007.

The date of preparation of the list of persons eligible to participate in each General Meeting	Full business name of the legal person or the surname, first name and patronymic of the natural person (abbreviated business name of the legal person)	The share of this person in the authorized capital of the Issuer, %	The share of this person in the Issuer’s ordinary stock, %
27 August 2007	Russian Open Joint Stock Company of Electric Power Industry and Electrification UES of Russia (JSC RAO UES of Russia)	96.27	96.27

In January 2008, the first stage of restructuring was completed, resulting in the reorganization of 20 JSC HPPs by consolidation with JSC RusHydro and a decrease in the share of JSC RAO UES of Russia in the authorized capital of JSC RusHydro to 77.93%.

The list of persons eligible to participate in the General Meeting of Shareholders of the Issuer compiled by the Issuer as of 15.05.2008

The date of preparation of the list of persons eligible to participate in the General Meeting	Complete business name of the legal person or the surname, first name and patronymic of the natural person (abbreviated business name of the legal person)	The share of this person in the authorized capital of the Issuer, %	The share of this person in the Issuer’s ordinary stock, %
15 May 2008	Russian Open Joint Stock Company of Electric Power Industry and Electrification UES of Russia (JSC RAO UES of Russia)	77.93	77.93

List of the entities entitled to participate in the Annual General Meeting of the Issuer’s shareholders drawn up by the Issuer as of 30.04.2009

Date of drawing up a list of the entities entitled to participate in each general Meeting	Full business name of legal entity or full name of physical person (brief business name of legal person)	Share in the Issuer’s authorized capital held by the entity (person), %	Percentage of the Issuer’s ordinary share held by the entity (person), %
April 30, 2009	The Russian Federation represented by the Federal Agency for State-owned Property Management	61.93	61.93

7.6. Information about related party transactions conducted by the Issuer

Characteristic	Reporting period
	2005	2006	2007	2008

The total number and the total volume, in terms of money, of related party transactions conducted by the Issuer during the reporting period requiring the approval of the authorized body of the Issuer (pieces/rub)

	0/0	0/0	27/839,542,524.54	68/451,048,346.72

The number and volume, in terms of money, of related party transactions conducted by the Issuer during the reporting period that were approved by the General Meeting of Participants (Shareholders) of the Issuer (pieces/rub)

	0/0	0/0	0/0	0/0

The number and volume, in terms of money, of related party transactions conducted by the Issuer during the reporting period that were approved by the Board of Directors (Supervisory Board) of the Issuer (pieces/rub)

	0/0	0/0	27/839,542,524.54	68/451,048,346.72

The number and volume, in terms of money, of related party transactions conducted by the Issuer during the reporting period that were not approved by the authorized body of the Issuer (pieces/rub)	0/0	0/0	0/0	0/0

Information about the Issuer’s related party transactions (groups of associated transactions) the price of which accounted for 5 and more percent of the book value of the Issuer’s assets, derived from the data in its financial statements as of the most recent balance sheet date prior to the transaction conducted by the Issuer for each completed fiscal year, as well as for the period up to the date of approval of the Issue Prospectus: no such transactions were conducted since the date of the Issuer’s registration as a legal person up to the date of approval of the Issue Prospectus.

Related party transactions (groups of associated transactions) that required approval, but were not approved by the authorized management body of the Issuer (no resolution to approve such transactions was adopted by the Board of Directors (Supervisory Board) or a General Meeting of Participants (Shareholders) of the Issuer, while such resolution was obligatory in accordance with the legislation of the Russian Federation): no such transactions were conducted.

7.7. Information about the amount of accounts receivable

Index	As of
	31.12.2005	31.12.2006	31.12.2007	31.12.2008
Total amount of accounts receivable (thousand rub)	588,503	22,636,097	48,449,768	70,025,616
The amount of overdue accounts receivable	-	-	-

Type of accounts receivable	Total as of 01.01.2009	Including by payment date		Total as of 01.07.2009	Including that by payment date
		Up to one year	Over one year		Up to one year	Over one year
The accounts receivable, purchases and customers thousand rub	3 387 203	3 386 573	630	5 820 178	5 754 519	65 659
Including overdue receivables, thousand rub	-	-	-	-	-	-
Receivables, promissory notes, thousand rub	-	-	-	-	-	-
Including overdue receivables, thousand rub	-	-	-	-	-	-
Receivables from participants (founders) on payments to the authorized capital, thousand rub	-	-	-	-	-	-
Including overdue receivables, thousand rub	-	-	-	-	-	-
Receivables on advance payments, thousand rub	3 615 140	2 073 279	1 541 861	3 320 971	3 034 126	286 845
Including overdue receivables, thousand rub	-	-	-	-	-	-
Other accounts receivable, thousand rub	63 023 273	54 798 567	8 224 706	71 742 611	63 595 297	8 147 314
Including overdue receivables, thousand rub	-	-	-	-	-	-
Total, thousand rub	70 025 616	60,258,419	9,767,197	80,883,760	72,383,942	8,499,818
Including total overdue receivables, thousand rub	-	-	-	-	-	-

Information about the Issuer’s debtors accounting for at least 10% of the total amount of the Issuer’s accounts receivable for the last completed reporting period prior to the date of the Securities Prospectus approval:

1.

Full and brief business names	Open Joint Stock Company Zagorskaya PSPP-2, OJSC Zagorskaya PSPP-2

Location:	100 Bogorodskoe Settl., Sergievo-Posadsky District, Moscow Region, 141342 Russia

Total accounts receivable, thousand rub	14,965,163

The size and terms of the overdue accounts receivable (interest rate, penalty provisions, fines):	Overdue accounts receivable: none

As of 30.06.2009, the debtor was the Issuer’s affiliated entity.

The Issuer’s share in the authorized (reserve) capital (unit fund) of the as of 30.06.2009: 100%.

Percentage of the affiliated entity’s ordinary shares held by the Issuer as of 30.06.2009: 100%.

The affiliated entity’s share in the Issuer’s authorized capital: 0%.

Percentage of the Issuer’s ordinary shares held by the affiliated entity: 0%.

2.

Full and brief business names	Limited Liability Company Power Engineering Index HydroOGK, OJSC Power Engineering Index - HydroOGK

Location:	Building 3, 101 Vernadsky Avenue, 119526 Moscow, Russia

Total accounts receivable, thousand rub	13,841,781

The size and terms of the overdue accounts receivable (interest rate, penalty provisions, fines):	Overdue accounts receivable: none

As of 30.06.2009, the debtor was the Issuer’s affiliated entity.

The Issuer’s share in the authorized (reserve) capital (unit fund) of the affiliated entity as of 30.06.2009: 100%.

The affiliated entity’s share in the Issuer’s authorized capital: 0.64%.

Percentage of the Issuer’s ordinary shares held by the affiliated entity: 0.64%.

3

Full and brief business names	Open Joint Stock Company OJSC Boguchanskaya HPP

Location:	Kodinsk, Kezhemsky district, 663491 Krasnoyarsk territory

Total accounts receivable, thousand rub	9,433,605

The size and terms of the overdue accounts receivable (interest rate, penalty provisions, fines):	Overdue accounts receivable: none

As of 30.06.2009, the debtor was not he Issuer’s affiliated entity.

VIII. The Issuer’s financial statements and other financial information

8.1. The Issuer’s annual financial statements

The financial (accounting) statements of the Issuer are formed in accordance with the accountancy and reporting requirements now in force in the Russian Federation, in particular, the Federal Law No. 129-FZ of 21 November 1996 on Accountancy, Regulations on Accountancy “Accounting Policy of an Organization” PBU  1/98 approved by the Order of the Ministry of Russian Federation No. 60n of 9 December 1998, Regulations on Maintenance of Accounting Records and Reporting in the Russian Federation, approved by the order of the Ministry of Finance No. 34n of 29 July 1998, the order of the RF Ministry of Finance No. 67-N of 22 July 2003 on the Forms of Accounting Reporting in Organizations, circular letters and regulations of JSC RAO UES of Russia, International Financial Reporting Standards.

Annual financial (accounting) statements of the Issuer are presented for 2005, 2006, and 2007 completed financial years because the Issuer was registered as a legal entity on 26 December 2004. Annual accounting statements of the Issuer prepared in accordance with the legislation of the Russian Federation are given in Appendices II – IV to this Securities Prospectus.

The Issuer’s annual financial reporting includes:

1.	Accounting balance-sheet (Form No. 1);

2.	Profit and loss report (Form No. 2);

3.	Statement of changes in equity capital (Form No. 3);

4.	Cash flow statements (Form No. 4);

5.	Appendix to accounting balance-sheet (Form No. 5);

6.	Explanatory note to accounting balance-sheet and profit and loss report;

7.	Review report of the auditors.

The combined and consolidated financial statements drawn up in compliance with the international financial reporting standards (IFRS) over three years (2008,2007 and 2006) are provided in Appendix V to this Securities Prospectus.

8.2. The Issuer’s financial statements for the last completed reporting year-quarter

A) The Issuer’s quarterly non-audited financial (accounting) statements are provided for the first half-year of 2009. The Issuer’s quarterly non-audited financial (accounting) statements prepared in accordance with the legislation of the Russian Federation are provided in Appendix VI to this Securities Prospectus.

The Issuer’s non-audited financial (accounting) statements for the first half-year of 2009 attached to this Securities Prospectus include:

Accounting balance-sheet (Form No. 1);

Profit and loss report (Form No. 2);

B) As of the date of this Securities Prospectus approval, the Issuer’s quarterly financial statements to be prepared in compliance with international financial reporting standards or the US generally accepted accounting principles have not been drawn up for the first half-year of 2009 have not been drawn up.

8.3. Consolidated accounts of the Issuer for the three recent completed fiscal years or for each completed fiscal year:

The Issuer does not prepare consolidated financial statements in accordance with RF legislation because the Issuer has prepared consolidated financial statements in accordance with IFRS for 2005 (included in Appendix VI) and combined and consolidated financial statements in accordance with IFRS for 2006-2007 (included in Appendices VII, VIII), which is equivalent to the criteria of para. 8 in Recommended Practices for the Preparation and Submittal of Consolidated Financial Statements, approved by the Order of RF Ministry of Finance No. 112 of 30 December 1996.

Nonaudited consolidated interim financial information of the Issuer prepared in accordance with the International Financial Reporting Standards (IFRS) 34, for the period ended 30 June 2008 is given in Appendix IX to this Securities Prospectus.

8.4. Information about the Issuer’s accounting policy:

Accounting policy for 2006

JSC RusHydro Accounting Policy Regulations for 2006 were approved by the Order of JSC RusHydro No. 129 of 30 December 2005, amendments were introduced by the Order No. 57 of 11 May 2006 and by the Order No. 111 of 26 July 2006 on the Introduction of Amendments to JSC RusHydro Order No. 129 of 30 December 2005 on the Accounting Policy of JSC RusHydro.

The text of the Regulations on the Accounting Policy of the Issuer for the purposes of accounting for 2006 and Regulations on the Accounting Policy for the Purposes of Taxation for 2006 are given in Appendix I to this Prospectus.

Accounting policy for 2007

JSC RusHydro Accounting Policy Regulations for 2007 were approved by the Order of JSC RusHydro No. 241 of 29 December 2006, amendments were introduced by the Order No. 199 of 3 August 2007 and by the Order No. 335 of 8 October 2007 on the Introduction of Amendments to JSC RusHydro Order No. 241 of 29 December 2006 on the Accounting Policy of JSC RusHydro.

The text of the Regulations on the Accounting Policy of the Issuer for the purposes of accounting for 2007 and Regulations on the Accounting Policy for the Purposes of Taxation for 2007 are given in Appendix I to this Prospectus.

Accounting policy for 2008

JSC RusHydro Accounting Policy Regulations for 2008 were approved by the Order of JSC RusHydro No. 504 of 29 December 2007 and shall be applied taking into account the amendments introduced by the Order No. 419 of 18 July 2008 on the Introduction of Amendments to JSC RusHydro Order and No. 504 of 29 December 2007 on the Accounting Policy of JSC RusHydro for 2008.

The text of the Regulations on the Accounting Policy of the Issuer for the purposes of accounting for 2008 and Regulations on the Accounting Policy for the Purposes of Taxation for 2008 are given in Appendix I to this Prospectus.

Accounting policy 2009

Regulations on OJSC RusHydro Accounting Policy for 2009 were approved by OJSC RusHydro Order No. 869 as of 30.12.2008.

Regulations on the Issuer’s Accounting Policy for accounting purposes for 2009 and Regulations on the Issuer’s Accounting Policy for taxation purposes for 2009 are provided in Appendix I to this Prospectus.

8.5. Information on the total exports amount and the exports share in total sales

The Issuer does not export any products (goods, work or services) beyond the borders of the Russian Federation.

8.6. Information about the Issuer’s real estate value and material changes in the Issuer’s property after last completed financial year end-date

Information about the real estate value as of 31.12.2008:

Real estate	Initial (replacement) value, thous. rub	Accrued depreciation, thous. rub
Buildings	34,763,403	569,826
Hydropower facilities	160,718,886	2,610,147
Other facilities	10,049,737	379,339
Total:	205,532,026	3,559,312

Information about the real estate value as of 30.06.2009:

Real estate	Initial (replacement) value, thous. rub	Accrued depreciation, thous. rub
Buildings	41,886,566	1,068,781
Hydropower facilities	161,100,294	4,029,042
Other facilities	5,221,302	387,214
Total:	208,208,162	5,485,036

Information on material changes in the Issuer’s property composition during 12 months before this Securities Prospectus approval date:

No material changes in the Issuer’s property composition have taken place during 12 months before this Securities Prospectus approval date

Information on any acquisition or withdrawal for any reasons of any (except for real estate) Issuer’s property when the book value of such property exceeded 5 percent of the Issuer’s fixed assets book value, and information on any material, in the Issuer’s, opinion, changes in the Issuer’s property composition occurred within the period from the last completed financial year end-date till the date of this Securities Prospectus approval:

No acquisition or withdrawal of the Issuer’s property with book value exceeding 5 percent of the Issuer’s fixed assets book value, neither any other material changes in the Issuer’s property composition occurred within the period from the last completed financial year end-date till the date of this Securities Prospectus approval:

8.7. Information about the Issuer’s participation in court proceedings when such participation might significantly affect the Issuer’s financial and business performance

Over the period of the Issuer’s existence, that is, from 26.12.2004 till the date of the reporting period completion, the Issuer did not participate in any court proceedings that might significantly affect the Issuer’s financial and business performance

IX. Detailed information on the procedure for and the terms of equity securities placement

9.1. Information on securities subject to placement

9.1.1. General information

Type, category (class) of securities: ordinary shares.

Par value: 1 (one) rouble.

Amount of securities subject to placement: 19,000,000,000 (nineteen billion) shares.

Amount of securities subject to placement at par value: 19,000,000,000 (nineteen billion) shares with a par value of 1 rouble each worth a total of 19,000,000,000 (nineteen billion) roubles at par.

Form of securities subject to placement: registered uncertified shares.

Information on the person keeping the register of the holders of the Issuer’s registered securities is disclosed in clause 10.6 of the Securities Prospectus.

Rights granted by each security from the issue:

In accordance with clause 6.2 of the Issuer’s Articles of Association: “Each ordinary registered share in the Company shall provide the holder thereof with equal rights.

The holders of ordinary registered shares shall have the following rights:

(1) to take part in the Company’s General Meeting of Shareholders with a right to vote on all issues within its terms of reference in person or by proxy;

(2) to propose items for the General Meeting of Shareholders agenda according to the procedure established by the laws of the Russian Federation and these Articles of Association;

(3) to obtain information on the Company’s operations and inspect documents of the Company pursuant to Article 91 of the Federal Law on Joint-Stock Companies;

(4) to receive dividends as declared by the Company;

(5) the pre-emptive right to acquire additional shares and equity securities convertible into shares to be placed by subscription in proportion to the amount of shares of the same category (class) held by them;

(6) in the event of the Company’s liquidation, to receive part of its assets;

(7) to exercise other rights as provided for by the laws of the Russian Federation and these Articles of Association.”

The Issuer’s Articles of Association do not set limits on the maximum amount of votes held by one shareholder.

Method of securities placement: public offering.

Procedure for securities placement:

Shares shall be placed by the conclusion of contracts on the purchase of the securities subject to placement (hereinafter – the Share Acquisition Contracts).

Shares shall be placed among pre-emptive right holders in accordance with the procedure specified in item 8.5 of the Resolution on the additional issue of securities. Until expiry of the pre-emptive right period specified in item 8.5 of the Resolution on the additional issue of securities, securities may only be placed through the exercise of the pre-emptive right.

For the purpose of concluding share acquisition contracts beyond the exercise of the pre-emptive right, JSC RusHydro (herein after also – the Issuer, the Company) shall, not later than 10 (ten) days from the date of expiry of the pre-emptive right period (which is defined hereinafter), publish in the newswire of Interfax, and also post on the website at: http://www.rushydro.ru an invitation to an indefinite group of persons to make bids (offers) for the acquisition of securities (hereinafter – the Offer Invitation).

The timeframe for submitting offers for acquisition of securities (hereinafter – Offers):

Shares shall be placed with the participation of a professional securities market actor (Broker) providing stock placement services to the Issuer on the basis of a commercial services contract. One of the Brokers listed below is such an entity. Not later than the beginning of the period during which offers may be made for the acquisition of shares, the Issuer shall disclose the information, which of the indicated Brokers will be attracted for rendering shares placement services, by publishing it in the Interfax newswire and also on the website at: http://www.rushydro.ru.

The Issuer shall provide the Broker with a list of its stakeholders before the opening date of securities placement and also outline the persons from this list the transactions with which have been approved by the Issuer.

Offers may be submitted to the Issuer or the Broker in the period starting from the date of publication of the Offer Invitation in the newswire of Interfax, and on the website at: www.rushydro.ru and not later than 10 (ten) days after the date of publication of the Offer Invitation in the newswire of Interfax, and on the website at: www.rushydro.ru (hereinafter this period shall be referred to as the Offers Acceptance Period).

Prospective buyers of the securities subject to placement (hereinafter – the Buyers) may submit their offers on business days from 10:00 a.m. to 5:00 p.m. Moscow time to the Issuer at the following address: 34 Bolshaya Pochtovaya St., bldg. 8, Moscow, 105082, Russian Federation, OJSC Central Moscow Depositary, or the at Broker’s address.

Each Offer shall include the following information:

•	the headline: “Offer for acquisition of JSC RusHydro shares”;

•	the Buyer’s full business name (full name);

•	the Buyer’s taxpayer identification number (if available);

•	the Buyer’s place of residence (place of business);

•	for individuals – passport details (the date and place of birth, passport series and No., the date of issue and the issuing authority);

•

for legal entities – incorporation details (including for Russian legal entities – information on the state registration of the legal entity/entry in the Unified State Register of Legal Entities (the date, the registration authority, the No. of the corresponding certificate);

•	the offeror’s consent to acquire newly placed shares in an amount indicated in the offer at the offering price set in the Resolution on the additional issue of securities;

•	the amount of shares to be acquired. This amount of shares can be expressed by one of the following methods:

•	the exact amount of shares (in numerical expression) which the offeror undertakes to acquire;

•

the minimum amount of shares which the offeror undertakes to acquire. The minimum amount implies the offeror’s bid to acquire any amount of shares in an amount at least equalling the indicated minimum amount;

•

the maximum amount of shares which the offeror undertakes to acquire. The maximum amount implies the offeror’s bid to acquire any amount of shares in an amount not exceeding the indicated maximum amount;

•

the minimum and maximum amount of shares which the offeror undertakes to acquire. The minimum and maximum amount implies the offeror’s bid to acquire any amount of shares in an amount at least equalling the indicated minimum amount and not exceeding the indicated maximum amount;

•

information about the form of payment for the shares subject to placement (cash or non-cash), and in the event of non-cash payment for the shares – a list and characteristics of the non-cash means (property) (the list of non-cash means of payment for shares is determined by item 8.6 of the Resolution on the Additional Issue of Securities) of payment for shares, namely:

•

if movable property is used to pay for the shares: the name of the property, the approximate monetary estimate of the property in the Buyer’s opinion, with attachment of the inventory registration document (inventory card) of the property (if any);

•

if immovable property is used to pay for the shares: the name of the property, the approximate monetary estimate of the property in the Buyer’s opinion, with attachment of an abstract from the Unified State Register of Rights to Immovable Property and Transactions Therewith, issued not earlier than 30 days before the offer submission date;

•

if securities are used to pay for the shares: the type, category (class), form, par value of securities, quantity, state registration number of the securities issue, approximate monetary estimate of securities in the Buyer’s opinion;

•

if property rights are used to pay for the shares: the name of the property right, the approximate monetary estimate of the property right in the Buyer’s opinion, with attachment of a document identifying and substantiating the existence of the property right;

•

in the event of non-cash payment for the shares, the approximate monetary estimate of each non-cash object (object of civil rights) in the Buyer’s opinion is to be indicated, for which the Buyer undertakes to pay non-cash means for the shares subject to placement if the amount of monetary estimate of the said non-cash means determined by the Issuer’s Board of Directors matches the monetary estimate of such means indicated by the Buyer in the offer. The amount of monetary estimate can be indicated by the Buyer in numerical expression in the Russian Federation roubles by one of the following ways:

•	the precise amount which the Buyer obliges to pay for the shares;

•

the minimal amount which the Buyer obliges to pay for the shares. Indication of the minimal amount means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not less than the amount indicated by the Buyer;

•

the maximal amount which the Buyer obliges to pay for the shares. Indication of the maximal amount means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not more than the amount indicated by the Buyer;

•

the minimal and maximal amounts which the Buyer obliges to pay for the shares. Indication of the minimal and maximal amounts means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not less and not more than the amount indicated by the Buyer;

•

in the event of non-cash payment for the shares the offer shall contain the Buyer’s statement that the Buyer assumes the responsibility (or that the Buyer does not assume the responsibility) to pay for the securities in cash if the amount of monetary estimate of the property (non-cash means) determined in the prescribed manner by the Issuer’s Board of Directors does not correspond to the amount of monetary estimate indicated by the Buyer in the offer;

•

the No. of the Buyer’s personal/corporate account in the register of holders of the Issuer’s registered securities to transfer shares to. In the event that shares are to be credited to the nominee account in the register of holders of the Issuer’s registered securities – the full business name of the depositary (hereinafter – Depositary of the First Level), information on the depositary’s state registration (principal state registration No., the state registration authority, the date of state registration and the date of making an entry in the Unified State Register of Legal Entities), the No. of the Buyer’s custody account, the No. and the date of the depositary agreement concluded between the depositary and the Buyer (in respect of the securities subject to placement). If the Buyer’s custody account (in respect of the securities subject to placement) is kept by a nominee holder, which is, in turn, a depositor of the Depositary of the First Level, the offer shall indicate the full business name of the indicated nominee holder, state registration data of the nominee holder (hereinafter – Depositary of the Second Level) (principal state registration No., the state registration authority, the date of state registration and the date of making an entry in the Unified State Register of Legal Entities), the No. of the Buyer’s custody account, the No. and the date of the depositary agreement concluded between the depositary and the Buyer (in respect of the securities subject to placement), the full business name of the Depositary of the First Level, details of the inter-depositary agreement between the Depositary of the First Level and the Depositary of the Second Level (and so on this information shall be indicated up to the nominee holder where the Buyer has a custody account (in respect of the securities subject to placement)).

•	the Buyer’s bank details for the purposes of a refund;

•	contact data (postal address and fax with the indication of the international code, e-mail address) for the purpose of sending a reply concerning the offer acceptance.

An offer shall be signed by the Buyer (or the prospective buyer’s authorised person, with the original or a notarised copy of duly executed power of attorney or another document confirming the representative’s powers attached to the offer) and, for legal entities, shall include the impression of a seal (if available).

The offer shall be supplemented with:

•	for legal entities – notarised copies of documents of incorporation and documents substantiating the powers of the person authorised to act on behalf of the legal entity without power of attorney;

•	in the event of non-cash payment – the documents listed above for cases of payment for shares with non-cash means;

•	the offer may be supplemented with the provision of financial guarantees ensuring the fulfilment of the offeror’s obligation to pay for the shares if its offer is accepted by the Issuer;

•

if the law requires that the Buyer acquire the amount of shares indicated in the offer with the preliminary consent of the antimonopoly authority, the Buyer shall attach a copy of the antimonopoly authority’s approval to the offer.

•

if the law requires that the Buyer acquire the amount of shares indicated in the offer with the preliminary consent of the Buyer’s competent management body (the Board of Directors, the General Shareholders Meeting), the Buyer shall attach a copy of a relevant decision on approval to the purchase of the securities subject to placement.

The Issuer shall refuse to accept the offer, if it fails to meet the requirements provided for under Russian Federation law and the Resolution on the Additional Issue of Securities.

The Issuer shall refuse to accept the offer, if it fails to meet the requirements provided for under Russian Federation law and the Resolution on the Additional Issue of Securities.

The Issuer shall, pursuant to an analysis of the Register, send to the Buyers selected by the Issuer at its own discretion from among the bidders, replies on the acceptance of offers complying with the requirements set by clause 8.3 of the Resolution on the Additional Issue of Securities. Such replies shall indicate the amount of shares to be placed with the offeror.

The reply on accepting the offer shall be delivered to the Buyer personally or through its authorised representative or sent by mail and/or fax and/or e-mail address indicated in the offer not later than three (3) business days following the date the Issuer decides to accept the offer (hereinafter – the Acceptance Replies Sending Periods).

The offer acceptance decision may be made by the Issuer not later than twenty-two (22) days of expiration after the Offer Collection Period (hereinafter – the Acceptance Period). The Issuer may take the offer acceptance decision only with respect to the number of additional shares which were not placed at the moment of the offer acceptance decision making and were not subject for placement to a different or the same Buyer on the basis of an offer accepted by the Issuer earlier.

A share acquisition contract shall be deemed concluded as at the date the offeror (the offeror’s authorised representative) receives the offer acceptance reply from the Issuer.

In accordance with article 434 of the Russian Federation Civil Code, the share acquisition contract may be executed simultaneously on agreement between the parties as one document signed by the parties, in the number of copies approved by the parties.

The share acquisition contract according to which the acquired shares are paid for with immovable property is to be concluded in compliance with requirements of the civil legislation to immovable property transactions.

To sign a share acquisition contract the Buyer shall apply on work days from 10:00 to 17:00 Moscow time at the address: JSC RusHydro, 51, Arkhitektora Vlasova St., Moscow, Russian Federation. The contract shall be signed within the terms prescribed by the Resolution on the Additional Issue of Securities for the Acceptance Period and the Offer Acceptance Sending Period.

The Buyers that have received the Issuer’s reply about the acceptance of their offers shall pay for the shares in full within forty (40) days from the date of receiving the Issuer’s offer acceptance reply.

The cash payment obligation in respect of shares subject to placement shall be deemed discharged on the date the money is entered into the Issuer’s account indicated in item 8.6 of the Resolution on the Additional Issue of Securities.

The non-cash payment obligation in respect of shares subject to placement shall be deemed discharged on the date of transfer to the Issuer of the property indicated in the Resolution on the Additional Issue of Securities.

If the securities subject to placement are paid for by non-cash means, the Issuer’s Board of Directors shall, during the securities placement period and not later than fifteen (15) days from the moment of expiration of the offer acceptance period, in accordance with article 77 of the Federal Law on Joint-Stock Companies, make a monetary evaluation of the property submitted in payment for the shares of this additional issue in case of conclusion of a share acquisition contract. The Issuer’s Board of Directors may not consider the issue of making a monetary evaluation of property submitted in payment for the securities subject to placement if the Issuer has no intention to accept the Buyer’s offer.

Not later than five (5) days from the moment of the Board of Directors’ decision the Issuer shall inform the Buyer of the amount of monetary evaluation of the property made by the Board of Directors by sending a letter to the postal address and/or by fax and/or e-mail indicated in the offer. This letter addressed by the Issuer to the Buyer is not an offer acceptance.

In pursuance of the share acquisition contract, the Buyer shall remit funds to the Issuer’s settlement account indicated in item 8.6 of the Resolution on the Additional Issue of Securities, and in the event of non-cash payment for the shares – transfer property in payment for the shares in the manner prescribed by item 8.6 of the Resolution on the Additional Issue of Securities.

The shares subject to placement shall be fully paid for by their Buyers within the period determined by the Resolution on the Additional Issue of Securities and the share acquisition contracts and before the credit entries are made on the Buyers’

personal accounts in the system of shareholders’ registration of the Issuer (or the nominee holder indicted by the Buyer in the offer). The credit entries shall not be made on the Buyers’ personal accounts in the system of shareholders’ registration of the Issuer (or the nominee holder indicted by the Buyer in the offer) before the Opening Date and later than Closing Date for additional shares placement.

In the event of partial or complete default on the obligation to pay for the shares within the specified period, the Issuer shall have the right to waive its reciprocal obligation to transfer shares to the Buyer.

In the event that a Buyer fulfils partially its obligation to pay for the shares, the Issuer shall have the right to fulfil its reciprocal obligation to transfer the shares to the Buyer in an amount paid for by the Buyer.

In the event that a Buyer fulfils partially its obligation to pay for the shares or the Issuer completely refuses to fulfil its reciprocal obligation to transfer the shares, if the Buyer has not paid for the shares within the aforementioned time periods, the money (non-cash means) received as partial fulfilment of the obligation to pay for the shares or, correspondingly, all the money (non-cash means) paid by the Buyer for the shares shall be refunded to the Buyer via a bank transfer (in the prescribed manner) no later than sixty (60) business days from the Closing Date for shares placement in accordance with the bank details indicated in the offer (in the manner prescribed for return of non-cash assets to the owner). If the non-cash assets are immovable property, the Issuer shall return the immovable property not later than ninety (90) days from the Closing Date of securities placement in the manner prescribed for the cancellation of immovable property transactions.

The Issuer may not send a notification on complete refusal to fulfil its reciprocal obligation to transfer the shares (all shares or the shares not paid for by the Buyer, accordingly) to the Buyer, but this notification may be presented to the Buyer at the Issuer’s discretion for information purposes personally or through its authorised representative or sent by mail and/or fax and/or e-mail to the address indicated in the offer.

The Issuer’s obligation to transfer the securities subject to placement to the Buyer shall be considered fulfilled as of the moment when the credit entry is made to the personal account of the Buyer or the nominee holder indicated by the Buyer in the offer, matching the number of securities subject to placement.

The placement of additional shares to persons exercising a pre-emptive right to purchase additional shares shall be carried out in the manner prescribed by item 8.5 of the Resolution on the Additional Issue of Securities.

Until expiry of the pre-emptive right period stipulated by item 8.5 of the Resolution on the Additional Issue of Securities, securities may only be placed through the exercise of the pre-emptive right.

Amendment and/or cancellation of contracts concluded during the placement of shares shall be conducted in the manner prescribed by article 29 of the RF Civil Code.

A pre-emptive right of purchase of securities is granted during the placement of securities.

The securities are registered, and the register of their holders is kept by a registrar.

The person/entity to which the Issuer issues (sends) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the first holder (the registrar, depositary, first holder) and other terms and conditions for the issue of a transfer order: Not later than five (5) days from the closing date of payment for the securities prescribed by items 8.3 and 8.6 of the Resolution on the Additional Issue of Securities on condition of payment for the securities subject to placement by the buyer in the manner prescribed by item 8.6 of the Resolution on the Additional Issue of Securities; and not later than three (3) days from the Closing Date of securities placement, the Issuer shall send to the Issuer’s registrar (Open Joint-Stock Company Central Moscow Depositary, PSRN 1027700095730, register-keeping licence No. 10-000-1-00255 of 13 September 2002 issued by the Federal Securities Market Commission) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the Buyer or the nominee holder indicated by the Buyer in the offer.

Within a period of no more than three (3) days from the date of receiving a transfer order and not later than the Closing Date of securities placement, the registrar shall debit from the Issuer’s securities account the amount of the additional issue’s securities indicated in the transfer order and credit them to the personal/corporate account of the Buyer or the nominee holder indicated by the Buyer in the offer.

Shares shall be deemed placed from the date of making an entry in the register of shareholders – holders of the Issuer’s securities about the transfer of securities to the personal/corporate account of the Buyer or the nominee holder indicated by the Buyer in the offer.

Additional shares shall be placed among pre-emptive right holders in accordance with the procedure defined by clause 8.5 of the Resolution on the additional issue of securities.

A certain number of shares of this additional issue shall be placed within the framework of pre-emptive right exercise (i.e. placed among pre-emptive right holders), in particular, outside the Russian Federation territory, in accordance with the foreign law on relevant foreign securities, certifying the rights to additional shares. The placement of the shares of this additional issue to other buyers (not pre-emptive right holders) is not planned outside the Russian Federation territory in accordance with international law on relevant foreign securities certifying the rights to the shares.

Securities shall not be placed by subscription through an auction procedure.

The Issuer shall place securities with the participation of a professional participant of the securities market (broker) providing securities placement services to the Issuer on the basis of a commercial services contract concluded with the broker (herein – the Broker). The Issuer shall use the services of one of the following Brokers:

1) Full business name: Closed Joint-Stock Company “Troika-Dialog” Financial Broker

Abridged business name: CJSC “Troika-Dialog” FB

Location: 4, Romanov pereulok, 125009, Moscow, Russian Federation

Brokerage license No.: 177-04978-100000

License issue date: 13 April 2001;

License validity period: unlimited

Licensing authority: FSSM of Russia

2) Full business name: Joint-Stock Commercial Savings Bank of the Russian Federation (open joint-stock company)

Abridged business name: OJSC Sberbank of Russia

Location: 19, Vavilova St., 117997, Moscow, Russia

Brokerage license No.: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Licensing authority: FSSM of Russia

3) Full business name: Closed Joint-Stock Company VTB Capital

Abridged business name: CJSC VTB Capital

Location: 3, Stoliarny pereulok, bldg. 34. room 410, 123022, Moscow, Russia

Brokerage license No.: 177-11463-100000

License issue date: 31.07.2008

License validity period: unlimited

Licensing authority: FSSM of Russia

Not later than the beginning of the period during which share acquisition offers may be submitted, the Issuer shall disclose information on which of the aforementioned Brokers will be attracted for providing shares placement services in the Interfax newswire and on its website: www.rushydro.ru.

The Broker’s main functions on shares placement service provision to the Issuer include the acceptance and registration of offers and the sending of replies on behalf of the Issuer on acceptance of offers to persons selected by the Issuer at its discretion from the list of bidders.

The Broker is not obliged to purchase securities not placed within the prescribed period.

The Broker has no liabilities connected with the maintenance of prices of the securities subject to placement at a certain level during a particular period following their placement completion (stabilisation), including the liabilities connected with a market maker’s service provision.

The Broker has no right to the purchase of an additional number of the Issuer’s securities from among the placed (marketable) securities of the Issuer of the same type, category (class) as the securities subject to placement, which may be exercised or not exercised, depending on the securities placement results.

A contract shall be concluded with the Broker after state registration of the issue of the shares, but not later than the commencement of the period during which share acquisition offers can be submitted. The size of the Broker’s commission shall be prescribed by the contract and may depend on the securities placement results, but the amount of such commission shall not exceed one million five hundred (1,500,000) roubles.

The offering of the Issuer’s securities of the same type, category (class) placed earlier (negotiable) for purchase, including outside the Russian Federation territory, by the placement of relevant foreign securities, simultaneously with the securities placement is not planned.

The Issuer is not an economic entity of strategic significance for ensuring national security and defence capacity, and the conclusion of contracts aimed at the divestiture of the Issuer’s securities to their first owners during their placement does not require a decision on preliminary approval of the said contracts in accordance with the Federal Law on Procedures for Making Foreign Investments in Economic Entities of Strategic Significance for Ensuring National Defence and Security.

The Issuer’s management body which approved the resolution on the additional issue of securities and the securities prospectus: JSC RusHydro Board of Directors.

The date of approving the resolution on the additional issue of securities and the securities prospectus: 26.10.2009.

The date and No. of the minutes of the meeting held by the Issuer’s management body to approve a resolution on the additional issue of securities and the securities prospectus: 27.10.2009 minutes No. 86.

The share of securities prescribed by the resolution on the additional Issue of Securities in the event of non-placement of which the additional securities issue is recognised abortive: not stipulated.

9.1.2. Additional information on the placement of bonds

Information on this type of securities is not provided.

9.1.3. Additional information on convertible securities

The shares subject to placement by the Issuer are not convertible securities.

9.1.4. Additional information on the Issuer’s options subject to placement

Information on this type of securities is not provided.

9.1.5. Additional information on mortgage-backed bonds subject to placement

Information on this type of securities is not provided.

9.1.6. Additional information on Russian Depositary Receipts subject to placement

Information on this type of securities is not provided.

9.2. The offering price (the procedure of determining the offering price) of equity securities subject to placement

The price of additional shares placement (including to persons included in the list of persons enjoying pre-emptive right of acquisition of additionally placed shares) shall be set by the Company Board of Directors in accordance with articles 36, 77 of the Federal Law on Joint-Stock Companies.

Information on the price (the procedure of determining the price) of the securities offering shall be published by the Issuer in the newswire and in the Internet. Information on the price (the procedure of determining the price) of the securities offering shall be published by the Issuer within the following timelines before the Opening Date of securities placement:

•	in the newswire (Interfax) – within 1 day from the date of adoption of the resolution on the offering price, but not later than the Opening Date of securities placement;

•	on the website: www.rushydro.ru – within 2 days from the date of adoption of the resolution on the offering price, but not later than the Opening Date of securities placement.

9.3. Availability of pre-emptive rights in respect of securities subject to placement

The number of persons enjoying pre-emptive rights to acquire securities subject to placement: more than 311,930

The date of drawing up a list of persons enjoying pre-emptive rights to acquire securities subject to placement: 30.04.2009

Existence of a pre-emptive right to acquire securities subject to placement and the date of drawing up a list of persons enjoying such pre-emptive right:

The pre-emptive right to acquire securities is granted during the placement of securities.

The date of drawing up a list of persons enjoying pre-emptive rights to acquire securities subject to placement: 30.04.2009.

The procedure for notifying pre-emptive right holders of the possibility of exercising their rights:

A notice about the possibility of exercising the pre-emptive right to acquire securities subject to placement (hereinafter the Pre-Emptive Right Notice) shall be made public after state registration of the additional issue of securities but no later than the opening date of their placement in accordance with the procedure for notifying about the holding of general meetings of shareholders specified in the Issuer’s Articles of Association.

In accordance with clause 10.11, article 10 of the Issuer’s Articles of Association, a notice of holding a General Meeting of Shareholders shall be published by the Issuer in the newspaper Vedomosti and also posted on the Issuer’s website.

Therefore, after state registration of the additional issue of shares but no later than the Opening Date of placement of additional shares the Issuer shall publish the Pre-Emptive Right Notice in the newspaper Vedomosti and also post it on its website at: www.rushydro.ru.

The Pre-Emptive Right Notice shall also be published in the newswire of Interfax news agency within 5 days from the date of fulfilment of the full volume of the Issuer’s obligations regarding the Pre-Emptive Right Notice, precisely as of the moment of fulfilment by the Issuer of the last of the following actions: publication of the Pre-Emptive Right Notice in the newspaper Vedomosti and posting the Pre-Emptive Right Notice on the Issuer’s website at: www.rushydro.ru.

The Pre-Emptive Right Notice shall specify the amount of additional shares subject to placement, their offering price, the procedure for determining the amount of securities which may be acquired by each pre-emptive right holder, the procedure for such holders submitting applications to the Company and the timeframe for such applications reaching the Issuer (hereinafter the Pre-Emptive Right Period).

The procedure for the pre-emptive right exercise, including the pre-emptive right period.

Under articles 40, 41 of the Federal Law on Joint-Stock Companies, the Issuer’s shareholders, the holders of ordinary shares that were eligible to participate in the General Meeting of Company Shareholders on 10 June 2009 that adopted the Resolution on Increase of the Company Authorised Capital shall have a pre-emptive right to acquire the Issuer’s additional shares in an amount proportionate to the amount of the Issuer’s ordinary shares held by them.

A certain number of shares of this additional issue shall be placed within the framework of pre-emptive right exercise (i.e. placed among pre-emptive right holders), in particular, outside the Russian Federation territory, in accordance with the foreign law on relevant foreign securities, certifying the rights to additional shares.

In the process of exercising the pre-emptive right to acquire the securities subject to placement, Share Acquisition Contracts are being concluded with persons enjoying pre-emptive rights to acquire securities subject to placement, including contracts aimed at the acquisition of securities of a foreign issuer placed in accordance with foreign law (hereinafter – the Deposit Bank) certifying the rights in respect of the Issuer’s shares (hereinafter – Depositary Receipts) in the manner prescribed below.

As the issue of Depositary Receipts is not subject to state registration in the Russian Federation, Depositary Receipts shall be offered exclusively outside the Russian Federation territory, cannot and shall not be placed by the Issuer or publicly negotiated on the Russian Federation territory. The placement of shares by the placement of Depositary Receipts is carried out on the basis of an agreement between the Issuer and the Depositary Bank, in accordance with which the Depositary Bank issues Depositary Receipts.

The placement of shares by the placement of Depositary Receipts is possible only if the Issuer has a permit issued in the prescribed manner by the Russian Federal Service for Financial Markets to the placement and/or negotiation of securities outside the Russian Federation territory, required by the legislation of the Russian Federation for the placement and subsequent negotiation of shares of this additional issue outside the Russian Federation territory.

The crediting of the Issuer’s shares to the personal account (custody account) of the Depositary Bank, which is the issuer of relevant Depositary Receipts under foreign law, shall be considered the placement of the Issuer’s shares by the placement of foreign securities.

The offering of the Issuer’s securities of the same type, category (class) placed earlier (negotiable), including outside the Russian Federation territory, by the placement of relevant foreign securities, simultaneously with the securities placement is not planned.

Additional shares shall be placed among the holders of pre-emptive rights for their acquisition pursuant to written applications submitted by such holders (hereinafter – the Applicants or the Applicant) for acquisition of additional securities (hereinafter – the Applications or the Application).

Pre-emptive right holders may exercise in full or in part their pre-emptive right in an amount proportionate to the amount of the Issuer’s ordinary registered shares held by them.

The pre-emptive right period in respect of securities subject to placement shall be two hundred and ten (210) days. The pre-emptive right period shall begin from the onset of the later of the two events, specified in the Pre-Emptive Right Notice (publication of the Notice in the newspaper Vedomosti or its posting on the Issuer’s website at: www.rushydro.ru.

Until expiry of the pre-emptive right period, securities may only be placed through the exercise of the pre-emptive right.

The pre-emptive right holder shall submit an Application for acquisition of additional shares during the pre-emptive right period.

The pre-emptive right holder may exercise its pre-emptive right in full or in part by submitting a written application to the Issuer for acquisition of additional shares.

The Application shall contain the following information:

•	the headline: “Application for the acquisition of JSC RusHydro shares in the exercise of the pre-emptive right”;

•	full business name (full name) of the person enjoying pre-emptive right to acquire securities subject for placement;

•	taxpayer identification number (if available) of the person enjoying pre-emptive right to acquire securities subject for placement;

•	place of residence (place of business) of the person enjoying pre-emptive right to acquire securities subject for placement;

•	for individuals – passport details (the date and place of birth, passport series and No., the date of issue and the issuing authority);

•

for legal entities – incorporation details (including for Russian legal entities – information on the state registration of the legal entity/entry in the Unified State Register of Legal Entities (the date, the registration authority, the No. of the corresponding certificate));

•	the amount of shares to be acquired;

•

information about the form of payment for the shares subject to placement (cash or non-cash), and in the event of non-cash payment for the shares – a list and characteristics of the non-cash means (property) (the list of non-cash means of payment for shares is determined by item 8.6 of the Resolution on the Additional Issue of Securities) of payment for shares, namely:

•

if movable property is used to pay for the shares: the name of the property, the approximate monetary estimate of the property in the Applicant’s opinion, with attachment of the inventory registration document (inventory card) of the property (if any);

•

if immovable property is used to pay for the shares: the name of the property, the approximate monetary estimate of the property in the Applicant’s opinion, with attachment of an abstract from the Unified State Register of Rights to Immovable Property and Transactions Therewith, issued not earlier than 30 days before the Application submission date;

•

if securities are used to pay for the shares: the type, category (class), form, par value of securities, quantity, state registration number of the securities issue, approximate monetary estimate of securities in the Applicant’s opinion;

•

if property rights are used to pay for the shares: the name of the property right, the approximate monetary estimate of the property right in the Applicant’s opinion, with attachment of a document identifying and substantiating the existence of the property right;

•

in the event of non-cash payment for the shares, the approximate monetary estimate of each non-cash object (object of civil rights) in the Applicant’s opinion is to be indicated, for which the Applicant undertakes to pay non-cash means for the shares subject to placement if the amount of monetary estimate of the said non-cash means determined by the Issuer’s Board of Directors matches the monetary estimate of such means indicated by the Applicant in the Application. The amount of monetary estimate can be indicated by the Applicant in numerical expression in the Russian Federation roubles by one of the following ways:

•	the precise amount which the Applicant obliges to pay for the shares;

•

the minimal amount which the Applicant obliges to pay for the shares. Indication of the minimal amount means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not less than the amount indicated by the Applicant;

•

the maximal amount which the Applicant obliges to pay for the shares. Indication of the maximal amount means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not more than the amount indicated by the Applicant;

•

the minimal and maximal amounts which the Applicant obliges to pay for the shares. Indication of the minimal and maximal amounts means the offeror’s proposal to introduce non-cash means in payment of the shares according to the monetary estimate not less and not more than the amount indicated by the Applicant;

•

in the event of non-cash payment for the shares the Application shall contain the Applicant’s statement that the Applicant assumes the responsibility (or that the Applicant does not assume the responsibility) to pay for the securities in cash if the amount of monetary estimate of the property (non-cash means) determined in the prescribed manner by the Issuer’s Board of Directors does not correspond to the amount of monetary estimate indicated by the Applicant in the Application;

•

the No. of the Applicant’s personal/corporate account in the register of holders of the Issuer’s registered securities to transfer shares to. In the event that shares are to be credited to the nominee account in the register of holders of the Issuer’s registered securities – the full business name of the depositary (hereinafter – Depositary of the First Level), information on the depositary’s state registration (principal state registration No., the state registration authority, the date of state registration and the date of making an entry in the Unified State Register of Legal Entities), the No. of the Applicant’s custody account, the No. and the date of the depositary agreement concluded between the depositary and the Applicant (in respect of the securities subject to placement). If the Applicant’s custody account (in respect of the securities subject to placement) is kept by a nominee holder, which is, in turn, a depositor of the Depositary of the First Level, the offer shall indicate the full business name of the indicated nominee holder, state registration data of the nominee holder (hereinafter – Depositary of the Second Level) (principal state registration No., the state registration authority, the date of state registration and the date of making an entry in the Unified State Register of Legal Entities), the No. of the Applicant’s custody account, the No. and the date of the depositary agreement concluded between the depositary and the Applicant (in respect of the securities subject to placement), the full business name of the Depositary of the First Level, details of the inter-depositary agreement between the Depositary of the First Level and the Depositary of the Second Level (and so on this information shall be indicated up to the nominee holder where the Applicant has a custody account (in respect of the securities subject to placement));

•	the Applicant’s bank details for the purposes of a refund;

•	contact data (postal address and fax with the indication of the international code, e-mail address) for the purpose of informing the Applicant of the Application consideration results;

•	reference to the document attached to the Application confirming the Applicant’s payment for the securities subject to placement.

A document confirming the payment for the securities shall be attached to the Application.

The Issuer may determine the recommended form of the Application. In this case the form of the Application shall be posted on the website www.rushydro.ru not later than the Pre-Emptive Right Onset Date.

The Applicant shall pay for the shares in the manner prescribed by item 8.6 of the Resolution on the Additional Issue of Securities.

The Application shall be signed by the pre-emptive right holder (by the authorised person, with the original or a notarised copy of duly executed power of attorney or another document confirming the representative’s powers attached to the Application) and, for legal entities, shall include the impression of a seal (if available).

The Applicant shall be responsible for the authenticity of information indicated in the Application and its compliance with the data in the register of the Issuer’s shareholders.

Applications shall be accepted on week days from 10:00 to 17:00 (Moscow time) at the following address: 34 Bolshaya Pochtovaya St., bldg. 8, Moscow, 105082, Russian Federation, OJSC Central Moscow Depositary.

Postal address for sending Applications: 34 Bolshaya Pochtovaya St., bldg. 8, Moscow, 105082, Russian Federation, OJSC Central Moscow Depositary.

Applications shall be registered in an incoming applications log, with indication of the date of receipt of each Application.

The Issuer shall have the right to deny the applicant the exercise of its pre-emptive right, if the Application:

•	fails to comply with the requirements specified in clause 8.5 of the Resolution on the additional issue of securities;

•	fails to identify the Applicant as a pre-emptive right holder in respect of additional shares;

•	was received by the Issuer after the expiration of the Pre-Emptive Right Period.

If the Issuer denies the Applicant the exercise of its pre-emptive right, the money (non-monetary means) received by the Issuer in payment for the shares shall be refunded to the Applicant in a non-cash form (in the prescribed manner) not later than sixty (60) days from the Pre-Emptive Right Period expiration date to the bank details indicated in the Application (in the manner prescribed for return of non-monetary assets to the owner). If the non-monetary assets are immovable property, the Issuer shall return the immovable property not later than ninety (90) days after the Pre-Emptive Right Period expiration date in the manner prescribed for the cancellation of immovable property transactions.

If the Application indicates a lesser number of shares than the number of shares paid for according to the shares payment document, such Application will be satisfied by the Issuer with respect to the number of shares indicated in the Application. In this case, the Issuer shall return the money (non-cash means) exceeding the value of the shares subject to placement, the number of which is indicated in the Application, received by the Issuer in payment for the shares not later than sixty (60) days after the expiration of the Pre-Emptive Right Period to the bank details indicated in the Application (in the manner prescribed for return of non-cash assets to the owner). If the non-monetary assets are immovable property, the Issuer shall return the immovable property not later than ninety (90) days after the Pre-Emptive Right Period expiration date in the manner prescribed for the cancellation of immovable property transactions.

If the Application indicates a larger number of shares than the number of shares paid for according to the document of payment for the shares subject to placement, the Applicant shall be considered as having exercised its pre-emptive right with respect to the number of shares which have been paid for.

If the number of shares indicated in the Application exceeds the number of shares to which the Applicant is eligible, the Application shall be satisfied, with the observance of all other conditions, in respect of a maximally possible number of undivided shares for this person in accordance with the following calculation procedures. In this case, the Issuer shall return the money (non-cash means) exceeding the value of the shares the maximal number of which may be purchased by this Applicant, received by the Issuer in payment for the shares not later than sixty (60) days after the expiration of the Pre-Emptive Right Period to the bank details indicated in the Application (in the manner prescribed for return of non-cash assets to the owner). If the non-monetary assets are immovable property, the Issuer shall return the immovable property not later than ninety (90) days after the Pre-Emptive Right Period expiration date in the manner prescribed for the cancellation of immovable property transactions.

The maximum amount of additional shares which may be acquired by a person through the exercise of the pre-emptive right in respect of the Issuer’s additional shares shall be proportionate to the amount of the Issuer’s ordinary registered shares held by that person as of 30 April 2009 and shall be determined in accordance with the following formula:

X = Y x (19 000 000 000 / 269 695 430 802), where

X is the maximum amount of additional shares from this additional issue which may be acquired by the pre-emptive right holder in respect of the Issuer’s additional shares;

Y - is the amount of the Issuer’s ordinary registered shares held by the pre-emptive right holder as of 30 April 2009 (the date of drawing up of the list of persons eligible to participate in the extraordinary General Meeting of the Issuer’s Shareholders which adopted the resolution on increasing the Company’s authorised capital);

19,000,000,000 (nineteen billion) is the amount of additional ordinary shares to be placed by the Issuer in accordance with the Resolution on the Additional Issue of Securities;

269,695,430,802 (two hundred sixty-nine billion six hundred ninety-five million four hundred thirty thousand eight hundred and two) is the amount of the Issuer’s registered ordinary shares.

If the calculation of the amount of additionally placed shares, to the extent of which a pre-emptive right holder may exercise its pre-emptive right, results in a fractional number, the person may acquire a part of an additionally placed share (fractional share) corresponding to the fractional part of the resulting number.

A fractional share shall grant a shareholder – its holder – the rights provided by the share of the corresponding category in an amount corresponding to the part of the whole share it represents.

Fractional shares shall circulate along with whole shares.

The rights to fractional shares shall be registered in the system of register-keeping on the personal/corporate accounts of registered persons without round-off.

In case of formation of fractional shares as a result of the exercise of pre-emptive rights by shareholders, the remaining part of such additional shares shall not be subject to placement thereafter. After the expiry date for the placement of additional shares and state registration of a report on the results of the additional issue of the Issuer’s securities, the remaining fractional parts of shares that have not been placed shall be annulled.

An acquisition contract for additional shares shall be deemed signed with a pre-emptive right holder from the date the Issuer receives an Application for acquisition of additional shares, with the document confirming payment for shares attached thereto.

In the event that an Application on acquisition of additional shares with the attached documents confirming payment for shares is submitted to the Issuer before the commencement date for the placement of additional shares, corresponding contracts shall be deemed signed on the commencement date for the placement of the Issuer’s additional shares.

In signing a contract for acquisition of additional shares with the pre-emptive right holder, a contract in the form of a single document may be prepared and signed simultaneously upon agreement between the parties.

The share acquisition contract with a person exercising pre-emptive securities acquisition right according to which the acquired shares are paid for with immovable property is to be concluded in compliance with requirements of the civil legislation to immovable property transactions.

To sign a share acquisition contract the Applicant shall apply on work days from 10:00 to 17:00 Moscow time at the address: JSC RusHydro, 51, Arkhitektora Vlasova St., Moscow, Russian Federation. The contract shall be signed not later than ten (10) days from the Application submission date on condition that at the moment of the Application submission the Issuer’s Board of Directors has determined the market value of property, if the Applicant intends to pay for the securities with non-cash means.

If the Applicant intends to pay for the securities with non-cash means, the Issuer’s Board of Directors shall determine the monetary value of the property submitted in payment for the shares of this additional issue in the exercise of pre-emptive right of acquisition of the securities subject for placement during the Pre-Emptive Right Period and not later than twenty (20) days before the expiration of the Pre-Emptive Right Period in accordance with article 77 of the Federal Law on Joint-Stock Companies.

Not later than five (5) days from the moment of the Board of Directors’ decision the Issuer shall inform the Buyer of the amount of monetary evaluation of the property made by the Board of Directors by sending a letter to the postal address and/or by fax and/or e-mail indicated in the Application.

The acquired shares shall be credited as a result of exercise of the pre-emptive acquisition right to shares of this additional issue only after their full payment.

Within 2 (two) days from expiry of the pre-emptive right period, the Issuer shall send to the Issuer’s registrar (Open Joint-Stock Company Central Moscow Depositary, PSRN 1027700095730, register-keeping licence No. 10-000-1-00255 of 13 September 2002 issued by the Federal Securities Market Commission) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the Applicant or the nominee holder indicated in the Applicant’s Application.

Within a period of no more than 3 (three) days from the date of receipt of the transfer order, the registrar shall debit from the Issuer’s securities account the amount of the additional issue’s securities indicated in the transfer order and credit them to the personal/corporate account of the Applicant or the nominee holder indicated in the Applicant’s Application.

Shares shall be deemed placed from the date of making an entry in the register of shareholders – the holders of the Issuer’s securities about the transfer of the securities to the personal/corporate account of the Applicant or the nominee holder indicated in the Applicant’s Application.

The Pre-Emptive Right Period: The Pre-Emptive Right Period shall be two hundred and ten (210) days. The Pre-Emptive Right Period shall commence as of the date of fulfilment of the full volume of the Issuer’s obligations regarding the Pre-Emptive Right Notice, precisely as of the moment of fulfilment by the Issuer of the last of the following actions: publication of the Pre-Emptive Right Notice in the newspaper Vedomosti and posting the Pre-Emptive Right Notice on the Issuer’s website at: www.rushydro.ru.

Until expiry of the Pre-Emptive Right Period securities may only be placed through the exercise of the pre-emptive right.

The procedure for summing up the results of the pre-emptive right exercise in respect of securities subject to placement:

The results of the exercise of the pre-emptive right in respect of additional shares shall be summed up by the Issuer’s sole executive body within 5 (five) days from the date of expiry of the pre-emptive right period for acquisition of additional shares.

The procedure for information disclosure on the results of the pre-emptive right exercise in respect of securities subject to placement:

The Issuer shall disclose information on the results of the pre-emptive right exercise by way of placing a notice within the following timeframes from the date the exercise of the pre-emptive right results are summed up:

•	newswire (Interfax) – during four (4) days;

•	website: www.rushydro.ru – during five (5) days.

Possibility of securities acquisition outside the Russian Federation territory, including through the purchase of foreign securities:

A certain number of shares of this additional issue shall be placed within the framework of pre-emptive right exercise (i.e. placed among pre-emptive right holders), in particular, outside the Russian Federation territory, in accordance with the foreign law on relevant foreign securities, certifying the rights to additional shares. The placement of the shares of this additional issue to other buyers (not pre-emptive right holders) is not planned outside the Russian Federation territory in accordance with international law on relevant foreign securities certifying the rights to the shares.

A certain number of shares of this additional issue shall be placed within the framework of pre-emptive right exercise (i.e. placed among pre-emptive right holders), in particular, outside the Russian Federation territory, in accordance with the foreign law on relevant foreign securities, certifying the rights to the shares.

A certain number of shares of this additional issue shall be placed within the framework of pre-emptive right exercise (i.e. placed among pre-emptive right holders), in particular, outside the Russian Federation territory, in accordance with the foreign law on relevant foreign securities, certifying the rights to additional shares.

As the issue of Depositary Receipts is not subject to state registration in the Russian Federation, Depositary Receipts shall be offered exclusively outside the Russian Federation territory, cannot and shall not be placed by the Issuer or publicly negotiated in the Russian Federation territory. The placement of shares by the placement of Depositary Receipts is carried out on the basis of an agreement between the Issuer and the Depositary Bank, in accordance with which the Depositary Bank issues Depositary Receipts.

The placement of shares by the placement of Depositary Receipts is possible only if the Issuer has a permit issued in the prescribed manner by the Russian Federal Service for Financial Markets to the placement and/or negotiation of securities outside the Russian Federation territory, required by the legislation of the Russian Federation for the placement and subsequent negotiation of shares of this additional issue outside the Russian Federation territory.

The crediting of the Issuer’s shares to the personal account (custody account) of the Depositary Bank, which is the issuer of relevant Depositary Receipts under foreign law, shall be considered the placement of the Issuer’s shares by the placement of foreign securities.

Other securities placement terms considered significant by the Issuer: none.

Persons providing securities placement and/or placement organisation services to the Issuer:

The Issuer shall place securities with the participation of a professional participant of the securities market (broker) providing securities placement services to the Issuer on the basis of a commercial services contract concluded with the broker (herein – the Broker). The Issuer shall use the services of one of the following Brokers:

1) Full business name: Closed Joint-Stock Company “Troika-Dialog” Financial Broker

Abridged business name: CJSC “Troika-Dialog” FB

Location: 4, Romanov pereulok, 125009, Moscow, Russian Federation

Brokerage license No.: 177-04978-100000

License issue date: 13 April 2001;

License validity period: unlimited

Licensing authority: FSSM of Russia

2) Full business name: Joint-Stock Commercial Savings Bank of the Russian Federation (open joint-stock company)

Abridged business name: OJSC Sberbank of Russia

Location: 19, Vavilova St., 117997, Moscow, Russia

Brokerage license No.: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Licensing authority: FSSM of Russia

3) Full business name: Closed Joint-Stock Company VTB Capital

Abridged business name: CJSC VTB Capital

Location: 3, Stoliarny pereulok, bldg. 34. room 410, 123022, Moscow, Russia

Brokerage license No.: 177-11463-100000

License issue date: 31.07.2008

License validity period: unlimited

Licensing authority: FSSM of Russia

Not later than the beginning of the period during which share acquisition offers may be submitted, the Issuer shall disclose information on which of the aforementioned Brokers will be attracted for providing shares placement services in the Interfax newswire and on its website: www.rushydro.ru.

The Broker’s main functions on shares placement service provision to the Issuer include the acceptance and registration of offers and the sending of replies on behalf of the Issuer on acceptance of offers to persons selected by the Issuer at its discretion from the list of bidders.

The Broker is not obliged to purchase securities not placed within the prescribed period.

The Broker has no liabilities connected with the maintenance of prices of the securities subject to placement at a certain level during a particular period following their placement completion (stabilisation), including the liabilities connected with a market maker’s service provision.

The Broker has no right to the purchase of an additional number of the Issuer’s securities from among the placed (marketable) securities of the Issuer of the same type, category (class) as the securities subject to placement, which may be exercised or not exercised, depending on the securities placement results.

A contract shall be concluded with the Broker after state registration of the issue of the shares, but not later than the commencement of the period during which share acquisition offers can be submitted. The size of the Broker’s commission shall be prescribed by the contract and may depend on the securities placement results, but the amount of such commission shall not exceed one million five hundred (1,500,000) roubles.

9.4. Restrictions, if any, on acquisition and circulation of equity securities subject to placement

Restrictions set by the Issuer in accordance with the Issuer’s Articles of Association on the maximum amount of shares or their par value held by one shareholder: none.

Restrictions stipulated by the Issuer’s Articles of Association and Russian Federation law for prospective non-resident buyers, including restrictions on the size of foreign participation in the Issuer’s authorized capital: none.

The Federal Law on the Securities Market and the Federal Law on Protection of the Rights and Legitimate Interests of Investors on the Securities Market prohibit:

•	circulation of securities before they are paid for in full and the report on the results of their issue is registered officially;

•

advertising among and/or offering to an indefinite group of persons the securities of issuers failing to disclose information in an amount and the manner specified by Russian Federation securities law, and regulatory legal acts issued by the federal executive body for the securities market.

Other restrictions set by Russian Federation law and the Issuer’s constituent documents for the circulation of securities subject to placement:

In accordance with part II, article 9 of Federal Law No. 36-FZ of 26 March 2003 on the Specific Features of Operation of the Electricity Sector during the Transition Period and Making Amendments to Certain Legislative Acts of the Russian Federation and Invalidating Certain Legislative Acts of the Russian Federation due to Adoption of the Federal Law on the Electricity Sector, the shareholding of the Russian Federation in the authorized capital of the following entities shall not be reduced in the course of transformation of the Russian open joint-stock energy and electrification company Unified Energy System of Russia (if the above shareholding is over 50%): joint-stock companies that possess, pursuant to their ownership rights or other grounds specified by federal laws, hydropower plants put into service as of the date of enforcement of this Federal Law; organizations (or their legal successors) in relation to which the above joint-stock companies are subsidiaries.

9.5. Information on the dynamics of changes in the prices of Issuer’s equity securities

In the completed financial years 2005, 2006 and 2007, the Issuer’s ordinary shares were not admitted to trading on the securities market.

The Issuer’s ordinary registered shares were admitted to trading on the securities market from the first quarter of 2008.

The category (class), type and other identification signs of securities: ordinary registered uncertified shares.

The highest and lowest prices of one security in securities transactions performed in the reporting period through an organizer of trading on the securities market.

Reporting quarter	Highest price	Lowest price
Quarter 1, 2008	2.440 roubles	1.463 roubles
Quarter 2, 2008	2.350 roubles	1,211 roubles
Quarter 3, 2008	1.870 roubles	0.681 roubles
Quarter 4, 2008	0.970 roubles	0.359 roubles
Quarter 1, 2009	0.705 roubles	0.471 roubles
Quarter 2, 2009	1.452 roubles	0.745 roubles
Quarter 3, 2009	1.415 roubles	0.128 roubles

The market price of one security disclosed by the securities market trade organizer and determined in accordance with the Procedure for calculating the market price of equity securities and investment units of unit investment funds admitted to trading by trade organizers, as approved by the Resolution of the Federal Securities Market Commission of Russia No. 03-52/ps of 24 December 2003 (registered with the Justice Ministry of the Russian Federation on 23 January 2004, registration No. 5480):

As of 31.03.2008

HYDR-006D 1.839 roubles

HYDR-007D 1.737 roubles

HYDR-008D 1.768 roubles

HYDR-011D 1.705 roubles

HYDR-013D 1.720 roubles

HYDR-022D 1.719 roubles

Note: As of 31 March 2008, several issues of JSC RusHydro securities were admitted to trading on the securities market (as of the next reporting date, their individual registration numbers were annulled)

As of 30.06.2008	1.813 roubles
As of 30.09.2008	0.762 roubles
As of 31.12.2008	0.601 roubles
As of 31.03.2009	0.754 roubles
As of 30.06.2009	1.180 roubles
As of 30.09.2009	1.047 roubles

The full business name and the place of business of the securities market trade organiser wherethrough transactions were performed which served as the basis of information disclosure on the dynamics of changes in securities prices: MICEX Stock Exchange closed joint-stock company, 13 Bolshoi Kislovsky Ln., Moscow, 125009.

9.6. Information on arrangers and/or sponsors of equity securities placement

The Issuer shall place securities with the participation of a professional participant of the securities market (broker) providing securities placement services to the Issuer on the basis of a commercial services contract concluded with the broker (herein – the Broker). The Issuer shall use the services of one of the following Brokers:

1) Full business name: Closed Joint-Stock Company “Troika-Dialog” Financial Broker

Abridged business name: CJSC “Troika-Dialog” FB

Location: 4, Romanov pereulok, 125009, Moscow, Russian Federation

Brokerage license No.: 177-04978-100000

License issue date: 13 April 2001;

License validity period: unlimited

Licensing authority: FSSM of Russia

2) Full business name: Joint-Stock Commercial Savings Bank of the Russian Federation (open joint-stock company)

Abridged business name: OJSC Sberbank of Russia

Location: 19, Vavilova St., 117997, Moscow, Russia

Brokerage license No.: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Licensing authority: FSSM of Russia

3) Full business name: Closed Joint-Stock Company VTB Capital

Abridged business name: CJSC VTB Capital

Location: 3, Stoliarny pereulok, bldg. 34. room 410, 123022, Moscow, Russia

Brokerage license No.: 177-11463-100000

License issue date: 31.07.2008

License validity period: unlimited

Licensing authority: FSSM of Russia

Not later than the beginning of the period during which share acquisition offers may be submitted, the Issuer shall disclose information on which of the aforementioned Brokers will be attracted for providing shares placement services in the Interfax newswire and on its website: www.rushydro.ru.

The Broker’s main functions on shares placement service provision to the Issuer include the acceptance and registration of offers and the sending of replies on behalf of the Issuer on acceptance of offers to persons selected by the Issuer at its discretion from the list of bidders.

The Broker is not obliged to purchase securities not placed within the prescribed period.

The Broker has no liabilities connected with the maintenance of prices of the securities subject to placement at a certain level during a particular period following their placement completion (stabilisation), including the liabilities connected with a market maker’s service provision.

The Broker has no right to the purchase of an additional number of the Issuer’s securities from among the placed (marketable) securities of the Issuer of the same type, category (class) as the securities subject to placement, which may be exercised or not exercised, depending on the securities placement results.

A contract shall be concluded with the Broker after state registration of the issue of the shares, but not later than the commencement of the period during which share acquisition offers can be submitted. The size of the Broker’s commission shall be prescribed by the contract and may depend on the securities placement results, but the amount of such commission shall not exceed one million five hundred (1,500,000) roubles.

9.7. Information on the group of prospective buyers of equity securities

Information on the group of prospective buyers of equity securities is not provided for the method of placement: public offering

9.8. Information on the organizers of trade on the securities market, including information on the stock exchanges where equity securities are intended to be placed and/or traded

The shares of the current additional issues are not placed through trading organized by a stock exchange or another trade organizer on the securities market.

The securities subject to placement are an additional issue of securities circulating on the stock exchanges:

1.	Full business name: Closed Joint-Stock Company MICEX Stock Exchange

Abbreviated business name: CJSC MICEX Stock Exchange

Place of business: 13 Bolshoi Kislovsky Ln., Moscow, 125009

Stock Exchange Licence No. 077-10489-000001

Licence issue date: 23 August 2007

Licence term: indefinite

Licence issuing authority: Federal Financial Markets Service

2.	Full business name: Open Joint-Stock Company Russian Trading System Stock Exchange

Abbreviated business name: JSC RTS

Place of business: 38 Dolgorukovskaya Str., Bldg. 1, Moscow, 127006

Stock Exchange Licence No. 077-10519-000001

Licence issue date: 6 September 2007

Licence term: indefinite

Licence issuing authority: Federal Financial Markets Service

As soon as the securities from this additional issue are finally placed, the Issuer will request the above-mentioned organizers of trade on the securities market to admit the securities from this additional issue to trading (the Issuer’s securities are intended to be traded for an indefinite period).

9.9. Information on a possible change in shareholders’ interest in the Issuer’s authorized capital as a result of equity securities placement

This amount was calculated by the Issuer on the assumption that all the securities subject to placement would be placed.

The amount by which a shareholder’s interest may change in relation to the Issuer’s authorized capital as of the Securities Prospectus approval date: 6.5813%.

The amount by which a shareholder’s interest may change in relation to the Issuer’s authorized capital as of the Securities Prospectus approval date: 6.5813%.

As of the Securities Prospectus approval date, the Issuer’s authorised capital was divided into two hundred sixty-nine billion six hundred ninety-five million four hundred thirty thousand eight hundred and two (269,695,430,802) common shares.

There are no securities convertible into shares or options among the securities placed by the Issuer.

9.10. Information on expenditures related to the issue of securities

According to preliminary estimates, the Issuer’s total expenditures on all additional securities issues mentioned above will not exceed: 5,001,000 roubles, or 0.0263 % of the securities issue volume at par value.

It is hardly possible to give a more exact amount of the Issuer’s expenditures on the issue of securities in terms of money and in percentage to the securities issue at par as the Issuer cannot exactly indicate for the time being all types of expenditures related to the placement of additional shares.

Expenditures on the payment of state duty levied in the course of securities issue under Russian Federation law on taxes and levies:

Securities issue at par, roubles	Expenditures, roubles	Expenditures as % of securities issue at par
19,000,000,000	101,000	0.00053%

The Issuer’s information disclosure expenditures in the course of the securities issue, including expenditures on the preparation of booklets or other printed matter related to the issue of securities:

Securities issue at par, roubles	Expenditures, roubles	Expenditures as % of securities issue at par
19,000,000,000	2,000,000	0.0105%

Issuer’s expenditures on services of consultants participating in the preparation of the securities issue and arrangers and/or sponsors of securities placement:

Securities issue at par, roubles	Expenditures, roubles	Expenditures as % of securities issue at par
19,000,000,000	2,900,000	0.0153%

No expenditures were incurred by the Issuer on the admission of the Issuer’s securities to trading on the securities market by a trade organizer, in particular, on inclusion of the Issuer’s securities in the stock exchange quotation list (the listing of securities on the stock exchange), as the securities from these issues subject to placement are not intended to be included in the quotation lists of stock exchanges.

No expenditures were incurred by the Issuer on advertising the securities subject to placement, carrying out securities market research (marketing) or arranging and holding meetings with investors or roadshows.

No other expenditures were incurred by the Issuer on the issue of securities.

The Issuer’s expenditures related to the issue of securities are not paid for by third parties.

9.11. Information on the methods and procedure for the refund of money received in payment for equity securities subject to placement in the event the issue (additional issue) of equity securities is recognized as abortive or invalid, and also in other cases provided for under Russian Federation law

The procedure for the refund of money transferred in payment for the shares in the event their issue is recognized as abortive or invalid:

In the event the issue is recognized as abortive or invalid, and also in other cases provided for under Russian Federation law, money shall be returned to the buyers in accordance with the procedure specified by the Regulations of the Federal Securities Market Commission of Russia “On the Procedure for Making Refunds to Securities Holders of Money (Other Assets) Received by the Issuer in Payment for the Securities from the Issue Recognized as Abortive or Invalid” (approved by Federal Securities Market Commission of Russia Resolution No. 36 of 8 September 1998, as amended on 27 February 2001).

No later than 5 (five) days from the date of receiving a written notice from the federal executive body for the securities market on the annulment of the state registration of the current share issue, the issuer shall set up a commission to make refunds to the holders of additional shares of money received by the issuer in payment for the additional shares upon their placement (hereinafter invested money).

The Commission shall:

•	withdraw from circulation additional shares from the issue recognized as abortive or invalid;

•	notify the holders/nominal holders of shares about the procedure for the refund of the money spent on acquisition of the shares;

•	refund the money spent on acquisition of the shares to the holders/nominal holders of shares;

•	determine the amount of the money spent on acquisition of the shares to be refunded to each holder/nominal holder of shares;

•	draw up a list of the money spent on acquisition of the shares refunded to holders/nominal holders of shares.

The Commission shall, within a period of no later than 45 (forty-five) days from the date of receiving a written notice of the annulment of the state registration of the securities issue, draw up a list of the invested money to be refunded to the holders of securities (hereinafter the Refund List). The Refund List shall be based on the list of the holders of securities from the issue the state registration of which was annulled.

Upon demand by a holder of the securities subject to withdrawal or other stakeholders (including the heirs of securities holders), the Issuer shall provide them with the Refund List for familiarization after its approval.

The Commission shall, within a period of no later than 2 (two) months from the date of receiving a written notice of the annulment of the state registration of the securities issue, notify securities holders and also nominal securities holders (hereinafter a Notice to Holders and Nominal Holders). The Notice to Holders and Nominal Holders shall include the following information:

•	full business name of the Issuer of the securities;

•	the name of the registration body that made a decision on recognizing the securities issue as abortive;

•	the name of the court of law, the date of the court ruling on recognizing the securities issue as invalid, the enforcement date of the court ruling on recognizing the securities issue as invalid;

•	the full business name of the registrar, its postal address (in cases when the register of the holders of registered securities is kept by the registrar);

•

the type, category (class), series and form of securities, the state registration number of their issue and the date of state registration, the name of the registration authority which carried out state registration of the securities issue recognized as abortive or invalid;

•	the date of the annulment of the state registration of the securities issue;

•	the full name (full business name) of the holder of securities;

•	the place of residence (postal address) of the holder of securities;

•	the category of the holder of securities (the first and (or) other buyer);

•	the amount of securities subject to withdrawal from the holder, with the indication of their category (class), series;

•	the amount of invested money to be refunded to the holder of securities;

•	the procedure and timeframe for the withdrawal of securities from circulation and the refund of invested money;

•	the indication that no deals are allowed with securities from the issue the state registration of which was annulled;

•	the address to which an application on the invested money refund is to be sent, and the Issuer’s contact telephone numbers.

The Notice to Holders and Nominal Holders shall have a blank form of an application from a securities holder for invested money refund attached to it.

The Commission shall, within a period of no later than 2 (two) months from the date of receiving a written notice of the annulment of the state registration of the securities issue, publish a notice of the procedure for the withdrawal of securities from circulation and the refund of invested money.

Such Notice shall be published in a printed periodical accessible to a majority of the holders of securities subject to withdrawal, and also in the Supplement to the Bulletin of the Federal Financial Markets Service.

An application from a shareholder/nominal holder for the refund of the money spent on acquisition of the shares shall include the following:

•	the shareholder’s full name (full business name);

•	the shareholder’s place of residence (postal address);

•	the amount in roubles to be refunded to the shareholder.

The Application shall be signed by the holder of the shares subject to withdrawal from circulation or the shareholder’s representative. Should the Application be signed by the shareholder’s representative, the Application shall have documents confirming the representative’s powers attached to it.

The holder of the shares subject to withdrawal from circulation shall send a Refund Application to the Issuer within a period of no later than 10 (ten) days from the date of receiving a Notice to Holders and Nominal Holders.

Should a shareholder disagree with the amount of refund indicated in the Notice to Holders and Nominal Holders, the shareholder may send a corresponding application to the Issuer within the timeframe specified herein. The application shall indicate the reasons and grounds for the shareholder’s disagreement, and also documents proving the shareholder’s arguments.

The shareholder may file a claim with a court of law for recovery of money from the Issuer without sending a preliminary application on its disagreement with the amount and terms of the refund. Within a period of no later than 10 (ten) days from the date of receiving the shareholder’s application on its disagreement with the amount of the refund, the Commission shall examine the application and send a repeat notice to the shareholder.

Should a security holder disagree with the terms of invested money refund specified in the repeat notice, the security holder may file a claim with a court of law for recovery of money from the Issuer in accordance with Russian Federation law.

Money shall be refunded by way of money transfer to the shareholder’s account or by any other method provided for under Russian Federation law or an agreement between the Issuer and the shareholder. The method and the procedure for money refund in other cases specified by Russian Federation law shall be similar to the above-mentioned procedure for money refunds in the cases where the securities issue is recognized as abortive or invalid, unless a different method and/or procedure is established by law or other regulatory legal acts.

On expiry of the period set for the withdrawal of securities from circulation (no later than 4 (four) months from the date of receiving a written notice on the annulment of the state registration of the share issue), the Issuer shall refund money to shareholders. The money refund period shall not exceed 1 (one) month.

In the above-mentioned cases, the money received by the Issuer in payment for securities shall be refunded by the Issuer on its own through the following credit institutions:

Credit institution’s full business name: Bank VTB (open joint stock company)

Credit institution’s abbreviated name: JSC Bank VTB

Credit institution’s place of business: 29 Bolshaya Morskaya Str., St. Petersburg, 190000.

Credit institution’s full business name: Joint-Stock Commercial Savings Bank of the Russian Federation (open joint stock company)

Credit institution’s abbreviated name: JSC Sberbank of Russia

Credit institution’s place of business: 19 Vavilova Str., Moscow, 17997, Russia.

In the event of the Issuer’s nonfulfilment/improper fulfilment of its obligations to refund the money received in payment for the placed shares, the Issuer shall, along with the payment of overdue amounts, pay interest to shareholders in accordance with article 395 of the Civil Code of the Russian Federation.

There is no other information on the methods for and the refund of money received in payment for the shares subject to placement.

X. Additional information on the Issuer and equity securities placed by the Issuer

10.1. Additional information on the Issuer

10.1.1. Information on the size and structure of the Issuer’s authorized (share) capital (unit fund):

As of the Securities Prospectus approval date, the Issuer’s authorised (share) capital (unit fund) amounted to:

Two hundred sixty-nine billion six hundred ninety-five million four hundred thirty thousand eight hundred and two (269,695,430,802) roubles 00 kopeks.

The total par value of each category of shares:

The total par value of ordinary shares: two hundred sixty-nine billion six hundred ninety-five million four hundred thirty thousand eight hundred and two (269,695,430,802) roubles 00 kopeks.

The total par value of preferred shares: preferred shares were not issued by the Issuer.

The proportion of each category of shares in the Issuer’s authorised capital:

The proportion of ordinary shares in the Issuer’s authorised capital: 100%

The proportion of preferred shares in the Issuer’s authorised capital: 0%

The Issuer’s shares are circulating outside the Russian Federation in compliance with foreign law on foreign issuers’ securities certifying titles to the Issuer’s shares:

The category (class) of shares circulating outside the Russian Federation: ordinary registered shares.

The amount of shares circulating outside the Russian Federation as a proportion to the total amount of the ordinary registered shares placed by the Issuer: 7.53% of the authorised capital.

The name, the place of business of the foreign issuer whose securities certify titles to the Issuer’s ordinary registered shares: The Bank of New York Mellon, One Wall Street & 101 Barclay Street, New York City, New York.

The summary description of the foreign issuer’s program for the issue of securities certifying titles to the Issuer’s ordinary registered shares:

Programmes	GDR based on Rule 144A ADR 1st level
Depositary Bank	The Bank of New York Mellon

Ratio	1 GDR, 1 ADR = 100 ordinary shares

Ticker	HYDR

CUSIP GDR No. 144A CUSIP ADR No., 1st level	466294204 466294105

Programme opening date: GDR based on Rule 144A ADR 1st level	17 June 2008 07 August 2009

Maximum programme limit, psc	375,000,000

Information on obtaining permission from the federal executive authority for the securities market for the admission of the Issuer’s shares to trading outside the Russian Federation: permission No. 08-EK-03/10335 of 23 May 2008 issued by the Federal Financial Markets Service of Russia.

Name of the foreign trade organiser of securities of a foreign issuer certifying the rights to the Issuer’s shares: London Stock Exchange, Main Market (auctions with the listing procedure).

10.1.2. Information on the change in the Issuer’s authorised (share) capital (unit fund)

10.1.2. Information on the change in the Issuer’s authorized (share) capital (unit fund)

Information on the change in the Issuer’s authorized capital for each completed financial year preceding the Securities Prospectus approval date:

The Issuer was registered as a corporate entity on 26 December 2004. As of the date of the Issuer’s state registration, the Issuer’s authorized capital amounted to 103,951,322,702 roubles. The Issuer’s ordinary shares made up 100% of the Issuer’s authorized capital.

Size and structure of authorized capital as of start of period (roubles)	Name of Issuer’s management body, which decided on changing the Issuer’s authorized capital	Date and number of the minutes of the meeting (session) held by the Issuer’s management body to decide on changing the Issuer’s authorized capital	Size and structure of authorized capital as of end of period (roubles)

103,951,322,702 roubles as of 26 December 2004, with the Issuer’s ordinary shares making up 100% of authorized capital	-	-	103,951,322,702 roubles as of 31 December 2005, with the Issuer’s ordinary shares making up 100% of authorized capital

103,951,322,702 roubles as of 31 December 2005, with the Issuer’s ordinary shares making up 100% of authorized capital	The Board of Directors of JSC RAO UES of Russia performing the functions of an extraordinary General Meeting of the Issuer’s Shareholders	Minutes No. 207 of 28 October 2005	140,954,759,856 roubles as of 31 December 2006, with the Issuer’s ordinary shares making up 100% of authorized capital

140,954,759,856 roubles as of 31 December 2006, with the Issuer’s ordinary shares making up 100% of authorized capital	The Board of Directors of JSC RAO UES of Russia performing the functions of an extraordinary General Meeting of the Issuer’s Shareholders	Minutes No. 252 of 25 May 2007	156,864,373,776 roubles as of 31 December 2007, with the Issuer’s ordinary shares making up 100% of authorized capital

156,864,373,776 roubles as of 31 December 2007, with the Issuer’s ordinary shares making up 100% of authorized capital	A General Meeting of the Issuer’s Shareholders	(Minutes without No., of 16 October 2007)	195,860,496,735 roubles as of 9 January 2008, with the Issuer’s ordinary shares making up 100% of authorized capital

195,860,496,735 roubles as of 9 January 2008, with the Issuer’s ordinary shares making up 100% of authorized capital	A General Meeting of the Issuer’s Shareholders	(Minutes without No., of 16 October 2007)	245,014,059,191 roubles as of 1 July 2008, with the Issuer’s ordinary shares making up 100% of authorized capital

245,014,059,191 roubles as of 24 July 2008, with the Issuer’s ordinary shares making up 100% of authorized capital	A General Meeting of the Issuer’s Shareholders	(Minutes No.2, of 20 November 2008)	255,014,018,667 roubles as of 19 March 2009, with the Issuer’s ordinary shares making up 100% of authorized capital

255,014,018,667 roubles as of 19 March 2009, with the Issuer’s ordinary shares making up 100% of authorized capital	A General Meeting of the Issuer’s Shareholders	(Minutes No.2, of 20 November 2008)	269,695,430,802 roubles as of 24 September 2009, with the Issuer’s ordinary shares making up 100% of authorized capital

10.1.3. Information on the formation and use of the reserve fund, and also other funds of the Issuer

Fund	Item	As of 31.12.2005	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 30.06.2009
Reserve fund	Size of fund established by constituent documents, thous. roubles	5 % of the Company authorised capital	5 % of the Company authorised capital	5 % of the Company authorised capital	5 % of the Company authorised capital	5 % of the Company authorised capital
	Size of fund as of end of period, thous. roubles, as % of authorised capital	0	31 241	75 212	970 610	1 793 122
	Deductions to fund in reporting period, thous. roubles	0	31 241	31 241	864 157	822 512
	Amounts from the fund spent in reporting period	0	0	0	0	0

Accumulation fund	Size of fund established by constituent documents, thous. roubles	Not established	Not established	Not established	Not established
	Size of fund as of end of period, thous. roubles	0	0	405 177	3 300 273	*
	Deductions to fund in reporting period, thous. roubles.	0	282 530	7 065 944	15 627 727	*
	Amounts from the fund spent in reporting period	0	282 530	6 660 767	12 327 454	*
	including
	investment	0	0	5 864 033	12 327 454
	acquisition of equipment	0	0	0
	Other	0	282 530	796 734

*	profit is distributed to the Accumulation Fund on decision of annual General Shareholders Meeting

No other funds were formed in the Company.

In accordance with art. 8 (clause 8.3) of the Issuer’s Articles of Association, the Company may form other funds in support of its financial and business activity as a business entity in keeping with requirements of Russian Federation law.

As of the closing date of the reporting quarter, no other funds were formed by the Issuer at the expense of its net profit.

10.1.4 Information on the procedure for convening and holding a meeting (session) of the Issuer’s highest management body

The name of the Issuer’s highest management body: The General Meeting of Shareholders.

The procedure for notifying shareholders (members) of a meeting (session) of the Issuer’s highest management body:

Under clause 10.11 of the Issuer’s Charter:

Notice of a forthcoming General Meeting of Shareholders shall be published by the Company in the Vedomosti newspaper and placed on the Company’s website in the Internet no less than 30 (thirty) days prior to the date thereof.

Notice of a forthcoming extraordinary General Meeting of Shareholders, the proposed agenda of which contains the election of Directors, shall be published by the Company in the Vedomosti newspaper and placed on the Company’s website in the Internet no less than 70 (seventy) days prior to the date thereof.

By virtue of clause 10.12 of the Issuer’s Articles of Association, information (materials) concerning the General Meeting of Shareholders agenda items shall be within 20 (twenty) days, and in the event of a General Meeting of Shareholders the agenda of which includes an item of reorganization of the Company within 30 (thirty) days prior to the General Meeting of Shareholders, made available to persons entitled to attend the General Meeting of Shareholders for familiarization at addresses specified in the notice of the forthcoming General Meeting of Shareholders and also placed on the Company’s website in the Internet.

The procedure for presenting to persons entitled to attend the General Meeting of Shareholders information (materials) on the agenda items of the General Meeting of Shareholders and the list of such information (materials) shall be determined by decision of the Board of Directors of the Company.

Persons (bodies) entitled to convene (demand the convocation) of an extraordinary meeting (session) of the Issuer’s highest management body, and also the procedure of making (presenting) such demands:

Under article 11 of the Issuer’s Articles of Association:

“11.1. Shareholder(s) holding in aggregate at least 2 (two) per cent of the Company’s voting shares shall have the right to include items in the agenda of the Annual General Meeting of Shareholders and nominate persons for the Board of Directors and the Internal Audit Commission of the Company, with the number of such nominees not exceeding the number of members of the relevant body.

Such proposals shall be received by the Company no less than 90 (ninety) days after the end of the financial year.

11.2. A proposal to include items in the agenda of the General Meeting of Shareholders and a nomination proposal shall be in writing, specifying the name(s) of shareholder(s) making a proposal, the number and class (type) of shares held by such shareholder(s), and should be signed by the shareholder(s).

11.3. A proposal to include items in the agenda of the General Meeting of Shareholders shall contain the wording of each proposed item, and a nomination proposal shall specify the name and details of the identity document (series and (or) number of the document, time and place of issuance, and the authority that issued the document) of each nominee, and the name of the body for which a given person is nominated.

11.4. The Board of Directors shall consider all incoming proposals and decide either to put them on the agenda of the General Meeting of Shareholders or to refuse to do so within no more than 5 (five) days after the end of the term specified in Clause 11.1 hereof.

11.5. The Board of Directors shall have the right to deny inclusion of items proposed by the shareholder(s) in the agenda of the General Meeting of Shareholders and inclusion of nominees in the list of nominees to a relevant body of the Company on the grounds set out in the Federal Law on Joint-Stock Companies and other laws and regulations of the Russian Federation.

A substantiated decision of the Board of Directors denying inclusion of any item in the agenda of the General Meeting of Shareholders or of a nominee on the list of the nominees to be put to vote for election to the relevant body of the Company shall be given to the shareholder(s) within no more than 3 (three) days from the date of such decision.

11.6. The Board of Directors may not change the wording of items proposed for inclusion on the agenda of the General Meeting of Shareholders and the wording of resolutions on such items (if any).

11.7. In addition to items proposed by shareholders for the agenda of the General Meeting of Shareholders, and in the event there are no such proposals or none or an insufficient number of nominees for the relevant body, the Board of Directors shall have the right to include items in the agenda or nominees in the list of nominees at its discretion.”

Under clause 10.15.1 of the Issuer’s Articles of Association, an Extraordinary General Meeting of Shareholders shall be held pursuant to a decision of the Board of Directors on their own initiative, a request from the Company’s Internal Audit Commission or the Company’s Auditor or a shareholder(s) holding no less than 10 (ten) per cent of the Company’s voting shares as of the date of the request.

Under clause 10.15.2 of the Issuer’s Articles of Association, an Extraordinary General Meeting of Shareholders requested by the Company’s Internal Audit Commission or the Company’s Auditor or a shareholder(s) holding no less than 10 (ten) per cent of the Company’s voting shares as of the date of the request shall be convened by the Company’s Board of Directors and should be held within 40 (forty) days from the date of the request. If the proposed agenda of the Extraordinary General Meeting of Shareholders includes election of the Company’s Board of Directors, such a General Meeting of Shareholders should be held within 70 (seventy) days from the date of the request.

Under clause 10.15.3 of the Issuer’s Articles of Association, within 5 (five) days from the date of the request to convene an Extraordinary General Meeting of Shareholders, the Board of Directors shall pass a decision to convene an Extraordinary General Meeting of Shareholder or to deny its convocation.

The decision of the Board of Directors to convene an Extraordinary General Meeting of Shareholders or a substantiated decision to deny its convocation shall be given to persons requesting its convocation within 3 (three) days from the time such decision is adopted.

Under clause 10.15.4 of the Issuer’s Articles of Association, in the event that within the period specified in Clause 10.15.3 of this article the Board of Directors fails to pass a decision to convene an Extraordinary General Meeting of Shareholders or passes a decision to deny such convocation, the Extraordinary General Meeting of Shareholders may be convened by persons requesting convocation thereof.

The bodies and persons convening the Extraordinary General Meeting of Shareholders shall have the powers provided for by the Federal Law on Joint-Stock Companies and by these Articles of Association that are necessary to convene and hold a General Meeting of Shareholders.

The procedure for determining the date of holding a meeting (session) of the Issuer’s highest management body:

Under clause 10.7 of the Issuer’s Articles of Association, an annual General Meeting of the Company’s Shareholders shall be held within no less than two months and no more than six months after the end of the financial year.

Under clause 10.15.2 of the Issuer’s Articles of Association:

“An Extraordinary General Meeting of Shareholders requested by the Company’s Internal Audit Commission or the Company’s Auditor or a shareholder(s) holding no less than 10 (ten) per cent of the Company’s voting shares as of the date of the request shall be convened by the Company’s Board of Directors and held within 40 (forty) days from the date of the request.

If the proposed agenda of the Extraordinary General Meeting of Shareholders includes election of the Company’s Board of Directors, such General Meeting of Shareholders should be held within 70 (seventy) days from the date of the request.”

Under clause 10.10 of the Issuer’s Articles of Association, the list of persons entitled to attend the General Meeting of Shareholders shall be made according to the information in the Company’s shareholder register as of the date set by the Board of Directors in the decision on matters related to holding the General Meeting of Shareholders pursuant to Article 51 of the Federal Law on Joint-Stock Companies.

Persons entitled to include items in the agenda of a meeting (session) of the Issuer’s highest management body, and also the procedure for making such proposals:

Under article 11 of the Issuer’s Articles of Association:

“11.1. Shareholder(s) holding in aggregate at least 2 (two) per cent of the Company’s voting shares shall have the right to include items in the agenda of the Annual General Meeting of Shareholders and nominate persons for the Board of Directors and the Internal Audit Commission of the Company, with the number of such nominees not exceeding the number of members of the relevant body.

Such proposals shall be received by the Company no less than 90 (ninety) days after the end of the financial year.

11.2. A proposal to include items in the agenda of the General Meeting of Shareholders and a nomination proposal shall be in writing, specifying the name(s) of shareholder(s) making a proposal, the number and class (type) of shares held by such shareholder(s), and should be signed by the shareholder(s).

11.3. A proposal to include items in the agenda of the General Meeting of Shareholders shall contain the wording of each proposed item, and a nomination proposal shall specify the name and details of the identity document (series and (or) number of the document, time and place of issuance, and the authority that issued the document) of each nominee, and the name of the body for which a given person is nominated.

11.4. The Board of Directors shall consider all incoming proposals and decide either to put them on the agenda of the General Meeting of Shareholders or to refuse to do so within no more than 5 (five) days after the end of the term specified in Clause 11.1 hereof.

11.5. The Board of Directors shall have the right to deny inclusion of items proposed by the shareholder(s) in the agenda of the General Meeting of Shareholders and inclusion of nominees in the list of nominees to a relevant body of the Company on the grounds set out in the Federal Law on Joint-Stock Companies and other laws and regulations of the Russian Federation.

A substantiated decision of the Board of Directors denying inclusion of any item in the agenda of the General Meeting of Shareholders or of a nominee on the list of the nominees to be put to vote for election to the relevant body of the Company shall be given to the shareholder(s) within no more than 3 (three) days from the date of such decision.

11.6. The Board of Directors may not change the wording of items proposed for inclusion on the agenda of the General Meeting of Shareholders and the wording of resolutions on such items (if any).

11.7. In addition to items proposed by shareholders for the agenda of the General Meeting of Shareholders, and in the event there are no such proposals or none or an insufficient number of nominees for the relevant body, the Board of Directors shall have the right to include items in the agenda or nominees in the list of nominees at its discretion.”

Persons enjoying the right to familiarize themselves with information (materials) supplied to prepare and hold meetings (sessions) of the Issuer’s highest management body and the procedure for familiarization with such information (materials):

By virtue of clause 10.12 of the Issuer’s Articles of Association, information (materials) concerning the General Meeting of Shareholders agenda items shall be within 20 (twenty) days, and in the event of a General Meeting of Shareholders the agenda of which includes an item of reorganization of the Company within 30 (thirty) days prior to the General Meeting of Shareholders, made available to persons entitled to attend the General Meeting of Shareholders for familiarization at addresses specified in the notice of the forthcoming General Meeting of Shareholders and also placed on the Company’s website in the Internet.

The procedure for presenting to persons entitled to attend the General Meeting of Shareholders the information (materials) on the agenda items of the General Meeting of Shareholders and the list of such information (materials) shall be determined by decision of the Board of Directors of the Company.

The procedure for announcing (bringing to the notice of the Issuer’s shareholders (members)) the decisions made by the Issuer’s highest management body, and also the results of voting:

Under clause 10 of the Issuer’s Articles of Association:

10.16. The minutes of the General Meeting of Shareholders shall be made within no more than 15 (fifteen) days after the closure of the General Meeting of Shareholders held in the form of joint attendance or after the last date of acceptance by the Company of ballots if the General Meeting of Shareholders is held by absentee vote.

The minutes of the General Meeting of Shareholders shall be signed by the Chairman of the General Meeting of Shareholders (the person presiding at the General Meeting of Shareholders) and by the secretary of the General Meeting of Shareholders.

10.17. Voting results and resolutions passed by the General Meeting of Shareholders can be announced at the General Meeting of Shareholders.

Resolutions passed by the General Meeting of Shareholders, as well as vote results in the form of a voting results report within no more than 10 (ten) days after the date of the voting results report has been compiled shall be published by the Company in the Vedomosti newspaper, and placed on the Company’s website in the Internet.

10.1.5. Information about commercial organizations in which the Issuer holds at least 5 per cent of the authorized (joint-stock) capital (participation fund) or at least 5 per cent of the ordinary shares5

Full business name	Open Joint-Stock Company Gidroremont-VKK

Abbreviated business name	JSC Gidroremont-VKK

Location	62 Krasnoarmeiskaya Str., Samara

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Zagorskaya GAES-2

Abbreviated business name	JSC Zagorskaya GAES-2

Location	100 Bogorodskoye, Sergiyev-Posad District, Moscow Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Nizhne-Bureiskaya HPP

Abbreviated business name	JSC Nizhne-Bureiskaya HPP

Location	49 Sovietskaya Str., Novobureisky, Bureisky District, Amur Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

[5]

The participation shares in the authorized capital are calculated proceeding from the total number of actually outstanding shares, including the 2008 additional securities issue (on the date on which the securities prospectus was approved, the Issuer’s Authorized capital was divided into 245,014,059,191 ordinary shares, in addition on the date on which the securities prospectus was approved, the Issuer placed additional ordinary shares numbering 9,999,959,476 (the report on the results of the additional issue of securities and amendment to the Articles of Association in relation to the increase in the authorized capital had not been registered on the approval date of the securities prospectus. After state registration of the report on the results of the additional issues of securities and amendments to the Articles of Association, the authorized capital of the Issuer will be divided into 255,014,018,667 ordinary shares and will amount to 255,014,018,667 roubles).

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Nizhne-Zeiskaya HPP

Abbreviated business name	JSC Nizhne-Zeiskaya HPP

Location	225/3 Zeiskaya Str., Blagoveshchensk, Amur Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Zaramag Hydroelectric Station Open Joint-Stock Company

Abbreviated business name	JSC ZHS

Location	2 Energetikov Str., Alagir, Alagir District, Republic of North Ossetia-Alania

Participation share of the Issuer in the authorized capital of the commercial organization	95.46%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	95.46%

Participation share of the commercial organization in the authorized capital of the Issuer	0.1008%

Proportion of ordinary shares in the Issuer belonging to the commercial organization	0.1008%

Full business name	Open Joint-Stock Company Turboremont-VKK

Abbreviated business name	JSC Turboremont-VKK

Location	1a Prospekt Lenina, Volzhsky, Volgograd Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Elektroremont-VKK

Abbreviated business name	JSC Elektroremont-VKK

Location	Zhigulevskaya HPP, Zhigulevsk, Samara Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Joint-Stock Company RusHydro Management Company

Abbreviated business name	RusHydro MC

Location	51 Arkhitektora Vlasova str., Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Sayano-Shushensky Motor Transport Centre

Abbreviated business name	JSC SSh MTC

Location	Cheremushki, Sayanogorsk, Republic of Khakassia

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Prometei

Abbreviated business name	JSC Prometei

Location	Gunib, Gunib District, Republic of Dagestan

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Karachayevo-Cherkessian Hydrogeneration Company

Abbreviated business name	JSC Karachayevo-Cherkessian HGC

Location	34 Prospekt Lenina, Cherkessk, Republic of Karachayevo-Cherkessia

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Closed Joint-Stock Company HydroEngineering Siberia

Abbreviated business name	CJSC HydroEngineering Siberia

Location	86, Bldg. 1, Lenina Str., Krasnoyarsk, Krasnoyarsk Territory

Participation share of the Issuer in the authorized capital of the commercial organization	99%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	99%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Malaya Mezenskaya PES

Abbreviated business name	JSC Malaya Mezenskaya PES

Location	St. Petersburg, Russian Federation

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Power Facilities Research Institute

Abbreviated business name	JSC NIIES

Location	7a Stroitelny proyezd, Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company VNIIG

Abbreviated business name	JSC VNIIG

Location	21 Gzhatskaya Str., St. Petersburg

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company UES Power Facilities Building Complex

Abbreviated business name	JSC ESCO UES

Location	33 Arkhitektora Vlasova Str., Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Private company limited by shares HydroOGK Power Company Limited

Abbreviated business name	HydroOGK Power Company Limited

Location	Republic of Cyprus, 16 Kyriakos Matisis Avenue, Nicosia

Participation share of the Issuer in the authorized capital of the commercial organization	99.99% (100% – 1 share)

Proportion of ordinary shares in the commercial organization belonging to the Issuer	99.99% (100% – 1 share)

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Private company limited by shares HydroOGK Aluminium Company Limited

Abbreviated business name	HydroOGK Aluminium Company Limited

Location	Republic of Cyprus, 16 Kyriakos Matisis Avenue, Nicosia

Participation share of the Issuer in the authorized capital of the commercial organization	99.99% (100% – 1 share)

Proportion of ordinary shares in the commercial organization belonging to the Issuer	99.99% (100% – 1 share)

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Closed Joint-Stock Company Boguchanskaya HPP Building Sponsor

Abbreviated business name	CJSC Boguchanskaya HPP Building Sponsor

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory

Participation share of the Issuer in the authorized capital of the commercial organization	51%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	51%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Closed Joint-Stock Company Boguchanskaya HPP Building Owner

Abbreviated business name	CJSC Boguchanskaya HPP Building Owner

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory

Participation share of the Issuer in the authorized capital of the commercial organization	49%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	49%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Closed Joint-Stock Company Boguchany Aluminium Smelter Building Sponsor

Abbreviated business name	CJSC Boguchany Aluminium Smelter Building Sponsor

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory

Participation share of the Issuer in the authorized capital of the commercial organization	49%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	49%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Closed Joint-Stock Company Boguchany Aluminium Smelter Building Owner

Abbreviated business name	CJSC Boguchany Aluminium Smelter Building Owner

Location	10/1 Prospekt Leninskogo Komsomola, Kodinsk, Kezhemsky District, Krasnoyarsk Territory

Participation share of the Issuer in the authorized capital of the commercial organization	51%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	51%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Geotherm

Abbreviated business name	JSC Geotherm

Location	60 Akademika Korolyova Str., Petropavlovsk-Kamchatsky

Participation share of the Issuer in the authorized capital of the commercial organization	71.61%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	71.61%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Experimental-industrial Verchne-Mutnovsky GeoPP Open Joint Stock Company

Abbreviated business name	EI Verchne-Mutnovsky GeoPP JSC

Location	60 Akademika Korolyova Str., Petropavlovsk-Kamchatsky

Participation share of the Issuer in the authorized capital of the commercial organization	48.04%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	48.04%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Gidroinvest

Abbreviated business name	JSC Gidroinvest

Location	51 Arkhitektora Vlasova, Moscow, Russian Federation

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	1.8066%

Proportion of ordinary shares in the Issuer belonging to the commercial organization	1.8066%

Full business name	Open Joint-Stock Company Regional Energy Marketing and Investment Corporation

Abbreviated business name	JSC REMIK

Location	11 Promyshlenny per., Zeya, Zeisky District, Amur Region

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Sayano-Shushensky Gidroenergoremont

Abbreviated business name	JSC SShGER

Location	Cheremushki, Sayanogorsk, Republic of Khakassia

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company South Yakutian Hydropower Complex

Abbreviated business name	JSC South Yakutian HPC

Location	4 Lineinaya Str., Aldan, Republic of Sakha (Yakutia)

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Tcheremushki Athletic Sport Complex

Abbreviated business name	JSC Tcheremushki Athletic Sport Complex

Location	Cheremushki, Sayanogorsk, Republic of Khakassia

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Jarky

Abbreviated business name	JSC Jarky

Location	41 Sovetsky microdistrict, Sayanogorsk, Republic of Khakassia

Participation share of the Issuer in the authorized capital of the commercial organization	25.001%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	25.001%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Sulak Hydropower Cascade

Abbreviated business name	JSC Sulak Hydropower Cascade

Location	10 Magomeda Gadzhiyeva Str., Komsomolskoye, Kizilyurt District, Republic of Dagestan

Grounds for recognition of the company as dependent on the Issuer	The Company is the Issuer’s affiliate since the Issuer’s predominant participation in its authorized capital allows it to determine decisions taken by the Company

Participation share of the Issuer in the authorized capital of the affiliated company	100%

Proportion of ordinary shares in the affiliated company belonging to the Issuer	100%

Participation share of the affiliated company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the affiliated company	None

Full business name	Open Joint-Stock Company New Binary Power Plant

Abbreviated business name	JSC New Binary Power Plant

Location	7, Bldg. 2, Krzhizhanovskogo Str., Moscow

Grounds for recognition of the company as dependent on the Issuer	The Company is the Issuer’s affiliate since the Issuer’s predominant participation in its authorized capital allows it to determine decisions taken by the Company

Participation share of the Issuer in the authorized capital of the affiliated company	100%

Proportion of ordinary shares in the affiliated company belonging to the Issuer	100%

Participation share of the affiliated company in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the affiliated company	None

Full business name	Open Joint-Stock Company Lengidroproekt

Abbreviated business name	JSC Lengidroproekt

Location	22 Prospekt Ispytatelei, St. Peterburg

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Joint-Stock Company Kolimaenergo

Abbreviated business name	JSC Kolimaenergo

Location	84, Bldg. 2, Proletarskaya Str., Magadan

Participation share of the Issuer in the authorized capital of the commercial organization	64.27%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	64.27%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Energy Main Computer Centre

Abbreviated business name	JSC EMCC

Location	7 Kitaigorodsky pr., Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	42.54%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	42.54%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company ChirkeiGESstroy

Abbreviated business name	JSC ChirkeiGESstroy

Location	Shamilkala, Untsukul District, Republic of Dagestan

Participation share of the Issuer in the authorized capital of the commercial organization	74.99%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	74.99%

Participation share of the commercial organization in the authorized capital of the Issuer	0.01%

Proportion of ordinary shares in the Issuer belonging to the commercial organization	0.01%

Full business name	Open Joint-Stock Company Urals Energy Managing Company

Abbreviated business name	JSC UEUK

Location	4 Universitetskaya Str., Surgut, Tyumen Region

Participation share of the Issuer in the authorized capital of the commercial organization	20.67%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	20.67%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company First Generating Company of the Wholesale Electricity Market

Abbreviated business name	JSC OGK-1

Location	1, Bldg. 1, Odesskaya Str., Tyumen, Tyumen Region

Participation share of the Issuer in the authorized capital of the commercial organization	21.71%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	21.71%

Participation share of the commercial organization in the authorized capital of the Issuer	0.018%

Proportion of ordinary shares in the Issuer belonging to the commercial organization	0.018%

Full business name	Open Joint-Stock Company Ust-Srednekanskaya HPP

Abbreviated business name	JSC Ust-Srednekanskaya HPP

Location	84, Bldg. 2, Proletarskaya Str., Magadan

Participation share of the Issuer in the authorized capital of the commercial organization	5.99%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	5.99%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	RusSUNHydro Limited

Abbreviated business name	RusSUNHydro Ltd.

Location	42 Nestoros, Kaimakli, 1026 Nicosia, Cyprus

Participation share of the Issuer in the authorized capital of the commercial organization	50%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	50%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Limited Liability Company Energy Sector Index – HydroOGK

Abbreviated business name	LLC Energy Sector Index – HydroOGK

Location	101, Bldg. 3, Prospekt Vernadskogo, Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	-

Participation share of the commercial organization in the authorized capital of the Issuer	0.616%

Proportion of ordinary shares in the Issuer belonging to the commercial organization	0.616%

Full business name	Limited Liability Company IT Energy Service

Abbreviated business name	LLC IT Energy Service

Location	101, Bldg. 3, Prospekt Vernadskogo, Moscow

Participation share of the Issuer in the authorized capital of the commercial organization	19.99%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	-

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Energy Sales Company RusHydro

Abbreviated business name	JSC ESC RusHydro

Location	21 Gzhatskaya Str., St. Petersburg

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Joint-Stock Company Nizhne-Kureyskaya HPP

Abbreviated business name	JSC Nizhne-Kureiskaya HPP

Location	51 Respubliki str., Krasnoyarsk, Russian Federation

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Open Joint-Stock Company Far East Wind Power Plant

Abbreviated business name	JSC Far East Wind Power Plant

Location	19 Uborevicha str., Vladivostok, Primorsky Krai, Russian Federation

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

Full business name	Limited liability company Direction in Restoration and Reconstruction of Sayano-Shushenskaya HPP

Abbreviated business name	LLC Direction in Restoration and Reconstruction of SS HPP

Location	Russian Federation, Khakasiya, Sayanogorsk, pgt Cheremushki

Participation share of the Issuer in the authorized capital of the commercial organization	100%

Proportion of ordinary shares in the commercial organization belonging to the Issuer	100%

Participation share of the commercial organization in the authorized capital of the Issuer	None

Proportion of ordinary shares in the Issuer belonging to the commercial organization	None

10.1.6. Information about major transactions concluded by the Issuer

Information about major transactions concluded by the Issuer in 2005: the Issuer did not conclude any major transactions.

Information about major transactions concluded by the Issuer in 2006:

Transaction date	10 August 2006

Subject and other material conditions of the transaction

Transaction: placement of an additional issue of ordinary shares of the Issuer by public offer in favour of the Issuer’s shareholder – Russian Open Joint-Stock Company for Energy and Electrification UES of Russia (Acquirer)

Number of shares placed:

19,801,980,192 units; Nominal value of each share of the placed additional issue: 1 (one) rouble

Registration number of the additional issue of outstanding shares: 1-01-55038-E-001D

Means of payment for the outstanding shares – monetary funds.

Information about observance of the requirements for state registration and/or notarization in cases envisaged by the legislation of the Russian Federation	The legislation does not require state registration or notarization of the transaction.

Transaction price in monetary terms and as a percentage of the balance sheet value of the Issuer’s assets on the closing date of the last complete reporting period preceding the transaction date	19,999,999,993.92 roubles – 18.92% of the balance sheet value of the assets on the last date of the first 9 months of 2006.

Deadline for fulfilment of the obligations under the transactions and information about performance of the given obligations

Share payment deadline: 27 September 2007;

Deadline for sending transfer instruction to the Registrar: 3 business days after the funds are credited to the settlement account of the Issuer;

Deadline for the Registrar to enter the shares into the personal account of the Acquirer: 3 business days after receipt of the transfer instruction.

All transaction obligations were fulfilled by the parties.

In the event of delayed performance of obligations on the part of the counterparty or the Issuer under the given transaction – the reasons for the delay (if known to the Issuer) and the consequences for the counterparty or the Issuer, indicating the fines envisaged by the terms and conditions of the transaction	Neither the counterparty nor the Issuer was responsible for any delays in fulfilling their obligations.

Information about classification of the given transaction as a major transaction and about approval of the transaction by the management of the Issuer

The given transaction is not a major transaction for the Issuer.

Approval of the transaction by the management of the Issuer was not required in accordance with clause 2, article 81 of the Federal Law on Joint-Stock Companies

Other information about the given transaction, indicated by the Issuer at its own discretion	None

Information about major transactions concluded by the Issuer in 2007: the Issuer did not conclude any major transactions.

Information about major transactions concluded by the Issuer in 2008: the Issuer did not conclude any major transactions.

10.1.7. Information about the Issuer’s credit ratings

1. International investment level credit rating

(1) Subject awarded credit rating: JSC RusHydro.

(2) Credit rating on the date of approval of the Securities Prospectus: BB+ (international scale), AA (rus) (national scale).

(3) Changes in the credit rating from when first awarded to 31 December 2008 – none.

(4) Full and abbreviated business names and location of the organization awarding the rating: rating agency Fitch Ratings Ltd. (Fitch) (101 Finsbury Pavement London EC2A 1RS UK).

(5) A description of the methodology used for awarding the credit rating is openly accessible on the website: http://www.fitchratings.ru.

(6) Other information about the credit rating – none.

2. International investment level credit rating

(1) Subject awarded credit rating: JSC RusHydro.

(2) Credit rating on the date of approval of the Securities Prospectus: BBB- (international scale), BBB- (national scale).

(3) Changes in the credit rating from when first awarded to 31 December 2008 – none.

(4) Full and abbreviated business names and location of the organization awarding the rating: rating agency Standard&Poor’s (S&P) (125009, Russia, Moscow, 4/7 Vozdvizhenka Str., Bldg. 2).

(5) A description of the methodology used for awarding the credit rating is openly accessible on the website: http://standardandpoors.ru.

(6) Other information about the credit rating – none.

3. International investment level credit rating

(1) Subject awarded credit rating: JSC RusHydro.

(2) Credit rating on the date of approval of the Securities Prospectus: Baa3 (international scale), Aaa.ru (national scale).

(3) Changes in the credit rating from when first awarded to 31 December 2007 – none.

(4) Full and abbreviated business names and location of the organization awarding the rating: rating awarded jointly by:

(A) rating agency MOODY’S Investors Service Ltd. (Moody’s) (7 World Trade Centre at 250 Greenwich Street New York, NY 10007 USA),

(B) Closed Joint-Stock Company “Rating Agency Moody’s Interfax” (CJSC RAMI) (103006, Russia, Moscow, 2 1st Tverskaya-Yamskaya Str.).

(5) A description of the methodology used for awarding the credit rating is openly accessible on the website: http://www.moodys.ru;http://rating.interfax.ru.

(6) Other information about the credit rating – none.

No rating has been awarded to the Issuer’s securities.

10.2. Information about each category (type) of shares of the Issuer:

Share category: ordinary registered

Par value of each share: 1 (one) rouble

Quantity of shares in circulation (quantity of shares not redeemed or annulled):

269 695 430 802 (two hundred sixty-nine billion six hundred ninety-five million four hundred thirty thousand eight hundred and two) roubles 00 kopeks

State registration number and date of state registration of the issue (date of state registration of the report on the results of the issue):

Main issue: 1-01-55038-E

Date of state registration of the issue: 22.02.2005

Date of state registration of the report on the results of the issue: 22.02.2005

Authority responsible for state registration of the issue and the report on the results of the issue: Federal Financial Markets Service of Russia

Additional issue: 1-01-55038-E-037D

Date of state registration of the issue: 14.05.2009

Date of state registration of the report on the results of the issue: 24.09.2009

Authority responsible for state registration of the issue and the report on the results of the issue: Federal Financial Markets Service of Russia

Ordinary registered shares declared for placement by the Company vest their holders with the rights stipulated by clause 6.2 of Articles of Association.

10.3. Information about previous issues of equity securities of the Issuer, with the exception of shares in the Issuer

The Issuer did not previously issue equity securities other than shares in the Issuer.

10.4. Information about the person(s) securing the issue bonds

No information available, since the Issuer has not issued any bonds or options.

10.5. Terms and conditions of the surety for fulfilment of the obligations under the issue bonds

No information available, since the Issuer has not issued any bonds or options.

10.6. Information about the organization registering rights to the Issuer’s equity securities

The register of holders of registered securities of the Issuer is, by Resolution of the Board of Directors of the Issuer (Minutes No. 3 dated 14 March 2005), maintained by the following registrar:

Full name: Open Joint-Stock Company Central Moscow Depositary

Abbreviated name: JSC Central Moscow Depositary, JSC CMD

Location: 105082, Moscow, 34 Bolshaya Pochtovaya Str., Bldg. 8

Licence to maintain registers of equity securities:

Licence number: 10-000-1-00255

Date of issue: 13 September 2002

Term of validity: unlimited

Licence issuing authority: Federal Securities Market Commission

Other information about maintenance of the register provided by the Issuer at its own discretion:

Postal address: 105082, Moscow, 34 Bolshaya Pochtovaya Str., Bldg. 8

Telephone, fax: (495) 221 1335, fax (495) 221 1333

Website: www.mcd. ru

10.7. Information about legislative acts regulating import and export of capital that might impact the payment of dividends and interest and other payments to non-residents

List of regulations on dividends, including regulations of payments to non-residents:

•	Russian Federation Civil Code (part one) of 30.11.1994 No. 51-FZ;

•	Russian Federation Tax Code (part one) of 31.07.1998 No. 146-FZ;

•	Russian Federation Tax Code (part two) of 05.08.2000 No. 117-FZ (articles 207, 208, 215, 224, 284, 310, 312);

•	Federal Law on Joint-Stock Companies of 25.12.1995 No. 208-FZ (articles 42, 43);

•	Federal Law on State Regulation of Tariffs of Electric and Thermal Power in the Russian Federation of 14.04.1995 No. 41-FZ;

•	Federal Law on the Securities Market of 22.04.1996 No. 39-FZ ;

•	Federal Law on Protection of the Rights and Legitimate Interests of Investors on the Securities Market of 05.03.1999 No. 46-FZ ;

•	Federal Law on the Legal Status of Foreign Citizens in the Russian Federation of 25.07.2002 No. 115-FZ;

•	Federal Law on Insolvency (Bankruptcy) of 26.10.2002 No. 127-FZ;

•	Federal Law on Currency Regulation and Exchange Control of 10.12.2003 No. 173-FZ;

•	Federal Law on Combating Legalization of Criminally Derived Proceeds (Money-Laundering) and Financing of Terrorism of 07.08.2007;

•	Resolution of the Federal Committee for the Securities Market of Russia on approval of the Regulations on maintenance of registers of holders of registered securities of 02.10.1997 No.27;

•	Resolution of the Plenum of the Supreme Court of Arbitration of the Russian Federation on certain aspects of application of the Federal Law on Joint-Stock Companies (clause 15) of 18.11.2003 No. 19;

•	Intergovernmental agreements on avoidance of double taxation (in respect of property and income tax, and on prevention of property and income tax evasion).

10.8. Description of the procedure for taxation of incomes on outstanding and placed equity securities of the Issuer

Taxation of incomes on outstanding and placed equity securities of the Issuer is regulated by the Tax Code of the Russian Federation, as well as other regulatory and legal acts of the Russian Federation adopted in accordance with the Tax Code of the Russian Federation.

TAX RATES

	Legal entities		Private individuals
Type of income	Residents	Non-residents	Residents	Non-residents
Income from sale of securities	24% (including: federal budget – 6.5%; constituent entity budget – 17.5%)	20%	13%	30%
Income in the form of dividends from Russian organizations	9%	15%	9%	15%

PROCEDURE FOR TAXATION OF PRIVATE INDIVIDUALS.

Type of tax – income tax.

Income from sources in the Russian Federation includes:

•

dividends and interest received from a Russian organization, as well as interest received from Russian individual entrepreneurs and (or) a foreign organization in connection with the activities of its permanent representation in the Russian Federation;

•	incomes from sale in the Russian Federation of shares or other securities, as well as participation shares in the authorized capital of organizations.

Tax base.

A material benefit received from acquisition of securities constitutes income received by a taxpayer in the form of a material benefit. The tax base is determined as the excess of the market value of the securities, defined in consideration of the maximum limit to fluctuations in the market value of securities, over the taxpayer’s actual expenditures on acquiring them. The procedure for determination of the market price of securities and the maximum limit to security price fluctuations is established by the federal authority regulating the securities market.

In determining the tax base for incomes on operations with securities, account is taken of incomes received on the following operations:

•	sale and purchase of securities traded on the organized securities market;

•	sale and purchase of securities not traded on the organized securities market.

Income (losses) from securities sale and purchase operations is determined as the difference between the sums of the incomes received from selling the securities and the taxpayer’s actual documented costs of acquiring, selling and storing the securities or property-related deductions from incomes from sale and purchase transactions.

The given costs include:

•	sums paid to the seller under the agreement;

•	payment for depositary services;

•

commission to professional securities market participants, the discount paid (refunded) to the management company of a unit investment trust on the sale (redemption) by the investor of an investment unit in the unit investment trust, determined in the manner established by the legislation of the Russian Federation on investment funds;

•	stock exchange fee (commission);

•	payment for the registrar’s services;

•

other costs directly connected with the sale, purchase and storage of securities, incurred for services rendered by professional securities market participants within the scope of their professional activities.

Income (losses) from sale and purchase operations on securities traded on the organized securities market is reduced (increased) by the interests paid for use of funds raised for performance of the securities sale and purchase transaction within the bounds of sums calculated proceeding from the effective refinancing rate of the Central Bank of the Russian Federation.

On operations with securities traded on the organized securities market, losses are determined in consideration of the maximum limit of security price fluctuations.

Securities traded on the organized securities market include securities permitted for trading by trading organisers holding a licence from the federal authority regulating the securities market.

The market quotation of securities traded on the organized securities market is understood as the average weighted price of the security in transactions performed during the trading day through the trade organiser. If the same securities were traded through more than one trade organiser, the taxpayer is entitled to select for itself one of the trade organiser’s market quotation for the security. In the event that the average weighted price is not calculated by the trade organiser, the average weighted price is taken as half the sum of the maximum and minimum prices of the transactions performed during the trading day through this trade organiser.

If the taxpayer’s costs incurred in acquiring, selling and storing the securities cannot be directly referred to the costs of acquiring, selling or storing specific securities, the given costs are distributed in proportion to the cost estimate of the securities to which the given costs relate. The securities are cost-estimated on the day on which these costs are incurred.

Losses on operations with securities traded on the organized securities market, incurred on the basis of the results of the given operations performed during the tax period, are deductible from the tax base for sale and purchase operations with securities of the given category.

Income on sale and purchase operations with securities not traded on the organized securities market, which, at the time of their acquisition, met the requirements set for securities traded on the organized securities market, may be reduced by the sum of the losses incurred during the tax period on sale and purchase operations with securities traded on the organized securities market.

The actual date on which the income is received:

•	the day the income is paid, including remittance of the income to the taxpayer’s accounts in banks or, on its instructions, to accounts of third parties, when the income is received in monetary form;

•	the day on which the securities are acquired.

The tax base for securities sale and purchase operations and operations with forward transaction financial instruments is determined at the end of the tax period. Calculation and payment of the tax are the responsibility of the tax agent on the closing of the tax period or when it pays monetary funds to the taxpayer before the end of the given tax period.

When the tax agent pays out monetary funds before the end of the tax period, the tax is paid on the proportion of the income relating to the actual sum of monetary funds paid. The proportion of the income is determined as the product of the total income and the ratio of the sum paid to the cost estimate of the securities on the payment date of the funds for which the tax agent is the broker. If funds are paid to the taxpayer more than once during the tax period, tax sums are calculated on an accrual basis with an offset of already paid amounts.

The cost estimate of the securities is determined proceeding from the actual documented costs incurred in acquiring them.

Payment of monetary funds is understood as payment of cash, remittance of funds to the bank account of an individual or a third party at the request of the individual.

If the source of the income is unable to withhold the accrued tax from the taxpayer, the tax agent (broker, trust manager or person performing operations under an assignment contract, a commission agreement or other agreement in favour of the taxpayer) shall, within one month of this obligation arising, notify the tax authority where it is registered in writing concerning the impossibility of withholding the tax and the sum of the taxpayer’s debt. In this case, the tax is paid in accordance with article 228 of the Tax Code.

TAXATION OF LEGAL ENTITIES

Type of tax: profit tax.

Incomes include:

•	revenues from the sale of property rights (sales profits);

•	nonsales profits in the form of interest on securities and other debt instruments and/or from equity participation in other organizations.

Tax base.

The taxpayer’s income from the sale or other disposal of securities (including their redemption) is determined from the sales price or that of other disposal of the securities.

In accordance with subclause 1, clause 3, article 284 of the Tax Code, with respect to the tax base determined as incomes received in the form of dividends, a tax rate of 0% is applied to incomes received by Russian organizations in the form of dividends on the condition that, on the day the decision regarding payment of dividends is adopted, the organization receiving the dividends has held continuously, over no fewer than 365 days, legal title to an at least 50% contribution to (ownership interest in) the authorized (equity) capital (fund) of the organization paying the dividends; or to depositary receipts providing the right to receive dividends totalling at least 50% of the total dividends being distributed by the organization and subject to the cost of acquiring and (or) obtaining ownership, in accordance with Russian Federation law, of the contribution to (ownership interest in) the authorized (equity) capital (fund) of the organization paying the dividends or depositary receipts providing the right to receive dividends, exceeding 500 million roubles.

The sales costs (or costs of otherwise disposing) of securities is determined from the purchase price of the security (including acquisition costs), sales costs and any discount on the estimated value of the investment units.

Securities are recognised as tradable on organised stock exchanges only subject to simultaneous compliance with the following conditions:

(1) they are admitted to trading by at least one market maker, exercising its right to do so in accordance with national law;

(2) information on their prices (quotes) is published either by mass media (including electronic media) or can be presented by the market maker or by another authorized party to any stakeholder during three years following the last securities transaction;

(3) market quotes are made for the securities when this is provided for under relevant national law.

For taxation purposes, the market price of securities traded on an organised stock exchange is recognised as the actual cost of the sale or other disposal of the securities if that cost is within the minimum and maximum price of transactions (price interval) of the specified security recorded by the market maker on the stock exchange on the day of the relevant transaction. In the event of the sale of securities traded on an organised stock exchange at a price that is lower than the minimum price of transactions on the recognised stock exchange, the minimum price of the transaction on the organised stock exchange is selected when determining the financial result.

In relation to securities that are not traded on an organised stock exchange, for the purposes of taxation, the actual cost of the sale or other disposal of the securities is selected, subject to at least one of the following conditions being satisfied:

(1) the actual cost of the transaction in question is within the price range of an analogous (identical, homogeneous) security that is registered by a market maker to trade on a stock exchange on the date of the transaction or on the date of the next trading taking place before conclusion of the transaction in question, if the market maker had traded those securities at least once during the preceding 12 months;

(2) the actual price of the transaction in question has deviated within a 20% range of the average price of an analogous (identical, homogeneous) security that has been priced by a market maker on a stock exchange in accordance with the established rules on the basis of the results of trading on the date the transaction in question is concluded, if the market maker had traded those securities at least once during the preceding 12 months.

The tax base for operations with securities is determined by the tax payer separately, with the exception of the tax base for operations with securities determined by professional stock exchange participants. Furthermore, tax payers (with the exception of professional stock exchange participants that are dealers) determine the tax base for operations with securities that are traded on an organized stock exchange separately from the tax base for operations with securities that are not traded on an organised stock exchange.

At the point of sale or other disposal of securities, the tax payer chooses independently, in accordance with its accepted tax accounting policy, one of the following methods for booking the value of the retired securities as costs:

(1) on a First In-First Out basis (FIFO);

(2) on a Last In-First Out basis (LIFO);

(3) by unit value.

In accordance with the accounting policy of the Issuer, the value of retired securities is booked as costs by unit value.

Tax payers that have suffered a loss (losses) from operations with securities in the previous tax period or in previous tax periods have the right to reduce their tax base from operations with securities during the reporting (tax) period (to carry over these losses) in the manner and subject to the conditions set out in article 283 of the Tax Code.

Furthermore, losses suffered in the previous tax period (previous tax periods) from operations with securities not traded on an organised stock exchange can be deducted from the tax base for operations with such securities determined in the reporting (tax) period. Losses suffered in the previous tax period (previous tax periods) from operations with securities traded on an organized stock exchange can be deducted from the tax base for sales of this category of security.

During the tax period, losses suffered in the corresponding reporting period as a result of operations with securities traded on an organised stock exchange and securities not traded on an organised sock exchange are carried forward separately for these categories of securities, accordingly within the limits of the profit made on the operations with such securities.

In the event that income taxable in the Russian Federation in accordance with international treaties (agreements) at reduced rates is paid by a tax agent of a foreign organization, income tax is calculated and withheld by the tax agent at the relevant reduced rates on the condition that the foreign organization presents the tax agent with the confirmation envisaged by clause 1, article 312 of the Tax Code of the Russian Federation.

When applying the provisions of international treaties signed by the Russian Federation, the foreign organization must present the income paying tax agent with confirmation certified by an authorized body of the relevant foreign country that it is permanently resident in a country with which the Russian Federation has signed an international treaty (agreement) regulating taxation. In the event that the confirmation in question is written in a foreign language, the tax agent must also receive its translation into Russian.

In the event that a foreign organization entitled to receive income presents confirmation to the income paying tax agent before the payment date of the income in relation to which preferential tax treatment is envisaged by an international treaty with the Russian Federation, an exemption from withholding tax at source is applied to such income or the tax is withheld at source at lower rates.

The tax agent transfers the tax amount withheld from the income of a foreign organization to the federal budget authorities when the income itself is paid, such transfer being either in the currency of the income payment or in the currency of the Russian Federation in accordance with the official exchange rate of the Central Bank of the Russian Federation on the tax remittance date.

10.9. Information about declared (accrued) and paid dividends on the Issuer’s shares, as well as about incomes on the Issuer’s bonds

2005
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.000268289 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	27,889,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

14 December 2005, Minutes No. 210 dated 14 December 2005

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	9 months of 2005

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	27,889,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

2006
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005441922 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	565,695,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

23 June 2006, Minutes No. 224 dated 23 June 2006

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	2005

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	565,695,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

2006
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.002151 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	223,599,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

23 June 2006, Minutes No. 224 dated 23 June 2006

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	1st quarter of 2006

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	223,599,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

2006
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00106384 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	113,904,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

19 September 2006, Minutes No. 228 dated 19 September 2006

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	First six months of 2006

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	113,904,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

2006
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005739431 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	809,000,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

12 December 2006, Minutes No. 238 dated 12 December 2006

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	9 months of 2006

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	809,000,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

2007
Share category	ordinary

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00793872 roubles

Size of declared (accrued) dividends on the Issuer’s shares of each category (type) in aggregate for all shares of a single category (type)	1,119,000,000 roubles

Name of the Issuer’s management body that decided on (declared) payment of dividends on the Issuer’s shares	General Meeting of Shareholders of the Issuer (the Board of Directors of JSC RAO UES of Russia)

Date of the meeting of the Issuer’s management body that decided on (declared) payment of dividends; date of compilation and number of the Minutes of the meeting of the Issuer’s management body that decided on (declared) payment of dividends

22 June 2007, Minutes No. 254 dated 22 June 2007

Period allotted for payment of the declared dividends on the Issuer’s shares	Within a period of 60 days from adoption of the resolution on payment of dividends

Form and other conditions of payment of dividends on the Issuer’s shares	In monetary form

Reporting period (year, quarter) for which the dividends on the Issuer’s shares are paid out	1st quarter of 2007

Total amount of dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which payment (declaration) of dividends is decided	809,000,000 roubles

If the declared dividends on the Issuer’s shares are not paid or not paid in full by the Issuer – the reasons for non-payment of the declared dividends	The declared dividends have been paid out in full by the Issuer

Other information about declared and/or paid out dividends on the Issuer’s shares provided at the Issuer’s discretion	none

During 2008, the Issuer did not accrue or pay out any dividends.

The Issuer has not issued any bonds, so it has not paid out any incomes on bonds since its inception.

10.10. Other information

The appendices to this Prospectus provide:

•	Accounting policy of the issuer for 2006-2009

•	Annual financial statement for the complete 2006 fiscal year (including the auditor’s report)

•	Annual financial statement for the complete 2007 fiscal year (including the auditor’s report)

•	Annual financial statement for the complete 2008 fiscal year (including the auditor’s report)

•	Financial statement (unaudited) for the 1st half of 2009 (the last complete reporting period preceding the Securities Prospectus approval date)

•

Combined and consolidated financial reporting of the Issuer, compiled according to the International Financial Reporting Standards, for 2008, 2007 and 2006, including the auditor’s report (in English, with a translation into Russian)

No other information to be disclosed in compliance with the Federal Law on the Securities Market or other federal laws is available about the Issuer and its securities.